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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

                               (AMENDMENT NO. 4)


Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:


/ / Preliminary Proxy Statement


/x/ Definitive Proxy Statement

/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            THE FORTRESS GROUP, INC.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required.

/x/ Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:
   _____________________________________________________________________________
2) Aggregate number of securities to which transaction applies:
   _____________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   _____________________________________________________________________________
4) Proposed maximum aggregate value of transaction: $25,750,000
5) Total fee paid: $5,150
/x/ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    1) Amount previously paid: $5,150
    2) Form, Schedule or Registration No. 14A, Amendment #1
    3) Filing party: The Fortress Group, Inc.
    4) Date filed: January 23, 1998

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
                            THE FORTRESS GROUP, INC.
                        1650 TYSONS BOULEVARD, SUITE 600
                             MCLEAN, VIRGINIA 22102
                            ------------------------


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 6, 1998

                            ------------------------


     A SPECIAL MEETING of stockholders of The Fortress Group, Inc. (the 'Company') will be held on March 6, 1998 at the offices of The Fortress Group, Inc., 1650 Tysons Boulevard, Suite 600, McLean, Virginia 22102 at 8:00 a.m., local time, to consider and act upon:


     1. A proposal to approve certain investment transactions involving the purchase by an affiliate of Lazard Freres Real Estate Investors, LLC of up to $100,000,000 of the Company's newly issued convertible preferred stock and amendments to the Company's certificate of incorporation which, among other things, would increase the Company's authorized common stock and would require the affirmative vote of more than 81% of the Company's board of directors or executive committee for the Company to engage in certain significant actions or transactions;

     2. A proposal to authorize an increase in the common stock subject to the Company's 1996 Stock Incentive Plan; and

     3. Any other matter that may properly come before the Special Meeting.

     Stockholders of record at the close of business on January 14, 1998 will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the Special Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          James J. Martell, Jr.
                                          President and Chief Executive Officer


McLean, Virginia
February 19, 1998


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
GENERAL INFORMATION........................................................................................      1
SUMMARY....................................................................................................      2
  Introduction.............................................................................................      2
  Stockholders Approval....................................................................................      2
  Certain Considerations...................................................................................      2
  Recommendation of Board..................................................................................      2
  Closings.................................................................................................      2
  Use of Proceeds..........................................................................................      3
  Other Purchases..........................................................................................      3
  Class AA Preferred Stock.................................................................................      3
  Apportionment of Class AB Preferred Stock................................................................      4
  Class AB Preferred Stock.................................................................................      4
  Voting Rights and Board Representation...................................................................      4
  Supermajority Approval...................................................................................      5
  Consent Rights...........................................................................................      5
  Warrants.................................................................................................      5
  Contingent Warrants......................................................................................      5
  Covenants and Actions Prior to Closing; No Solicitation..................................................      6
  Conditions...............................................................................................      6
  Fees and Expenses........................................................................................      6
  Termination..............................................................................................      6
  Registration Rights......................................................................................      6
  Participation Rights and Tag-Along Rights................................................................      6
  Proposed Increase in Authorized Common Stock.............................................................      7
  Whittaker Acquisition....................................................................................      7
  Proposal to Amend 1996 Stock Incentive Plan..............................................................      7
  Interests of Certain Persons in the Transactions and the Stock Option Proposal...........................      7
  Intention of Directors and Officers......................................................................      7
  Market Price of Common Stock.............................................................................      7
CERTAIN CONSIDERATIONS.....................................................................................      8
  Uncertainties Regarding Acquisitions.....................................................................      8
  Dilution.................................................................................................      8
  Change of Control........................................................................................      9
  Anti-takeover Effects....................................................................................     10
FORWARD-LOOKING STATEMENTS.................................................................................     10
THE TRANSACTIONS...........................................................................................     10
  Background...............................................................................................     10
  Certain Effects of the Transactions......................................................................     12
  Use of Proceeds..........................................................................................     14
  Recommendation of the Board; Reasons for the Transactions................................................     15
  Consequences if the Transactions Are Not Consummated.....................................................     17
  Absence of Appraisal Rights..............................................................................     17
  Interests of Certain Persons in the Transactions.........................................................     17
  Expenses of the Transactions.............................................................................     18
  Stock Purchase Agreement.................................................................................     18
     Purchase and Sale of Securities.......................................................................     18
     First Closing.........................................................................................     18
     Second Closing........................................................................................     18
     Subsequent Closings...................................................................................     18
     Further Purchases.....................................................................................     19
     Right of First Refusal................................................................................     19

                                                                                                              PAGE
                                                                                                              ----
     Class AA Preferred Stock..............................................................................     19
       Number of Shares....................................................................................     19
       Rank................................................................................................     19
       Dividends...........................................................................................     20
       Liquidation Preference..............................................................................     20
       Conversion..........................................................................................     21
       No Redemption.......................................................................................     22
       Voting Rights.......................................................................................     22
       Preferred Stock Director Designees..................................................................     23
       Consent Rights......................................................................................     24
       Financial Statements................................................................................     24
       Modification and Waiver.............................................................................     24
       Debt Alternative....................................................................................     24
     Apportionment of Class AB Preferred Stock.............................................................     25
     Class AB Preferred Stock..............................................................................     25
       Number of Shares....................................................................................     25
       Rank................................................................................................     25
       Dividends...........................................................................................     25
       Liquidation Preference..............................................................................     26
       Conversion..........................................................................................     26
       Redemption..........................................................................................     27
       Voting Rights.......................................................................................     27
       Consent Rights......................................................................................     28
       Financial Statements................................................................................     28
       Modification and Waiver.............................................................................     28
     Warrants..............................................................................................     28
       Initial Exercise Price and Payment..................................................................     28
       Exercise Period.....................................................................................     29
       Adjustments Based on Common Stock Market Price......................................................     29
       Listing and Registration............................................................................     30
     Contingent Warrants...................................................................................     30
       Initial Exercise Price..............................................................................     30
       Adjustment Based on Common Stock Market Price.......................................................     30
       Exercise Period.....................................................................................     31
       Listing and Registration............................................................................     32
     HSR Act...............................................................................................     32
     Certain Covenants and Actions Prior to Second Closing.................................................     32
     No Solicitation.......................................................................................     33
     Conditions to Closings................................................................................     33
     Representations and Warranties........................................................................     35
     Indemnification.......................................................................................     37
     Fees and Expenses.....................................................................................     37
     Termination...........................................................................................     38
  Registration Rights Agreement............................................................................     38
  Stockholders Agreement...................................................................................     40
     Members of the Board..................................................................................     41
     Conduct of Business...................................................................................     41
     Participation Rights..................................................................................     42
     Tag-Along Rights......................................................................................     42
  Certificate of Incorporation and Bylaws Amendments.......................................................     43
     Amendments to the Certificate of Incorporation........................................................     43
     Conduct of Business...................................................................................     43
     Adoption or Amendment of Bylaws.......................................................................     44

                                                                                                              PAGE
     Termination...........................................................................................     44
     Increase in Authorized Common Stock...................................................................     44
     Amendments to the Class AA Certificate of Designations................................................     45
     Amendments to the Bylaws..............................................................................     45
     Number of Directors...................................................................................     45
     Quorum................................................................................................     45
     Removal of Directors..................................................................................     45
     Election of Directors Following Adverse Event.........................................................     46
     Committees............................................................................................     46
     Executive Committee...................................................................................     46
     Conduct of Business...................................................................................     46
     Termination...........................................................................................     48
  Stockholders Voting Agreement............................................................................     48
  Stockholders Approval....................................................................................     48
ACQUISITION OF WHITTAKER COMPANIES.........................................................................     49
SELECTED PRO FORMA FINANCIAL DATA..........................................................................     52
SELECTED FINANCIAL DATA OF WHITTAKER COMPANIES.............................................................     53
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF WHITTAKER
  COMPANIES................................................................................................     54
SELECTED FINANCIAL DATA OF THE COMPANY.....................................................................     58
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY.......     60
MARKET PRICES OF AND DIVIDENDS ON THE COMPANY'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS...............     67
DESCRIPTION OF THE COMPANY.................................................................................     68
PROPERTIES.................................................................................................     82
PROPOSAL TO AUTHORIZE AN INCREASE IN THE COMMON STOCK SUBJECT TO THE COMPANY'S 1996 STOCK INCENTIVE PLAN...     83
BENEFICIAL OWNERSHIP OF SECURITIES.........................................................................     86
COMPENSATION...............................................................................................     88
CERTAIN TRANSACTIONS.......................................................................................     90
INDEPENDENT PUBLIC ACCOUNTANTS.............................................................................     91
     Other Proposals.......................................................................................     91
INDEX TO FINANCIAL STATEMENTS..............................................................................    F-1

                            THE FORTRESS GROUP, INC.
                        1650 TYSONS BOULEVARD, SUITE 600
                             MCLEAN, VIRGINIA 22102


             PROXY STATEMENT FOR A SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held On March 6, 1998


                              GENERAL INFORMATION


     A Special Meeting of stockholders of The Fortress Group, Inc. (the 'Company') will be held at the offices of The Fortress Group, Inc., 1650 Tysons Boulevard, Suite 600, McLean, Virginia 22102 on March 6, 1998 at 8:00 a.m., local time, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders (the 'Special Meeting'). The approximate mailing date for this proxy statement and proxy is February 20, 1998.


     Holders of record of shares of the Company's common stock, $.01 par value (the 'Common Stock'), at the close of business on January 14, 1998 (the 'Record Date') are entitled to notice of, and to vote at, the Special Meeting or at any adjournment of the Special Meeting. Each share of Common Stock has one vote. On the Record Date, there were issued and outstanding 11,612,594 shares of Common Stock.

     In addition, holders of record of shares of the Company's Class AA Convertible Preferred Stock, $.01 par value, at the close of business on the Record Date are entitled to vote at the Special Meeting or at any adjournment of the Special Meeting. On the Record Date, there were issued and outstanding 11,700 shares of Class AA Convertible Preferred Stock, entitling the holder thereof to cast 1,950,000 votes at the Special Meeting. Prometheus Homebuilders LLC, which is the holder of the Class AA Convertible Preferred Stock, has agreed not to vote on certain of the proposals to be considered at the Special Meeting.

     It is important that your shares be represented at the Special Meeting. If it is impossible for you to attend the Special Meeting, please sign and date the enclosed proxy and return it in the envelope provided. The proxy is solicited by the board of directors of the Company (the 'Board'). Shares represented by valid proxies in the enclosed form will be voted if received in time for the Special Meeting. Expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail, telephone and personal contact by its directors, officers and employees. The Company will reimburse brokers or other nominees for their out-of-pocket expenses in forwarding proxy materials to principals. If you return the enclosed proxy, you still have the right to vote in person at the Special Meeting. If you give a proxy, you have the power to revoke it any time before it is voted. You may revoke a proxy at any time prior to its exercise by sending a notice of revocation in writing to the Secretary of the Company, by presenting to the Company a later-dated proxy card executed by the person executing the prior proxy card or by attending the Special Meeting and voting in person.

     Shares of Common Stock represented by properly executed proxy cards received by the Company in time for the Special Meeting will be voted in accordance with the choices specified in the proxies. Abstentions and broker non-votes (proxies that do not indicate that brokers or nominees have received instructions from the beneficial owner of shares) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the total number of votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining the total number of votes cast.

                                    SUMMARY

     The following summary provides selected information regarding a proposal to approve certain investment transactions, including the amendment of the Company's certificate of incorporation, and a proposal to amend the 1996 Stock Incentive Plan. This summary is not intended to be complete and is qualified in all respects by reference to the detailed information contained elsewhere in this Proxy Statement including the financial statements and pro forma financial statements, which appear at pages F-1 through F-149, of this Proxy Statement. You are urged to review carefully the entire Proxy Statement.

     Introduction. The Company and Prometheus Homebuilders LLC ('Prometheus') entered into a Stock Purchase Agreement dated as of August 14, 1997, and an Amended and Restated Stock Purchase Agreement dated as of September 30, 1997, as amended (the 'Stock Purchase Agreement'). Prometheus is owned by Lazard Freres Strategic Realty Investors II L.P., which is an affiliate of Lazard Freres Real Estate Investors, LLC ('Lazard'). The activities of Lazard consist principally of acting as general partner of several real estate investment partnerships that are affiliated with Lazard Freres & Co. LLC, an investment banking firm. Prometheus is a special purpose investment vehicle formed by Lazard to acquire the Company's securities as contemplated by the Stock Purchase Agreement.

     Subject to the terms and conditions of the Stock Purchase Agreement, Prometheus will purchase for an aggregate purchase price of $75,000,000 (a) an aggregate of $40,000,000 initial liquidation value (40,000 shares) of the Company's Class AA Convertible Preferred Stock, $0.01 par value per share (the 'Class AA Preferred Stock'), (b) an aggregate of $35,000,000 initial liquidation value (35,000 shares) of the Company's Class AB Preferred Stock, apportioned between Class ABI Convertible Preferred Stock, $0.01 par value per share (the 'Class ABI Preferred Stock') and Class ABII Convertible Preferred Stock, $0.01 par value per share (the 'Class ABII Preferred Stock') (the Class ABI Preferred Stock and the Class ABII Preferred Stock together are referred to as the 'Class AB Preferred Stock'), (c) warrants to purchase 1,000,000 shares of Common Stock (the 'Warrants') and (d) warrants to purchase between 380,952 and 5,714,286 shares of Common Stock in certain circumstances (the 'Contingent Warrants'). See 'The Transactions--Stock Purchase Agreement--Purchase and Sale of Securities.'

     Stockholders Approval. The approval at the Special Meeting by the holders of a majority of the outstanding voting stock (the 'Stockholders Approval') is required to effect the transactions contemplated by the Stock Purchase Agreement (the 'Transactions'), except for certain of the Transactions effected at the First Closing (as defined below). Stockholders Approval is assured because certain principal stockholders who are parties to an Amended and Restated Stockholders Voting Agreement dated September 30, 1997 and who own in the aggregate a majority of the outstanding voting stock have agreed to vote in favor of the Transactions. See 'The Transactions--Stockholders Voting Agreement' and '--Stockholders Approval.' As of the Record Date, Prometheus owns 11,700 shares of Class AA Preferred Stock, which shares entitle Prometheus to 1,950,000 votes (calculated on an as-converted basis) at the Special Meeting. The Stock Purchase Agreement provides that Prometheus will not vote on the proposal to approve the Transactions.

     Certain Considerations. Certain factors and information should be considered in evaluating the Transactions. Such factors and information involve acquisitions uncertainties, dilution, change of control matters, antitakeover effects and other information. See 'Certain Considerations' and 'Certain Effects of the Transactions.'

     Recommendation of Board. The Board believes that the Transactions are advisable and in the best interests of the Company and its stockholders and unanimously recommends that the stockholders vote for the proposal to approve the Transactions. In arriving at its recommendation, the Board considered the expected benefits and advantages of the Transactions, the likelihood of realizing such benefits and advantages, and the risks, costs and disadvantages of the Transactions. See 'The Transactions--Background;' '--Certain Effects of the Transactions;' and '--Recommendation of the Board; Reasons for the Transactions.'


     Closings. Effective September 30, 1997, Prometheus purchased $11,700,000 initial liquidation value (11,700 shares) of Class AA Preferred Stock and Warrants for 375,000 shares of Common Stock, for a purchase price of $11,700,000 (the 'First Closing'). Subject to the terms and conditions of the Stock Purchase Agreement, at a second closing Prometheus will purchase $28,300,000 initial liquidation value (28,300 shares) of Class AA Preferred Stock, for a purchase price of $28,300,000 (the 'Second Closing'). The Stock Purchase Agreement provides that the Second Closing will occur no later than March 6, 1998.

Upon consummation of the Second Closing, Prometheus will have invested $40,000,000 in the Company, and Prometheus will have acquired $40,000,000 initial liquidation value (40,000 shares) of Class AA Preferred Stock and Warrants for 375,000 shares of Common Stock. Subject to the terms and conditions of the Stock Purchase Agreement, at subsequent closings, to occur by December 31, 1998, Prometheus will purchase an aggregate of $35,000,000 initial liquidation value (35,000 shares) of Class AB Preferred Stock, Warrants for 625,000 shares of Common Stock and Contingent Warrants, for an aggregate purchase price of $35,000,000 ('Subsequent Purchases'). Upon consummation of all of the Subsequent Purchases, Prometheus will have invested $75,000,000 in the Company and will have acquired $40,000,000 initial liquidation value (40,000 shares) of Class AA Preferred Stock, $35,000,000 initial liquidation value (35,000 shares) of Class AB Preferred Stock, Warrants for 1,000,000 shares of Common Stock and the Contingent Warrants. See 'The Transactions--Stock Purchase Agreement--First Closing;' '--Second Closing;' and '--Subsequent Closings.'



     Use of Proceeds. The aggregate net proceeds from the sale of the $75,000,000 in newly issued securities are expected to be approximately $72,000,000, after payment of related fees and expenses. Under the Stock Purchase Agreement, the Company has the right to use such net proceeds for any business purpose. The Company currently expects to use such net proceeds primarily for the acquisition of established homebuilding companies. Proceeds from the First Closing were used to pay in part for the Company's acquisitions of Don Galloway Homes, Inc. and the Iacobucci Organization. Proceeds from the Second Closing are intended to be used to pay for the Company's acquisition of Whittaker Construction, Incorporated. See 'The Transactions--Use of Proceeds' and 'Acquisition of Whittaker Companies.'


     Other Purchases. Prometheus has agreed to purchase in connection with the Second Closing approximately 900,000 shares of Common Stock from certain stockholders who are among the Company's founders, for a purchase price of approximately $4,944,000. See 'The Transactions--Interests of Certain Persons in the Transactions.' After the Subsequent Purchases, the Company and Prometheus may, in their discretion, agree upon the sale to Prometheus of up to an additional $13,333,000 initial liquidation value (13,333 shares) of Class AA Preferred Stock, up to an additional $11,667,000 initial liquidation value (11,667 shares) of Class AB Preferred Stock and Warrants for up to an additional 333,250 shares of Common Stock, for an aggregate purchase price of up to $25,000,000. In addition, Prometheus will have a right of first refusal with respect to any bona fide offer to purchase up to $25,000,000 of equity capital of the Company. See 'The Transactions--Stock Purchase Agreement--Further Purchases' and '--Right of First Refusal.'

     Class AA Preferred Stock. The Class AA Preferred Stock will rank senior to the Common Stock with respect to dividends and distributions. Dividends will be payable in cash at the annual rate of 12% until the Second Closing, and thereafter at the annual rate of 6%, in each case cumulative and compounded quarterly, on the liquidation value of $1,000 per share. The Company will be required to declare and pay such dividends to the extent that funds are legally available therefor. See 'The Transactions--Stock Purchase Agreement--Class AA Preferred Stock--Rank;' '--Dividends;' and '--Liquidation Preference.'

     The Class AA Preferred Stock will be convertible, in whole or in part, at the option of the holder, into Common Stock, at any time after issuance, at an initial conversion price of $6.00 per share, subject to certain adjustments. The conversion price is subject to decrease, at the option of the holder, up to five times per year, between September 30, 2001 and September 30, 2003, if the average closing price of Common Stock for the 60 days prior to such adjustment (the 'Adjustment Price') is $12.00 or less, as follows:

ADJUSTMENT PRICE(S)     OPTIONAL CONVERSION PRICE(S)
-------------------     ----------------------------
   $10.01--12.00                   $5.50
     5.00--10.00                    5.25
     4.01-- 4.99                    3.00
     2.01-- 4.00                    2.00
     0.00-- 2.00                    1.00

After the Second Closing, the Company will have the option to require conversion of all, but not less than all, of the Class AA Preferred Stock into Common Stock if the average closing price of the Common Stock for the 90 days preceding such conversion is $12.00 per share or more. In either case, the conversion price is subject to certain antidilution adjustments. The Company will not have the right to redeem the Class AA Preferred Stock. See 'The Transactions--Stock Purchase Agreement--Class AA Preferred Stock--Conversion' and '--No Redemption.'

     Apportionment of Class AB Preferred Stock. The Class AB Preferred Stock will be apportioned between Class ABI Preferred Stock and Class ABII Preferred Stock so that as a result of such issuances, along with the issuances of the Class AA Preferred Stock, Prometheus has no more than 45% of the total voting power of the Company on the date of issuance of such Class AB Preferred Stock with respect to the election of directors to the Board generally (other than directors elected exclusively by holders of Class AA and Class AB Preferred Stock) and so that the Company will issue the maximum amount of Class ABI Preferred Stock before issuing any Class ABII Preferred Stock. See 'The Transactions--Stock Purchase Agreement--Class AB Preferred Stock--Issuances and Apportionment.'

     Class AB Preferred Stock. The Class AB Preferred Stock will rank senior to the Common Stock with respect to dividends and distributions. Dividends will be payable in cash at the annual rate of 12%, cumulative and compounded quarterly, on the liquidation value of $1,000 per share. The Company will be required to declare and pay such dividends to the extent that funds are legally available therefor. See 'The Transactions--Stock Purchase Agreement--Class AB Preferred Stock--Rank;' '--Dividends;' and '--Liquidation Preference.'

     Class AB Preferred Stock will be convertible, in whole or in part, at the option of the holder, into Common Stock, on or after September 30, 2001, the fourth anniversary of the date of the First Closing. The Company will have the option to require conversion of all, but not less than all, of the Class AB Preferred Stock into Common Stock, on or after September 30, 2002, the fifth anniversary of the date of the First Closing. Whether conversion is at the election of the holders of Class AB Preferred Stock or the Company, the conversion price will be equal to 95% of the average of the closing prices of the Common Stock for the 30 trading days commencing 45 trading days before the applicable conversion date. In addition, the Company will have the right, on or after September 30, 2002, to redeem in whole the Class AB Preferred Stock at a price per share equal to the liquidation value plus an amount equal to accrued and unpaid dividends. See 'The Transactions--Stock Purchase Agreement--Class AB Preferred Stock--Conversion' and '--Redemption.'

     Voting Rights and Board Representation. Holders of Class AA Preferred Stock and Class ABI Preferred Stock will vote on an as-converted basis with the holders of Common Stock as a single class on all matters on which the Common Stock is entitled to vote, including the election of directors. Holders of Class ABII Preferred Stock will vote on an as-converted basis with the holders of Common Stock (along with the holders of Class AA Preferred Stock and Class ABI Preferred Stock) as a single class on all matters on which the Common Stock is entitled to vote, except for the election of directors generally. Holders of the Class ABII Preferred Stock will not vote on the election of directors generally unless the average of the closing prices of the Common Stock for the 30 trading days commencing 45 trading days before the applicable date is less than $3.00 per share and such holders provide notice to the Company of their intention to vote on the election of directors generally. See 'The Transactions--Stock Purchase Agreement--Class AA Preferred Stock--Voting Rights' and '--Class AB Preferred Stock--Voting Rights.'

     Until a Termination Event (defined below), holders of Class AA Preferred Stock and Class AB Preferred Stock, voting together as a single class (separately from other stockholders), will have the exclusive right to elect three directors (each, a 'Preferred Stock Director') of a 15-member Board. Two of such Preferred Stock Directors will be designated to a five-member executive committee of the Board (the 'Executive Committee'), which will have substantial operational authority with respect to the management of the Company. Prometheus has not, as of the date of this Proxy Statement, exercised its right to elect Preferred Stock Directors. Prometheus has indicated that it does not intend to exercise such rights until Stockholders Approval, although it reserves the right to do so at any time.

     After the Second Closing, holders of Class AA Preferred Stock and Class AB Preferred Stock will be entitled to elect additional Preferred Stock Directors sufficient to cause the Preferred Stock Directors to constitute a majority of the Board and all committees of the Board (the 'Additional Preferred Stock Directors') in the event (an 'Adverse Event') that on any date that is 60 days after the end of a fiscal quarter both (a) the average trading price of the Common Stock is less than $4.375 per share (as adjusted) and (b) the percentage change in the Company's earnings before interest expense, income taxes and extraordinary or non-recurring items ('EBT') per share for the most recent two fiscal quarters as measured against the same two fiscal quarters of the prior year is less than the percentage change in the EBT per share for a specified comparable group of companies for the two most recent fiscal quarters as measured against the same two fiscal quarters of the prior year. The right to elect Additional Preferred Stock Directors will continue until such time as neither of the conditions constituting an Adverse Event exists for two consecutive fiscal quarters. A 'Termination Event' will occur when, after all closings under the Stock Purchase Agreement have occurred, (a) the aggregate amount of Class AA Preferred Stock and Class AB Preferred stock is less than 20% of the maximum amount of such stock issued as of such date or (b) the aggregate remaining investment or commitment to invest by Prometheus and any of its affiliates (or any single or related group of transferees) is less than the greater of $10,000,000 or 10% of the market value of the Company's outstanding Common Stock as measured by the 30 preceding trading days. See 'The Transactions--Stock Purchase Agreement--Class AA Preferred Stock--Voting Rights'; '--Class AB Preferred Stock--Voting Rights.'

     Supermajority Approval. Under a Stockholders Agreement entered into at the First Closing, among the Company, Prometheus and certain stockholders, who beneficially own in the aggregate a majority of the voting stock, and pursuant to amendments to the Company's certificate of incorporation and bylaws effective upon Stockholders Approval, the Company will not, and will not permit any of its subsidiaries to, engage in or agree to engage in certain significant actions or transactions, without the affirmative vote of over 81% of the directors or over 81% of the members of the Executive Committee. Accordingly, the Company will need the approval of at least one of the three Preferred Stock Directors on the Board (together with 12 non-Preferred Stock Directors) or the unanimous approval of the Executive Committee, which will include two Preferred Stock Directors, to engage in certain significant actions or transactions. Upon the occurrence of a Termination Event, the provisions of the Company's certificate of incorporation and bylaws regarding matters subject to approval of over 81% of the directors or members of the Executive Committee will be of no further force and effect. See 'The Transactions--Stockholders Agreement--Conduct of Business'and '--Certificate of Incorporation and Bylaws Amendments.'

     Consent Rights. Holders of the Class AA Preferred Stock and the Class AB Preferred Stock will have certain consent rights. The consent of the holders of at least 66 2/3% of the outstanding shares of each of the Class AA Preferred Stock, Class ABI Preferred Stock and Class AB II Preferred Stock will be necessary to effect certain actions or transactions, including, for example, any amendment of the certificate of incorporation or bylaws which adversely affects the rights of such class; any authorization or increase in the amount of any shares of any class ranking senior to or on a parity with such class; any increase or decrease in the number of authorized shares of such class; any sale or transfer of substantially all of the assets of the Company or any of its material subsidiaries; any consolidation or merger involving the Company or any of such subsidiaries; any reclassification of any stock or any dissolution, liquidation or winding up of the Company; any purchase or redemption of any Common Stock or other capital stock of the Company; or any declaration or payment of any dividends or other distributions on the Common Stock unless all accrued and unpaid dividends on such class have been paid in cash. See 'The Transactions--Stock Purchase Agreement--Class AA Preferred Stock--Consent Rights' and '--Class AB Preferred Stock--Consent Rights.'

     Warrants. Under the Stock Purchase Agreement, Prometheus will acquire Warrants to purchase 1,000,000 shares of Common Stock. The Warrants will be exercisable between September 30, 1999, and September 30, 2004, at an exercise price of $7.00 per share of Common Stock, subject to adjustment. Between September 30, 2001, and September 30, 2003, the exercise price of the Warrants is subject to decrease, at the option of the holder, if the average closing price of the Common Stock is $12 per share or less for the 60 preceding days, and the number of shares of Common Stock into which each Warrant will convert upon exercise of the Warrants is subject to increase if the average closing price of the Common Stock is $20 per share or less for the 60 preceding days. The exercise price and the number of shares of Common Stock into which each Warrant will convert are also subject to certain antidilution adjustments. If the Stock Purchase Agreement is terminated under certain circumstances prior to the Second Closing, the exercise price of each outstanding Warrant will be decreased to $0.01 per share. See 'The Transactions--Stock Purchase Agreement--Warrants.'

     Contingent Warrants. Under the Stock Purchase Agreement, Prometheus will acquire Contingent Warrants to purchase between 380,952 and 5,714,286 shares of Common Stock in certain circumstances. The Contingent Warrants would be exercisable at an exercise price of $.01 per share of Common Stock if between September 30, 2001 and September 30, 2003 the Adjustment Price (the average closing price of the Common Stock for the 60 days preceding an election by the holder of the Class AA Preferred Stock to adjust the optional conversion price of such stock) is between $5.00 and $10.00 per share. The number of shares of Common Stock into which the Contingent Warrants will convert upon exercise will be based on the Adjustment Price. If during the exercise period the Adjustment Price is less than $5.00 per share and the holder makes an election to adjust the optional conversion price of the Class AA Preferred Stock, then the Contingent Warrants will terminate. The Contingent Warrants will also terminate upon (a) voluntary conversion by the holder of the Class AA Preferred Stock before September 30, 2001 or (b) mandatory conversion by the Company of the Class AA Preferred Stock. The Contingent Warrants will expire on March 31, 2004. The number of shares of Common Stock into which the Contingent Warrants would convert is also subject to certain antidilution adjustments. See 'The Transactions--Stock Purchase Agreement--Contingent Warrants.'


     Covenants and Actions Prior to Closing; No Solicitation. The Stock Purchase Agreement contains certain covenants to be performed by the Company and other provisions regarding actions to be taken with respect to the consummation of the Transactions and the conduct of business. The Stock Purchase Agreement contains certain provisions that preclude the Company, its directors, officers and other representatives from soliciting or initiating proposals or offers regarding transactions alternative to the Transactions. The Board is not prohibited from taking certain actions to comply with its fiduciary duties in response to an unsolicited proposal to enter into an alternative transaction. See 'The Transactions--Stock Purchase Agreement--Certain Covenants and Actions Prior to Closing' and '--No Solicitation.'

     Conditions. Under the Stock Purchase Agreement, consummation of the Transactions is subject to a number of conditions including Stockholders Approval with respect to all closings other than the First Closing, which has occurred. See 'The Transactions--Stock Purchase Agreement--Conditions to Closings.'

     Fees and Expenses. The Company expects to incur fees and expenses incident to the Transactions of approximately $3,000,000. The Company has agreed to reimburse Prometheus for its reasonable fees and expenses, including fees and expenses of legal counsel, accountants and consultants in connection with the preparation of the Stock Purchase Agreement and its due diligence examination relating to the Transactions. Such fees and expenses are estimated to total approximately $1,750,000. In addition, the costs and expenses of the Company in connection with the Transactions are estimated to total approximately $1,250,000. If the Stock Purchase Agreement is terminated under certain conditions prior to the Second Closing (other than as a result of a material breach by Prometheus of its representations, warranties or obligations thereunder), the Company will be obligated to pay Prometheus a termination fee in the amount of $4,000,000, in addition to the fees and expenses incurred by Prometheus. See 'The Transactions--Stock Purchase Agreement--Fees and Expenses.'


     Termination. The Stock Purchase Agreement may be terminated prior to the Second Closing (a) by the Company or Prometheus if Stockholders Approval has not been obtained by March 6, 1998, (b) by Prometheus if the Second Closing has not occurred by March 6, 1998, (c) by Prometheus if the Company breaches any representation, warranty, covenant or agreement except for any breach which would not have a material adverse effect on the Company or Prometheus, and (d) by the Company if Prometheus materially breaches any representation, warranty, covenant or agreement except for any breach which would not have a material adverse effect on the Company. See 'The Transactions--Stock Purchase Agreement--Termination.'


     Registration Rights. Pursuant to a Registration Rights Agreement between the Company and Prometheus, holders of the Class AA Preferred Stock, the Class AB Preferred Stock, shares of Common Stock issued upon conversion of such Preferred Stock, shares of Common Stock issued upon exercise of any Warrants or Contingent Warrants, and shares of Common Stock purchased from certain stockholders will have certain 'demand' registration rights and 'piggyback' registration rights with respect to the registration of such securities under the Securities Act of 1933, as amended. See 'The Transactions--Registration Rights Agreement.'

     Participation Rights and Tag-Along Rights. Under the Stockholders Agreement, Prometheus will have certain participation rights to purchase or subscribe for additional shares of capital stock that the Company sells or issues such that Prometheus will be able to maintain its relative percentage ownership of the Company's capital stock. Prometheus will also have certain 'tag-along' rights to sell certain amounts of the Class AA Preferred Stock, Class AB Preferred Stock and Common Stock held by Prometheus, if stockholders who are parties to the Stockholders Agreement propose to sell their Common Stock to third parties. The participation rights and tag-along rights will terminate upon a Termination Event (defined above). See 'The Transactions--Stockholders Agreement--Participation Rights' and '--Tag-Along Rights.'

     Proposed Increase in Authorized Common Stock. The Company's certificate of incorporation will be amended, upon Stockholders Approval, to increase the number of authorized shares of Common Stock from 49,000,000 to 99,000,000. An increase in the number of authorized shares of Common Stock is needed to permit, under certain circumstances, the conversion of the Class AA Preferred Stock and the Class AB Preferred Stock, and the exercise of the Warrants and the Contingent Warrants to be issued in the Transactions. Additional authorized Common Stock also would provide the Board with flexibility in the management of the Company's capitalization. See 'Certificate of Incorporation and Bylaws Amendments.'



     Whittaker Acquisition. On January 5, 1998, the Company entered into an agreement to acquire Whittaker Construction, Incorporated and related entities ('Whittaker Companies'), a homebuilding company in St. Charles County, Missouri, a suburb of St. Louis. The purchase price is approximately $25,750,000 in cash and approximately $36,000,000 of assumed debt. The Company intends to use the proceeds from the Second Closing with Prometheus to fund the purchase price. Closing under the agreement is subject to a number of conditions, including the requirement that the closing occur no later than February 27, 1998. Because Stockholders Approval and the Second Closing cannot occur before March 6, 1998, the Company intends to seek an extension from the sellers of the February 27, 1998 closing date to at least March 6, 1998 and/or bridge financing to consummate the acquisition of the Whittaker Companies prior to the Second Closing. The Company has not made arrangements for any bridge financing, and there can be no assurance that the Company can obtain such an extension or bridge financing. If the Company does not obtain an extension or bridge financing, the agreement to acquire the Whittaker Companies will terminate, and the Company will forfeit the $500,000 deposit paid with respect to the acquisition and immediately recognize previously capitalized acquisition expenses of approximately $185,000. See 'Acquisition of Whittaker Companies;' 'Selected Pro Forma Financial Data;' 'Selected Financial Data of Whittaker Companies;' 'Management's Discussion and Analysis of Financial Condition and Results of Operations of Whittaker Companies;' 'Selected Financial Data of the Company;' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company.'


     Proposal to Amend the 1996 Stock Incentive Plan. At the Special Meeting, the stockholders will vote on a proposal to authorize a 425,000 share increase in the Common Stock subject to the Company's 1996 Stock Incentive Plan (the 'Stock Option Proposal'). The Board proposes to increase the shares of Common Stock available for grant under the Plan from 1,125,000 shares to 1,550,000. The Board recommends that stockholders vote for the proposal. As required by the Stockholders Agreement, Prometheus will vote in favor of the proposal the 11,700 shares of Class AA Preferred Stock it acquired at the First Closing, which shares entitle Prometheus to 1,950,000 votes (calculated on an as-converted basis), equal to approximately 14% of the total votes entitled to be cast at the Special Meeting. See 'Proposal to Authorize an Increase in the Common Stock Subject to the Company's 1996 Stock Incentive Plan.'

     Interests of Certain Persons in the Transactions and the Stock Option Proposal. As described above, the Company is proposing to authorize a share increase in the Common Stock subject to the 1996 Stock Incentive Plan. In addition, Prometheus will purchase from certain stockholders, who are among the parties to the Stockholders Agreement and Stockholders Voting Agreement, approximately 900,000 shares of Common Stock owned by such stockholders for approximately $4,944,000. Accordingly, in considering the Board's recommendation, stockholders should consider that certain directors and officers have certain interests in the Transactions. See 'The Transactions--Interests of Certain Persons in the Transactions.'

     Intention of Directors and Officers. Under the Stockholders Voting Agreement, certain stockholders, six of whom are directors and officers of the Company, have agreed to vote in favor of the Transactions. Such stockholders own in the aggregate a majority of the outstanding voting stock. The Company's other directors and executive officers, who own in the aggregate approximately 5% of the outstanding voting stock, have indicated that they intend to vote in favor of the Transactions. The Company's directors and executive officers, who own in the aggregate approximately 49% of the outstanding voting stock, and Prometheus, which owns approximately 14% of the outstanding voting stock, intend to vote in favor of the Stock Option Proposal. Therefore, approval of the Transactions and the Stock Option Proposal is assured. See 'The Transactions--Stockholders Voting Agreement.'


     Market Price of Common Stock. The closing sales price of the Common Stock, as quoted on the Nasdaq National Market System, on August 14, 1997, the last trading day prior to the public announcement of the Company's execution of the August 14 Agreement, was $6.00 per share. On February 17, 1998, the closing sales price of the Common Stock was $5.00 per share. See 'Market Price of and Dividends on the Company's Common Stock and Related Stockholder Matters.'

                             CERTAIN CONSIDERATIONS

     The following considerations and related information, as well as the other information described in the Proxy Statement, should be considered in evaluating the transactions (the 'Transactions') contemplated by the Amended and Restated Stock Purchase Agreement dated as of September 30, 1997, as amended (the 'Stock Purchase Agreement') between the Company and Prometheus Homebuilders LLC ('Prometheus'), an affiliate of Lazard Freres Real Estate Investors, LLC ('Lazard').

UNCERTAINTIES REGARDING ACQUISITIONS

     The Company expects to use the net proceeds from the Transactions primarily for the selective acquisition of established homebuilding companies, including the Whittaker Companies. In evaluating potential acquisitions of homebuilders, the Company seeks transactions in which the financial results of the acquired company are expected to be accretive to the Company's earnings per share and financial ratios, on an historical pro forma basis and on a prospective basis. There can be no assurance that the Company will be able to make additional acquisitions of homebuilders which meet the Company's acquisition criteria or that additional acquisitions, including the Whittaker Companies, or other uses of the net proceeds, will have a positive impact on the Company's earnings. Also, there can be no assurance that income from the acquisitions of additional homebuilders will exceed the cost to the Company of the securities issued by the Company under the Transactions. Thus, it is possible that the potential benefits to the Company and the stockholders from the Transactions may not be realized and that the Company's financial condition and results may not improve by using the net proceeds.

DILUTION

     Under the Transactions, the Company will issue $40,000,000 initial liquidation value (40,000 shares) of Class AA Preferred Stock, $35,000,000 initial liquidation value (35,000 shares) of Class AB Preferred Stock, Warrants for 1,000,000 shares of Common Stock and Contingent Warrants which potentially provide for the issuance of between 380,952 and 5,714,286 shares of Common Stock. The Class AA Preferred Stock will be convertible at the option of the holder into Common Stock at any time after issuance. The initial conversion price of $6.00 per share for the Class AA Preferred Stock is subject to decrease, at the option of the holder, between September 30, 2001 and September 30, 2003 if the average closing price of the Common Stock for the 60 days prior to such adjustment is $12.00 or less and the amount of adjustment will vary based on the average closing price of the Common Stock. The Class AB Preferred Stock will be convertible at the option of the holder into Common Stock on or after September 30, 2001. The conversion price will be equal to 95% of the average of the closing prices of the Common Stock for the 30 trading days commencing 45 trading days before the applicable conversion date. The Warrants will be exercisable between September 30, 1999 and September 30, 2004, at an exercise price of $7.00 per share of Common Stock, subject to adjustment. Between September 30, 2001 and September 30, 2003, the exercise price of the Warrants is subject to decrease, at the option of the holder, if the average closing price of the Common Stock is $12 per share or less for the 60 preceding days, and the number of shares of Common Stock into which the Warrants will convert upon exercise of the Warrants, is subject to increase if the average closing price of the Common Stock is $20 per share or less for the 60 preceding days. The Contingent Warrants would be exercisable at an exercise price of $.01 per share if between September 30, 2001 and September 30, 2003 the Adjustment Price (the average closing price of the Common Stock for the 60 days preceding an election by the holder of the Class AA Preferred Stock to adjust the optional conversion price of such stock) is between $5.00 and $10.00 per share.

     The Class AA Preferred Stock and the Class AB Preferred Stock will be accounted for as equity when issued, net of the pro rata share of allocable issuance costs. Additionally, the five percent discount conversion feature of the Class AB Preferred Stock must be recognized for accounting purposes upon issuance of the Class AB Preferred Stock. This discount will be based on the market price of the Common Stock when the Class AB Preferred Stock is issued and will be amortized over the period from the issuance to the date that the security is first convertible, September 30, 2001. Based upon the current market price of the Common Stock and the current weighted average shares outstanding, if all of the Class AB Common Stock were issued at the Second Closing, the impact would be an annual decrease in earnings per share of approximately $.04 per share through the year 2001. The issuance and conversion of the Class AA Preferred Stock and the Class AB Preferred Stock, the issuance and exercise of the Warrants, including the potential adjustments to increase the number of shares issuable upon exercise and to decrease the exercise price, and the issuance and exercise of the Contingent Warrants, which potentially provide for the issuance of between 380,952 and 5,714,286 shares of Common Stock at an exercise price of $.01 per share, could have the effect of further materially reducing the Company's earnings per share and diluting the economic interests of the Company's existing stockholders.

     The holders of Class AA Preferred Stock and Class AB Preferred Stock, voting as a single class, will have the exclusive right to elect three Preferred Stock Directors of a 15-member Board. A proportionate number of the Preferred Stock Directors will serve on each committee of the Board, except for the Executive Committee. The Executive Committee, which will have substantial operational authority, will consist of five members of which two will be Preferred Stock Directors. After the Second Closing, upon the occurrence of an Adverse Event (as defined), the holders of Class AA Preferred Stock and Class AB Preferred Stock, voting as a single class, will be entitled to elect additional Preferred Stock Directors sufficient to constitute a majority of the Board and all committees of the Board. In addition, holders of Class AA Preferred Stock and Class AB Preferred Stock will be entitled to vote on all matters voted on by holders of Common Stock, voting together with the Common Stock as a single class at all meetings of the stockholders, except that holders of Class ABII Preferred Stock (if any) will not be entitled to vote in the election of directors generally unless the market price of the Common Stock is less than $3.00 per share. Each share of Class AA Preferred Stock will entitle its holder to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such shares of Class AA Preferred Stock is convertible based on a price of $6.00 per share. Each share of Class AB Preferred Stock will entitle its holder to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Class AB Preferred Stock is convertible based on a price of $5.25 per share. Upon its purchase of $40,000,000 initial liquidation value (40,000 shares) of Class AA Preferred Stock and $35,000,000 initial liquidation value (35,000 shares) of Class AB Preferred Stock and 898,845 shares of Common Stock (from certain stockholders), Prometheus will have acquired an aggregate of up to approximately 57% of the total voting power of the Company except with respect to the election of directors generally. Such securities will have an aggregate of up to approximately 48.6% of the total voting power of the Company with respect to the election of directors generally (other than directors elected exclusively by holders of Class AA and Class AB Preferred Stock), subject to increase to up to approximately 57% if the market price of the Common Stock is less than $3.00 per share (based on the same assumptions as above). Prometheus may acquire additional voting power under certain circumstances including the conversion of Class AA Preferred Stock following an adjustment of the conversion price, the exercise of the 1,000,000 Warrants, subject to increase if the exercise price and the number of shares of Common Stock into which each Warrant will convert upon exercise are adjusted, and the exercise of the Contingent Warrants. Thus, the Transactions will have the effect of diluting the voting power of the existing stockholders.

CHANGE OF CONTROL

     As described above, Prometheus will have substantial voting power from its acquisition of securities in the Transactions, including the right to elect under certain circumstances a majority of the Board, its Executive Committee and other committees. The holders of Class AA Preferred Stock and Class AB Preferred Stock will also have certain consent rights. To effect certain actions or transactions the consent of the holders of at least 66 2/3% of each of the Class AA Preferred Stock, the Class ABI Preferred Stock and the Class ABII Preferred Stock will be required. Further, under the Company's amended certificate of incorporation and bylaws, and the amended bylaws of the Company's subsidiaries, the Company will not, and will not permit any of its subsidiaries to, engage in or agree to engage in certain significant actions or transactions, without the affirmative vote of over 81% of the Board ('Supermajority Director Approval') or the affirmative vote of over 81% of the members of the Executive Committee ('Supermajority Executive Committee Approval'). Therefore, the Company will need the approval of at least one of the three Preferred Stock Directors (together with 12 non-Preferred Stock Directors) or the unanimous approval of the Executive Committee, including two Preferred Stock Directors, to engage in significant actions or transactions. As a result, Prometheus will have substantial influence over, and could under certain circumstances exercise effective control of, the direction and management of the Company and the conduct of its business. There can be no assurance that the influence and participation of Prometheus and the Preferred Stock Directors in the direction and management of the Company will have a positive effect on the Company's financial performance and condition.

ANTI-TAKEOVER EFFECTS

     Prometheus's representation on the Board and the Executive Committee, its voting rights, its consent rights, the requirements of Supermajority Director Approval and Supermajority Executive Committee Approval for certain significant actions and transactions, the amendments to the certificate of incorporation increasing the amount of authorized Common Stock and other aspects of the Transactions could have anti-takeover effects. Such effects could include deterring, delaying or preventing tender offers or other takeover proposals or attempts that might result in benefits to stockholders including the payment to stockholders of a premium over the market price of the Common Stock.

                           FORWARD-LOOKING STATEMENTS

     This Proxy Statement includes 'forward-looking' statements that are subject to risks and uncertainties. Such 'forward-looking' statements include (a) the Company's ability to realize the business advantages and benefits expected to result from the Company's use of the net proceeds from the Transactions contemplated by the Stock Purchase Agreement, including (i) the expectation that the Company will be able to use the net proceeds to improve its financial condition and performance, (ii) the expectation that the availability of such funds will enable the Company to make additional acquisitions of homebuilders, and achieve additional market diversification and increased economies of scale in purchasing power and spreading of overhead expenses in connection with such additional acquisitions and (iii) the expectation that such additional acquisitions or other uses of the net proceeds could have a positive impact on the Company's earnings; (b) the possibility that Lazard's significant investment in the Company could increase investors' awareness and interest in the Company;
(c) the possibility that, as a result of the expected benefits of the Transactions, the market price of the Common Stock could increase, both directly benefitting the Company's stockholders and enabling the Company to raise capital in the future by additional public offerings of Common Stock; and (d) other statements preceded by, followed by or that include the words 'believes,' 'expects,' 'intends,' 'anticipates,' 'potential' or other similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, in addition to those discussed elsewhere in this Proxy Statement, could affect the Company's future results and could cause those results to differ materially from those expressed in the forward-looking statements: (a) the inability of the Company to identify or acquire homebuilders meeting the Company's acquisition criteria; (b) the failure of acquired homebuilders, the Whittaker Companies, which are subject to an acquisition agreement, or the Company's existing operations, to perform at anticipated levels; (c) the incurrence of unanticipated liabilities or other adverse contingencies associated with the Company's acquired homebuilders, the Whittaker Companies, or the Company's existing operations; (d) the competitive environment in markets in which the acquired homebuilders, the Whittaker Companies, or the Company's existing businesses operate; (e) fluctuations in interest rates, which may effect the availability of financing to home purchasers and also may affect the Company's cost of capital; (f) the availability of capital; (g) changes in local, regional or national economic conditions; (h) the availability and cost of labor and materials; (i) the effect of government regulations; (j) the availability and cost of land; (k) changes in home prices; and (l) adverse weather conditions.

                                THE TRANSACTIONS

BACKGROUND

     The Company was founded on the belief that homebuilding is localized and is most successfully managed by experienced and cycle-tested local managers who have developed the in-depth market knowledge and strong local relationships necessary to succeed in their local markets. Homebuilding, however, is a capital intensive industry due to the need to fund land acquisition and development and home construction, and local builders' capital structure and limited access to capital is a perceived weakness in their operations. The Company's objective is to combine experienced local homebuilders and to provide more capital, on better terms, than would be available to the local homebuilders individually.

     The Company intends to implement its objective of combining local homebuilders through a long-term strategy of the selective acquisition of established homebuilding companies. Management believes that, because of the fragmented nature of the homebuilding industry, there are significant opportunities to acquire a number of existing homebuilding companies that satisfy the Company's profitability, investment return and other criteria. The Company intends to acquire homebuilding companies that the Company believes should have a positive impact on the Company's earnings.

     Since the Company's initial public offering in May 1996, the Company has acquired a number of additional homebuilders. These acquisitions have been financed by a combination of cash on hand, the issuance of preferred stock and Common Stock and, to a limited extent, the incurrence of additional debt. The acquisitions in 1997 included the following: On February 28, 1997, the Company acquired the homebuilding assets of D.W. Hutson Construction Company, a homebuilder in the Jacksonville, Florida area, for $9,000,000 in cash, $1,200,000 liquidation value of the Company's Series B Preferred Stock and approximately $8,500,000 in assumed debt. In addition, the Company agreed to issue up to $6,000,000 liquidation value of the Company's Series C Preferred Stock to be issued over a period of up to six years based upon the future financial performance of the acquired business. Effective April 1, 1997, the Company acquired the stock of Wilshire Homes, Inc. (and other related interests), a homebuilding company operating in the areas of Austin and San Antonio, Texas, for $2,900,000 in cash and Common Stock and approximately $13,800,000 of assumed debt. On August 27, 1997, the Company acquired the stock of Don Galloway Homes, Inc. (and other related interests), a homebuilding company operating primarily in Charlotte, North Carolina and in Charleston, South Carolina, for $5,000,000 in cash, a $5,000,000 note, $6,000,000 liquidation value of the Company's Series D Preferred Stock and an earn-out of up to $5,000,000 which will be paid through the year 2000. In addition, the Company assumed debt of approximately $18,600,000. Effective October 1, 1997, the Company acquired the homebuilding assets of The Iacobucci Organization, a homebuilder in the Philadelphia, Pennsylvania area, for $2,850,000 in cash, approximately $13,900,000 of assumed debt, and an earn-out to be paid through the year 2001.

     Based upon the Company's long-term growth strategy and its rapid pace of acquisition of homebuilders, the Company's management determined that it was necessary to increase the Company's capital. After discussions with several investment bankers and an evaluation of the market for the Common Stock, management concluded that a private sale of equity or debt securities would more likely be completed than a public offering. Management met with several investment bankers and potential investors, and several of them expressed interest in some level of investment in the Company. After evaluation of several preliminary proposals and discussions with certain of the Company's directors, management determined to pursue further its discussions with Lazard. This determination was based particularly upon Lazard's expressed willingness to invest $75,000,000 to $100,000,000 in the form of an equity investment.

     In May 1997, representatives of Lazard and the Company discussed a potential equity investment in the Company by Lazard or a controlled affiliate. On May 21, 1997, management made an initial presentation to the Board describing Lazard's preliminary proposal.

     Following a series of meetings in late May and early June 1997, the Company's management and Lazard developed a preliminary term sheet for a proposed investment by Lazard in the Company. On June 4, 1997, Lazard made a presentation to the Board with respect to the terms of the preliminary term sheet. Following the presentation, the Board discussed the terms of the preliminary term sheet. The Board unanimously approved the Company entering into the preliminary term sheet with Lazard and authorized management to negotiate definitive transaction documents with Lazard. The Board also authorized the Company to reimburse up to $825,000 of Lazard's expenses in engaging counsel and accountants to assist in the conduct of a thorough due diligence review of the Company and engaging counsel to prepare drafts of the transaction documents.


     During late June, July and August, Lazard and its representatives engaged in an extensive due diligence review of the Company's operations and financial condition. Lazard's counsel prepared drafts of proposed transaction documents, and representatives of the Company and its counsel and representatives of Lazard and its counsel engaged in numerous discussions and negotiations with respect to the terms of the proposed transactions.


     On August 13, 1997, management made a presentation to the Board with respect to the proposed transactions, including the terms of the proposed transactions and the variations of the transaction documents from the preliminary term sheet. The Board unanimously approved the proposed transactions and documents and authorized the Company's management to finalize and execute the documents.

     The Company and Prometheus, an affiliate of Lazard, entered into a stock purchase agreement dated as of August 14, 1997 (the 'August 14 Agreement'). Certain principal stockholders of the Company and Prometheus entered into a stockholders voting agreement dated as of August 14, 1997. On August 15, 1997, the Company announced the principal terms of the transactions under the August 14 Agreement.

     Prior to entering into the August 14 Agreement, the Company requested the advice of the staff of the Nasdaq Stock Market with respect to the compliance of certain voting rights and other provisions included in the transactions with applicable Nasdaq rules. On September 16, 1997, after discussions with the Company's representatives, the Nasdaq staff advised the Company that the transactions as described to the staff complied with the applicable rules, provided that certain changes were made to the terms, including that (i) the market price of the Common Stock included in the test for an Adverse Event (as defined in the certificates of designations for the Class AA Preferred Stock and Class AB Preferred Stock) must represent a significant decrease from the market price at the time of the First Closing, (ii) an Adverse Event must not occur prior to the Second Closing, (iii) in fixing the voting power of the Class AB Preferred Stock on an 'as converted' basis, the number of votes must be determined as if the conversion price were 100 percent of the market price of the Common Stock immediately prior to the First Closing and (iv) the vote of the preferred stock issued at the First Closing must not be counted in determining the receipt of Stockholders Approval.

     In addition, the Company and Prometheus, as contemplated by the August 14 Agreement, continued discussions as to the possibility of the issuance of the interests of a limited liability company to be formed by the Company in lieu of a portion of the Class ABI Preferred Stock.

     The Company and Prometheus agreed to amend the August 14 Agreement to (a) provide that Class AA Preferred Stock, rather than Class AB Preferred Stock, would be issued at the First Closing, (b) provide for the possible issuance of debt instruments through a limited liability company subsidiary formed by the Company in lieu of all or a portion of the Class AB Preferred Stock, subject to further negotiation between the Company and Prometheus, (c) revise certain provisions in accordance with the comments of the Nasdaq staff and (d) revise certain terms of the August 14 Agreement in other respects. The Company's directors reviewed and approved the proposed amendments.

     On September 30, 1997, the Company and Prometheus entered into an amended and restated stock purchase agreement (the 'September 30 Agreement'). At the First Closing effective September 30, 1997, Prometheus purchased 11,700 shares of Class AA Preferred Stock and 375,000 Warrants for a purchase price of $11,700,000. See 'Stock Purchase Agreement--First Closing.'

     On January 5, 1998, the Company entered into an agreement to acquire Whittaker Construction, Incorporated (and other related interests), a homebuilding company operating in the area of St. Louis, Missouri, for approximately $25,750,000 in cash and approximately $36,000,000 of assumed debt.


     On February 19, 1998, the Company and Prometheus entered into an amendment to the September 30 Agreement which revised the terms of the September 30 Agreement in certain respects.


CERTAIN EFFECTS OF THE TRANSACTIONS

     The holders of Class AA Preferred Stock and Class AB Preferred Stock, voting as a single class, will have the exclusive right to elect three directors (each, a 'Preferred Stock Director') of a 15-member Board and a proportionate number will serve on each committee of the Board, except for the Executive Committee. The Executive Committee, which will have substantial operational authority, will consist of five members of which two will be Preferred Stock Directors. As the holder of 11,700 shares of Class AA Preferred Stock, which were issued at the First Closing, Prometheus currently has the right to elect three Preferred Stock Directors. Prometheus has not exercised such right as of the date of this Proxy Statement and has informed the Company that Prometheus does not intend to exercise such right until Stockholders Approval, although it reserves the right to do so at any time.

     After the Second Closing, upon the occurrence of an Adverse Event (as defined), the holders of Class AA Preferred Stock and Class AB Preferred Stock, voting as a single class, will be entitled to elect additional Preferred Stock Directors sufficient to cause the Preferred Stock Directors to constitute a majority of the Board and all committees of the Board, including the Executive Committee. See 'Stock Purchase Agreement--Class AA Preferred Stock--Voting Rights' and '--Class AB Preferred Stock--Voting Rights.'

     In addition, holders of Class AA Preferred Stock and holders of Class AB Preferred Stock will be entitled to vote on all matters voted on by holders of Common Stock, voting together with the Common Stock as a single class at all meetings of the stockholders, except that holders of Class ABII Preferred Stock (if any) will not be entitled to vote in the election of directors generally unless the market price of the Common Stock is less than $3.00 per share. Each share of Class AA Preferred Stock will entitle its holder to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Class AA Preferred Stock is convertible based on the Mandatory Conversion Price (as defined) of $6.00 per share. Each share of Class AB Preferred Stock will entitle its holder to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Class AB Preferred Stock is convertible based on the closing trading price of the Common Stock on the day immediately preceding the First Closing, which price was $5.25 per share.


     Upon consummation of the Second Closing (as defined), Prometheus will have purchased an aggregate of $40,000,000 initial liquidation value (40,000 shares) of Class AA Preferred Stock. In addition, Prometheus will have purchased an aggregate of 898,845 shares of Common Stock from certain stockholders. The securities acquired by Prometheus will have an aggregate of up to approximately 41% of the total voting power of the Company (based on the Mandatory Conversion Price (as defined) of $6.00 per share for the Class AA Preferred Stock and assuming no other issuances of Common Stock or securities convertible into Common Stock are effected and no Warrants, Contingent Warrants or options have been exercised). Upon consummation of all of the Subsequent Purchases by December 31, 1998, Prometheus will have purchased an aggregate of $40,000,000 initial liquidation value (40,000 shares) of Class AA Preferred Stock and $35,000,000 initial liquidation value (35,000 shares) of Class AB Preferred Stock, plus 898,845 shares of Common Stock. Such securities will have an aggregate of up to approximately 57% of the total voting power of the Company except with respect to the election of directors generally. Such securities will have an aggregate of up to approximately 48.6% of the total voting power of the Company with respect to the election of directors generally (other than directors elected exclusively by holders of Class AA and Class AB Preferred Stock), subject to increase to up to approximately 57% if the market price of the Common Stock is less than $3.00 per share (based on the same assumptions as above). If the conversion price of the Class AA Preferred Stock is adjusted at the option of the holders between September 30, 2001 and September 30, 2003, then the voting power of the holders would increase. See 'Stock Purchase Agreement--Class AA Preferred Stock--Voting Rights;' '--Class AB Preferred Stock--Voting Rights;' '--Second Closing;' '--Subsequent Closings;' and '--Apportionment of Class AB Preferred Stock.'


     Upon consummation of the first Subsequent Purchase, Prometheus will have acquired Warrants to purchase 1,000,000 shares of Common Stock (subject to adjustment) at an initial exercise price of $7.00 per share (subject to adjustment). The Warrants will be exercisable between September 30, 1999, and September 30, 2004. If Prometheus exercises the Warrants, its total voting power would increase. If the exercise price and the number of shares of Common Stock into which the Warrants will convert upon exercise are adjusted between September 30, 2001 and September 30, 2003, and Prometheus thereafter exercises the Warrants, then its voting power would further increase. See 'Stock Purchase Agreement--Warrants.'

     Also upon consummation of the first Subsequent Purchase, Prometheus will have acquired Contingent Warrants to purchase between 380,952 and 5,714,286 shares of Common Stock in certain circumstances at an exercise price of $.01 per share. The Contingent Warrants will be exercisable if between September 30, 2001, and September 30, 2003 the average closing price of the Common Stock for the 60 days preceding an election by the holder of the Class AA Preferred Stock to adjust the optional conversion price of such stock is between $5.00 and $10.00 per share. If Prometheus exercises the Contingent Warrants, its total voting power would increase. See 'Stock Purchase Agreement--Contingent Warrants.'

     The holders of the Class AA Preferred Stock and the holders of Class AB Preferred Stock will also have certain consent rights. The consent of the holders of at least 66 2/3% of each of the Class AA Preferred Stock, the Class ABI Preferred Stock and the Class ABII Preferred Stock will be necessary to effect or validate certain actions or transactions. See 'Stock Purchase Agreement--Preferred Stock--Consent Rights' and '--Class AB Preferred Stock--Consent Rights.'

     Further, under the Company's amended certificate of incorporation and bylaws, and the amended bylaws of the Company's subsidiaries, the Company will not, and will not permit any of its subsidiaries to, engage in or agree to engage in certain significant actions or transactions, without either the affirmative vote of over 81% of the directors ('Supermajority Director Approval') or the affirmative vote of over 81% of the members of the Executive Committee ('Supermajority Executive Committee Approval'). Therefore, the Company will need the approval of at least one of the three Preferred Stock Directors on the Board (together with 12 non-Preferred Stock Directors) or the unanimous approval of the Executive Committee, which will include two Preferred Stock Directors, to undertake such significant actions or transactions, which may include the use of proceeds from the Transactions for acquisitions or other purposes. See 'Stockholders Agreement--Conduct of Business' and '--Certificate of Incorporation and Bylaws Amendments.'

     As a result of the foregoing, upon consummation of the Second Closing Prometheus or its transferees will have substantial influence over, and could under certain circumstances exercise effective control of, the direction and management of the Company and the conduct of its business.

     Prometheus's representation on the Board and the Executive Committee, its voting rights, its consent rights and the requirements of Supermajority Director Approval and Supermajority Executive Committee Approval for certain significant actions and transactions and other aspects of the Transactions, including the amendments to the certificate of incorporation increasing the number of authorized shares of Common Stock, could have certain anti-takeover effects, including deterring, delaying or preventing tender offers or other takeover proposals or attempts that might result in the payment to stockholders of a premium over the market price of the Common Stock. The Company, however, did not enter into, and does not view, the Stock Purchase Agreement, the Stockholders Voting Agreement, the Stockholders Agreement, the other Ancillary Agreements, and the Transactions as an anti-takeover measure. The Board is not aware of any current effort by any person or group to obtain control of the Company.

     The Board expects the Transactions to result in substantial benefits for the Company and its stockholders. The Transactions, however, could have the effect of diluting the economic interests and will have the effect of diluting the voting rights, of the existing stockholders. The Company expects to benefit from the participation of Prometheus's designees on the Board and the Executive Committee and other committees; however, there can be no assurances regarding the effect that the influence and participation of Prometheus and the Preferred Stock Directors in the direction and management of the Company will have on the Company's financial performance and condition.

USE OF PROCEEDS

     The Company expects the aggregate net proceeds from the sale of the $40,000,000 initial liquidation value (40,000 shares) of Class AA Preferred Stock, the $35,000,000 initial liquidation value (35,000 shares) of Class AB Preferred Stock, the Warrants and the Contingent Warrants to be approximately $72,000,000, after payment of related fees and expenses. The Stock Purchase Agreement does not restrict the Company's use of proceeds from the Transactions and, accordingly, the Company may use the net proceeds for any business purpose consistent with the fiduciary duties of the Company's directors and officers. The Company currently expects to use such net proceeds primarily for the selective acquisition of established homebuilding companies. However, the Company may decide to use proceeds from the Transactions for other purposes although the Company currently has no specific plan to do so. The Company does not intend to use the proceeds from the Transactions to pay or refinance its operating lines of credit which are used to finance the acquisition and development of land and construction of homes. Pending such uses, net proceeds may be invested in short-term income producing investments.

     In evaluating potential acquisitions of homebuilders, the Company seeks transactions in which the financial results of the acquired company are expected to be accretive to the Company's earnings per share and financial ratios, both on an historical pro forma basis and on a prospective basis. In addition, the Company seeks homebuilders that are expected to provide strong local management committed to working with the Company and are intended to add geographic and/or product diversification.

     On August 27, 1997, the Company completed the acquisition of Don Galloway Homes, Inc. and related interests ('Galloway'), a homebuilding company operating primarily in Charlotte, North Carolina and in Charleston, South Carolina, for a total transaction price of up to $21,000,000, consisting of $5,000,000 in cash, a $5,000,000 note bearing interest at one percent per annum over the prime rate and initially due on September 30, 1997, $6,000,000 in newly-issued zero dividend convertible and redeemable Series D preferred stock, and an earn-out of up to $5,000,000 which will be paid through the year 2000. In addition, the Company assumed debt of approximately $18,600,000. For the fiscal year ended June 30, 1997, Galloway delivered approximately 470 homes, generating gross revenues of $66,000,000 and pre-tax profit of approximately $7,800,000. As of June 30, 1997, Galloway had a backlog of 235 homes under contract with an aggregate value of approximately $33,000,000. Proceeds from the First Closing were used to pay the above-referenced note and to repay advances made for the purchase of Galloway under working capital lines maintained by several of the Company's subsidiaries. Advances under these lines bear interest at floating rates between one-half and two points above the lenders' prime rates, and borrowings under the lines mature annually.

     On November 26, 1997, the Company completed the acquisition of The Iacobucci Organization, a homebuilder in the Philadelphia, Pennsylvania, area for $2,850,000 in cash, approximately $13,900,000 of assumed debt, and an earn-out to be paid through the year 2001. For 1997, the Iacobucci business is expected to deliver approximately 175 homes, and to generate gross revenues of approximately $26,700,000 and pre-tax profit of approximately $1,600,000. As of September 30, 1997, Iacobucci had a backlog of 59 homes under contract with an aggregate value of approximately $9,700,000. A portion of the proceeds from the First Closing were used to pay part of the purchase price of Iacobucci.


     On January 5, 1998, the Company entered into an agreement to acquire Whittaker Construction, Incorporated and related entities (the 'Whittaker Companies'), a homebuilding company in St. Charles County, Missouri, a suburb of St. Louis. The purchase price is approximately $25,750,000 in cash. In addition, the Company will assume approximately $36,000,000 of debt. For the nine months ended September 30, 1997, the Whittaker Companies delivered 435 homes and generated gross revenues of approximately $66,600,000 and pre-tax profit of approximately $3,800,000. As of December 31, 1997, the Whittaker Companies had a backlog of 218 homes under contract with an aggregate value of approximately $38,000,000. The Company intends to use the proceeds from the Second Closing to fund the purchase price of the Whittaker Companies. The Company, however, is not required to use the proceeds to acquire the Whittaker Companies, and the closing of the acquisition of the Whittaker Companies is not a condition to the Second Closing. See 'Acquisition of Whittaker Companies.'


     The Company continues to evaluate potential acquisitions of homebuilding companies. Other than as described above, the Company has not made any determination to use net proceeds.

RECOMMENDATION OF THE BOARD; REASONS FOR THE TRANSACTIONS

     The Board believes that the Transactions are advisable and in the best interests of the Company and its stockholders, and accordingly, the Board unanimously recommends to the stockholders that they vote their Common Stock in favor of the Transactions. Certain principal stockholders who are members of the Board and who own in the aggregate Common Stock having a majority of the votes entitled to be cast at the Special Meeting have agreed to vote in favor of the Transactions and, accordingly, the Transactions can be approved without the vote of any other stockholders. See 'Stockholders Voting Agreement.' As of the Record Date, Prometheus was the owner of 11,700 shares of Class AA Preferred Stock, which entitles Prometheus to cast 1,950,000 votes at the Special Meeting. Under the Stock Purchase Agreement, Prometheus will not vote on the proposal to approve the Transactions.

     As part of its review in respect of the Transactions, the Board considered
(a) information concerning the Company's financial performance, condition, business operations and prospects; (b) the proposed terms and conditions of the Transactions documents and the Transactions; (c) the negotiations that led to the terms and conditions of the Transactions documents; (d) management's assessment of the other preliminary proposals for financing received by the Company; (e) the likelihood of completion of the Transactions; (f) the dilutive effect on the outstanding Common Stock, including the potential downward adjustment of the conversion price of the Class AA Preferred Stock, the issuance of the Warrants and the exercise thereof for Common Stock, including the potential adjustments to increase the number of shares issuable upon exercise and to decrease the exercise price, and the issuance of the Contingent Warrants and the possible exercise thereof for Common Stock; (g) the business advantages and benefits expected to result from the Company's use of the net proceeds from the Transactions, including the expectation that the Company's financial condition and performance will be improved by the use of the net proceeds and that the availability of such funds will enable the Company to make additional acquisitions, including the Whittaker Companies, which the Company believes could have a positive impact on the Company's earnings; (h) the potential effect of the Transactions on the Company's earnings and earnings per share; (i) the possibility that Lazard's significant investment in the Company could increase investors' awareness and interest in the Company; and (j) the possibility that, as a result of the expected benefits of the Transactions, the market price of the Common Stock could increase, both directly benefitting the Company's stockholders and enabling the Company to raise capital in the future by additional public offerings of Common Stock. The Board also noted Lazard's agreement to purchase Common Stock from certain of the Company's principal stockholders, providing these stockholders with liquidity for a portion of their shares, which benefit had been anticipated in connection with the Company's initial public offering but had not been realized to date.

     The Board believes that the Transactions are in the best interest of the Company and its stockholders for the following reasons:

     The Board believes that a key to the Company's long-term success is continuing growth through acquisitions. Growth will allow additional market diversification and increased economies of scale in purchasing power and spreading of overhead expenses. The availability of the funds from the Transactions will enable the Company to make additional acquisitions, including the Whittaker Companies, which the Board believes should have a positive impact on the Company's earnings.

     The Board believes that the Transactions should increase investors' awareness and interest in the Company. This may increase the trading market for the Common Stock and may facilitate additional public offerings of the Common Stock in the future.

     The Board believes that the Company's cost of funds from the Transactions is favorable as compared to the other options available to and considered by the Company. Lazard's willingness to permit the Transactions to be completed in a series of closings should permit funding to be coordinated with acquisition closings and help avoid underutilization of the invested funds. Also, the Transactions, as private transactions, permit completion on a rapid schedule.

     The Board considered that the 'exclusivity' provisions of the Stock Purchase Agreement preclude the Company during a specified period of time from soliciting alternative transactions. See 'Stock Purchase Agreement--No Solicitation.' The Stock Purchase Agreement provides, however, that the Company may furnish information to, and enter into discussions or negotiations with, any party that makes an unsolicited bona fide proposal to consummate an alternative transaction, if the Company receives written advice of outside legal counsel that such action is advisable to enable the Board to comply with its fiduciary duties, the Company provides written notice to Lazard and the third party enters into a customary confidentiality agreement with such third person. The Board also noted that the Stock Purchase Agreement provides for the payment by the Company on the closing dates of Lazard's fees and expenses in connection with the Transactions. The Board further noted that the Stock Purchase Agreement provides for the payment of a $4,000,000 termination fee to Lazard as liquidated damages if the Stock Purchase Agreement is terminated under certain circumstances prior to the Second Closing. See 'Stock Purchase Agreement--Fees and Expenses.' The Board concluded that Lazard would not enter into the Stock Purchase Agreement without those provisions. The Board concluded that, while the existence of the termination fee and transaction expense provisions might reduce the likelihood that a third party would propose an alternative transaction, the Company had determined that it was unlikely that the Company would receive any further third party proposals or that any such proposal would be more favorable to the Company than the Transactions.

     In considering the Transactions, the Board acknowledged that there are certain risks and costs associated with the Transactions, including (a) the possibility that the potential benefits to the Company and the stockholders may not be realized,and that the Company's financial condition and performance may not improve by using the net proceeds including that the Company may not succeed in making timely acquisitions of additional homebuilders or that the acquisitions may not have a positive impact on the Company's earnings;

(b) the dilutive effect on the outstanding Common Stock, including the potential downward adjustment of the conversion price of the Class AA Preferred Stock, the issuance of the Warrants and the exercise thereof for Common Stock, including the potential adjustments to increase the number of shares issuable upon exercise and to decrease the exercise price, and the issuance of the Contingent Warrants and the possible exercise thereof for Common Stock; (c) the possibility that the cost to the Company of the securities may exceed the income from the acquisitions of additional homebuilders; and (d) the possibility that the Second Closing may not occur, resulting in the payment of a termination fee to Lazard, the reduction of the exercise price of the Warrants and a potential adverse effect on the market price of the Common Stock.

     The Board concluded that the expected benefits and advantages described above, and the likelihood of realizing such benefits, outweighed the risks, costs and disadvantages. In view of the wide variety of factors considered in connection with its evaluation of the Transactions, the Board did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

     The Board unanimously recommends that stockholders vote 'FOR' the Transactions.

CONSEQUENCES IF THE TRANSACTIONS ARE NOT CONSUMMATED

     If the Stock Purchase Agreement is terminated under certain conditions prior to the Second Closing (other than as a result of a material breach by Prometheus of its representations, warranties or obligations thereunder), then, in addition to any other rights of Prometheus thereunder, the Company will be obligated to pay Prometheus a termination fee in the amount of $4,000,000 plus the reasonable fees and expenses incurred by Prometheus estimated in the approximate amount of $1,750,000. See 'Stock Purchase Agreement--Fees and Expenses.' In addition, if the Stock Purchase Agreement is terminated prior to the Second Closing, other than as a result of a material breach by Prometheus of its representations, warranties or obligations thereunder, the exercise price of each outstanding Warrant will immediately be reduced to $0.01 per share. Further, if the Second Closing does not occur, the dividend rate on the Class AA Preferred Stock will remain 12% per annum and the Company will not have the right to require conversion of the Class AA Preferred Stock into Common Stock. See 'Stock Purchase Agreement--Warrants--Adjustment of Exercise Price and Number of Warrant Shares' and '--Class AA Preferred Stock--Dividends.'


     If the Company does not obtain an extension of the closing date for the Whittaker acquisition until at least March 6, 1998 or obtain bridge financing for the acquisition, the Company will forfeit the $500,000 deposit paid with respect to the acquisition and immediately recognize previously capitalized acquisition expenses of approximately $185,000. The Company would also forfeit the deposit and recognize such expenses if the Second Closing were not to occur on or before any extended closing date for the Whittaker acquisition.


ABSENCE OF APPRAISAL RIGHTS

     Under Delaware law, objecting stockholders will have no appraisal, dissenters' or similar rights (i.e., the right to seek a judicial determination of the 'fair value' of the Common Stock and to compel the Company to purchase their Common Stock for cash in that amount) with respect to matters presented at the Special Meeting or otherwise with respect to the Transactions, nor will the Company voluntarily accord such rights to stockholders.

     Therefore, approval by the requisite number of shares of the matters presented at the Special Meeting will bind all stockholders and objecting stockholders will be able to liquidate their Common Stock only by selling it in the market.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS


     In considering the Board's recommendation to vote in favor of the Transactions, stockholders should consider that the Company's directors and officers have certain interests in the Transactions that are different from, or in addition to, the interests of stockholders generally. The Company is submitting for approval of the stockholders and, pursuant to the Stockholders Agreement, Prometheus will vote in favor of, a proposal to increase the number of shares of Common Stock available for grant under the 1996 Stock Incentive Plan. See 'Proposal to Authorize an Increase in the Common Stock Subject to the Company's 1996 Stock Incentive Plan.' In addition, Prometheus has entered into agreements dated as of February 18, 1998 to purchase from certain stockholders (the 'Selling Stockholders'), an aggregate of 898,845 shares of Common Stock owned by such stockholders for a purchase price of $5.50 per share, an aggregate purchase price of $4,943,648. The Selling Stockholders, the number of shares to be sold, and the sales price are: Thomas Buffington, 284,685 shares, $1,565,768; J. Christopher Stuhmer, 181,818 shares, $999,999; James M. Giddens, 142,342 shares, $782,881; Theodore Kirkpatrick, 125,000 shares, $687,500; Lawrence J. Witek, 90,000 shares, $495,000; and Lanold W. Caldwell, 75,000 shares, $412,500. Messrs. Buffington, Stuhmer and Witek are directors of the Company. Messrs. Buffington, Stuhmer, Giddens, Witek and Caldwell are parties to the Stockholders Agreement (see 'Stockholders Agreement') and the Stockholders Voting Agreement (see 'Stockholders Voting'). The purchase by Prometheus of such shares will be concurrent with the Second Closing. Further, one of the Company's directors is a director of Furman Selz LLC ('Furman Selz'), which will be paid an investment banking fee in connection with the Transactions.

EXPENSES OF THE TRANSACTIONS

     The Company expects to incur fees and expenses incident to the Transactions of approximately $3,000,000, including (a) reimbursement of fees and expenses incurred by Lazard of approximately $1,750,000, of which approximately $1,031,000 has been paid to date, and (b) legal fees, an investment banking fee to be paid to Furman Selz, and other expenses. See 'Stock Purchase Agreement--Fees and Expenses.'

STOCK PURCHASE AGREEMENT

     Purchase and Sale of Securities. Subject to the terms and conditions of the Stock Purchase Agreement, Prometheus will purchase from the Company, and the Company will issue and sell to Prometheus, for an aggregate purchase price of $75,000,000 (a) an aggregate of 40,000 shares, having an initial liquidation value of $40,000,000, of Class AA Preferred Stock; (b) an aggregate of 35,000 shares, having an initial liquidation value of $35,000,000, of Class AB Preferred Stock, (c) Warrants to purchase up to an aggregate of 1,000,000 shares of Common Stock, subject to adjustment in certain circumstances, and (d) the Contingent Warrants to purchase between 380,952 and 5,714,286 shares of Common Stock in certain circumstances. 'Class AB Preferred Stock' means the Class ABI Preferred Stock and the Class ABII Preferred Stock.

     First Closing. Effective September 30, 1997, Prometheus purchased from the Company 11,700 shares, having an initial liquidation value of $11,700,000 of Class AA Preferred Stock and 375,000 Warrants (the 'First Closing') for an aggregate purchase price of $11,700,000. The First Closing was not conditioned on Stockholders Approval (defined below).

     Pursuant to the September 30 Agreement, at the First Closing the Company and Prometheus entered into the Warrant Agreement, the Stockholders Agreement and the Registration Rights Agreement (the 'Ancillary Agreements'), all of which are described below. See 'Warrants;' 'Stockholders Agreement;' and 'Registration Rights Agreement.' In addition, certain principal stockholders of the Company and Prometheus entered into an Amended and Restated Stockholders Voting Agreement.


     Second Closing. Subject to the terms and conditions of the Stock Purchase Agreement, including Stockholders Approval, at a second closing, Prometheus will purchase from the Company 28,300 shares, having an initial liquidation value of $28,300,000, of Class AA Preferred Stock, for an aggregate purchase price of $28,300,000 (the 'Second Closing'). 'Stockholders Approval' means approval by the record holders of the requisite number of shares of outstanding Common Stock of all items necessary to effectuate the transactions contemplated by the Stock Purchase Agreement and the Ancillary Agreements. Stockholders Approval is assured because certain principal stockholders who hold in the aggregate Common Stock having a majority of the votes entitled to be cast at the Special Meeting have agreed to vote in favor of the Transactions. See 'Stockholders Voting Agreement' and 'Stockholders Approval.' Under the Stock Purchase Agreement, the Second Closing is to occur no later than March 6, 1998.


     Upon the consummation of the Second Closing, Prometheus for a price of $40,000,000 will have purchased 40,000 shares, having an initial liquidation value of $40,000,000, of Class AA Preferred Stock and Warrants for 375,000 shares of Common Stock.

     Subsequent Closings. Subject to the terms and conditions of the Stock Purchase Agreement, following the Second Closing, the Company will sell to Prometheus, from time to time at one or more subsequent closings, an aggregate of 35,000 shares, having an initial liquidation value of $35,000,000, of Class AB Preferred Stock, and apportioned between the Class ABI Preferred Stock and the Class ABII Preferred Stock as described below, Warrants for 625,000 shares of Common Stock and the Contingent Warrants, for an aggregate purchase price of $35,000,000 (the 'Subsequent Purchases'). At least 20 business days prior to any Subsequent Purchase, the Company is obligated to notify Prometheus of the anticipated date of the subsequent closing and the number of shares of Class AB Preferred Stock the Company is requiring Prometheus to purchase, which will not be fewer than $10,000,000 aggregate purchase price of the securities unless such purchase is of the balance of the securities. The Company will be obligated to require Prometheus to make all of the Subsequent Purchases on or before December 31, 1998. Warrants for 625,000 shares and the Contingent Warrants will be issued to Prometheus at the first Subsequent Purchase to occur after the Second Closing. Thereafter, if Prometheus defaults in any of its obligations to fund Subsequent Purchases (other than because of a default of the Company), Prometheus is required to redeliver to the Company for cancellation all Warrants (but not the Contingent Warrants) received in excess of one Warrant for every $75 of the amount of Liquidation Preference (defined below) of preferred stock issued under the Stock Purchase Agreement.

     The Stock Purchase Agreement provides that no Subsequent Purchase shall occur within six months following the date of the Second Closing without the consent of Prometheus. Further, the Stock Purchase Agreement provides that if Prometheus consents to a merger of the Company with a bona fide third party in an arm's length transaction such that following the merger more than 51 percent of the Common Stock is owned by such third party, the Company would have the right to be released from its obligations to sell to Prometheus the then-unissued balance of the Class AB Preferred Stock. The Company is not engaged in any negotiations with a third party with respect to the sale of a majority of the Common Stock nor is the Company aware of any effort by a third party to acquire a majority of the Common Stock.

     Upon the consummation of all of the Subsequent Purchases, Prometheus will have purchased 40,000 shares, having an initial liquidation value of $40,000,000, of Class AA Preferred Stock, 35,000 shares, having an initial liquidation value of $35,000,000, of Class AB Preferred Stock, Warrants for 1,000,000 shares of Common Stock and the Contingent Warrants, for an aggregate price of $75,000,000.

     Further Purchases. Provided that all Subsequent Purchases have been sold to Prometheus, the Company may, at its option, request, on not less than 30 business days notice, that Prometheus purchase in the aggregate from the Company, in proportionate amounts and on terms otherwise identical to the terms of the securities referred to above, up to an additional 13,333 shares, having an initial liquidation value of $13,333,000, of Class AA Preferred Stock, up to an additional 11,667 shares, having an initial liquidation value of $11,667,000, of Class AB Preferred Stock and up to an additional 333,250 Warrants (a 'Further Purchase'), for an aggregate purchase price of up to $25,000,000. Prometheus may, in its sole discretion, agree to or refuse any such request for a Further Purchase.

     Right of First Refusal. Prometheus will have a right of first refusal with respect to any bona fide offer to purchase up to $25,000,000 of equity capital of the Company. Prometheus must respond to such offer within 30 days and if it does not accept such offer, the Company may proceed with such issuance but is prohibited from raising such capital on terms materially less favorable to the Company without first offering the securities again to Prometheus.

     CLASS AA PREFERRED STOCK. The following is a summary of the preferences, powers and rights of the Class AA Preferred Stock set forth in a proposed amended Certificate of Designations, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof ('Class AA Certificate of Designations'). The original Class AA Certificate of Designations was filed with the Delaware Secretary of State in connection with the First Closing. See 'Certificate of Incorporation and Bylaws Amendments--Amendment of Class AA Certificate of Designations.'

     Number of Shares. The number of authorized shares of Class AA Preferred Stock will be 53,333 shares.

     Rank. With respect to dividends and distributions upon liquidation, dissolution or winding up of the Company, the Class AA Preferred Stock will rank equally with any Parity Stock and senior to the Common Stock and any other equity or other securities into which any convertible indebtedness is convertible which are issued by the Company. 'Parity Stock' means (a) the Series A Cumulative Convertible Preferred Stock, (b) the Series B Convertible Preferred Stock, (c) the Series C Convertible Preferred Stock, (d) the Series D Convertible

Redeemable Preferred Stock, (e) the Class ABI Preferred Stock, (f) the Class ABII Preferred Stock, and (g) any class or series of stock of the Company authorized after the date that the Company first issues (the 'Initial Issue Date') the Class AA Preferred Stock which is entitled to receive payment of dividends, or assets upon liquidation, dissolution or winding up of the Company, on a parity with the Class AA Preferred Stock. See 'Certificate of Incorporation and Bylaws Amendments' with respect to the shares of Series A, Series B, Series C, Series D and Series E Preferred Stock authorized, issued and outstanding.

     Dividends. The record holders of Class AA Preferred Stock will be entitled to receive dividends, when and as declared by the Board, out of funds legally available for payment of dividends. Such dividends will be payable in cash at the annual rate of 12% of the Liquidation Preference until such time, if any, as the Second Closing occurs. If the Second Closing occurs, such dividends will be payable in cash from and after the Second Closing at the annual rate of 6% of the Liquidation Preference. 'Liquidation Preference' means $1,000 per share. Dividends on shares of Class AA Preferred Stock will accrue and be cumulative from the date of issuance of such shares. Dividends will be payable quarterly in arrears when and as declared by the Board on March 31, June 30, September 30 and December 31 of each year (a 'Dividend Payment Date'), commencing on December 31, 1997. For any Dividend Period in which dividends are not paid in full on the Dividend Payment Date first succeeding the end of such Dividend Period, then such accrued and unpaid dividends will be added (solely for the purpose of calculating dividends payable on the Class AA Preferred Stock) to the Liquidation Preference of the Class AA Preferred Stock effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and will thereafter accrue additional dividends at the applicable dividend rate until such accrued and unpaid dividends have been paid in full. 'Dividend Period' means the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, the Dividend Payment Date to, but not including, the next Dividend Payment Date.

     The Company will be required to declare and pay dividends at the applicable dividend rate on each Dividend Payment Date to the extent that funds are legally available for declaration of such dividends. If full dividends are not paid to the holders of Class AA Preferred Stock and of any Parity Stock with respect to any Dividend Period and funds available for payment of dividends are insufficient to permit payment in full to holders of all such stock, then the entire amount legally available for payment of dividends will be distributed ratably among all such holders of Class AA Preferred Stock and of any Parity Stock. The dividends payable in respect of the Class AA Preferred Stock will be a mandatory obligation to the Company, subject only to the limitations set forth in the Delaware General Corporation Law with respect to funds legally permitted to be used for the payment of dividends.

     While any Class AA Preferred Stock is outstanding, (a) the Company will not declare, pay or set apart for payment on any Junior Stock any dividends (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), (b) the Company will not make any distribution on any Junior Stock, (c) the Company or any of its majority-owned subsidiaries will not purchase, redeem or otherwise acquire any Junior Stock, and (d) no money will be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Class AA Preferred Stock will have been entitled for all previous Dividend Periods have been paid or declared and a sum of money sufficient for such payment has been set apart. 'Junior Stock' means the Common Stock, other Common Equity and any class or series of stock of the Company authorized after the Initial Issue Date which is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Class AA Preferred Stock and on any Parity Stock have been so paid or declared and set apart for payment or which is not entitled to receive any assets upon liquidation, dissolution or winding up of the Company until the Class AA Preferred Stock and any Parity Stock have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up. 'Common Equity' means all shares of any class of common stock of the Company, including the Common Stock, and any other stock of the Company authorized after the Initial Issue Date, which has the right to participate in the distribution of the assets and earnings of the Company without limit as to per share amount.

     Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the Company, before any payment or distribution will be made to the holders of Junior Stock, the holders of Class AA Preferred Stock will be entitled to be paid out of the Company's assets in cash or property at its fair market value as determined by the Board, the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation, dissolution or such other winding up. If, upon any such liquidation, dissolution or other winding up of the Company the Company's assets are insufficient to permit the payment in full of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Class AA Preferred Stock and the full liquidating payments on all Parity Stock, then the Company's assets will be ratably distributed among the holders of Class AA Preferred Stock and any Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full. For the purposes of the foregoing, neither the consolidation or merger of the Company into or with another entity or entities, nor the sale, lease, transfer or conveyance of all or substantially all of the Company's assets to another entity, will be deemed a liquidation, dissolution or winding up of the Company.

     Conversion. Holders of shares of Class AA Preferred Stock will have the right at any time after the Initial Issue Date to convert such shares into Common Stock at the then prevailing Optional Conversion Price. 'Optional Conversion Price' means initially $6.00 per share subject thereafter to adjustment at the option of the holder during the period between September 30, 2001 and September 30, 2003 (the 'Adjustment Period'). A holder of Class AA Preferred Stock will have the right during the Adjustment Period to elect to adjust up to five times per year the Optional Conversion Price for the Class AA Preferred Stock held by such holder (an 'Election'), by reference to the then prevailing Adjustment Price as follows:

   ADJUSTMENT PRICE(S)
                               OPTIONAL CONVERSION PRICE(S)
--------------------------     ----------------------------
 $10.01       --     12.00                $ 5.50
   5.00       --     10.00                  5.25
   4.01       --      4.99                  3.00
   2.01       --      4.00                  2.00
   0.00       --      2.00                  1.00

     'Adjustment Price' means, on any date of determination, the average of the closing prices of the Common Stock over the 60 day period prior to such date. If and when the Company makes any adjustment to the Conversion Prices as referred to below (the 'Antidilution Adjustments'), the Company will make a like adjustment to the Adjustment Prices set forth above.

     After the date of the Second Closing (if any), at any time during a period when the Average Trading Price is equal to or exceeds $12.00, subject to the Antidilution Adjustments referred to below, the Company will have the right to convert all, but not less than all, of the Class AA Preferred Stock outstanding at such time into Common Stock at the then prevailing Mandatory Conversion Price, provided that on the mandatory conversion date, the Company will have paid all accrued dividends on all shares of Class AA Preferred Stock then outstanding (a 'Mandatory Conversion'). 'Average Trading Price' means, on any date of determination, the average of the closing prices of the Common Stock over the 90 day period prior to such date. 'Mandatory Conversion Price' means initially $6.00 per share subject thereafter to the Antidilution Adjustments referred to below. For the purposes of conversion, each share of Class AA Preferred Stock will be valued at the Liquidation Preference plus all accrued but unpaid dividends thereon through the relevant conversion date, which value will be divided by the Optional Conversion Price or Mandatory Conversion Price, as applicable, in effect on the conversion date to determine the number of shares issuable upon conversion.

     Certain Antidilution Adjustments will be made to the Optional Conversion Price and the Mandatory Conversion Price (the 'Conversion Prices') from time to time upon the following events, subject to certain exceptions and limitations:
(a) if the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) issues by reclassification of its Common Stock any shares of its capital stock; (b) if the Company distributes any rights or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the current market price per share on the applicable record date; (c) if the Company distributes to all holders of its Common Stock (i) any class of capital stock of the Company other than its Common Stock, (ii) any evidence of indebtedness or other securities of the Company or any subsidiary of the Company, (iii) any other assets of the Company or any subsidiary of the Company (other than cash), (iv) distributions in cash in excess of 3% of the net earnings before extraordinary items of the Company for the previous fiscal year, or (v) any rights, options or warrants to acquire any of the foregoing; (d) if the Company issues Common Stock for a consideration per share less than the Current Market Price per share on the date the Company fixes the offering price of such additional shares; (e) if the Company issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than certain preferred stock or securities described in (b) or (c) above) and for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Current Market Price per share on the date of issuance of such options, warrants or other securities. 'Current Market Price' means, for a share of Common Stock on any date, the average of Quoted Prices for the 30 consecutive trading days commencing 45 trading days before the date in question. 'Quoted Price' means the last reported sales price for Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System, National Market System, or, if the Common Stock is listed or admitted for trading on a securities exchange, the last reported sales price of the Common Stock on the principal exchange on which the Common Stock is listed or admitted for trading, or if not so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. The formulas for calculating the Antidilution Adjustments upon the events described above are set forth in the Class AA Certificate of Designations.

     The Company from time to time may reduce the Conversion Prices by any amount for any period of time if the period is at least 20 business days and if the reduction is irrevocable during the period, but in no event may the Conversion Prices be less than the par value of a share of Common Stock.

     If the Company is party to a merger which reclassifies or changes its Common Stock, upon consummation of such transaction Class AA Preferred Stock will automatically become convertible into the kind and amount of securities, cash or other assets which the holder of Class AA Preferred Stock would have owned immediately after the consolidation or merger, if such holder had converted Class AA Preferred Stock immediately before the effective date of the transaction.

     The Company has reserved and will continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Class AA Preferred Stock in full.

     No Redemption. The Company will not have the right to redeem the Class AA Preferred Stock.

     Voting Rights. The record holders of Class AA Preferred Stock will be entitled to vote on all matters voted on by holders of Common Stock, voting together with the Common Stock as a single class (together with all other classes and series of stock of the Company that are entitled to vote as a single class with the Common Stock) at all meetings of the stockholders of the Company. In any such vote, each share of Class AA Preferred Stock will entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Class AA Preferred Stock is convertible based on the Mandatory Conversion Price of the Class AA Preferred Stock.

     On any matter on which the holders of Class AA Preferred Stock are entitled by law or under the Certificate of Incorporation to vote separately as a class, each such holder will be entitled to one vote for each share held, and such matter will be determined by a majority of the votes cast unless Delaware law or the Class AA Certificate of Designations requires approval by a higher percentage.

     From the earlier of the Stockholders Approval or the request by Prometheus, until a Termination Event (defined below), the number of directors comprising the Board will be equal to 15 and the holders of Class AA Preferred Stock and Class AB Preferred Stock, voting as a single class (separately from other stockholders), will have the exclusive right to elect 3 directors (each such director, a 'Preferred Stock Director'). Any increases in the size of the Board will require a proportional increase in the number of Preferred Stock Directors (rounded up to the next whole number) such that the Preferred Stock Directors represent not less than 20% of the votes of the Board. A proportionate number of Preferred Stock Directors will serve on each committee of the Board, provided that the Executive Committee will consist of five members of which two members will be Preferred Stock Directors. The 'Executive Committee' means the five-member executive committee of the Board to which substantial operational matters regarding the Company will be delegated. At least one Preferred Stock Director may serve on the board or other governing body of each of the Company's subsidiaries and affiliates, other than operational home building companies. See 'Stockholders Agreement--Members of the Board.'

     A 'Termination Event' means the date on which (a) the aggregate amount of Class AA and Class AB Preferred Stock outstanding is less than 20% of the maximum amount of the Class AA and Class AB Preferred Stock issued or (b) the aggregate remaining investment or commitment to invest in the Company by Prometheus and any of its affiliates (or any single transferee or related group of transferees) is less than the greater of $10,000,000 or 10% of the Company's Market Capitalization, provided that a Termination Event will not occur prior to all closings being consummated under the Stock Purchase Agreement. With respect to (b) above, the value of such investment will be based on the sum of: (i) the greater of the Liquidation Preference of the Preferred Stock and the value of the Common Stock underlying such Preferred Stock (as measured by the Conversion Price) then held by it; (ii) the value of the Common Stock then held by it; and
(iii) the value of the Warrants then held by it. 'Market Capitalization' means the market value of the outstanding Common Stock as measured by the 30 trading days preceding any measurement date.

     As a result of the acquisition by Prometheus of 11,700 shares of Class AA Preferred Stock at the First Closing, Prometheus currently, upon request, has the right, among other things, to require the Company to take all necessary action to permit Prometheus to elect three Preferred Stock Directors to the Board, to have two of such Preferred Stock Directors appointed to the Executive Committee and to have a proportionate number of Preferred Stock Directors serve on each other committee of the Board. Prometheus has indicated that it does not intend to exercise such rights until Stockholders Approval, although it reserves the right to do so at any time.

     The holders of Class AA Preferred Stock and Class AB Preferred Stock, voting as a single class (separately from other stockholders), will be entitled to elect additional Preferred Stock Directors sufficient to cause the Preferred Stock Directors to constitute a majority of the Board and all committees of the Board, including the Executive Committee (the 'Additional Preferred Stock Directors') in the following event (an 'Adverse Event'): that on any date following the Second Closing that is 60 days after the end of a fiscal quarter of the Company (a 'Test Date') both (a) the Average Trading Price of the Common Stock is below $4.375 per share (adjusted in the same manner as the Mandatory Conversion Price to take account of any of the occurrences that would require an Antidilution Adjustment) and (b)(i) the percentage change in the EBT per share of the issued and outstanding Common Stock for the most recent two fiscal quarters as measured against the same two fiscal quarters from the prior fiscal year is less than (ii) the percentage change in the EBT per share of the issued and outstanding common stock of the Comparable Group for the same period as compared against the EBT per share (calculated on the same basis) of the Comparable Group during the same period in the prior fiscal year. 'EBT' means earnings before interest expense, income taxes and extraordinary or non-recurring items, all calculated in accordance with generally accepted accounting principles. 'Comparable Group' means the following entities: Pulte Corporation; The Ryland Group, Inc.; U.S. Home Corporation; NVR Inc.; Hovnanian Enterprises, Inc.; Toll Brothers, Inc.; Washington Homes, Inc.; Zaring National Corporation; M/I Schottenstein Homes, Inc.; Continental Homes Holding Corp.; Engle Homes, Inc.; Crossman Communities; Beazer Homes USA, Inc.; and D.R. Horton, Inc. The size of the Board and all committees will be automatically increased in order to effect any Additional Preferred Stock Directors. The right of the holders of Preferred Stock to elect Additional Preferred Stock Directors will continue until such time as neither (a) nor (b) above is true for two consecutive Test Dates. See 'Stockholders Agreement--Members of the Board.'

     The Preferred Stock Directors elected will serve until the next annual meeting or until their respective successors are elected and qualify. Upon the termination of the right to elect Additional Preferred Stock Directors, any Additional Preferred Stock Directors will resign. Any Preferred Stock Director may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of Preferred Stock, voting separately as a single class.

     Preferred Stock Director Designees. Prometheus, which holds 11,700 shares of Class AA Preferred Stock, has informed the Company that of the three Preferred Stock Directors it is entitled to elect, it currently expects to elect Robert P. Freeman, James D. Klingbeil and Murry N. Gunty.

     Robert P. Freeman, age 52, is a principal of Lazard. In that capacity, Mr. Freeman is responsible for Lazard's investments, portfolio management, asset management and administrative functions. Mr. Freeman joined Lazard at the end of 1992 from Perini Investment Properties, Inc., an American Stock Exchange listed real estate investment and management company, where he had been president and chief executive officer since 1991 and a director since 1985. Mr. Freeman serves on the board of directors of ARV Assisted Living, American Apartment Communities, Atlantic American Properties Trust and Commonwealth Atlantic Properties.

     James D. Klingbeil, age 61, is the Chairman, President and Chief Executive Officer of American Apartment Communities, which owns, manages or has a controlling interest in a portfolio of apartment communities. Mr. Klingbeil also serves as Chairman of The Klingbeil Company, which since its formation in 1961 has engaged in real estate investment, development, construction and management.

     Murry N. Gunty, age 30, is a principal of Lazard. In that capacity, Mr. Gunty is responsible for Lazard's investments. Prior to joining Lazard in 1995, Mr. Gunty was employed by J.E. Robert Company, where he worked on investment activities involving real estate investment trusts, commercial mortgage-backed securities, and other corporate real estate opportunities. Prior to that, he worked at Trammell Crow Ventures. Mr. Gunty serves on the Board of Directors of ARV Assisted Living and Atlantic American Properties Trust.

     Consent Rights. In addition to any vote or consent of shareholders required by law or the Certificate of Incorporation, the consent of the holders of at least 66 2/3% of the shares of Class AA Preferred Stock at the time outstanding will be necessary to effect or validate the following actions or transactions: (a) any amendment, alteration or repeal of any provision of the Certificate of Incorporation or of the by-laws of the Company, which affects adversely the voting powers, preferences and rights of the holders of Class AA Preferred Stock; (b) any authorization or creation of or increase in the amount of any shares of any class or any security convertible into shares of any class ranking senior to or on parity with shares of Class AA Preferred Stock (other than the Class AB Preferred Stock) in the distribution of assets on any liquidation, dissolution or winding up of the Company or in the payment of dividends or otherwise; (c) any increase or decrease (other than by conversion) in the total number of authorized shares of Class AA Preferred Stock; (d) any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company or any of its material subsidiaries of which it owns 50% or more of the voting power, or any consolidation or merger involving the Company or any of such subsidiaries (except mergers between the Company's subsidiaries), or any reclassification or other change of any stock, or any liquidation, dissolution, or winding up of the Company or, unless the Company's obligations under an agreement are expressly conditioned upon the requisite approval of the holders of 66 2/3% of the Class AA Preferred Stock then outstanding, make any agreement or become obligated to do so; (e) any purchase, redemption or other acquisition for value (or payment into or setting aside as a sinking fund for such purpose) of any shares of Common Stock or other capital stock of the Company; or (f) any declaration or payment of any dividends on or declaration or making of any other distribution on account of the Common Stock or setting apart any sum for any such purpose unless all accrued unpaid dividends on Class AA Preferred Stock have been paid in cash.

     Financial Statements. Until the occurrence of a Termination Event, the Company will furnish to the holders of Class AA Preferred Stock all quarterly and annual financial information required to be filed with the Securities and Exchange Commission ('SEC') on Forms 10-Q and 10-K and, with respect to the annual information, a report thereon by the Company's certified independent accountants, and all current reports required to be filed with the SEC on Form 8-K.

     Modification and Waiver. The Class AA Certificate of Designations may be amended and the rights of the holders of the Class AA Preferred Stock waived with the consent of holders of at least 66 2/3% of the shares of the Class AA Preferred Stock then outstanding.

     Debt Alternative. The Company and Prometheus are continuing to discuss the possibility of the Company issuing a debt instrument in lieu of the issuance of a portion of the Class AB Preferred Stock. Such a debt instrument, if issued, will bear interest at an annual rate of 12% payable quarterly, will mature on December 31, 2004 and will have terms and conditions substantially the same as the Class AB Preferred Stock, except that such debt will not carry any voting rights. The Company may seek to issue debt in lieu of the issuance of a portion of the Class AB Preferred Stock depending upon the Company's evaluation of (i) the relative cost of the issuance of debt versus the cost of issuance of the Class AB Preferred Stock, (ii) the benefits to the Company, including the financial and accounting impact, and the financial market's evaluation, of the issuance of additional debt as opposed to the issuance of the Class AB Preferred Stock and (iii) the federal income tax and other consequences of the issuance of debt versus the Class AB Preferred Stock.

     The Company has not made any determination as to the amount of debt, if any, it might seek to issue in lieu of the issuance of the Class AB Preferred Stock. The Company's ability to effect the debt alternative in lieu of the Class AB Preferred Stock is subject to compliance with the Indenture, which governs the Company's Senior Notes.

     APPORTIONMENT OF CLASS AB PREFERRED STOCK. Under the Stock Purchase Agreement, the parties will apportion the Class AB Preferred Stock to be issued between the Class ABI Preferred Stock and the Class ABII Preferred Stock to ensure that Prometheus has no more than 45% of the total voting power of the Company on the date of issuance of such Class AB Preferred Stock with respect to the election of directors to the Board generally (other than directors elected exclusively by holders of Class AA Preferred Stock and Class AB Preferred Stock), and so that the Company will issue the maximum amount of Class ABI Preferred Stock that it is permitted to issue before issuing any Class ABII Preferred Stock. Such apportionment will not be required until a Subsequent Purchase.

     CLASS AB PREFERRED STOCK. The following is a summary of the preferences, powers and rights of the Class ABI Preferred Stock set forth in a Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof ('Class ABI Certificate of Designations') and the Class ABII Preferred Stock set forth in a Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof ('Class ABII Certificate of Designations').

     Number of Shares. The number of authorized shares of Class AB Preferred Stock will be 46,670 shares, which will be apportioned between Class ABI Preferred Stock and Class ABII Preferred Stock.

     Rank. With respect to dividends and distributions upon liquidation, dissolution or winding up of the Company, the Class ABI Preferred Stock and the Class ABII Preferred Stock will rank equally with the Class AA Preferred Stock and any other Parity Stock and senior to the Common Stock and any other equity or other securities into which any convertible indebtedness is convertible which are issued by the Company. With respect to Class ABI Preferred Stock and Class ABII Preferred Stock, 'Parity Stock' means (a) the Series A Preferred Stock, (b) the Series B Preferred Stock, (c) the Series C Preferred Stock, (d) the Series D Preferred Stock, (e) the Class AA Preferred Stock, (f) the Class ABII Preferred Stock (with respect to the Class ABI Preferred Stock) and the Class ABI Preferred Stock (with respect to the Class ABII Preferred Stock), and (g) any class or series of stock of the Company authorized after the Initial Issue Date which is entitled to receive payment of dividends, or assets upon liquidation, dissolution or winding up of the Company, on a parity with the Class ABI Preferred Stock and the Class ABII Preferred Stock.

     Dividends. The record holders of Class ABI Preferred Stock and Class ABII Preferred Stock will be entitled to receive dividends, when and as declared by the Board, out of funds legally available for payment of dividends. Such dividends will be payable in cash at the annual rate of 12% of the Liquidation Preference. As with the Class AA Preferred Stock, 'Liquidation Preference' with respect to the Class ABI Preferred Stock and Class ABII Preferred Stock means $1,000 per share. Dividends on shares of Class ABI Preferred Stock and Class ABII Preferred Stock will accrue and be cumulative from the date of issuance of such shares. Dividends will be payable quarterly in arrears when and as declared by the Board on March 31, June 30, September 30 and December 31 of each year (a 'Dividend Payment Date'), commencing on the Dividend Payment Date following the issuance of any such Class AB Preferred Stock. For any Dividend Period in which dividends are not paid in full on the Dividend Payment Date first succeeding the end of such Dividend Period, then such accrued and unpaid dividends will be added (solely for the purpose of calculating dividends payable on the Class ABI Preferred Stock or the Class ABII Preferred Stock, as applicable) to the Liquidation Preference of the Class ABI Preferred Stock or the Class ABII Preferred Stock, as applicable, effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and will thereafter accrue additional dividends at the annual rate of 12% until such accrued and unpaid dividends have been paid in full.

     The Company will be required to declare and pay dividends at the rate of 12% per annum of the Liquidation Preference on each Dividend Payment Date to the extent that funds are legally available for declaration of such dividends. If full dividends are not paid to the holders of Class ABI Preferred Stock, Class ABII Preferred Stock and of any Parity Stock with respect to any Dividend Period and funds available for payment of dividends are insufficient to permit payment in full to holders of all such stock, then the entire amount legally available for payment of dividends will be distributed ratably among all such holders of Class ABI Preferred Stock, Class ABII Preferred Stock and any Parity Stock. The dividends payable in respect of the Class ABI Preferred Stock and the Class ABII Preferred Stock will be a mandatory obligation of the Company, subject only to the limitations set forth in the Delaware General Corporation Law with respect to funds legally permitted to be used for the payment of dividends.

     While any Class ABI Preferred Stock or Class ABII Preferred Stock is outstanding, (a) the Company will not declare, pay or set apart for payment on any Junior Stock any dividends (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), (b) the Company will not make any distribution on any Junior Stock, (c) the Company or any of its majority-owned subsidiaries will not purchase, redeem or otherwise acquire any Junior Stock, and (d) no money will be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Class ABI Preferred Stock and Class ABII Preferred Stock will have been entitled for all previous Dividend Periods have been paid or declared and a sum of money sufficient for such payment has been set apart. With respect to Class ABI Preferred Stock as well as Class ABII Preferred Stock, 'Junior Stock' means the Common Stock, other Common Equity and any class or series of stock of the Company authorized after the Initial Issue Date which is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Class AB Preferred Stock and on any Parity Stock have been so paid or declared and set apart for payment or which is not entitled to receive any assets upon liquidation, dissolution or winding up of the Company until the Class ABI Preferred Stock, the Class ABII Preferred Stock and any Parity Stock have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

     Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the Company, before any payment or distribution will be made to the holders of Junior Stock, the holders of Class ABI Preferred Stock and Class ABII Preferred Stock will be entitled to be paid out of the Company's assets in cash or property at its fair market value as determined by the Board, the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation, dissolution or such other winding up. If, upon any such liquidation, dissolution or other winding up of the Company the Company's assets are insufficient to permit the payment in full of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Class ABI Preferred Stock and the Class ABII Preferred Stock and the full liquidating payments on all Parity Stock, then the Company's assets will be ratably distributed among the holders of Class ABI Preferred Stock, Class ABII Preferred Stock and any Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full. For the purposes of the foregoing, neither the consolidation or merger of the Company into or with another entity or entities, nor the sale, lease, transfer or conveyance of all or substantially all of the Company's assets to another entity will be deemed a liquidation, dissolution or winding up of the Company.

     Conversion. Holders of shares of Class ABI Preferred Stock and holders of shares of Class ABII Preferred Stock will have the right at any time on or after September 30, 2001, the fourth anniversary of the date of the First Closing, but before the redemption date, to convert such shares into Common Stock at the Conversion Price described below.

     The Company, at its option, will have the right at any time on or after September 30, 2002, the fifth anniversary of the date of the First Closing, but before the redemption date, to convert all, but not less than all, of the Class ABI Preferred Stock and the Class ABII Preferred Stock outstanding at such time into Common Stock at the Conversion Price described below, provided that on the conversion date the Company will have paid all accrued dividends on all Class ABI Preferred Stock and Class ABII Preferred Stock then outstanding.

     For the purposes of conversion, whether at the election of either the holders of shares of Class ABI Preferred Stock or Class ABII Preferred Stock or the Company as described above, the Conversion Price will be equal to 95% of the Current Market Price (defined above) on the applicable conversion date. Each share of Class ABI Preferred Stock and Class ABII Preferred Stock will be valued at the Liquidation Preference plus all accrued but unpaid dividends thereon through the relevant conversion date, which value will be divided by the Conversion Price in effect on the conversion date to determine the number of shares issuable upon conversion.

     The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 business days and if the reduction is irrevocable during the period, but in no event may the Conversion Price be less than the par value of a share of Common Stock.

     If the Company consolidates or merges with or into, transfers or leases all or substantially all its assets to any person, upon consummation of such transaction Class ABI Preferred Stock and Class ABII Preferred Stock will automatically become convertible into the kind and amount of securities, cash or other assets which the holders thereof would have owned immediately after the consolidation, merger, transfer or lease if such holders had converted such Preferred Stock immediately before the effective date of the transaction.

     The Company has reserved and will continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Class ABI Preferred Stock and Class ABII Preferred Stock in full.

     Redemption. The Company will have the right at its option at any time on or after September 30, 2002, the fifth anniversary of the First Closing, to redeem in whole the Class ABI Preferred Stock and the Class ABII Preferred Stock together at the Redemption Price. The 'Redemption Price' means a price per share equal to the Liquidation Preference, plus an amount equal to all cumulative dividends accrued and unpaid on such share to the redemption date.

     Voting Rights. The record holders of Class ABI Preferred Stock will be entitled to vote on all matters voted on by holders of Common Stock, voting together with the Common Stock as a single class (together with all other classes and series of stock of the Company that are entitled to vote as a single class with the Common Stock) at all meetings of the stockholders of the Company. In any such vote, each share of Class ABI Preferred Stock will entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Class ABI Preferred Stock would be convertible if the conversion price were $5.25 per share (the closing trading price of the Common Stock on the date immediately preceding the First Closing).

     The record holders of Class ABII Preferred Stock will be entitled to vote on all matters voted on by holders of Common Stock, voting together with the Common Stock as a single class (together with all other classes and series of stock of the Company that are entitled to vote as a single class with the Common Stock) at all meetings of the stockholders of the Company other than in respect of the election of directors, except that the Class ABII Preferred Stock will vote in the election of directors if (a) the price of the Common Stock (as measured by the Current Market Price) is less than $3.00 per share (such amount to be adjusted for stock splits and recombinations as appropriate) and (b) the holder provides notice to the Company that it elects to obtain such voting right. In any vote with respect to which the holders of Class ABII Preferred Stock are entitled to vote with the holders of Common Stock as a single class, each share of Class ABII Preferred Stock will entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Class ABII Preferred Stock would be convertible if the conversion price were $5.25 per share (the closing trading price of the Common Stock on the date immediately preceding the First Closing).

     On any matter on which the holders of Class ABI Preferred Stock or Class ABII Preferred Stock are entitled by law or under the Certificate of Incorporation to vote separately as a class, each such holder will be entitled to one vote for each share held, and such matter will be determined by a majority of the votes cast unless Delaware law or the Certificate of Designations requires approval by a higher percentage.

     As discussed above with respect to the Class AA Preferred Stock, from the earlier of the Stockholders Approval or the request by Prometheus, until a Termination Event (as defined above) the number of directors comprising the Board will be equal to 15 and the holders of Class AA Preferred Stock and Class AB Preferred Stock, voting as a single class (separately from other stockholders), will have the exclusive right to elect 3 Preferred Stock Directors. Any increases in the size of the Board will require a proportional increase in the number of Preferred Stock Directors (rounded up to the next whole number) such that the Preferred Stock Directors represent not less than 20% of the votes of the Board. A proportionate number of Preferred Stock Directors will serve on each committee of the Board, provided that the Executive Committee will consist of five members of which two members will be Preferred Stock Directors. At least one Preferred Stock Director may serve on the board or other governing body of each of the Company's subsidiaries and affiliates, other than operational home building companies. See 'The Transactions--Stock Purchase Agreement--Class AA Preferred Stock--Voting Rights' and '--Stockholders Agreement--Members of the Board.'

     As discussed above with respect to the Class AA Preferred Stock, upon the occurrence of an Adverse Event (as defined above) which follows the Second Closing, the holders of Class AA Preferred Stock and Class AB Preferred Stock, voting as a single class (separately from other stockholders), will be entitled to elect Additional Preferred Stock Directors sufficient to cause the Preferred Stock Directors to constitute a majority of the Board and all committees of the Board, including the Executive Committee. The size of the Board and all committees will be automatically increased in order to effect any Additional Preferred Stock Directors. The right to elect Additional Preferred Stock Directors will continue until such time as certain conditions are met, as discussed above. See 'Class AA Preferred Stock--Voting Rights' and 'Stockholders Agreement--Members of the Board.'

     Consent Rights. In addition to any vote or consent of stockholders required by law or the Certificate of Incorporation, the consent of the holders of at least 66 2/3% of the shares of Class ABI Preferred Stock or Class ABII Preferred Stock, as applicable, at the time outstanding, will be necessary to effect or validate the following actions or transactions: (a) any amendment, alteration or repeal of any provision of the Certificate of Incorporation or of the by-laws of the Company, which affects adversely the voting powers, preferences and rights of the holders of Class ABI Preferred Stock or Class ABII Preferred Stock; (b) any authorization or creation of or increase in the amount of any shares of any class or any security convertible into shares of any class ranking senior to or on parity with shares of Class ABI Preferred Stock or Class ABII Preferred Stock (other than the Class AA Preferred Stock) in the distribution of assets on any liquidation, dissolution or winding up of the Company or in the payment of dividends or otherwise; (c) any increase or decrease (other than by conversion) in the total number of authorized shares of Class ABI Preferred Stock or Class ABII Preferred Stock; (d) any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company or any of its material subsidiaries of which it owns 50% or more of the voting power, or any consolidation or merger involving the Company or any of such subsidiaries (except mergers between the Company's subsidiaries), or any reclassification or other change of any stock, or any dissolution, liquidation, or winding up of the Company or, unless the Company's obligations under an agreement are expressly conditioned upon the requisite approval of the holders of 66 2/3% of the Class ABI Preferred Stock and the Class ABII Preferred Stock then outstanding, make any agreement or become obligated to do so; (e) any purchase, redemption or other acquisition for value (or payment into or setting aside as a sinking fund for such purpose) of any shares of Common Stock or other capital stock of the Company; or (f) any declaration or payment of any dividends on or declaration or making of any other distribution on account of the Common Stock or setting apart any sum for any such purpose unless all accrued unpaid dividends on Class ABI Preferred Stock and Class ABII Preferred Stock have been paid in cash.

     Financial Statements. Until a Termination Event occurs, the Company will furnish to the holders of Class ABI Preferred Stock and Class ABII Preferred stock all quarterly and annual financial information required to be filed with the SEC on Forms 10-Q and 10-K and, with respect to the annual information, a report thereon by the Company's certified independent accountants and all current reports required to be filed with the SEC on Form 8-K.

     Modification and Waiver. The Class ABI Certificate of Designations or the Class ABII Certificate of Designations may be amended and the rights of holders of the Class ABI Preferred Stock or the Class ABII Preferred Stock waived with the consent of holders of at least 66 2/3% of the shares of the Class ABI Preferred Stock or the Class ABII Preferred Stock, respectively, then outstanding.

     WARRANTS. Under the Stock Purchase Agreement, Prometheus will receive Warrants to purchase an aggregate of 1,000,000 shares of Common Stock. In accordance with the Stock Purchase Agreement, the Company and Prometheus entered into a Warrant Agreement at the First Closing. Prometheus acquired Warrants for 375,000 shares of Common Stock at the First Closing. See 'First Closing.' Prometheus will receive Warrants for 625,000 shares of Common Stock in connection with the first Subsequent Purchase. See 'Subsequent Closings.'

     The following is a summary of certain terms and conditions of the Warrants as set forth in the Stock Purchase Agreement and the Warrant Agreement.

     Initial Exercise Price and Payment. Pursuant to the Stock Purchase Agreement, the Warrants entitle the holder to purchase shares of Common Stock at an initial exercise price of $7.00 per share, subject to certain adjustments (the 'Exercise Price') set forth in the Warrant Agreement. The Common Stock issuable on exercise of the Warrants is referred to as the 'Warrant Shares.'

     Payment of the Exercise Price may be made at the Warrant holder's option in cash or through the surrender of debt or preferred equity securities of the Company having a principal amount or liquidation preference, as the case may be, equal to the aggregate Exercise Price to be paid. As an alternative to the payment of the Exercise Price, each Warrant holder may exercise his right to receive Warrant Shares on a net basis, such that, without the payment of any funds, the Warrant holder receives that number of Warrant Shares otherwise issuable upon exercise of his Warrants less that number of Warrant Shares having an aggregate fair market value at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the holder of the Warrant Shares. Fair market value of the Warrant Shares will be determined in good faith by a majority of the Non-Preferred Stock Directors of the Company, as of the date of any such exercise, subject to the right of the holders of a majority of the Warrants to challenge such determination. Any such dispute will be resolved by an investment banking firm selected by the Company and acceptable to such Warrant holders. 'Non-Preferred

Stock Directors' means directors of the Company excluding any director elected by the holders of the Preferred Stock voting as a separate class.

     Exercise Period. The Warrants are exercisable during the period commencing on September 30, 1999, until September 30, 2004.

     Adjustments Based on Common Stock Market Price. Between September 30, 2001 and September 30, 2003, a holder of Warrants will have the right to elect to adjust up to five times per year (a) the Exercise Price of each Warrant and (b) the number of shares of Common Stock into which each Warrant held by such holder will convert upon exercise of the Warrants, by reference to the Adjustment Price, as follows:

                                              ADDITIONAL SHARES
ADJUSTMENT PRICE($)     EXERCISE PRICE($)        PER WARRANT
-------------------     -----------------     -----------------
  20.01 or greater             7.00               0.00
      17.51--20.00             7.00               0.33
      15.01--17.50             7.00               0.667
      12.01--15.00             7.00               1.00
      10.01--12.00             6.50               1.25
       8.01--10.00             6.00               1.50
       6.01-- 8.00             5.00               1.75
       4.01-- 6.00             4.00               2.00
       2.01-- 4.00             3.00               2.25
       0.00-- 2.00             2.00               2.50

     The 'Adjustment Price'with respect to the Warrants means the average of the Quoted Price (as defined above) of the Common Stock for the 60 days preceding such adjustment. For purposes of illustration, assuming the holder makes an election during the adjustment period, if the average of the closing prices of the Common Stock for the 60 days preceding is $9.00 per share, the total number of Warrant Shares will be 2,500,000 and the Exercise Price will be $6.00 per share.

     If the Company makes any adjustment to the Exercise Price as referred to below, the Adjustment Prices set forth above will be adjusted in like manner.

     Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the following events, subject to certain exceptions and limitations: (a) if the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) issues by reclassification of its Common Stock any shares of its capital stock; (b) if the Company distributes any rights or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Current Market Price (as defined above) per share on the applicable record date; (c) if the Company distributes to all holders of its Common Stock (i) any class of capital stock of the Company other than its Common Stock, (ii) any evidence of indebtedness or other securities of the Company or any subsidiary of the Company, (iii) any other assets of the Company or any subsidiary of the Company (other than cash), (iv) distributions in cash in excess of 3% of the net earnings before extraordinary items of the Company for the previous fiscal year, or (v) any rights, options or warrants to acquire any of the foregoing; (d) if the Company issues Common Stock for a consideration per share less than the Current Market Price per share on the date the Company fixes the offering price of such additional shares; (e) if the Company issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than certain preferred stock or securities described in (b) or (c) above) and for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Current Market Price per share on the date of issuance of such options, warrants or other securities. The formulas for calculating the adjustments upon the events described above, which are set forth in the Warrant Agreement, are substantially similar to the comparable formulas in the Class AA Certificate of Designations.

     The Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 business days and if the reduction is irrevocable during the period, but in no event may the Conversion Prices be less than the par value of a share of Common Stock.

     If the Company consolidates or merges with or into, or transfers or leases all or substantially all of its assets to any person, upon consummation of such transaction the Warrants will automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if such holder had exercised the Warrant immediately before the effective date of the transaction. Upon each adjustment of the Exercise Price as described above, each Warrant outstanding prior to the making of the adjustment in the Exercise Price will be adjusted with respect to the number of shares of Common Stock that each Warrant entitles the holder to purchase. The formula for calculating such adjustment to the number of Warrant Shares is set forth in the Warrant Agreement.

     Notwithstanding the foregoing, if the Stock Purchase Agreement is terminated prior to the Second Closing (other than as a result of a default by Prometheus of its obligations thereunder), the Exercise Price of each Warrant then outstanding will immediately be reduced to $0.01.

     The Company will reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in treasury, to enable it to satisfy its obligation to issue Warrant Shares upon exercise of the Warrants, the maximum number of shares of Common Stock which may be deliverable upon the exercise of all outstanding Warrants as determined in good faith by the Board from time to time based on the Exercise Price in effect at such time.

     Listing and Registration. The Company will from time to time, at its expense, (a) take all action necessary so that the Warrant Shares, immediately upon their issuance and upon the exercise of Warrants, will be listed and maintained on the principal securities exchanges and markets on which other shares of Common Stock are then listed and (b) register under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), all shares of Common Stock issuable upon exercise if and at the time that any existing shares of the Company's capital stock are so registered.

     CONTINGENT WARRANTS. Under the Stock Purchase Agreement, Prometheus will receive Contingent Warrants to purchase between 380,952 and 5,714,286 shares of Common Stock in certain circumstances. See 'Subsequent Closings.'

     The following is a summary of certain terms and conditions of the Contingent Warrants as set forth in the Stock Purchase Agreement and the Contingent Warrant Agreement.

     Exercise Price and Payment. Pursuant to the Stock Purchase Agreement, the Contingent Warrants entitle the holder to purchase shares of Common Stock at an exercise price of $.01 per share, (the 'Exercise Price') set forth in the Contingent Warrant Agreement. The Common Stock issuable on exercise of the Contingent Warrants is referred to as the 'Contingent Warrant Shares.'

     Payment of the Exercise Price may be made at the Contingent Warrant holder's option in cash or through the surrender of debt or preferred equity securities of the Company having a principal amount or liquidation preference, as the case may be, equal to the aggregate Exercise Price to be paid. As an alternative to the payment of the Exercise Price, each Contingent Warrant holder may exercise his right to receive Contingent Warrant Shares on a net basis, such that, without the payment of any funds, the Contingent Warrant holder receives that number of Contingent Warrant Shares otherwise issuable upon exercise of his Contingent Warrants less that number of Contingent Warrant Shares having an aggregate fair market value at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the holder of the Contingent Warrant Shares. Fair market value of the Contingent Warrant Shares will be determined in good faith by a majority of the Non-Preferred Stock Directors of the Company, as of the date of any such exercise, subject to the right of the holders of a majority of the Contingent Warrants to challenge such determination. Any such dispute will be resolved by an investment banking firm selected by the Company and acceptable to such Contingent Warrant holders. 'Non-Preferred Stock Directors' means directors of the Company excluding any director elected by the holders of the Preferred Stock voting as a separate class.

     Adjustment Based on Common Stock Market Price. Between September 30, 2001 and September 30, 2003, upon each and every Election pursuant to the Class AA Preferred Stock, the number of shares of Common Stock into which the Contingent Warrants will convert upon exercise of the Contingent Warrants, if any, will be adjusted by reference to the Adjustment Price, as follows:

                          CONTINGENT
ADJUSTMENT PRICE(S)     WARRANT SHARES
-------------------     --------------
       $8.01--10.00          380,952
        6.01-- 8.00        2,380,952
        5.00-- 6.00        5,714,286

     The 'Adjustment Price'with respect to the Contingent Warrants means the average of the Quoted Price (as defined above) of the Common Stock for the 60 days preceding such adjustment. For purposes of illustration, assuming an Election is made during the adjustment period, if the average of the closing prices of the Common Stock for the 60 days preceding such adjustment is $9.00 per share, the total number of Contingent Warrant Shares will be 380,952.


     Exercise Period. The Contingent Warrants will become exercisable if at any time between September 30, 2001 and September 30, 2003 the Adjustment Price of the Common Stock is between $5.00 and $10.00 per share. If, during such period, the Adjustment Price of the Common Stock is less than $5.00 per share and the holder of the Class AA Preferred Stock makes an Election to adjust the Optional Conversion Price of the Class AA Preferred Stock then the Contingent Warrants shall terminate. See 'Class AA Preferred Stock--Conversion.' Further, the Contingent Warrants shall terminate upon (a) voluntary conversion by the holder of the Class AA Preferred Stock before September 30, 2001 or (b) Mandatory Conversion by the Company of the Class AA Preferred Stock. Otherwise, the Contingent Warrants will expire on March 31, 2004.


     Adjustment of Number of Contingent Warrant Shares. The number of Contingent Warrant Shares issuable upon the exercise of the Contingent Warrants is subject to adjustment from time to time upon the following events, subject to certain exceptions and limitations: (a) if the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) issues by reclassification of its Common Stock any shares of its capital stock; (b) if the Company distributes any rights or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Current Market Price (as defined above) per share on the applicable record date; (c) if the Company distributes to all holders of its Common Stock (i) any class of capital stock of the Company other than its Common Stock, (ii) any evidence of indebtedness or other securities of the Company or any subsidiary of the Company, (iii) any other assets of the Company or any subsidiary of the Company (other than cash), (iv) distributions in cash in excess of 3% of the net earnings before extraordinary items of the Company for the previous fiscal year, or (v) any rights, options or warrants to acquire any of the foregoing; (d) if the Company issues Common Stock for a consideration per share less than the Current Market Price per share on the date the Company fixes the offering price of such additional shares; (e) if the Company issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than certain preferred stock or securities described in (b) or (c) above) and for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Current Market Price per share on the date of issuance of such options, warrants or other securities. The formulas for calculating the adjustments upon the events described above, which are set forth in the Contingent Warrant Agreement, are substantially similar to the comparable formulas in the Class AA Certificate of Designations.

     If the Company consolidates or merges with or into, or transfers or leases all or substantially all of its assets to any person, upon consummation of such transaction the Contingent Warrants will automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Contingent Warrant would have owned immediately after the consolidation, merger, transfer or lease if such holder had exercised the Contingent Warrant immediately before the effective date of the transaction.

     The Company will reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in treasury, to enable it to satisfy its obligation to issue Contingent Warrant Shares upon exercise of the Contingent Warrants, the maximum number of shares of Common Stock which may be deliverable upon the exercise of all outstanding Contingent Warrants as determined in good faith by the Board from time to time based on the Exercise Price in effect at such time.

     Listing and Registration. The Company will from time to time, at its expense, (a) take all action necessary so that the Contingent Warrant Shares, immediately upon their issuance and upon the exercise of Contingent Warrants, will be listed and maintained on the principal securities exchanges and markets on which other shares of Common Stock are then listed and (b) register under the Exchange Act all shares of Common Stock issuable upon exercise if and at the time that any existing shares of the Company's capital stock are so registered.

     HSR Act. Promptly after receipt of notice from any Warrant holder or Contingent Warrant holder of its intention to exercise any Warrants or Contingent Warrants, the Company will make any filings required to be made under the Hart-Scott-Rodino Improvements Act of 1976 (the 'HSR Act') in connection with such exercise. The applicable waiting period, including any extension thereof, under the HSR Act must expire or terminate prior to the issuance of any Warrant Shares upon exercise of Warrants or Contingent Warrant Shares upon exercise of Contingent Warrants.

     Certain Covenants and Actions Prior to Second Closing. The Stock Purchase Agreement provides that upon the terms and conditions contained therein, the Company, both before and after each closing, will use all reasonable efforts to consummate the Transactions. In addition, the Company has agreed that from the date of the Stock Purchase Agreement to the earlier of the Second Closing or termination of the Stock Purchase Agreement in accordance with its terms, the Company and its subsidiaries will conduct their business in the ordinary and usual course, and neither the Company nor any of its subsidiaries will engage in certain significant actions or transactions without the prior consent of Prometheus. See 'Stockholders Agreement.'

     The Company and Prometheus have also agreed that from the date of the Stock Purchase Agreement through the Second Closing: (a) the Company will take all actions necessary to hold a meeting of stockholders to consider and vote upon the adoption and approval of the Transactions, and, except to the extent otherwise determined in good faith by the Board in the exercise of its fiduciary duties (taking into account the advice of outside counsel), the Board will (i) recommend to the Company's stockholders that they vote in favor of the adoption and approval of all matters necessary to effectuate the Transactions, (ii) use its reasonable best efforts to solicit from the Company's stockholders proxies in favor of such adoption and approval, and (iii) take all actions reasonably necessary to secure a vote of the stockholders in favor of such adoption and approval; (b) the Company will use its reasonable best efforts and take all action reasonably necessary to obtain the confirmation of the Nasdaq Stock Market, Inc. ('Nasdaq') that the Transactions will not violate certain rules set forth in the National Association of Securities Dealers, Inc. ('NASD') Manual applicable to issuers listed on the Nasdaq National Market System; (c) neither the Company nor Prometheus will issue any press release with respect to the Stock Purchase Agreement or the Transactions without the other's reasonable consent, except as required by applicable laws; (d) the Company will provide Prometheus with access to the Company's premises, books and records; (e) the Company and Prometheus will each give prompt notice to the other of any event likely to cause a representation or warranty in the Stock Purchase Agreement to be materially untrue or inaccurate, or any material failure to comply with or satisfy any covenant or condition contained therein, and will use all reasonable efforts to remedy such failure, and the Company will promptly notify Prometheus of any material development involving the operations or activities of the Company or its subsidiaries; (f) the Company, its affiliates and their respective directors, officers, employees, representative or agents will not solicit certain proposals or transactions alternative to the Transactions (see 'The Transactions--Stock Purchase Agreement--No Solicitation'); (g) to the extent that the HSR Act is determined to be applicable to the Transactions, the Company and Prometheus will file all documents and items required under the HSR Act; (h) the Company will take all actions reasonably necessary to ensure that the Transactions will not result in the acceleration or creation of any rights of any persons under any employee plan of the Company; (i) on the date of the Stockholders Approval, the Board will take or cause to be taken all actions necessary or desirable (x) to cause the Board to consist of 15 directors, three of whom will be elected by Prometheus, and (y) to effect certain bylaws amendments; (j) prior to the Second Closing, the Board will take or cause to be taken all actions necessary or desirable to file certain amendments to the Certificate of Incorporation with the Secretary of State of the State of Delaware; (k) on or prior to the appointment of the Preferred Stock Directors to the Board, the Company will ensure that each director of the Company on and after the date of such appointment will receive certain liability insurance coverage, in no event less than $25,000,000; and (l) the Company and Prometheus will keep confidential all information provided to each pursuant to the Stock Purchase Agreement, subject to certain exceptions.

     Immediately after Stockholders Approval, (a) the Board and the board of directors of each subsidiary of the Company will adopt certain bylaws amendments, (b) certain amendments to the certificates of incorporation of the Company and its subsidiaries will be filed with the Secretary of State of the State of Delaware, and (c) the Preferred Stock Directors will be appointed to the Board. Upon the request of Prometheus, however, the Company will take the actions set forth in clauses (a) and (c) above prior to Stockholders Approval.

     No Solicitation. Under the Stock Purchase Agreement, until the Second Closing has occurred, neither the Company nor any of its affiliates nor any of their respective directors, officers, employees, representatives or agents will solicit or initiate any discussions, submissions of proposals or offers or negotiations with, participate in any negotiations or discussions with, provide any information or data of any nature whatsoever to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by, any third party concerning any Alternative Transaction. 'Alternative Transaction' means any merger, consolidation (other than insofar as such merger or consolidation relates exclusively to the acquisition by the Company or one of its subsidiaries of companies or businesses engaged primarily in the same business as the Company), sale of substantial assets not in the ordinary course, sale of shares of existing or future capital stock or other equity securities or securities convertible into equity securities or derivatives thereof (other than pursuant to employee stock options), recapitalization, capital infusion, incurrence of material additional indebtedness except pursuant to existing lines of credit or refinancings thereof, debt restructuring or similar transaction involving the Company or any of its subsidiaries, or any division of the Company or any of its subsidiaries.

     Notwithstanding the foregoing, nothing contained in the Stock Purchase Agreement will prohibit the Board from (a) furnishing information or affording access to properties, books or records to, or entering into discussions or negotiations with, any person or entity in connection with any unsolicited bona fide proposal by such person orentity to enter into any Alternative Transaction or entering into an Alternative Transaction if, and only to the extent that, (i) the Company receives the written advice of outside legal counsel that such action is advisable to enable the Board to comply with its fiduciary duties imposed by applicable law and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company (X) provides written notice to Prometheus to the effect that it is furnishing information or affording access to properties, books or records to, or entering into discussions or negotiations with, such person or entity and (Y) receives from such person or entity an executed confidentiality agreement on terms and in form customary for similar transactions or (b) with regard to an Alternative Transaction, complying with Rule 14e-2 promulgated under the Exchange Act, which requires, following the publication or announcement of a tender offer for a company, the publication or other dissemination to the subject company's security holders of such company's recommendations with respect to the tender offer and its reasons therefor. As part of the written notice to be provided to Prometheus as described above, the Company will indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter will use reasonable efforts to keep Prometheus informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company will not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

     Conditions to Closings. The respective obligations of the Company and Prometheus to consummate the Transactions in respect of each purchase of Class AA Preferred Stock, Class AB Preferred Stock, Warrants or Contingent Warrants by Prometheus (each a 'Closing') are subject to the satisfaction or waiver, on or prior to the relevant Closing Date (defined below) of each of the following conditions: (a) there will be no injunction or court order restraining consummation of the Transactions and no pending or threatened action or proceeding by or before a court or governmental body brought by or on behalf of any governmental entity seeking to restrain or invalidate all or any portion of the Transactions, and no law or regulation will have been adopted making all or any portion of the Transactions illegal; (b) any waiting period applicable to the Transactions under the HSR Act will have expired or been terminated; (c) Nasdaq will have informed the Company that the Transactions will not violate certain rules set forth in the NASD Manual applicable to issuers listed on the Nasdaq National Market System; and (d) Nasdaq will not have indicated any intention to delist the Common Stock. 'Closing Date' means, with respect to any Closing, the date of such Closing, which will be the third business day following the date on which the conditions set forth in the Stock Purchase Agreement with respect to such Closing are satisfied or duly waived, or if the Company and Prometheus mutually agree on a different date, the date upon which they have mutually agreed.

     The obligation of the Company to consummate the Transactions on the applicable Closing Date with respect to each Closing is subject to the satisfaction or waiver, on or prior to the relevant Closing Date, of each of the following conditions: (a) all representations and warranties of Prometheus in the Stock Purchase Agreement will be true and correct in all material respects and Prometheus will have performed in all material respects all agreements and covenants required to be performed by it under the Stock Purchase Agreement prior to or at the applicable Closing Date, and will deliver a certificate to such effect; (b) all consents, approvals, permits and waivers from governmental entities necessary to consummate the Transactions will have been obtained, unless the failure to obtain any such consent, approval, permit or waiver would not have a Material Adverse Effect (defined below) on the Company; (c) Prometheus will have delivered to the Company an opinion of its counsel in form and substance reasonably acceptable to the Company; and (d) Prometheus will have furnished to the Company such certificates to evidence compliance with the conditions set forth in the Stock Purchase Agreement as may reasonably be requested by the Company. 'Material Adverse Effect' means, with respect to any person or entity, an event, occurrence or condition that has had or reasonably would be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities, working capital, operations or prospects of such person or entity and its subsidiaries (if any), taken as a whole.

     The obligation of Prometheus to consummate the Transactions on the applicable Closing Date with respect to each Closing is subject to the satisfaction or waiver, on or prior to the relevant Closing Date, of each of the following conditions: (a) all representations and warranties of the Company in the Stock Purchase Agreement will be true and correct in all material respects and the Company will have performed in all material respects all agreements and covenants required to be performed by it under the Stock Purchase Agreement prior to or at the applicable Closing Date, and will deliver a certificate to such effect; (b) all consents, approvals, permits and waivers from governmental entities necessary to consummate the Transactions will have been obtained, unless the failure to obtain any such consent, approval, permit or waiver would not have a Material Adverse Effect on the Company or Prometheus; (c) the Company will have delivered to Prometheus an opinion of its counsel in form and substance reasonably acceptable to Prometheus; (d) the Company will have furnished to Prometheus such certificates to evidence compliance with the conditions set forth in the Stock Purchase Agreement as may reasonably be requested by Prometheus; (e) since the date of the Stock Purchase Agreement, there will not have been any Material Adverse Effect on the Company; (f) the Company, its stockholders, and the Board will have taken all necessary action so that immediately upon Stockholders Approval (i) the Board will consist of 15 directors, (ii) Prometheus may elect three members of the Board effective as of Stockholders Approval, (iii) as of the date of Stockholders Approval, a five-member Executive Committee of the Board of Directors will have been established, and (iv) two members nominated by Prometheus will have been appointed to the Executive Committee; (g) the Company will have entered into and delivered to Prometheus the Ancillary Agreements; and (h) the Existing Stockholders Agreement (defined below) will be, or will have been amended, if necessary, to be, consistent with the Stock Purchase Agreement and the Ancillary Agreements. The 'Existing Stockholders Agreement' means that certain Stockholders Agreement, dated as of April 15, 1996, by and among certain stockholders of the Company.

     In addition to the foregoing, the respective obligations of the Company and Prometheus to consummate the Transactions on the Second Closing and Subsequent Closings are subject to the satisfaction or waiver, on or prior to the Second Closing or the date of any Subsequent Closing (as the case may be), of the condition that the Stockholders Approval will have been obtained. Further, the obligation of Prometheus to consummate the Transactions on the Second Closing or on Subsequent Closings are subject to the satisfaction or waiver, on or prior to the Second Closing or the date of any Subsequent Closing (as the case may be), of the following conditions: (a) the certificate of incorporation amendments and the bylaws amendments in a form satisfactory to Prometheus will have become effective; (b) the Company will have provided evidence of compliance with certain insurance provisions under the Stock Purchase Agreement; and (c) the Company will have amended the employment agreement of James J. Martell, Jr. in form and substance satisfactory to Prometheus to require that he devote at least 95% of his working time to conducting the Company's business affairs and to include customary non-compete provisions and, if Prometheus in its sole discretion requires, the Company will have entered into an employment agreement on similar terms with J. Marshall Coleman. See 'Compensation--Employment Agreements' and 'Certain Transactions.'

     Representations and Warranties. The Stock Purchase Agreement contains representations and warranties by the Company concerning, among other things:
(a) due organization, existence and good standing of the Company and its subsidiaries and similar corporate matters; (b) capitalization of the Company on the date of the Stock Purchase Agreement and the absence of preemptive rights or obligations to issue or sell, repurchase, redeem or register shares of the Company's or any subsidiary's capital stock; (c) authorization and validity of the Class AA Preferred Stock, the Class AB Preferred Stock, Common Stock issuable upon conversion of the Class AA Preferred stock or Class AB Preferred Stock ('Conversion Shares'), Warrant Shares and Contingent Warrant Shares; (d) the Company's authority to enter into and, subject to obtaining Stockholders Approval, perform, and the execution, delivery, validity and enforceability of, the Stock Purchase Agreement and the Ancillary Agreements; (e) the absence of
(i) conflict with or violation of the certificate of incorporation or bylaws of the Company or any of its subsidiaries, (ii) conflict with or violation of or default, right of termination, cancellation or acceleration under any Material Agreement (defined below), (iii) loss of a benefit which would have a Material Adverse Effect, (iv) the creation of any encumbrance upon the properties of the Company or any of its subsidiaries or (v) the violation of any applicable law, as a result of the Company entering into and performing the transactions contemplated by the Stock Purchase Agreement and the Ancillary Agreements; (f) governmental approvals required to enter into the Stock Purchase Agreement and the Ancillary Agreements and to consummate the Transactions; (g) ownership and valid issuance of the outstanding capital stock or other equity interests of each subsidiary of the Company; (h) employee benefit plans and similar agreements; (i) filing of required documents with the SEC, absence of untrue or misleading statements of material facts or omissions of material facts in such documents and compliance with applicable requirements of the federal securities laws and generally accepted accounting principles; (j) the absence of (i) undisclosed liabilities of the Company or any of its subsidiaries expected to have a Material Adverse Effect on the Company or (ii) undisclosed Material Agreements (defined below); (k) the absence of certain undisclosed material events, occurrences, liabilities, transactions, agreements, commitments or changes in the Company since November 30, 1997; (l) compliance with all applicable laws; (m) the absence of any undisclosed litigation, investigation or proceeding pending or threatened with respect to the Company, any of its subsidiaries, the Stock Purchase Agreement or any of the Ancillary Agreements, and the absence of knowledge of facts likely to give rise to any such proceeding having a Material Adverse Effect on the Company; (n) the truth and accuracy of the Company's representations and warranties in the Stock Purchase Agreement, the schedules thereto and the certificates delivered thereunder, and the good faith preparation of and reasonableness of assumptions underlying the financial projections of the Company; (o) taxes; (p) real properties owned by the Company or any of its subsidiaries; (r) environmental matters; (s) insurance policies;
(t) sufficiency of the tangible assets of the Company and its subsidiaries for the conduct of their businesses, and the conformity thereof with applicable laws; (u) the absence of undisclosed Material Agreements of the Company and each of its Subsidiaries and the absence of any undisclosed breach or default thereunder having a Material Adverse Effect on the Company; (v) accuracy and fairness of books and records; (w) labor matters; (x) the absence of illegal finder's fees or commissions; (y) the absence of false or misleading statements or omissions in this Proxy Statement, other than with respect to information provided by Prometheus, as to which the Company makes no representations, and the compliance of this Proxy Statement with the Exchange Act and the rules and regulations thereunder; (z) resolutions of the Board relating to the approval of the Transactions; (aa) intellectual property; (bb) the absence of any undisclosed sale by the Company of unregistered securities since the date of the Company's initial public offering and the compliance of the Transactions with federal and state securities laws; (cc) the absence of agreements to sell the capital stock, material assets or business of the Company or any of its subsidiaries, other than with respect to the Stock Purchase Agreement or to effect any merger, liquidation, dissolution, recapitalization or other reorganization of the Company; (dd) the absence of broker's fees, finder's fees or other fees or commissions in connection with the Transactions; and (ee) the absence of undisclosed related party transactions.

     In addition, the Stock Purchase Agreement contains representations and warranties by Prometheus concerning, among other things: (a) due organization, existence and good standing of Prometheus and similar corporate matters; (b) authority to enter into and perform, and the execution and delivery, validity and enforceability of, the Stock Purchase Agreement and the Ancillary Agreements; (c) the absence of conflict with, violation of, or default under, or the creation of any encumbrance under, any applicable legal requirement, governing instrument or contractual obligation, except as would not materially adversely effect Prometheus's ability to consummate the Transactions; (d) governmental approvals required to enter into the Stock Purchase Agreement and the Ancillary Agreements and to consummate the Transactions; (e) purchase of the Class AA Preferred Stock, Class AB Preferred Stock, Warrants and Contingent Warrants by and for Prometheus's own account and for investment purposes only, acknowledgment of the restrictions on resale of the Class AA Preferred Stock, Class AB Preferred Stock, Warrants, Contingent Warrants, Conversion Shares, Warrant Shares and Contingent Warrant Shares, and other matters under federal securities laws; (f) the absence of false or misleading statements or omissions in the information supplied by Prometheus or any of its affiliates for inclusion in this Proxy Statement; and (g) the absence of any broker, finder or other intermediary employed by Prometheus or asserting a valid claim against Prometheus for fees or commissions in connection with the Transactions.

     Certain of the representations and warranties of the Company and Prometheus are subject to exceptions and limitations. The Stock Purchase Agreement provides that all representations and warranties contained therein will survive all of the Closings and remain in full force and effect until December 31, 2000, except that (i) certain representations and warranties will survive until a specified later date, indefinitely or until the applicable statute of limitations has expired and (ii) there will be no termination of any representation or warranty as to which (a) a bona fide claim has been asserted prior to such Closing Date or (b) Prometheus had actual knowledge of any breach thereof prior to such Closing Date.

     'Material Agreements' means all of the following Contracts (defined below) to which the Company or any of its Subsidiaries is a party: (a) all Contracts which (i) involve payments by or to any Person, of more than $50,000 in cash or other property or services, (ii) extend for a term of more than 30 days from the date of the Stock Purchase Agreement (unless the same is (y) cancelable on not more than 30 days' notice without fee, premium or penalty or (z) motor vehicle or equipment leases not involving payments in excess of $50,000), (b) all loan agreements and commitments, credit agreements, indentures, promissory notes, mortgages, deeds of trust, pledge or security agreements, factoring agreements, conditional sales Contracts, letters of credit or other agreements or instruments evidencing, securing or issued in connection with any liability of the Company or any of its subsidiaries, (c) all operating leases or capital leases for equipment to which the Company is a party involving annual payments in excess of $50,000 per lease, (d) all union, labor or collective bargaining Contracts, (e) all consulting, management, development, leasing brokerage or similar agreements with total obligations in excess of $50,000, (f) any guarantee of any liability or other obligations of any person other than guarantees by the Company of the obligations of its wholly owned subsidiaries,
(g) each joint venture, partnership, operating or similar agreement, (h) each agreement relating to any outstanding commitment for capital expenditures involving future payments which, together with future payments under all other agreements, Contracts or commitments relating to the same capital project, exceed $50,000, (i) any agreement, Contract or commitment relating to a disposition or an acquisition of the assets (except in respect of the disposition or acquisition of assets with a fair market value of less than $50,000) or securities of, or any interest in, any person or other business enterprise, (j) any agreement, Contract or commitment in respect of any liability of whatever nature (including, without limitation, open account indebtedness) to any affiliate of the Company, (k) any agreement, Contract or commitment containing any covenant limiting the freedom of the Company to undertake, conduct or engage in any business or activity or to compete with any person in any geographic area, (l) any Financial Product Agreement (defined below), (m) any construction, development, service, supply and maintenance agreement (unless the same is (y) cancelable on not more than 30 days' notice without fee, premium or penalty or (z) does not involve payments in excess of $50,000), (n) all leases of real property and (o) all agreements not entered into in the ordinary course of business. 'Contract' means any written or oral agreement, contract, lease, commitment, understanding, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound. 'Financial Product Agreement' means any (a) interest rate, currency, commodity or other swap, cap, floor, collar, insurance or similar agreement or arrangement, (b) put, call, futures or forward contract, straddle, commodities contract, option or warrant other than outstanding options or warrants for Common Stock, (c) repurchase or reverse repurchase or similar agreement or arrangement, or (d) any other financial, derivative, hedge, or speculative product, service or agreement, contract or arrangement.

     Indemnification. The Company has agreed to indemnify and hold harmless Prometheus and its members, affiliates, directors, officers, advisors, agents and employees (collectively, the 'Prometheus Indemnified Parties') to the fullest extent lawful, from and against any and all demands, damages, penalties, claims, liabilities, obligations, actions, causes of action, and reasonable expenses (including without limitation, costs of investigating, preparing or defending any such claim or action and reasonable legal fees and expenses) (collectively, 'Losses'), (i) arising out of or in connection with the Stock Purchase Agreement, the Transactions, and/or the delivery, enforcement and performance of the Stock Purchase Agreement or the Ancillary Agreements except to the extent that Losses with respect thereto are the result of Prometheus's actions or omissions, or (ii) arising by reason of or resulting from any breach of any warranty, representation, covenant or agreement of the Company contained in the Stock Purchase Agreement, the Ancillary Agreements or in any certificate delivered pursuant thereto. Prometheus has agreed to indemnify and hold harmless the Company and its affiliates, directors, officers, advisors, agents and employees (collectively, the 'Company Indemnified Parties,' and together with the Prometheus Indemnified Parties, the 'Indemnified Parties') to the fullest extent lawful, from and against any and all Losses (i) arising from the Stock Purchase Agreement or the Ancillary Agreements to the extent of Losses from Prometheus's actions or omissions or (ii) arising by reason of or resulting from any breach of any warranty, representation, covenant or agreement of Prometheus contained in the Stock Purchase Agreement or in any certificate delivered pursuant thereto. The foregoing indemnification provisions will remain in full force and effect indefinitely.

     The parties have agreed that any indemnification payments made pursuant to the Stock Purchase Agreement will be treated for tax purposes as an adjustment to the consideration for the purchase of the Class AA Preferred Stock, the Class AB Preferred Stock, the Warrants and the Contingent Warrants issued under the Stock Purchase Agreement, unless otherwise required by applicable law, in which event indemnification payments will be made in an amount sufficient to indemnify the party on a net after-tax basis. After the First Closing, all decisions on behalf of the Company as to payment of indemnification pursuant to the Stock Purchase Agreement and otherwise regarding the Company's rights and obligations pursuant to the Stock Purchase Agreement and the Ancillary Agreements will be made by a committee of the Board consisting of all directors not elected by the holders of the Class AA Preferred Stock and the Class AB Preferred Stock, voting together as a separate class, and a decision of a majority of such directors will be a decision of the committee. Nothing contained in the Stock Purchase Agreement will prevent any Indemnified Party from receiving indemnification pursuant to some other source (such as, by way of example, the bylaws of the Company in the event that such Indemnified Party is a director of the Company and such director seeks indemnification due to circumstances that do not pertain to an alleged breach of the Stock Purchase Agreement), and the determination as to whether indemnification pursuant to such other source is available will be made in accordance with the procedures applicable thereto.

     Fees and Expenses. The Company will be responsible for the payment of all costs and expenses incurred by the Company in connection with the Transactions, regardless of whether the Transactions close, including, without limitation, all fees and expenses incurred in connection with the preparation and distribution of this Proxy Statement and the fees and expenses of the Company's legal counsel and all third party consultants engaged by the Company to assist in the Transactions. Such fees and expenses incurred or to be incurred by the Company are estimated to total approximately $1,250,000, including legal fees, an investment banking fee to be paid to Furman Selz and other expenses. On the closing dates, the Company will reimburse Prometheus for the Transaction Expenses. 'Transaction Expenses' means the reasonable fees and expenses incurred by Prometheus, including, but not limited to, fees and expenses of legal counsel, accountants and consultants and travel expenses in connection with the preparation of the Stock Purchase Agreement and Prometheus's due diligence examination relating to the Stock Purchase Agreement and the Transactions, including, without limitation, any fees for filings under the HSR Act. The Transaction Expenses for which the Company has reimbursed or will reimburse Prometheus are estimated to total approximately $1,750,000, of which approximately $1,031,000 has been reimbursed to date. See 'Expenses of the Transactions.'


     In the event that the Stock Purchase Agreement is terminated prior to the Second Closing (i) by the Company or Prometheus if the Stockholders Approval is not obtained on or before March 6, 1998, (ii) by Prometheus, if the Second Closing has not occurred by March 6, 1998 or (iii) by Prometheus, if there is a breach of any representation or warranty set forth in the Stock Purchase Agreement or any covenant or agreement to be complied with or performed by the Company pursuant to the terms of the Stock Purchase Agreement except for any breach which would not have a Material Adverse Effect (defined above) on the Company or Prometheus, in addition to any other rights of Prometheus under the Stock Purchase Agreement, the Company will be obligated promptly to pay Prometheus, by way of liquidated damages, a termination fee of $4,000,000 plus the Transaction Expenses (to the extent not already paid or reimbursed by the Company). The foregoing provision does not apply in the event that the Stock Purchase Agreement is terminated by the Company prior to the Second Closing if there is a material breach by Prometheus of any representation or warranty in the Stock Purchase Agreement or of any covenant or agreement to be complied with or performed by Prometheus pursuant to the terms of the Stock Purchase Agreement except for any breach which would not have a Material Adverse Effect on the Company.


     Termination. The Stock Purchase Agreement (other than certain portions thereof) may be terminated prior to the Second Closing (i) by the Company or Prometheus if Stockholders Approval has not been obtained on or before March 6, 1998, provided that the Company will not have the right to elect this termination if the Company has not complied with all of its obligations under the Stock Purchase Agreement; (ii) by Prometheus, if the Second Closing has not occurred by March 6, 1998; (iii) by Prometheus, if there is a breach of any representation or warranty set forth in the Stock Purchase Agreement or any covenant or agreement to be complied with or performed by the Company pursuant to the terms of the Stock Purchase Agreement except for any breach which would not have Material Adverse Effect on the Company or Prometheus; and (iv) by the Company, if there is a material breach of any representation or warranty set forth in the Stock Purchase Agreement or any covenant or agreement to be complied with or performed by Prometheus pursuant to the terms of the Stock Purchase Agreement except for any breach which would not have Material Adverse Effect on the Company.


     If the Stock Purchase Agreement is terminated pursuant to the foregoing, then, except for the provisions relating to indemnification and fees and expenses, neither the Company nor Prometheus will have any liability or further obligation to each other relating to the transactions contemplated by the Stock Purchase Agreement, provided that no such termination will relieve the Company or Prometheus from liability or a prior breach of the Stock Purchase Agreement.

REGISTRATION RIGHTS AGREEMENT

     In accordance with the Stock Purchase Agreement, the Company and Prometheus entered into a Registration Rights Agreement dated as of September 30, 1997 (the 'Registration Rights Agreement') at the First Closing. The Registration Rights Agreement provides that holders of Registrable Securities (defined below) constituting at least twenty percent (20%) of the Registrable Securities then outstanding may request at any time that the Company file a registration statement and use its best efforts to register (a 'Demand Registration') under the Securities Act such number of Registrable Securities that are the subject of such request. 'Registrable Securities' means (a) the shares of Class AA Preferred Stock and Class AB Preferred Stock, whether or not owned by Prometheus, (b) any debt instrument issued in lieu of all or a portion of the Class AB Preferred Stock pursuant to the Stock Purchase Agreement, whether or not owned by Prometheus, (c) the shares of Common Stock issued or issuable upon conversion of Class AA Preferred Stock and Class AB Preferred Stock or debt instrument, whether or not owned by Prometheus, (d) the shares of Common Stock issued or issuable upon exercise of any Warrants or Contingent Warrants, whether or not owned by Prometheus and (e) any securities issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization whether or not owned by Prometheus; provided that any such share or other security shall be deemed to be Registrable Securities only if and so long as it is a Transfer Restricted Security. The Registration Rights Agreement will be amended to include as Registrable Securities the 898,845 shares of Common Stock that Prometheus has agreed to purchase from the Selling Stockholders. 'Transfer Restricted Security' means a security that has not been sold to or through a broker, dealer or underwriter in a public distribution or other public securities transaction or sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144 promulgated thereunder (or any successor rule). The foregoing notwithstanding, a security will remain a Transfer Restricted Security until (i) all stop transfer instructions or notations and restrictive legends with respect to such security have been lifted or removed and (ii) the holder of such security has received at the Company's expense an opinion of counsel to the Company (which counsel and opinion are reasonably satisfactory to such holder), to the effect that such shares in such holder's hands are freely transferable in any public or private transaction without registration under the Securities Act (or such holder has waived receipt of such opinion).

     The Company will be obligated to cause to become effective no more than (a) two Demand Registrations in any two-year period and (b) three Demand Registrations in total; provided, however, that a registration statement filed as part of a Demand Registration shall not be counted as one of the three Demand Registrations unless it becomes effective and is maintained effective until all Registrable Securities covered by such registration statement have been sold. The Company will not be obligated to effect a Demand Registration on Form S-1 unless (a) the proposed aggregate public offering price of the securities to be included in such Demand Registration is at least $5,000,000 and (b) if the demand is made by less than fifty percent (50%) of the holders of Registrable Securities then outstanding, such demand is made not less than 90 days after the effective date of the Company's most recent registration statement for shares of Common Stock (other than a registration statement on Form S-4 or Form S-8 or any successor forms thereto). The Company will give written notice to all holders of Registrable Securities upon receipt of a request for a Demand Registration and will include in such Demand Registration such shares of Registrable Securities for which it has received written requests to register within 30 days after such written notice has been given. The holders of a majority of shares of Registrable Securities to be included in a Demand Registration will have the right to select the underwriters for such Demand Registration. The Company may, once per Demand Registration, require Prometheus not to sell under a Demand Registration or to suspend the effectiveness thereof if the Company determines, in its good faith judgment, that such offering or continued effectiveness would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or when the Company is in possession of material information that it deems advisable not to disclose in a registration statement.

     If the Company proposes to register any of its securities under the Securities Act (other than registrations on Form S-4 or Form S-8 or any successor forms thereto, and other than a Demand Registration) for sale for money, the Company is obligated to notify all holders of Registrable Securities and will include under the registration statement proposed to be filed by the Company such shares of Registrable Securities for which it has received written requests to register, and the Company will use its best efforts to register under the Securities Act the sale of such Registrable Securities (a 'Piggyback Registration'). Following notice to holders of Registrable Securities of a Piggyback Registration, the Company may decline to file a registration statement or may withdraw a registration statement prior to effectiveness provided that the Company notifies each holder of Registrable Securities of such action.

     Under certain circumstances, the number of Registrable Securities that the holders thereof will be entitled to include in either a Demand Registration or a Piggyback Registration will be limited. If the public offering of Registrable Securities pursuant to a Demand Registration is to be underwritten and, in the good faith judgment of the managing underwriter, the inclusion of all the Registrable Securities requested to be registered thereunder would interfere with the successful marketing of a smaller number of such shares of Registrable Securities, the number of shares of Registrable Securities to be included will be reduced to such smaller number with the participation in such offering to be pro rata among the holders of Registrable Securities requesting such registration, based upon the number of shares of Registrable Securities owned by such holders. If in the good faith judgment of the managing underwriter of a Piggyback Registration, the inclusion of all of the shares of Registrable Securities and any other Common Stock requested to be registered would interfere with the successful marketing of a smaller number of such shares, then the number of shares of Registrable Securities and other Common Stock to be included in the offering (except for shares of Registrable Securities to be included in a Demand Registration) will be reduced to such smaller number with the participation in such offering to be in the following order of priority: (a) first, the shares of Registrable Securities requested to be included, and (b) second, any other shares of Common stock requested to be included. Any necessary allocation among the holders of shares within each of the foregoing groups will be pro rata among such holders requesting such registration based upon the number of shares of Common Stock and Registrable Securities owned by such holders. All shares so excluded from the underwritten public offering pursuant to a Demand Registration or a Piggyback Registration must be withheld from the market by the holders thereof for a period (not to exceed 30 days prior to the effective date and 75 days thereafter) that the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.


     Upon the written request of the managing underwriter of any underwritten offering of the Company's securities, a holder of Registrable Securities will not be permitted to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in such registration) without the prior written consent of such managing underwriter for a period (not to exceed 30 days before the effective date and 75 days thereafter) that such managing underwriter reasonably determines is necessary in order to effect the underwritten public offering; provided that each of the officers and directors of the Company have entered into substantially similar holdback agreements with such managing underwriter covering at least the same period.

     The Company has agreed (i) not to effect any public or private sale or distribution of its Equity Securities (defined above) during the 30-day period prior to, and during the 75-day period after, the effective date of each underwritten offering made pursuant to a Demand Registration or a Piggyback Registration, if so requested in writing by the managing underwriter (except as part of such underwritten offering or pursuant to registrations on Forms S-4 or S-8 or any successor forms thereto), and (ii) not to issue any Equity Securities other than for sale in a registered public offering unless each of the persons to which such securities are issued has entered a written agreement binding on its transferees not to effect any public sale or distribution of such securities during such period, including, without limitation, a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration, if and to the extent permitted hereunder).

     The Company will bear all Registration Expenses, as defined below, incurred in connection with all Piggyback Registrations and the first two of the three Demand Registrations. The Registration Expenses of the third Demand Registration will be shared proportionately between the Company and the holders of Registrable Securities to be included in such Demand Registration. 'Registration Expenses' means all out-of-pocket expenses, including: registration, filing and NASD fees; all fees and expenses of complying with securities or blue sky laws; fees and disbursements of counsel for the Company and not more than one firm of attorneys for the sellers of Registrable Securities; fees and disbursements of the Company's independent public accountants; printing costs; premiums and other costs of securities acts liability insurance; and fees and disbursements of underwriters, excluding fees or expenses relating to the distribution of Registrable Securities.

     The Registration Rights Agreement contains certain indemnification and contribution provisions in the event of a registration of any Registrable Securities under the Securities Act. The Company will (whether or not it shall then be required to do so) timely file such information, documents and reports as the SEC may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. In addition, the Company will take such other measures and file such other information, documents and reports, as are hereafter required by the SEC as a condition to the availability of Rule 144 under the Securities Act (or any successor provision) and the use of Form S-3.

     The Company has agreed not to enter into any agreement to register any equity securities of the Company after the date of the Registration Rights Agreement, except for an agreement between the Company and one or more professional underwriters of securities, unless such agreement specifically provides: (i) the holder of such equity securities may not participate in any Demand Registration without the consent of the holders of a majority of Registrable Securities, except under certain conditions; (ii) the holder of such equity securities may not participate in any Piggyback Registration if the sale of Registrable Securities is to be underwritten, except under certain conditions; and (iii) all equity securities excluded from any Demand Registration or Piggyback Registration as a result of the foregoing limitations may not be publicly offered or sold for a period (not to exceed 30 days prior to the effective date and 75 days thereafter) that the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering of Registrable Securities registered pursuant to the Registration Rights Agreement.

STOCKHOLDERS AGREEMENT

     In accordance with the Stock Purchase Agreement, the Company, Prometheus and certain stockholders entered into a Stockholders Agreement dated as of September 30, 1997, at the First Closing. The stockholders who are parties to the Stockholders Agreement (the 'Stockholder Parties') are: Messrs. J. Marshall Coleman, James J. Martell, Jr., Robert R. Short, J. Christopher Stuhmer, Thomas
B. Buffington, Lawrence J. Witek, Lanold W. Caldwell, James M. Giddens, Ms. Patricia A. Donnelly (Mr. Coleman's spouse) and Ms. Mary Ann Martell (Mr. Martell's spouse). Messrs. Coleman, Martell, Short, Stuhmer, Buffington and Witek are directors of the Company and constitute a majority, six of 11 directors, of the Board. The Stockholder Parties own in the aggregate Common Stock representing approximately 50.7% of the votes entitled to be cast at the Special Meeting. 'See Beneficial Ownership of Securities.'

     Members of the Board. Under the Stockholders Agreement, from the earlier of the Stockholders Approval or the request by Prometheus, until a Termination Event (defined above), the Company and the Stockholder Parties will take all action necessary to cause (a) the number of directors comprising the Board to be equal to 15, (b) the holders of Class AA Preferred Stock and Class AB Preferred Stock, voting as a single class, as set forth in the Certificates of Designations, to have the exclusive right to elect a minimum of three Preferred Stock Directors, (c) any increases in the size of the Board to result in an increase in the number of Preferred Stock Directors (rounded up to the next whole number) such that Preferred Stock Directors represent at least 20% of the votes exercisable by the Board, (d) at least a proportionate number (rounded up to the next whole number) of Preferred Stock Directors to serve on each committee of the Board, provided that with respect to the Executive Committee, it will consist of five members, of which two will be Preferred Stock Directors, and (e) at least one Preferred Stock Director to have the right to serve on the board or other governing body of each of the Company's subsidiaries and affiliates other than operational home building companies. See 'Stock Purchase Agreement--Class AA Preferred stock--Voting Rights' and '--Class AB Preferred Stock--Voting Rights.'

     Upon the occurrence of an Adverse Event (defined above), which follows the Second Closing, the Company and the Stockholder Parties will take all action necessary to cause: (a) the holders of Class AA Preferred Stock and Class AB Preferred Stock, voting as a single class, to elect Additional Preferred Stock Directors sufficient to cause the Preferred Stock Directors to constitute a majority of the Board and all committees of the Board, including the Executive Committee and (b) the size of the Board and all committees to be automatically increased in order to effect any such additional Directors. With respect to the occurrence of an Adverse Event, the right of the holders of Class AA Preferred Stock and Class AB Preferred Stock to elect Additional Preferred Stock Directors will continue until such time as neither of the two components constituting an Adverse Event is true for two consecutive Test Dates (defined above). See 'Stock Purchase Agreement--Class AA Preferred Stock--Voting Rights' and '--Class AB Preferred Stock--Voting Rights.'

     In the event that all of the Class AA Preferred Stock and Class AB Preferred Stock will have been converted into Common Stock prior to the occurrence of a Termination Event, the Company will support the nomination and election of designees to the Board by Prometheus (or its assignees) ('Prometheus Nominees') and each Stockholder Party will vote all of his shares to elect such Prometheus Nominees, such that Prometheus will have the same right to elect directors as set forth above as if Prometheus still owned all of the Class AA Preferred Stock and Class AB Preferred Stock, and the Company and the Stockholder Parties will exercise all authority under applicable law to cause such Prometheus Nominees to be elected to the Board. If a director has been designated by Prometheus and Prometheus requests that such director be removed (with or without cause), then such director will be removed with or without cause, and each Stockholder Party has agreed to vote all shares of Common Stock owned to effect such removal. Nothing in the Stockholder Agreement will prevent Prometheus or any of its transferees or assignees from voting securities owned by them in their sole and absolute discretion, including voting securities to elect additional directors to the Board in excess of the directors which Prometheus is entitled to elect pursuant to the Stockholders Agreement.

     Conduct of Business. After the bylaws amendments have become effective, notwithstanding the fact that a vote of the Board or the Executive Committee may not be required under applicable law, the Company will not, and will not permit any of its subsidiaries, without either Supermajority Director Approval (the affirmative vote of over 81% of the entire Board) or Supermajority Executive Committee Approval (the affirmative vote of over 81% of the members of the entire Executive Committee), to engage in certain significant actions and transactions. See 'Certificate of Incorporation and Bylaw Amendments.'

     After the bylaws amendments have become effective, the Board will promptly establish an Executive Committee, which will be delegated the authority to the maximum extent permitted by law to approve any matter permissible under law for authorization by an Executive Committee, including the matters that are subject to Supermajority Director Approval or Supermajority Executive Committee Approval.

     The bylaws of the Company will provide that the number of directors required to constitute a Supermajority Director Approval and a Supermajority Executive Committee Approval will constitute a quorum for the Board and Executive Committee, respectively, and the Company and the Stockholder Parties will take all action necessary to amend the Company's certificate of incorporation and bylaws (and the bylaws and certificates of incorporation of its subsidiaries) to give effect to terms and conditions of the Stockholders Agreement, the forms of such amendments to be reasonably satisfactory to Prometheus. Prior to a Termination Event, Prometheus may elect to terminate all or a portion of the voting provisions of the Stockholders Agreement, such that except as otherwise required by law, actions requiring Supermajority Director Approval or Supermajority Executive Committee Approval will require only majority approval, and the Company and each of the Stockholder Parties agree to take all such action as may be necessary to give effect to such termination, including amending the Stockholders Agreement and the bylaws and certificates of incorporation of the Company and its subsidiaries. Upon the occurrence of a Termination Event, Prometheus is required to deliver a notice to the Company electing to terminate certain provisions of the certificate of incorporation regarding (a) matters subject to Supermajority Director Approval or Supermajority Executive Committee Approval and (b) the vote of Class AA Preferred Stock and Class AB Preferred Stock required to adopt or amend the bylaws. See 'Certificate of Incorporation and Bylaws Amendments.'

     Prometheus has agreed to vote the 11,700 shares of Class AA Preferred Stock it acquired at the First Closing in favor of the proposal to increase to 1,550,000 shares the Common Stock subject to the Company's 1996 Stock Incentive Plan. See 'Interests of Certain Persons in the Transactions.'

     Each of the Stockholder Parties has agreed to take all such action as may be necessary to effect an amendment to the Company's certificate of incorporation to increase the number of authorized shares of Common Stock if required to satisfy the conversion/exercise rights of the securities purchased by Prometheus under the Stock Purchase Agreement.

     Participation Rights. Until a Termination Event, if any, Prometheus will be entitled to a participation right to purchase or subscribe for up to that number of additional shares of capital stock to be issued or sold by the Company which represents the same proportion of the total number of shares of capital stock to be issued or sold by the Company as is represented by the number of shares of Common Stock owned by Prometheus or into which Prometheus has the right to convert prior to such sale or issuance at the conversion price in effect at the relevant time relative to the number of shares of Common Stock outstanding prior to such sale or issuance. The foregoing participation rights will not apply to (a) the conversion of the Existing Preferred Stock, the Class AA Preferred Stock, the Class AB Preferred Stock or the exercise of Warrants, or the conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Common Stock whose issuance was subject to an adjustment pursuant to the Certificates of Designations and (b) Common Stock issued to the Company's employees under the Executive Equity Plan and other employee benefit plans adopted by the Board and approved by the holders of Common Stock when required by law. The purchase or subscription by Prometheus or an affiliate of Prometheus, as the case may be, will be on the same price and other terms and conditions, including the date of sale or issuance, as are applicable to the purchasers or subscribers of the additional shares of capital stock of the Company whose purchases or subscriptions give rise to the participation rights (except that the price to Prometheus or its assignees to make such purchase or subscription will be net of payment of any underwriting, placement agent or similar fee), which price and other terms and conditions will be substantially as stated in the relevant notice to be sent by the Company to Prometheus. Prometheus will have 20 days after its receipt of the notice to exercise its participation rights.

     Tag-Along Rights. Each of Messrs. Coleman and Martell (the 'Executive Shareholders') has agreed that (a) from the date of the Stockholders Agreement through the third anniversary thereof, he will not sell, transfer, assign, pledge or hypothecate ('Transfer'), whether in a single transaction or in a series of linked transactions, more than 10% per year, when aggregated with all such other Transfers made by such shareholder in such year, of the Common Stock beneficially owned by him on the date of the Stockholders Agreement, and (b) from the third anniversary of the date of the Stockholders Agreement through the fourth anniversary thereof, he will not Transfer, whether in a single transaction or in a series of linked transactions, more than 5%, when aggregated with all such other Transfers made by such shareholder during such period, of the Common Stock beneficially owned by him on the date of the Stockholders Agreement, unless the terms and conditions of such Transfer will include an offer to Prometheus to include in the transfer to the proposed transferee (the 'Third Party'), at Prometheus's option and on the same price and on the same terms and conditions as apply to the Executive Shareholder, an amount of Class AA Preferred Stock and Class AB Preferred Stock and Common Stock held by Prometheus, determined as described below.

     Each of the Stockholder Parties other than the Executive Shareholders (the 'Homebuilder Shareholders') has agreed that after the date of the Stockholders Agreement, he will not Transfer, whether in a single transaction or in a series of linked transactions, more than 50% when aggregated with all such other Transfers made by such shareholder, of the Common Stock then beneficially owned by him, unless the terms and conditions of such Transfer will include an offer to Prometheus to include in the transfer to the third party at the option of Prometheus and on the same price and on the same terms and conditions as apply to the Homebuilder Shareholder, an amount of Class AA Preferred Stock and Class AB Preferred determined as described below.

     The third party will be required to purchase from Prometheus, if Prometheus desires to participate in such transaction, the number of shares of Common Stock beneficially owned by Prometheus equaling the lesser of (a) the number derived by multiplying (i) the total number of shares of Common Stock which the third party proposes to purchase by (ii) a fraction, the numerator of which will be the number of shares of Common Stock beneficially owned by Prometheus and the denominator of which will be the number of shares of Common Stock beneficially owned by Prometheus and the applicable shareholder or (b) such lesser number of shares as Prometheus may designate in a notice. Prometheus will have 30 days after its receipt of the selling shareholder's notice of a proposed Transfer to exercise its tag-along rights.

     For purposes of the above-described provisions regarding tag-along rights, Prometheus will be deemed to own that number of shares of Common Stock that it beneficially owns at any given date plus the number of shares of Common Stock into which the Class AA Preferred Stock and the Class AB Preferred Stock is convertible, based on the applicable conversion price of such stock in effect on the relevant date. The parties intend that only Common Stock will be transferred to the third party pursuant to the tag-along rights provisions and if the tag-along rights result in Prometheus including more shares of Common Stock beneficially owned by him in any tag-along notice than will, on the date of transfer by Prometheus to the third party, have been converted into Common Stock, Prometheus and the Company will take such steps as are reasonably required to convert to Common Stock any Class AA Preferred Stock or Class AB Preferred Stock to be purchased by the third party which Prometheus desires to transfer immediately prior to such transfer and contingent upon such transfer occurring.

     The tag-along rights will terminate upon a Termination Event (defined above).

CERTIFICATE OF INCORPORATION AND BYLAWS AMENDMENTS

     AMENDMENTS TO THE CERTIFICATE OF INCORPORATION. The Stock Purchase Agreement provides that, upon Stockholders Approval, the Board will file with the Delaware Secretary of State certain amendments to the Company's certificate of incorporation. Such amendments, which are summarized below, are set forth in a Certificate of Amendment of Certificate of Incorporation of the Company.

     Conduct of Business. Under the proposed amendments to the certificate of incorporation, which are subject to the Stockholders Approval, the Company and its subsidiaries will not be permitted to engage in certain significant actions or transactions without Supermajority Director Approval (the affirmative vote of over 81% of the members of the entire Board) or Supermajority Executive Committee Approval (the affirmative vote of over 81% of the members of the entire Executive Committee). Specifically, in addition to any other vote required by applicable law and notwithstanding the fact that a lesser or no vote of the Board or the Executive Committee is required under applicable law, the Company will not, and will not permit any of its subsidiaries to, do any of the following without Supermajority Director Approval or Supermajority Executive Committee Approval:

          (a) purchase, sell, license, assign, transfer, convey or otherwise acquire or dispose of any assets, securities, or businesses, unless such transaction is provided for in the annual budget or is in the ordinary course of business and does not involve the acquisition or disposition of homebuilding operations or any homebuilding company or entity;

          (b) split (including any reverse split), combine, or reclassify any shares of its capital stock; adopt resolutions authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the capital structure of the Company or any of its subsidiaries; or make any other material changes in its capital structure;

          (c) enter into any new line of business other than the business engaged in by the Company and its subsidiaries on the date of the amendments to the certificate of incorporation, cease to be engaged in any material line of business engaged in by the Company and its subsidiaries on such date or materially change the nature of the business engaged in by any of them on such date;

          (d) file any petition seeking relief, or consent to the institution of any proceeding against itself seeking to adjudicate it a bankrupt or insolvent, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors;

          (e) amend or otherwise alter the Company's or any subsidiary's certificate of incorporation or adopt, alter, amend or repeal any bylaw of the Company (other than the adoption, alteration, amendment or repeal of any bylaw of the Company by the stockholders of the Company) or any subsidiary of the Company;

          (f) declare or pay any dividend or make any other distribution with respect to its capital stock, other than dividends paid by any subsidiary to the Company or another subsidiary in the ordinary and usual course of business or to the holders of the Class AA Preferred Stock, Class AB Preferred Stock or the other preferred stock outstanding on such date;

          (g) issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any of its capital stock (other than upon conversion of the Class AA Preferred Stock and Class AB Preferred Stock or other outstanding convertible securities of the Company, or upon exercise of outstanding warrants or stock options) or deliver other securities other than as contemplated in the Stockholders Agreement, or purchase or otherwise acquire any of its capital stock, employee or director stock options or debt securities; or

          (h) agree to do any of the foregoing.

     Adoption or Amendment of Bylaws. The proposed amendments to the certificate of incorporation also provide that the affirmative vote of the holders of at least a majority in voting power of the then outstanding shares of Class AA Preferred Stock and Class AB Preferred Stock, voting together as a single class, will be required in order for the Company's stockholders to adopt, alter, amend or repeal any bylaw of the Company. The foregoing provision applies notwithstanding any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law or the Company's certificate of incorporation.

     Termination. The provisions of the amendments to the certificate of incorporation described in the preceding paragraphs will be in effect until such time as Prometheus provides written notice to the Company's Secretary that Prometheus elects to have such provisions to be of no further force and effect. The Stockholders Agreement requires Prometheus to deliver such notice upon the occurrence of a Termination Event (as defined above).

     Increase in Authorized Common Stock. Under the Company's certificate of incorporation as currently in effect, the Company's authorized capital stock consists of 49,000,000 shares of Common Stock and 1,000,000 shares of preferred stock. Of the 49,000,000 shares of authorized Common Stock, as of the Record Date (a) 11,612,594 shares were issued and outstanding and (b) 136,100 shares were held in the Company's treasury. Of the 1,000,000 shares of authorized preferred stock, as of the Record Date there were: (a) 20,000 shares of Series A Cumulative Convertible Preferred Stock authorized, of which 10,000 shares (having an aggregate liquidation value of $1,000,000) were issued and outstanding; (b) 40,000 shares of Series B Convertible Preferred Stock authorized of which 8,854 shares (having an aggregate liquidation value of $885,400) were issued and outstanding; (c) 70,000 shares of Series C Convertible Preferred Stock authorized of which no shares were issued and outstanding; (d) 67,500 shares of Series D Convertible Redeemable Preferred Stock authorized of which 60,000 shares (having an aggregate liquidation value of $6,000,000) were issued and outstanding; (e) 50,000 shares of Series E Cumulative Convertible Preferred Stock authorized of which 2,500 shares (having an aggregate liquidation value of $250,000) were issued and outstanding; and (f) 46,670 shares of Class AA Preferred Stock authorized, of which 11,700 shares (having an aggregate liquidation value of $11,700,000) were issued and outstanding.

     Under the proposed amendments to the Company's certificate of incorporation, the number of authorized shares of Common Stock would be increased from 49,000,000 to 99,000,000. An increase in the number of authorized shares of Common Stock is needed to permit, under certain circumstances, the conversion of the Class AA Preferred Stock, the Class AB Preferred Stock, the Warrants and the Contingent Warrants to be issued in the Transactions. The circumstances under which an increase in the number of authorized shares of Common Stock may be needed include: (a) the conversion of the Class AA Preferred Stock and the Class AB Preferred Stock by the holder(s) after decrease(s) in the Optional Conversion Price (as defined above), which is subject to adjustment at the option of the holder during the period between September 30, 2001 and September 30, 2003, based on the closing prices of the Common Stock; (b) the exercise of the Warrants after decrease(s) in the Exercise Price and increase(s) in the number of Warrant Shares between September 30, 2001 and September 30, 2003, based on the closing prices of the Common Stock; and (c) the exercise of the Contingent Warrants if the Adjustment Price is less than $8.01 per share. See 'Stock Purchase Agreement--Class AA Preferred Stock--Conversion;' 'Warrants--Adjustments Based on Common Stock Market Price;' and 'Contingent Warrants.'

     The additional 50,000,000 shares of authorized Common Stock would also provide the Board with flexibility for future capital requirements including the issuance of Common Stock in connection with possible business acquisitions. The Company has no specific plans to issue Common Stock other than Common Stock issuable: (a) upon conversion of the Class AA Preferred Stock and the Class AB Preferred Stock, and upon exercise of the Warrants and the Contingent Warrants;
(b) upon conversion of the Company's other preferred stock issued or issuable;
(c) upon exercise of options issued or issuable under the Company's 1996 Stock Incentive Plan; (d) under the Company's Employee Stock Purchase Plan; and (e) under the Company's 1996 Bonus Award Plan. Further, other than as described in this Proxy Statement, there are no agreements, understanding or arrangements for the issuance of the additional Common Stock under the amendments to the certificate of incorporation.


     Amendments to the Class AA Certificate of Designations. In accordance with the September 30 Agreement, the Class AA Certificate of Designations was filed with the Delaware Secretary of State in connection with the First Closing. Under the Stock Purchase Agreement, the Class AA Certificate of Designations will be amended, subject to Stockholders Approval, (a) to increase the number of authorized shares of Class AA Preferred Stock from 46,670 to 53,333; (b) to add the words 'as amended' to the references to the 'Stock Purchase Agreement' to reflect that the September 30 Agreement has been amended; (c) to modify the Adjustment Prices and Optional Conversion Prices for the Class AA Preferred Stock as described herein; and (d) to exclude the exercise of the Warrants and the Contingent Warrants from certain antidilution provisions. See 'Class AA Preferred Stock--Conversion.' Under the Class AA Certificate of Designations as originally filed, the optional conversion price is subject to decrease according to the following schedule: if the Adjustment Price were (a) $10.01 to $12.00, the optional conversion price ('OCP') would be $5.50; (b) $8.01 to $10.00, the OCP would be $5.00; (c) $6.01 to $8.00, the OCP would be $4.00; (d) $4.01 to
$6.00, the OCP would be $3.00; (e) $2.01 to $4.00, the OCP would be $2.00; and
(f) $0 to $2.00, the OCP would be $1.00. Prometheus has indicated its consent, as holder of the Class AA Preferred Stock, to the amendment to the Class AA Certificate of Designations.


     AMENDMENTS TO THE BYLAWS. The Stock Purchase Agreement provides that, upon Stockholders Approval, the Board will adopt certain amendments to the Company's bylaws and that the Company's subsidiaries will adopt certain amendments to their bylaws. Upon the request of Prometheus, however, the Board will adopt such amendments prior to Stockholders Approval. The amendments to the Company's bylaws are described below.

     Number of Directors. The number of directors will be 15 unless otherwise fixed by a majority of the whole Board, subject to the provision governing the election of directors following an Adverse Event (as defined). Any increase in the size of the Board over 15 directors will result in an increase in the number of Preferred Stock Directors (rounded up to the next whole number) such that Preferred Stock Directors represent at least 20% of the votes exercisable by the whole Board.

     Quorum. A quorum for the transaction of business will require 81% of the whole Board.

     Removal of Directors. Any Preferred Stock Director or Additional Preferred Stock Director may be removed with or without cause upon the affirmative vote of the holders of a majority in voting power of the outstanding shares of Class AA Preferred Stock and Class AB Preferred Stock then entitled to vote at an election of directors.

     Election of Directors Following Adverse Event. In the event of an Adverse Event (as defined), the number of directors on the Board will immediately and automatically be increased to such number as will enable the appointment or election of Additional Preferred Stock Directors such that the Preferred stock Directors together with the Additional Preferred Stock Directors will constitute a majority of the Board. The Additional Preferred Stock Directors will be elected exclusively by the holders of Class AA Preferred Stock and Class AB Preferred Stock then entitled to vote. The Additional Preferred Stock Directors will be entitled to serve on the Board until the second consecutive Test Date (as defined) at which neither component of an Adverse Event exists.

     Committees. Each committee of the Board will consist of at least 3 directors. The number of Preferred Stock Directors to serve on each committee (other than the Executive Committee) will be proportionate to the number of Preferred Stock Directors on the Board.

     Executive Committee. The Board will have an Executive Committee composed of five directors, two of which will be Preferred Stock Directors. A quorum for the transaction of business will require 81% of the total number of directors constituting the Executive Committee. The Executive Committee will have all the powers and authority of the Board in the management of the Company's business and affairs, including the power to declare dividends and authorize the issuance of stock, except that the Executive Committee will not have the power or authority to take action with respect to any matter on which it is prohibited from taking action under the certificate of incorporation, the bylaws or certain provisions of the Delaware General Corporation Law ('DGCL'). The bylaws amendments provide that the Executive Committee will not have the power or authority to:

          (a) amend the certificate of incorporation (except that the Executive Committee may, to the extent authorized in a resolution of the Board providing for the issuance of the Company's stock, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of the Company's assets or the conversion into, or the exchange of such shares for, shares of any other class or series of stock or authorize the increase or decrease of the shares of any series;

          (b) adopt an agreement of merger or consolidation (other than a certificate of ownership and merger with respect to a merger of the Company and one or more of its subsidiaries pursuant to the DGCL);

          (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets;

          (d) recommend to the stockholders a dissolution of the Company or a revocation of a dissolution; or

          (e) amend the Company's bylaws.

     Conduct of Business. Under the bylaws amendments of the Company and its subsidiaries, the Company and its subsidiaries will not be permitted to engage in certain significant actions or transactions, described below, without Supermajority Director Approval or Supermajority Executive Committee Approval. Specifically, in addition to any other vote required by applicable law and notwithstanding the fact that a vote of the Board or the Executive Committee may not be required under applicable law, the Company will not, and will not permit any of its subsidiaries to, do any of the following without Supermajority Director Approval or Supermajority Executive Committee Approval:

          (a) purchase, sell, license, assign, transfer, convey or otherwise acquire or dispose of any assets, securities, or businesses, unless such transaction is provided for in the annual budget or is in the ordinary course of business and does not involve (i) the acquisition or disposition of homebuilding operations or any homebuilding company or entity or (ii) land acquisitions with a value in excess of $100,000 for any transaction or group of related transactions or with an aggregate value in excess of $5,000,000 in any 12 month period;

          (b) directly or indirectly incur, refinance, repay, prepay, create, assume, guarantee or otherwise become liable with respect to any liabilities with an aggregate face amount in excess of $1,000,000 in the aggregate, other than in accordance with existing credit facilities and renewals thereof on substantially the same terms;

          (c) enter into any transaction or materially amend any transaction in effect, with any affiliate of the Company (other than between the Company and its subsidiaries or between its subsidiaries);

          (d) split (including any reverse split), combine, or reclassify any shares of its capital stock; adopt resolutions authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the capital structure of the Company or any of its subsidiaries; or make any other material changes in its capital structure;

          (e) engage in any new development or redevelopment of any real property for an amount in excess of $100,000, whether in a single transaction or a series of related transactions (provided that it is contemplated that such authority will be delegated to a committee of the Board on guidelines approved by the Executive Committee);

          (f) incur any capital expenditure for an amount, outside of the approved annual budget, in excess of $50,000 per occurrence or $500,000 in the aggregate, whether in a single transaction or a series of related transactions, or waive, release, grant or transfer any rights of value in respect thereof or enter into any agreement or arrangement that could adversely affect the marketability of any real estate of the Company or any of its subsidiaries;

          (g) enter into any employment agreement with any employee involving payments in excess of $100,000 per annum or with any director or executive officer of the Company or any of its subsidiaries or enter into or materially change any benefit arrangement between the Company and its employees or consultants;

          (h) enter into any new line of business other than the business engaged in by the Company and its subsidiaries on the date of the bylaws amendments, cease to be engaged in any material line of business engaged in by the Company and its subsidiaries on such date or materially change the nature of the business engaged in by any of them on such date;

          (i) approve the annual operating budget of the Company for any year after 1997;

          (j) amend or take actions materially inconsistent with the approved annual operating budget for 1997 or any subsequent year;

          (k) make any general assignment for the benefit of creditors;

          (l) file any petition seeking relief, or consent to the institution of any proceeding against itself seeking to adjudicate it a bankrupt or insolvent, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors;

          (m) institute, voluntarily dismiss, terminate or settle any litigation or arbitration against any person involving payments for damages and penalties in excess of $50,000 or otherwise material to the Company and its subsidiaries taken as a whole;

          (n) engage, retain, pay or agree to pay the fees or expenses of any third party consultants or advisors (other than advisors retained in the ordinary course of business), to the extent that such fees and expenses exceed $100,000 in the aggregate;

          (o) appoint, ratify or replace the independent accountants, change any accounting policy or practice other than as mandated by generally accepted accounting principles then in effect; or change any significant tax methods, practices, procedures or policies;

          (p) enter into or amend any joint venture, partnership or profit sharing agreement or arrangement;

          (q) amend the Company's or any subsidiary's certificate of incorporation or bylaws;

          (r) declare or pay any dividend or make any other distribution with respect to its capital stock, other than dividends paid by any subsidiary to the Company or another subsidiary in the ordinary and usual course of business or to the holders of the Class AA Preferred Stock, Class AB Preferred Stock or the other existing preferred stock of the Company;

          (s) issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any of its capital stock (other than upon conversion of the Class AA Preferred Stock and Class AB Preferred Stock or other outstanding convertible securities of the Company, or upon exercise of outstanding warrants or stock options) or deliver other securities other than as contemplated in the Stockholders Agreement, or purchase or otherwise acquire any of its capital stock, employee or director stock options or debt securities; or

          (t) agree to do any of the foregoing.

     Termination. The above-described provisions regarding matters subject to Supermajority Director Approval or Supermajority Executive Committee Approval will be effective from the date of adoption of the bylaw amendments until such time, if any, as Prometheus elects to terminate such provisions. The Stockholders Agreement requires Prometheus to make such election upon the occurrence of a Termination Event.

STOCKHOLDERS VOTING AGREEMENT

     Concurrently with the execution of the Stock Purchase Agreement at the First Closing, certain holders of the Common Stock and Prometheus entered into an Amended and Restated Stockholders Voting Agreement dated as of September 30, 1997 (the 'Stockholders Voting Agreement'). The stockholders who are parties to the Stockholders Voting Agreement are the same stockholders who are parties to the Stockholders Agreement: Messrs. Coleman, Martell, Short, Stuhmer, Buffington, Witek, Caldwell, and Giddens, Ms. Donnelly and Ms. Martell. Messrs. Coleman, Martell, Short, Stuhmer, Buffington and Witek are directors and/or officers of the Company. The stockholders who are parties to the Stockholders Voting Agreement own in the aggregate Common Stock representing approximately 50.7% of the votes entitled to be cast at the Special Meeting. See 'Beneficial Ownership of Securities.'

     Each of such stockholders has agreed to vote his shares of Common Stock in favor of the Transactions. See 'Stockholders Approval.' In addition, each of such stockholders has agreed not to sell, transfer or otherwise dispose of any of his Common Stock until the Second Closing under the Stock Purchase Agreement. The Stockholders Voting Agreement will terminate at the Second Closing.

STOCKHOLDERS APPROVAL

     Stockholders Approval will constitute approval of the Transactions including: (a) the sale and issuance to Prometheus of an aggregate of 40,000 shares, having an initial liquidation value of $40,000,000, of Class AA Preferred Stock, 35,000 shares, having an initial liquidation value of $35,000,000, of Class AB Preferred Stock, the Warrants and the Contingent Warrants, for an aggregate purchase price of $75,000,000 (except that the sale and issuance of 11,700 shares of Class AA Preferred Stock and 375,000 Warrants at the First Closing was not subject to Stockholders Approval); (b) the sale and issuance to Prometheus of up to an additional 13,333 shares, having an initial liquidation value of $13,333,000, of Class AA Preferred Stock and up to an additional 11,667 shares, having an initial liquidation value of $11,667,000, of Class AB Preferred Stock and 333,250 Warrants, for an aggregate purchase price of $25,000,000; and (c) the amendments to the certificate of incorporation.

     Under the DGCL, approval of the amendments to the certificate of incorporation requires the affirmative vote of holders of a majority of the outstanding Common Stock. Subject to certain exceptions, Nasdaq National Market System rules require that a Nasdaq National Market System-quoted company obtain the affirmative vote of holders of a majority of the outstanding voting stock voting at a meeting at which a quorum is present to issue, other than in a public offering, common stock or securities convertible into or exchangeable for common stock representing 20% or more of the common stock or voting power outstanding prior to the issuance, at a price less than the greater of book or market value, or issue securities that will result in a change in control of the listed company. If the consummation of the Transactions would result in such an issuance, such requirement would be satisfied by obtaining Stockholders Approval. Stockholder approval was not required with respect to the sale and issuance of 11,700 shares of Class AA Preferred Stock at the First Closing which resulted in Prometheus having less than 20% of the outstanding voting power of the Company's capital stock and did not result in a change in control pursuant to the applicable rules. See 'Stock Purchase Agreement--First Closing.'

     Stockholders Approval is assured by reason of the fact that the stockholders who are parties to the Stockholders Voting Agreement have agreed to vote in favor of the Transactions and such stockholders own in the aggregate Common Stock representing approximately 50.7% of the votes entitled to be cast at the Special Meeting. See 'Beneficial Ownership of Securities.'

     The Board unanimously recommends that stockholders vote FOR the Transactions.

                       ACQUISITION OF WHITTAKER COMPANIES

     On January 5, 1998, the Company entered into an agreement dated as of December 31, 1997 (the 'Whittaker Purchase Agreement') to acquire Whittaker Construction, Incorporated ('Whittaker Homes'), a homebuilder, and two related companies, RRKTG Lumber, Inc. ('RKG Lumber'), and Lewis and Clark Title Company ('L&C Title') (Whittaker Homes, RKG Lumber and L&C Title collectively referred to as the 'Whittaker Companies'). Whittaker Homes acquires and develops land and constructs for sale single family attached and detached homes in St. Charles County, Missouri, a submarket of the St. Louis Metropolitan Statistical Area. Whittaker Homes builds single family detached homes targeting first and second move-up buyers and builds custom homes. RKG Lumber supplies lumber products to Whittaker Homes. L&C Title provides title insurance primarily for Whittaker Homes customers. For the nine months ended September 30, 1997, Whittaker Homes delivered 435 homes and the Whittaker Companies generated gross revenues of approximately $66,600,000 and pre-tax profit of approximately $3,800,000. For the year ended December 31, 1996, Whittaker Homes delivered 566 homes and the Whittaker Companies generated gross revenues of approximately $85,500,000 and pre-tax profit of approximately $5,100,000. Whittaker Homes' backlog at December 31, 1997 was 218 homes under contract with an aggregate value of approximately $38,000,000.


     On the terms and subject to the conditions of the Whittaker Purchase Agreement, the Company will buy all the outstanding stock of the Whittaker Companies from Robert N. Whittaker, Sr. and members of his family. The purchase price is approximately $25,750,000 in cash, subject to adjustments. In addition, the Company will assume approximately $36,000,000 of debt subject to adjustments. To fund the purchase price, the Company intends to utilize the proceeds from the Second Closing with Prometheus. Closing under the agreement is subject to a number of conditions, including the requirement that the closing occur no later than February 27, 1998. Because Stockholders Approval and the Second Closing cannot occur before March 6, 1998, the Company intends to seek an extension from the sellers of the February 27, 1998 closing date to at least March 6, 1998 and/or bridge financing to consummate the acquisition of the Whittaker Companies prior to the Second Closing. The Company has not made arrangements for any bridge financing, and there can be no assurance that the Company can obtain such an extension or bridge financing. If the Company does not obtain an extension or bridge financing, the agreement to acquire the Whittaker Companies will terminate, and the Company will forfeit the $500,000 deposit paid with respect to the acquisition and immediately recognize previously capitalized acquisition expenses of approximately $185,000.


     The purchase price is payable as follows. The Company made a deposit in the amount of $500,000 upon execution of the Whittaker Purchase Agreement on January 5, 1998. This deposit is nonrefundable if the Company fails to close for any reason other than a material breach by the sellers. Subject to a post-closing adjustment, the Company will pay $12,250,000 in cash at the closing in addition to the $500,000 paid upon execution. Of the $12,250,000 to be paid at closing, $1,000,000 will be paid into escrow to secure certain indemnification obligations. Prior to the closing, the sellers will receive in the aggregate approximately $13,000,000 from the Whittaker Companies consisting of (a) cash dividends or other distributions in an amount approximately equal to the combined net worth of the Whittaker Companies as of December 31, 1997; (b) the Whittaker Companies' payment of personal loans, including accrued interest, that the sellers made to the Whittaker Companies; and (c) a dividend just prior to closing in the amount of the estimated increase in the net worth of Whittaker Homes as a result of income realized for the period from December 31, 1997 to the closing date. The Company will loan to Whittaker Homes at least two days prior to the closing any Cash Short-Fall defined as the difference between 'X' and 'Y' where 'X' is the sum of items (a) and (b) above and 'Y' is the Whittaker Companies' Available Cash.

     'Available Cash' is defined as the Whittaker Companies' total cash on hand less a reasonable amount reserved for working capital, which will not be less than $2,000,000.

     As of or immediately following the closing, the Company is obligated to invest sufficient equity capital in the Whittaker Companies to enable them to meet minimum net worth requirements and leverage ratios with respect to their indebtedness as well as additional funds for working capital on an as needed basis. The Company expects that no additional investment will be needed. After closing, the purchase price is subject to adjustment based on a determination of the net worth of the Whittaker Companies as reflected in an audited combined balance sheet as of the date of the closing. To the extent that the amount of the net worth plus the pre-closing distributions is less than $13,000,000, the Company will pay the difference to the sellers.

     The Company and the sellers have agreed to make an election under Section 338(h)(10) of the Code, so that the transaction will be treated for federal income tax purposes as if the Company purchased all of the assets of the Whittaker Companies. As a result of the election, the Company will recognize taxable gain or loss on future sales of acquired assets (as well as any tax depreciation) based on the price paid to the sellers rather than on the price originally paid by the Whittaker Companies. An adjustment will be made to the purchase price based on the determination of the amount of increase in state and federal taxes payable by the sellers on the transaction as a result of the
Section 338 election. If the Section 338 tax increase is less than $750,000, the sellers will pay the difference to the Company. If the Section 338 tax increase is more than $750,000, the Company will pay such additional amount to the sellers.

     The transaction will be accounted for as a 'purchase.' The acquired assets will be recorded at their fair value. The remaining excess of the purchase price over the fair value of the assets received less the liabilities assumed will be recorded as goodwill and amortized accordingly.

     The Whittaker Purchase Agreement contains customary representations and warranties by the Whittaker Companies, the sellers and the Company. The purchase agreement also contains customary covenants prior to closing and customary conditions precedent to closing. The conditions precedent to the Company's obligations and the sellers' obligations include the execution of certain employment agreements and a consulting agreement between Whittaker Homes and certain of its senior officers and the execution of certain rights of first refusal. The president and the chairman of Whittaker Homes, who are two of the sellers, and their affiliates will grant to Whittaker Homes rights of first refusal on all real property currently owned (with the exception of property adjacent to their personal residences) or acquired by such persons and their affiliates prior to the tenth anniversary of the date of grant of the rights, which properties are developable or developed by or on behalf of such persons and their affiliates for residential use or as golf course lots designed to be associated with housing units.

     The obligations of the Company under the Whittaker Purchase Agreement are also subject to the conditions, among other things, that a certain lease is executed with respect to the offices of Whittaker Homes and that the consents required for the Company to conduct the business of the Whittaker Companies will have been obtained. The obligations of the sellers are subject to the conditions, among other things, that the Company will have secured releases of certain personal guarantees of the sellers. Consents to the acquisition of the Whittaker Companies must be obtained from certain financial institutions in connection with various credit facilities to which the Whittaker Companies are party. The Whittaker Purchase Agreement contains certain restrictive covenants by the sellers including certain covenants not to compete through December 31, 2001.

     A certain senior officer of Whittaker Homes will acquire 5,000 shares, having a liquidation value of $500,000, of the Company's newly issued Series F Convertible Preferred Stock (the 'Series F Preferred Stock'). To fund the acquisition of the Series F Preferred Stock, such officer will receive a $500,000 loan at an annual interest rate of 6% from the Company. Principal and accrued interest on the loan will be due on March 1, 2001 (subject to the completion of the annual audit of the Whittaker Companies' financial statements for the prior year) except to the extent principal is forgiven based on specified financial performance of the Whittaker Companies for the years 1998, 1999 and 2000. The Series F Preferred Stock will rank senior to the Common Stock with respect to dividends and distributions. Dividends will be payable in cash at the annual rate of 6% and will accrue for three years. No dividends will be payable thereafter. The Series F Preferred Stock will have no voting rights except as required by Delaware law. The holder may convert the Series F Preferred Stock into Common Stock to the extent of the amount of any forgiven debt. The conversion dates will be February 15, 1999,

2000 and 2001, subject to the completion of the annual audit of the Whittaker Companies' financial statements for the prior year. The conversion prices will be based on the closing price of the Common Stock on the closing date and on the first and second anniversary thereof. Within 30 days after conversion, the underlying Common Stock will be registered under the Securities Act or otherwise freely transferrable. After March 1, 2002, the Company will have the right to redeem the Series F Preferred Stock at its liquidation value for cash or Common Stock. If Common Stock is issued on redemption, the number of shares of Common Stock to be issued will be based on the average closing price of Common Stock for the 10 days prior to the most recent conversion date. After completion of the audit of the financial results of the Whittaker Companies for the year 2000, the holder of the Series F Preferred Stock will have the right to require the Company to buy for cash the Series F Preferred Stock to the extent of the amount of unforgiven debt.


     The Whittaker Purchase Agreement contains customary indemnification provisions concerning misrepresentations, breaches of representations or warranties and breaches of agreements. In addition, the sellers will indemnify the Company and Whittaker Homes from and against any loss arising from a certain lawsuit, Allen et al. v. Whittaker Construction, Incorporated, et al., pending in Circuit Court of St. Louis County, Missouri (the 'Allen Litigation'), which was filed in November 1997 as a class action. The complaint by 78 plaintiff home buyers alleges that Whittaker Homes installed defective flat work concrete which resulted in the cracking, flaking and chipping of concrete driveways, walkways, patios, porches and other elements. The complaint seeks damages of more than $25,000 for each plaintiff and exemplary and punitive damages. The sellers also have agreed to pay the litigation costs associated with the defense of the Allen Litigation. In addition, the sellers will indemnify the Company and Whittaker Homes in an amount equal to the greater of (a) one-half of the fee of Michael Kahn & Associates ('Kahn's Fee'), a broker retained by the sellers, or (b) Kahn's Fee minus $175,000; the Company will indemnify the sellers and Whittaker Homes in an amount equal to the lesser of one-half of Kahn's Fee or $175,000. Except for the indemnification obligations with respect to the Allen Litigation, the indemnification obligations of a party will not arise until the total of all losses sustained by an indemnified party exceed $50,000 and then only for such excess. The total losses for which sellers in the aggregate will provide indemnification will be limited to $2,700,000. In addition to the Allen Litigation, Whittaker Homes is a party to other lawsuits involving principally construction related claims arising in the ordinary course of Whittaker Homes' business.


     The Company or the sellers may terminate the Whittaker Purchase Agreement if the closing has not occurred on or before February 27, 1998, or by mutual consent at any time prior to the closing. The Company or the sellers may terminate the Whittaker Purchase Agreement if the other party or parties fail to perform in any material respect obligations prior to the closing or materially breaches any representations, warranties or covenants.

                       SELECTED PRO FORMA FINANCIAL DATA

     The selected pro forma combined financial data provided should be read in conjunction with the Pro Forma Consolidated Financial Statements and the related notes thereto.

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                 YEAR ENDED        NINE MONTHS ENDED
                                                                              DECEMBER 31, 1996    SEPTEMBER 30, 1997
                                                                              -----------------    ------------------
Statement of Operations Data:
  Revenue..................................................................      $   511,915          $    409,500
  Gross profit.............................................................           85,318                65,816
  Other expenses net.......................................................           53,645                49,638
                                                                                 -----------          ------------
  Income before provision for income taxes.................................           31,673                16,178
  Provision for income taxes...............................................           12,029                 6,182
                                                                                 -----------          ------------
  Net income...............................................................      $    19,644          $      9,996
                                                                                 -----------          ------------
                                                                                 -----------          ------------
  Net income per share.....................................................      $      1.40          $        .58
                                                                                 -----------          ------------
                                                                                 -----------          ------------
  Weighted average shares outstanding......................................       11,743,040            13,067,515
Balance Sheet Data:
  Cash and cash equivalents................................................                           $      8,799
  Inventory................................................................                                269,949
  Other assets.............................................................                                108,371
                                                                                                      ------------
     Total assets..........................................................                           $    387,119
                                                                                                      ------------
                                                                                                      ------------
  Accounts payable and accrued liabilities.................................                           $     37,715
  Notes payable............................................................                                248,299
  Other....................................................................                                 13,866
  Equity...................................................................                                 86,959
                                                                                                      ------------
     Total liabilities and equity..........................................                           $    387,119
                                                                                                      ------------
                                                                                                      ------------

     The selected pro forma combined financial data reflect adjustments as follows: (i) incremental selling, general and administrative expenses associated with the Company's corporate activities of $644,000 for 1996; (ii) incremental income taxes of $7,016,000 for the year ended December 31, 1996 and $3,166,000 for the nine months ended September 30, 1997, which would have resulted if the entities had been combined and subject to the effective Federal and state statutory income tax rates; (iii) reductions in minority interest expense of $98,000 for 1996 resulting from the repurchase of a minority interest at the time of the acquisitions of the Predecessor Companies (defined below); (iv) adjustments to reflect the results of operations of Landmark Homes, Inc., DW Hutson Construction Company, and Don Galloway Homes, Inc. for the periods prior to acquisition, as well as the amortization of goodwill for each of those periods; (v) adjustments to reflect the proposed acquisition of the Whittaker Companies and to include the results of operations of the Whittaker Companies for both periods presented, as well as the amortization of goodwill for each of those periods; (vi) adjustments to remove the results of operations of the Company's Genesee Custom Home Division due to the sale of the division effective July 1, 1996; (vii) reductions of $110,000 for the year ended December 31, 1996 and $82,500 for the nine months ended September 30, 1997 to reflect the 11% cumulative preferred dividend based on the net liquidation value of the Series A 11% cumulative, convertible preferred stock issued at $100 per share ($.01 par value); the net liquidation value of $1 million reflects the Company's approval effective July 1, 1996, to redeem 10,000 shares of the originally issued and authorized 20,000 shares in connection with the sale of the Genesee Custom Home Division; (viii) reductions of $1,404,000 for the year ended December 31, 1996 and $1,049,000 for the nine months ended September 30, 1997 to reflect the 12% cumulative preferred dividend based on the net liquidation value of the Class AA preferred stock issued at $1,000 per share ($.01 par value) (The net liquidation value of $11,700,000 million reflects the Company's sale of 11,700 shares of Class AA preferred stock to Prometheus to provide a portion of the funding for the Galloway transaction.); (ix) reduction to reflect the 6% cumulative preferred dividend based on the net liquidation value of the additional shares of Class AA Preferred Stock, issued at $1,000 per share ($.01 par value), to partially fund the Whittaker Companies acquisition.

     The pro forma weighted average shares outstanding of 11,743,004 for the year ended December 31, 1996 consist of the following: (i) 2,230,500 shares issued by the Company prior to the Offerings (defined below); (ii) 6,233,875 shares issued to the stockholders of the Founding Builders (defined below) in connection with the Acquisitions (defined below); (iii) 1,990,089 weighted averages outstanding share issued to the public in the Offerings; and (iv) 1,288,540 shares representing the common stock equivalent of preferred shares issued as part of the Hutson and Galloway acquisitions. The 13,067,515 weighted average shares outstanding for the nine months ended September 30, 1997 consist of the 11,743,004 shares described above plus (i) an increase of 1,297,428 shares in the weighted average of the shares issued to the public in the Offerings and (ii) 27,083 weighted average restricted shares issued by the Company subsequent to the Offerings.

                 SELECTED FINANCIAL DATA OF WHITTAKER COMPANIES

     The selected combined financial data provided should be read in conjunction with the Whittaker Construction, Inc. and affiliates financial statements, the related notes thereto and Management's Discussion and Analysis of Financial Condition and the Results of Operations of Whittaker Companies.

                  WHITTAKER CONSTRUCTION, INC. AND AFFILIATES
                 (DOLLARS IN THOUSANDS, EXCEPT OPERATING DATA)

                                                       YEAR ENDED DECEMBER 31,
                                         ----------------------------------------------------   NINE MONTHS ENDED
                                           1992       1993       1994       1995       1996     SEPTEMBER 30, 1997
                                         --------   --------   --------   --------   --------   ------------------
Statement of Operations Data:
  Revenue..............................  $ 47,734   $ 61,031   $ 94,370   $ 89,628   $ 85,506        $ 66,592
  Gross profit.........................     9,598     10,136     16,406     15,680     15,027          11,458
  Other expenses net...................     5,969      7,415      8,161      8,748     10,118           7,686
                                         --------   --------   --------   --------   --------        --------
  Net income before the pro forma
     provision for income taxes........  $  3,629   $  2,721   $  8,245   $  6,932   $  4,909        $  3,772
                                         --------   --------   --------   --------   --------        --------
                                         --------   --------   --------   --------   --------        --------
Balance Sheet Data:
  Cash and cash equivalents............  $    297   $  1,918   $  2,470   $  2,493   $  1,396        $  3,176
  Inventory............................    12,758     24,818     26,112     35,738     51,189          51,077
  Other assets.........................     1,338      1,801      3,523      2,900      2,849           3,208
                                         --------   --------   --------   --------   --------        --------
     Total assets......................  $ 14,393   $ 28,536   $ 32,105   $ 41,131   $ 55,434        $ 57,461
                                         --------   --------   --------   --------   --------        --------
                                         --------   --------   --------   --------   --------        --------
  Accounts payable and accrued
     liabilities.......................  $  3,023   $  6,489   $  5,594   $  4,655   $  5,120        $  5,712
  Notes payable........................     8,648     17,328     15,123     24,968     38,180          36,674
  Shareholder advances.................       940      1,148      2,564      2,814      2,873           3,546
  Other................................       916      1,785      1,729      1,411      1,174           1,665
  Equity...............................       866      1,786      7,095      7,283      8,087           9,864
                                         --------   --------   --------   --------   --------        --------
     Total liabilities and equity......  $ 14,393   $ 28,536   $ 32,105   $ 41,131   $ 55,434        $ 57,461
                                         --------   --------   --------   --------   --------        --------
                                         --------   --------   --------   --------   --------        --------
Operating Data:
  Units:
     New contracts, net of
       cancellations...................       516        684        650        526        578             359
     Closings..........................       413        500        704        600        566             435
     Backlog...........................       275        459        405        331        343             267
  Aggregate sales value of backlog.....  $ 33,110   $ 59,670   $ 56,700   $ 49,650   $ 53,165        $ 42,720
  Average price per home closed........  $    116   $    122   $    134   $    149   $    151        $    153

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
           CONDITION AND RESULTS OF OPERATIONS OF WHITTAKER COMPANIES

BACKGROUND

     Whittaker Construction, Inc. ('WCI') was founded in 1977 by Robert N. Whittaker, Sr. Building homes exclusively in St. Charles County, Missouri, WCI has a significant presence in the St. Louis, Missouri area. In 1994 the shareholders formed a sister company RRKTG Lumber, Inc. ('RKG') to acquire and sell building products to WCI. RKG sells lumber, millwork, windows, siding and many other products exclusively to WCI. Also in 1994, Mr. Whittaker formed Lewis and Clark Title Company, Inc. ('LCT') to provide title insurance services to home buyers. The financial statements of WCI, RKG, and LCT (collectively, 'Whittaker') are presented on a combined basis.

     Whittaker's revenues are derived primarily from the sale of residential homes. Revenue is recognized when construction of the home is complete and title transfers to the buyer. Revenue from RKG is recognized at the time of closing, and intercompany profit is eliminated from ending inventory. Cost of sales includes all direct and indirect construction costs including construction supervision, land costs, lot development costs, interest on land, development and construction costs, and an accrual for warranty and service costs. All of these costs incurred prior to closing are capitalized into inventory and relieved from inventory at closing concurrent with the revenue recognition.

RESULTS OF OPERATIONS

  Basis of Presentation

     Whittaker's actual results from operations reflect operating activity of WCI for the entire period and for RKG and LCT from the start of operations, April 1994 and October 1994, respectively.

ACTUAL RESULTS FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THE ACTUAL RESULTS FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 1996.

  Overview

     Whittaker achieved new orders of 478 units and 615 units in the nine months ended September 30, 1997 and 1996, a decrease of 22.3%. New orders for the quarter ended September 30, 1997 and 1996, were 108 and 156, a decrease of 30.8%. The decrease reflects a softening in demand in the St. Louis housing market for the period and the impact of price increases by the company in late 1996 and early 1997. The company has backlog of 267 units with a dollar value of $42.7 million at September 30, 1997, compared to 402 units with a dollar value of $60.3 million at September 30, 1996, which is consistent with the new orders as stated above.

  Revenue

     Revenue for Whittaker was $66.6 million for the nine months ended September 30, 1997 as compared to $60.6 million for the nine months ended September 30, 1996, an increase of 9.9%. For the quarters ended September 30, 1997 and 1996, revenue increased 14.8%, up $3.4 million from $23 million to $26.4 million. The increase in revenue is due primarily to an increase in the average selling price based upon implemented price increases combined with an increase in units closed. Unit closings for the nine months ended September 30, 1997 and September 30, 1996 were 435 and 397, respectively. Closings for the quarter also increased with 165 in 1997 and 156 in 1996. The increase of 9.6% and 5.8% is attributable to an overall reduction in backlog of sold homes.

  Gross Profit

     Whittaker's gross profit was $11.5 million for the nine months ended September 30, 1997, as compared to $10.7 million for the nine months ended September 30, 1996, an increase of 7.5%. For the quarters ended September 30, 1997 and 1996, gross profit increased 41.0%, up $1.6 million from $3.9 million to $5.5 million. The quarter increase of 41.0% is due to the impact of price increases on closings in the third quarter. First and second quarter profits were below expectation due to higher land development costs without the aforementioned offsetting effect of price increases. Management considers third quarter results to demonstrate the effectiveness of the newly implemented pricing program.

  Operating Expenses

     Whittaker's management implemented steps to control operating expenses in 1997. Overall SG&A decreased as a percentage of revenue to 10.7% ($7.1 million) from 11.1% ($6.7 million) for the nine months ended September 30, 1997 and 1996, respectively. During the nine months, general and administrative expenses decreased as a percentage of revenue to 6.3% ($4.2 million) from 7.1% ($4.3 million) while selling expenses rose to 4.4% ($2.9 million) from 4.1% ($2.5 million). For the quarters ended September 30, 1997 and 1996, general and administrative expenses decreased as a percentage of revenue to 4.2% ($1.1 million) from 5.7% ($1.3 million) while selling expenses rose to 4.5% ($1.2 million) from 3.9% ($.9 million). The increase in selling expenses as a percentage of revenue in the third quarter is due primarily to higher commissions paid at Camelot, a custom home development, and an increase in outside agent commissions. The decrease in general and administrative costs as a percentage of revenue is the result of ongoing cost control measures as well as higher revenue over which to spread the general and administrative expenses.

  Net Income

     Net income for the nine months ended September 30, 1997 ($3.8 million) increased marginally from net income for the nine months ended September 30, 1996, ($3.5 million). The small increase in net income is due to lower than expected profits on first and second quarter closings due to a combination of less than anticipated closings and lower than anticipated profits on two subdivisions because of a failure to increase prices to reflect higher capital costs associated with land development. Price increases implemented to correct the increased costs positively impacted net income for the quarter ended September 30, 1997 ($2.6 million) raising it over the September 30, 1996 net income ($1.3 million) by 100.0%.

ACTUAL RESULTS FOR THE YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE ACTUAL RESULTS FOR THE YEAR ENDED DECEMBER 31, 1995

  Overview

     Whittaker achieved new orders of 758 units and 690 units in the years ended December 31, 1996 and 1995, an increase of 9.9%. The increase is the result of new subdivisions opened in 1996 with very desirable locations. Whittaker had a backlog of 343 units with a dollar value of $52.7 million at December 31, 1996 compared to 331 units with a dollar value of $49.6 million at December 31, 1995 which is consistent with the new orders as stated above. Whittaker's backlog increased in the year ended December 31, 1996 due to an increase in overall sales volume in the latter half of 1996.

  Revenue

     Revenue for Whittaker was $85.5 million for the year ended December 31, 1996 as compared to $89.6 million for the year ended December 31, 1995, a decrease of 4.6%. The decrease in revenue is due to a decrease in units closed offset by an increase in the average selling price for the period. Unit closings for the years ended December 31, 1996 and 1995 were 566 and 601, respectively.

  Gross Profit

     Gross profit for Whittaker was $15.0 million for the year ended December 31, 1996 as compared to $15.7 million for the year ended December 31, 1995, a decrease of 4.5%. The decrease is consistent with the lower number of closings.

  Operating Expenses

     Overall SG&A increased as a percentage of revenue to 11.1% ($9.5 million) from 9.6% ($8.6 million) for the years ended December 31, 1996 and 1995, respectively. During the year, general and administrative expenses increased as a percentage of revenue to 7.0% ($6.0 million) from 5.7% ($5.1 million) while selling expenses rose to 4.1% ($3.5 million) from 3.9% ($3.5 million). The increases in general and administrative costs are due in part to additional staffing at the lumberyard and in the office personnel at the construction company, increased costs associated with rent and measures taken to control material losses. Selling expense increases are due to increased marketing efforts during 1996 to offset soft market conditions in the first half of 1996.

  Net Income

     Net income for the year ended December 31, 1996, ($4.9 million) decreased by 29.0% from net income for the year ended December 31, 1995, ($6.9 million). The decrease in net income is due to the lower number of closings in 1996 and lower margins in some subdivisions due to increases in the lot costs that were not fully absorbed by necessary price increases.

ACTUAL RESULTS FOR THE YEAR ENDED DECEMBER 31, 1995 COMPARED TO THE ACTUAL RESULTS FOR THE YEAR ENDED DECEMBER 31, 1994

  Overview

     Whittaker achieved new orders of 690 units and 844 units in the years ended December 31, 1995 and 1994, a decrease of 18.2%. The decrease is the result of management's decision to target 600 closings for 1995. Whittaker had backlog of 331 units with a dollar value of $49.6 million at December 31, 1995, compared to 405 units with a dollar value of $56.7 million at December 31, 1994, which is consistent with the new orders as stated above.

  Revenue

     Revenue for Whittaker was $89.6 million for the year ended December 31, 1995 as compared to $94.4 million for the year ended December 31, 1994, a decrease of 5.1%. The decrease in revenue is due to a decrease in units closed offset by an increase in the average selling price for the period. Unit closings for the year ended December 31, 1996 and 1995, were 601 and 704, respectively.

  Gross Profit

     Gross profit for Whittaker was $15.7 million for the year ended December 31, 1995 as compared to $16.4 million for the year ended December 31, 1994, a decrease of 4.3%. The decrease is consistent with the lower number of closings.

  Operating Expenses

     Overall SG&A increased as a percentage of revenue to 9.6% ($8.6 million) from 8.4% ($7.9 million) for the years ended December 31, 1995 and 1994, respectively. During the year, general and administrative expenses increased as a percentage of revenue to 5.7% ($5.1 million) from 4.8% ($4.5 million) while selling expenses rose to 3.9% ($3.5 million) from 3.6% ($3.4 million). The increases in general and administrative costs and selling expense are due to increased operational costs from the addition of the lumberyard location and staffing increases in the marketing, safety, and accounting departments in late 1994 and early 1995.

  Net Income

     Net income for the year ended December 31, 1995 ($6.9 million) decreased by 15.9% from net income for the year ended December 31, 1994, ($8.2 million). The decrease in net income is due to the lower number of closings in 1996 and the expense changes noted above.

  Capital Resources and Liquidity

     Whittaker's activities involve several components, principally home construction, land development, title services and the sale of building products. During the first nine months of 1997, Whittaker's operating activities provided $4.9 million in cash which was primarily generated by home sales.

     Whittaker investing activities during the first nine months of 1997 consisted of fixed asset purchases of $.3 million. Whittaker financing activities provided $10,334,188 in borrowings on notes payable and net borrowings on lines of credit. This was offset by principal payments on notes payable of $11,839,959, net reductions in advances from shareholders in the amount of $.7 million, and distributions to shareholders of $2.0 million made to pay income tax on Whittaker's profits.

     During the year ended December 31, 1996, Whittaker's operating activities used approximately $9.5 million. This cash outflow, however, was largely due to acquisitions of land and the development costs associated with the lots developed during the year. Two significant land parcels and the related development costs incurred account for most of the increase. The owners of both of the land parcels required that the entire parcel be acquired at one time. Management determined that both parcels could be developed efficiently and both would generate sufficient income to support the carrying costs.

     Whittaker investing activities during the 1996 consisted of fixed asset purchases of $.8 million. Whittaker financing activities provided $29,658,002 in borrowings on notes payable. This was offset by payments of principal on notes payable and net payments on lines of credit of $16,445,418, net increase advances from shareholders in the amount of $.6 million, and distributions to shareholders of $4.1 million made substantially to pay income tax on Whittaker's profits. The net cash provided by increased borrowings was used to fund land and development activity. Excluding the build up of land inventory and the related increase in accounts payable for development activities, the operating activities of Whittaker provided net cash.

  Seasonality and Variability of Results

     Whittaker experiences seasonality and quarterly variability in home-building levels. The annual operating cycle generally reflects greater home sales in the spring and autumn. The number of closings is lowest in the first quarter and increases in the second and third quarters with the greatest number of closings occurring in the fourth quarter. Management believes this seasonality reflects the impact of winter weather on construction activity and the preference of home buyers to close prior to year end.

  Outlook

     As of December 31, 1997, Whittaker had outstanding sale contracts of 218 units in backlog, representing approximately $38 million of value. Whittaker has recently introduced a new product line of attached housing units marketed to attract empty-nest couples and a tuck-under garage, single-family home designed to attract single-family buyers motivated to purchase based upon greater square footage at a lower per-square-foot cost. Whittaker will continue to introduce new product lines to meet market demand. In addition, new lot developments located near a new public golf facility are expected to generate significant sales in 1998.

     Whittaker will continue to address direct costs as a percentage of revenue through implementation of cost control measures and additional product lines to be acquired directly from manufacturers through the lumberyard operation. In addition, through the acquisition of Whittaker stock by the Company, Whittaker expects to attain additional direct cost savings through group purchase discounts.

     Whittaker will host a Home-a-rama, Showcase of Dreams, event sponsored by the St. Louis Home Builders Association in June 1998. The Home-a-rama will have eleven custom homes open to the public. The Home-a-rama will be held at Whittaker's Camelot subdivision, an upscale, custom home development. Whittaker expects lot and home sales at Camelot and other subdivisions to be significantly enhanced by the Home-a-rama event.

     See 'Forward-Looking Statements.'

  Interest Rates and Inflation

     Whittaker's business performance can be negatively affected by the impact of inflation and the adverse effect inflation has on interest rates and the overall economic climate nationally and in Whittaker's market.

     Inflation affects Whittaker in a number of ways including Whittaker's cost of conducting business. Costs including land acquisition and development, materials, labor, overhead and interest rates on floating credit facilities can all be adversely affected by inflation. In addition, inflation may reduce consumers' ability to purchase a new home, thereby adversely affecting Whittaker's new order flow. During 1996 and 1997, inflation has not significantly affected the performance of Whittaker. Only fluctuations in lumber costs, mitigated by the ownership of the lumberyard, and increases in labor costs have had an inflationary impact on Whittaker's performance.

     While inflation has not been a significant factor in 1996 or 1997, rising inflation in the future would likely have an adverse long-term impact on Whittaker's business performance.

                     SELECTED FINANCIAL DATA OF THE COMPANY

     The selected combined financial data provided should be read in conjunction with the Combined Predecessor Companies Financial Statements, the individual Founding Builders Financial Statements, The Fortress Group, Inc. Consolidated Financial Statements, the related notes thereto and 'Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company.'

         THE FORTRESS GROUP, INC. AND COMBINED PREDECESSOR COMPANIES(1) (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND OPERATING DATA)

                                                                                                                           THE
                                                                                                                        FORTRESS
                                            YEAR ENDED DECEMBER 31,           COMBINED    THE FORTRESS      YEAR       GROUP, INC.
                                     -------------------------------------  PREDECESSOR   GROUP, INC.      ENDED       NINE MONTHS
                                                                             COMPANIES      MAY 21-     DECEMBER 31,      ENDED
                                        COMBINED PREDECESSOR COMPANIES       JANUARY 1-   DECEMBER 31,      1996      SEPTEMBER 30,
                                      1992      1993      1994      1995    MAY 20, 1996      1996         TOTAL          1997
                                     -------  --------  --------  --------  ------------  ------------  ------------  -------------
STATEMENT OF OPERATIONS DATA:
  Revenue............................ $82,543 $148,269  $174,715  $199,029    $ 66,119    $   210,354     $276,473     $   293,409
  Gross profit.......................  11,060   22,124    28,431    31,595       9,694         32,967       42,661          44,236
  Operating income...................   2,232    4,169     5,411     6,750       1,113         12,787       13,900           9,296
  Income before provision/ benefit
    for income taxes.................   2,678    4,898     4,828     6,076       1,274         13,221       14,495           7,856
    Net income(2).................... $ 2,349 $  3,973  $  4,745  $  6,055    $  1,274    $     8,208     $  9,482     $     4,840
                                      ------- --------  --------  --------  ----------    -----------     --------     ------------
                                      ------- --------  --------  --------  ----------    -----------     --------     ------------
  Net income per share...............                                                     $       .69                  $       .38
                                                                                          -----------                  ------------
                                                                                          -----------                  ------------
Cash dividends per common share......                                                                                  $     .0075
Weighted average shares
  outstanding........................                                                      11,701,587                   12,466,591

                                                                          DECEMBER 31,
                                                   ----------------------------------------------------------
                                                                                                                 THE FORTRESS
                                                         COMBINED PREDECESSOR COMPANIES          THE FORTRESS     GROUP, INC.
                                                   ------------------------------------------    GROUP, INC.     SEPTEMBER 30,
                                                    1992       1993        1994        1995          1996            1997
                                                   -------    -------    --------    --------    ------------    -------------
BALANCE SHEET DATA:
  Cash..........................................   $ 2,803    $ 2,904    $  4,866    $  2,710      $ 16,212        $   3,483
  Inventory.....................................    42,212     65,507     101,214     109,016       144,106          215,872
  Total assets..................................    46,495     72,855     111,403     121,666       193,733          314,149
  13.75% Senior Notes due 2003..................                                                    100,000          100,000
  Notes and mortgages payable...................    43,120     52,912      83,161      87,604        40,136          111,625
  Minority interests............................       633        806       1,346       1,295           274              280
  Stockholders' equity..........................     5,640      4,374       6,018       9,836        31,986           60,115

                                                                   YEAR ENDED DECEMBER 31,
                                                 ------------------------------------------------------------
                                                                                                 THE FORTRESS    THE FORTRESS
                                                                                                 GROUP, INC.      GROUP, INC.
                                                                                                  PRO FORMA       NINE MONTHS
                                                        COMBINED PREDECESSOR COMPANIES           AS ADJUSTED         ENDED
                                                 --------------------------------------------    ------------    SEPTEMBER 30,
                                                   1992        1993        1994        1995          1996            1997
                                                 --------    --------    --------    --------    ------------    -------------
OPERATING DATA:
Units:
  New contracts, net of cancellations.........        660         870       1,015       1,100         1,502            2,043
  Closings....................................        541         838         966         998         1,525            1,836
  Backlog(3)..................................        276         308         357         459           512            1,261
Aggregate sales value of backlog (in
  thousands)(3)...............................   $ 61,378    $ 57,914    $ 78,760    $ 97,242      $ 95,992        $ 226,792
Average sales price per home closed...........   $152,600    $171,300    $176,400    $190,700      $182,800        $ 157,600

------------------
(1) As a result of the substantial continuing interests in the Company of the former stockholders of the Founding Builders and Fortress (the 'Combined Predecessor Companies'), the historical financial information of the Combined Predecessor Companies has been combined on a historical cost basis for all periods presented
                                              (Footnotes continued on next page)

(Footnotes continued from previous page) prior to the Acquisitions as if these companies had always been members of the same operating group. However, during the periods presented prior to the Acquisitions, the Founding Builders were not under common control or management. Additionally, all of the Founding Builders were S corporations through December 31, 1995 with the exception of Buffington which converted to an S corporation effective January 1, 1994. As S corporations, the Founding Builders were not subject to federal income tax. Accordingly, the data presented should not be viewed as comparable to or indicative of the post-combination results to be achieved by the Company. Subsequent to the Acquisitions, the information presented is on a consolidated basis of The Fortress Group, Inc.

(2) Each of the Founding Builders with the exception of Buffington Homes, Inc. ('Buffington') was an S corporation or partnership through May 20, 1996 and, accordingly, was not subject to federal income taxes. Buffington converted from a C corporation to an S corporation effective January 1, 1994. Except for the 'Pro Forma' columns, net income does not give effect to the conversion from S corporation to C corporation status and the resulting imposition of federal income tax.

(3) At end of period and represents homes sold but not closed.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
               CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY

BACKGROUND

     The Company was formed in June, 1995 and completed its initial public equity and senior note offerings on May 16, 1996 (the 'Offerings'). Simultaneous with the closing of the Offerings on May 21, 1996, the Company acquired, in a series of transactions, four homebuilding companies (collectively, the 'Founding Builders' or 'Combined Predecessor Companies') which have operations in seven separate markets. During the period prior to May 16, 1996, the Combined Predecessor Companies were not under common control or management. The Offerings provided the capital required to acquire the Founding Builders.

     The Company was founded on the belief that homebuilding is localized and is most successful when managed by experienced local managers who have developed in depth market knowledge and strong local relationships and that that success can be even greater when combined with operating economies of scale and significant sharing of operational best practices within the industry.

     Consistent with the Company's stated strategy of growing through acquisitions, the Company acquired Landmark Homes, Inc. ('Landmark'), with operations in Wilmington, North Carolina and Myrtle Beach, South Carolina, on August 31, 1996; Brookstone Homes, Inc. ('Brookstone'), with operations in the Milwaukee-Madison, Wisconsin corridor on December 31, 1996; D.W. Hutson Construction Company ('Hutson'), with operations in the Jacksonville, Florida area on February 28, 1997; Wilshire Homes, Inc. ('Wilshire'), with operations in San Antonio and Austin, Texas, effective April 1, 1997; Don Galloway Homes, Inc. ('Galloway'), with operations primarily in Charlotte, North Carolina and Charleston, South Carolina effective August 1, 1997; and The Iacobucci Organization ('Iacobucci') with operations in the Philadelphia, Pennsylvania area effective November 1, 1997 (collectively, the 'Acquired Builders'). The pro forma results of operations for 1996 include the operations of Landmark as if the acquisition occurred on January 1, 1996.

     The Company's revenues are derived primarily from the sale of the residential homes. Revenue is recognized when construction of the home is complete and title transfers from the Company to the buyer. Cost of sales includes all direct and indirect construction costs including construction supervision; land costs, including the purchase price of land and land development costs, interest expense on related land acquisitions and land development and construction loans; real estate taxes; and an accrual for anticipated warranty and service costs. All of these costs incurred prior to title transfer are capitalized into inventory and relieved from inventory at time of title transfer concurrent with revenue recognition. Sales and marketing costs, such as advertising and promotion expenses, as well as general and administrative costs are recognized as expense when incurred.

ACQUISITIONS

     Acquisition of Landmark Homes, Inc. On August 31, 1996, the Company consummated the acquisition of substantially all of the assets of Landmark. Landmark is the largest production homebuilder in the Wilmington, North Carolina market and also has operations in Myrtle Beach, South Carolina.

     Acquisition of Brookstone Homes, Inc. On December 31, 1996, the Company acquired substantially all of the assets of Brookstone. Brookstone operates in the Milwaukee--Madison, Wisconsin area and has developed strong internal systems of control, which allow it to offer its customers the opportunity to customize their homes in the entry level and first and second time move-up market segments.

     Acquisition of D.W. Hutson Construction Company. On February 28, 1997, the Company acquired substantially all of the assets of Hutson. Hutson is one of the largest homebuilders in the Jacksonville, Florida market and is engaged in the construction and sale of homes targeted for the entry level and first-time move-up markets.

     Acquisition of Wilshire Homes, Inc. Effective April 1, 1997, the Company acquired the stock of Wilshire and related interests. Wilshire has operations in the San Antonio and Austin, Texas markets and is engaged in the construction and sale of homes targeted for entry-level and the first and second-time move-up markets.

     Acquisition of Don Galloway Homes, Inc. Effective August 1, 1997, the Company acquired the stock of Galloway and related interests. Galloway is a premier homebuilding company operating primarily in the

Charlotte, North Carolina and Charleston, South Carolina markets and targeting entry-level and first and second move-up buyers.

     Acquisition of The Iacobucci Organization. Effective November 1, 1997, the Company acquired the homebuilding assets of Iacobucci. Iacobucci targets first-time buyers, upscale entry, move-up and move-down buyers in the high growth areas surrounding the city of Philadelphia, Pennsylvania. Since its inception in 1953, Iacobucci has grown to consistently rank as one of the ten largest homebuilders in the Philadelphia area.

     Acquisition of WestBrook Homes, LLC. On December 29, 1997, the Company executed an agreement to acquire the assets of WestBrook, a small Loudoun County, Virginia homebuilder.

RESULTS OF OPERATIONS

     Basis of Presentation. The Company's actual results of operations reflect the operating activity of Landmark, Brookstone, Hutson, Wilshire and Galloway from the effective dates of their acquisitions. The results of Iacobucci and WestBrook are not included in any results of operations due to the periods being presented.

ACTUAL FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THE COMBINED ACTUAL RESULTS OF THE COMPANY FROM MAY 21 THROUGH SEPTEMBER 30, 1996 AND THE COMBINED PREDECESSORS FROM JANUARY 1 THROUGH MAY 20, 1996 FOR THE NINE MONTHS AND ACTUAL COMPANY RESULTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996.

     Overview. The Company achieved new orders of 2,043 units and 1,138 units in the nine months ended September 30, 1997 and 1996, an increase of 79.5%. New orders for the quarter ended September 30, 1997 and 1996 were 718 and 253, an increase of 183.8%. This increase is attributable to the Company's acquisitions and an increase in new orders in the Company's Denver, Fort Collins and Las Vegas operations. The Company has a combined backlog of 1,261 units with a dollar value of $226.8 million as of September 30, 1997 as compared to 671 units with a dollar value of $125.9 million as of September 30, 1996 which is consistent with the increase in new orders as stated above.

     Revenue. Revenue for the Company was $293.4 million for the nine months ended September 30, 1997 as compared to $185.3 million for the nine months ended September 30, 1996, an increase of 58.5%. For the quarter ended September 30, 1997 and 1996, revenue increased 53.8% in 1997, up $41.2 million to $117.8 million from $76.6 million in 1996. The increase in revenue is consistent with the increase in the number of units closed during the nine and three month periods. During the nine months ended September 30, 1997, 1,836 homes were closed as compared to the same period in 1996 in which 953 homes were closed. Closings for the quarter also increased with 770 closings in 1997 from 399 closings in 1996. This increase which represents 92.7% and 93.0%, respectively, is attributable to the Company's recent acquisitions, as well as growth in revenue of the Company's Denver and Fort Collins operations.

     Offsetting the effect on the revenue of the increase in units closed was a decline in the average price of units closed, to $157,600 from $189,600 for the nine months ended September 30, 1997 and 1996, respectively. The average price of units closed for the quarter ended September 30, 1997 and 1996, is approximately $151,700 and $187,500. This reflects the effects of fewer closings in the higher-end homes available in the Las Vegas market (due to a shortage of land on which to build these homes at the beginning of the year) and the Hutson and Brookstone acquisitions whose average price of units closed is approximately $105,000 and $125,000 per unit, respectively.

     Gross Profit. Gross profit for the nine months ended September 30, 1997 was $44.2 million compared to $28.7 million for the same period in 1996, representing an increase of 54.0%. As a percentage of revenue, gross profit was 15.1% for the nine months ended September 30, 1997 as compared to 15.5% for the nine months ended September 30, 1996.

     For the quarter ended September 30, 1997, gross profit was $18.5 million compared to $12.3 million for the same period of 1996, an increase of 50.4%. As a percentage of revenue for the same periods, gross profit was 15.7% and 16.1%, respectively.

     Gross margins of acquired companies Landmark, Hutson, and Galloway were lower than they ordinarily would be due to amortization of inventory written up to fair value at their respective acquisitions. Without this purchase accounting adjustment, the Company's gross profit as a percentage of revenue would increase to 15.4%
for the nine months ended September 30, 1997 and 16.2% for the three months then ended. It is anticipated that this amortization of inventory which was written up to fair value will be fully amortized by the end of 1997.

     Additionally, the Company has experienced higher gross margins in its Las Vegas, Denver, and Wisconsin markets that have been offset by decreased margins in Austin and Raleigh. These Texas and North Carolina markets have shown tightening during the first nine months due to increasing competitive pressure in these areas. The Company's subsidiaries have had success in addressing these pressures with moderate price decreases, which have affected the Company's margins, and with aggressive marketing strategies.

     Operating Expenses. In June 1997, the Company chose not to go forward with a potential acquisition. This resulted in the expensing of approximately $335,000 of acquisition costs that had previously been capitalized.

     Additionally, the Company established a second quarter reserve of $410,000 relating to a 1997 sales-leaseback transaction in its Denver operations. Subsequent to the closing of the sale, the Company discovered that the buyer's collateral to secure the Company's seller financing was not in place though the title had been delivered to the buyer and all other matters to effect a closing occurred. The Company has filed a claim against the title company and buyer to recover all monies owed in connection with this transaction. During the third quarter five of the related homes were sold and the corresponding reserve was reversed.

     Without these non-recurring items, overall SG&A increased as a percentage of revenue to 11.7% ($34.3 million) from 10.9% ($20.2 million) for the nine months ended September 30, 1997 and 1996, respectively. During the nine months, selling expenses increased to 6.3% ($18.6 million) from 5.9% ($11.0 million) while general and administrative expenses rose to 5.4% ($15.7 million) from 5.0% ($9.2 million) in 1997 and 1996, respectively. For the quarter ended September 30, 1997 and 1996, selling expenses increased to 6.0% ($7.1 million) from 5.9% ($4.5 million) while general and administrative expenses increased to 5.3% ($6.2 million) from 4.6% ($3.5 million). The increase in selling expenses as a percentage of revenue is a result of the Company's successful efforts earlier during the year to enlist outside broker services. Additionally, as previously discussed, the Company has attacked tightening markets with new marketing strategies in order to counteract increasing competition.

     General and administrative expenses for 1996 do not include any adjustment for corporate expenses which would have been incurred if the Company had existed as a single public entity for the entire nine months. Additionally, general and administrative expenses increased as a percentage of revenue which reflects the Company's commitment to build a corporate structure to properly integrate and oversee its growing operations. As the Company has grown from five builders at the end of the third quarter in 1996 to nine builders at the end of the same period in 1997, operational and financial management has been increased in order to enhance subsidiary management through strategic planning, refined budgeting processes, and identification and implementation of operational best practices and efficiencies.

     Net Income. Net income for the nine months ended September 30, 1997 ($4.8 million) decreased significantly from net income for the nine months ended September 30, 1996 ($6.0 million). However, the net income for these periods is not comparable as the 1996 nine-month net income does not include (i) a provision for income taxes as if the Predecessor Companies were combined and subject to the effective Federal statutory income tax rate throughout the period or (ii) any adjustment for corporate expenses which would have been incurred had the Company existed as a single public entity for the entire nine months.

     For the three months ended September 1997 and 1996, the net income decreased 7.1% to $2.6 million in 1997 from $2.8 million in 1996. In addition to the previously discussed operating income factors and non-recurring expenses, Fortress incurred significantly higher interest expense in the first nine months of 1997. Consistent with the Company's philosophy of limiting its land risk, the Company has continued its use of lot option deposits and has significantly increased its investments in partnerships with land developing entities in a limited partner capacity. While these strategies provide a highly effective means of controlling land, the Company has incurred additional, non-capitalizable carrying costs associated with these investments.

     Earnings before interest, taxes, depreciation and amortization (EBITDA) for the nine months ended September 30th increased 36.4% to $25.1 million in 1997 compared to $18.4 million in 1996. For the quarter ended September 30th, EBITDA increased 39.8% to $11.6 million in 1997 from $8.3 million in 1996. EBITDA is provided as a supplemental measurement of the Company's operating performance. EBITDA does not represent cash flows from operations as defined by GAAP and should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, EBITDA measures presented by the Company may not be comparable to other similarly titled measures of other companies.

COMBINED ACTUAL RESULTS OF THE COMPANY FROM MAY 21 THROUGH DECEMBER 31, 1996 AND THE COMBINED PREDECESSORS FROM JANUARY 1 THROUGH MAY 20, 1996 COMPARED TO THE COMBINED PREDECESSOR RESULTS FOR THE YEAR ENDED DECEMBER 31, 1995

     Revenue. The Company's total 1996 revenues increased by $77.4 million to $276.5 million compared to the 1995 revenues of $199.0 million. The increase in revenue is the result of the greater number of homes delivered in 1996 over 1995 reflecting growth in the combined companies and the acquisition of Landmark. In 1996, the Company delivered 405 more homes than it delivered in 1995. The average sales price of a home delivered in 1996 fell to $189,500 from $190,700 in 1995. The decrease in average sales price reflects the strong growth in Buffington's operations, which targets the entry level and first time move-up markets and the acquisition of Landmark Homes, which predominately builds for the same target markets. In addition, Genesee and Christopher introduced more affordable product lines in 1996 which contributed to the Company's lower average sales price during the year compared to 1995. Land sales increased by $2.2 million in 1996 to $10.3 million compared to the Combined Predecessor Companies total land sales of $8.1 million in 1995. As a percentage of total revenue, land sales accounted for 3.7% of revenue in 1996 compared to 4.1% in 1995.

     Gross Profit. The Company's total gross profit increased by $11.1 million to $42.7 million in 1996 compared to $31.6 million in 1995 resulting from the 39% increase in revenue in 1996 over 1995 partially offset by lower margins. As a percentage of revenue, the Company's gross profit was 15.4% in 1996 compared to 15.9% in 1995. This decline was due to the Company's decision to liquidate a significant portion of its speculative housing inventory during the fourth quarter of 1996, accepting lower margins in order to do so, and increased competitive pressures in the Raleigh-Durham, North Carolina market.

     Operating Expenses. The Company's total operating expenses increased by $3.9 million to $28.8 million compared to $24.8 million in 1995. The Company incurred an additional $3.1 million in selling expenses in 1996 compared to 1995, due to the larger number of communities in which the Company was actively selling homes in 1996 compared to 1995. General and administrative expenses increased by $0.9 million due to the growth of the operating companies in 1996 compared to 1995 and an increase in expenses due to the creation of the Company. Even so, as a percentage of revenue, operating expenses were significantly reduced to 10.4% of revenue in 1996 compared to 12.5% of revenue in 1995. This decline is due to the 39% increase in revenue in 1996 over 1995 resulting in additional operating efficiencies due to the mostly fixed nature of operating expenses.

     Net Income. The Company's total pre-tax income increased by $8.4 million to $14.5 million compared to 1995 pre-tax income of $6.1 million, an increase of 139%. Provision for income taxes increased to $5.0 million from $0 in 1995. This increase reflects the Company's C Corporation status in 1996 compared to the Combined Predecessor Companies status as S Corporations. Net income increased $3.4 million to $9.5 million compared to $6.1 million in 1995.

     Earnings before interest, taxes, depreciation and amortization (EBITDA) increased 46.3% to $29.4 million in 1996 compared to $20.1 million in 1995. EBITDA is provided as a supplemental measurement of the Company's operating performance. EBITDA does not represent cash flows from operations as defined by GAAP and should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, EBITDA measures presented by the Company may not be comparable to other similarly titled measures of other companies.

COMBINED PREDECESSORS FOR THE YEAR ENDED DECEMBER 31, 1995 COMPARED TO THE YEAR ENDED DECEMBER 31, 1994

     Revenue. Revenue increased 13.9% to $199.0 million in 1995 from $174.7 million in 1994. The number of homes closed by the Combined Predecessor Companies increased by 3.3% to 998 units in 1995 from 966 units in 1994. The increases were the result of earlier investments in new communities which produced closings in 1995. The Company's 1995 increase in revenues was also due in part to a 8.2% increase in the average selling price of homes closed to $190,700 in 1995 from $176,400 in 1994. The increase was primarily to changes in the product mix of homes closed within the Combined Predecessor Companies.

     Gross Profit. Cost of sales increased by 14.5%, to $167.4 million in 1995 from $146.3 million in 1994. As a percentage of revenue, cost of sales increased by 0.4%, to 84.1% in 1995 from 83.7% in 1994. The increase was due primarily to an increase in cost of sales, as a percentage of revenue at Genesee. This increase was the result of a decision, during the first half of 1995, to discount home sale prices in response to the prevailing higher mortgage interest rates during this period.

     Operating Expenses. Selling, general and administrative expenses increased 7.9% to $24.8 million in 1995 from $23.0 million in 1994. As a percentage of revenue, however, SG&A expenses in 1995 were 12.5% compared to 13.2% in 1994. The decrease in SG&A as a percentage of revenue was due to increased efficiencies as revenue grew between 1994 and 1995. The increase in SG&A expenses was due to the increase in sales and construction activity required to sustain the higher levels of revenues in 1995 as well as the increase in land acquisitions, market analysis and marketing activity needed to add new communities in 1995 for which sales and closings are expected in 1996 and beyond. The Combined Predecessor Companies opened 18 new communities in 1995.

     Net Income. Other non-operating expenses (income) increased 15.6% to $674,000 in 1995 from $583,000 in 1994. The increase of $91,000 was due to a decrease in other income at Christopher due to a decrease in management fee income between 1994 and 1995 of $240,000. This decrease in other income was partially offset by a decrease in minority interest expense at Sunstar between 1994 and 1995.

     Capital Resources and Liquidity. The Company's operating activities involve several components, principally home construction, land development and mortgage loan origination for home purchasers. During the first nine months of 1997, the Company's operating activities, taken in the aggregate, used approximately $11.1 million of cash. This cash outflow, however, was largely due to the mortgage loan operations which were commenced in 1997. The funding of mortgage loans held for resale is reflected as a cash outflow in the operations section of the statement of cash flows but the borrowings to fund these loans are reflected in the financing section of the statement of cash flows. Excluding the cash outflow to fund mortgage loans, the Company's operating activities provided net cash. This cash flow was primarily generated by home sales which was offset in part by the Company's increasing inventories due to (a) the cyclical nature of homebuilding and anticipation of higher fourth quarter closings and (b) some additional build up consistent with the Company's growth and risk management strategies.

     The majority of the Company's investing activities during the nine months related to the purchases of Hutson, Wilshire, and Galloway as well as investments in land limited partnerships. The Company's financing activities generated cash of $23.8 million, consisting of net borrowings under notes and mortgages payable of $26.7 million (which includes the borrowings to fund the mortgage loans held for resale) offset by miscellaneous financing activities requiring cash.

     From May 21, 1996 (the time of the Offerings) through December 31, 1996, operating activities used $6.1 million. The majority of the use of funds included an increase in receivables of $7.6 million reflecting the proceeds of home sale closings on December 31, 1996 which were not received until early January 1997. The Company built up inventories in anticipation of the higher end-of-year closings which in turn resulted in increased receivables at December 31st. The majority of these very short-term receivables were collected within the next month. Additionally, while the level of inventories appears lower due to the period presented (May 21st to December 31st), the company has increased its inventories at December 31, 1996 compared to December 31, 1995 as part of its key growth and risk management strategies as previously discussed. The other significant use of cash during this period was for the $5.2 million reduction in the operating subsidiaries accounts payable. The Company, through its subsidiaries, has been able to renegotiate many supplier and subcontractor contracts based on quicker payment of outstanding invoices. Even with the decrease in accounts payable, excluding the cyclical build up of accounts receivable and the increased inventories, the Company's operating activities provided net cash during the period.

     The majority of the Company's investing activities during the period related to the acquisition of Landmark and Brookstone. The Company's financing activities generated cash of $27.0 million. The Company generated $21.8 million from its equity offering, $172.5 million from borrowings under notes and mortgages payable and used $152.8 million for the repayment of notes and mortgages payable. Cash and cash equivalents at December 31, 1996 were $16.2 million.

     Since the culmination of the initial public offering through September 30, 1997, the Company has refinanced existing loan agreements, executed new loan agreements or assumed loans resulting from the acquisitions totaling approximately $261 million of available secured financing at the subsidiary level. Under these credit facilities, the Company has borrowed approximately $100 million at September 30, 1997.

     In May 1997, the Company received the written consent of registered holders of its 13.75% Senior Notes due 2003 to proposed amendments to the Indenture under which the Senior Notes were issued. The amendments allow the Company the opportunity to continue to increase its secured borrowing capacity at the subsidiary level. It has been the Company's experience that this financing strategy provides lower cost borrowings and flexible terms as compared to unsecured borrowings at the parent company level.

     The Company has entered into the Stock Purchase Agreement with Prometheus, an affiliate of Lazard which commits Prometheus to invest $75 million as described in this Proxy Statement. The First Closing was effective as of September 30, 1997 with Prometheus's purchase of 11,700 shares ($11.7 million initial liquidation value) of Class AA Preferred Stock and 375,000 Warrants. The proceeds from the First Closing were used in the Galloway and Iacobucci acquisitions.

     The Company believes that funds available through the existing credit facilities coupled with the cash on hand and cash generated through operations, will be adequate for the anticipated cash needs of its current operations for the foreseeable future. As of September 30, 1997, the Company had cash and cash equivalents on hand of $3.5 million.

     At September 30, 1997, the Company had 1,887 finished or under-development lots, which represent approximately nine months supply of land based on sales absorption rates for the first nine months of 1997. It is one of the Company's operating strategies to keep a relatively low supply of finished lots and lots under development in order to manage and minimize risk associated with land ownership. The Company utilizes land options and investments in limited land partnerships as methods of controlling and subsequently acquiring land. The Company plans to continue these practices and expects to exercise, subject to market conditions, substantially all of its option contracts. At September 30, 1997, the Company had 6,793 lots under option representing slightly more than a two-year supply of land based on the same absorption rates as above.

     The Company has and will continue to pursue its strategy to increase operations through strategic acquisitions, as it did with Hutson, Wilshire, and Galloway during the first three quarters of 1997. Such acquisitions may be funded through a combination of cash, stock (common and preferred) and notes issued by the Company. Any cash portion will be funded by cash from operations, availability under credit facilities (existing or newly negotiated), the investment from Prometheus or a combination thereof.

     During November, the Company closed on the acquisition of certain assets of Iacobucci, a homebuilding company with operations in the Philadelphia, Pennsylvania area for an initial purchase price of cash of $2.9 million plus debt assumption of approximately $13.9 million. The acquisition terms include earnout provisions based on the future operations of the acquired business.

  Seasonality and Variablity of Results

     The Company experiences significant seasonality and quarterly variability in homebuilding activity levels. The annual operating cycle generally reflects greater home sales in the spring and autumn months and slower sales in the winter and summer months. Closings are slowest during the first quarter and activity increases during the second and third quarter with the greatest level of closing activity taking place during the fourth quarter. The Company believes that this seasonality is a reflection of the impact of winter weather on construction activity and the preference of home buyers to close on their new home either prior to the start of a new school year in the fall or prior to the holiday season.

     Outlook. As of September 30, 1997, the Company had outstanding sales contracts of 1,261 units in backlog, representing $227 million of value. The Company has experienced a significant increase in new order activity during the first three quarters of 1997 compared to 1996 particularly in the Denver, Las Vegas, and Milwaukee markets. This increase has been augmented by the strong new order activity of the 1997 acquisitions.

     The Company has addressed and continues to address key business strategies through (i) the implementation of the Fortress Mortgage business plan, (ii) the growth of operational and financial management groups providing assistance in the company-wide program to reduce direct construction costs as a percentage of revenue, the controlled management of speculative inventory including homes and land, and identification and implementation of processes to improve return on assets at the subsidiary level, and (iii) the continued acquisitions of well managed and successful homebuilding companies that are expected to be accretive to the Company's earnings.

     While management maintains a conservative outlook for 1998, it believes the Company is well positioned for growth in 1998. This belief assumes stable or improving market conditions, interest rates, job growth and consumer confidence in its homebuilding markets. The Company believes the anticipated increase in home deliveries, coupled with the continued successful implementation of the Company's key strategies, should result in improved operating income and earnings per share in 1998.

     See 'Forward-Looking Statements.'

     Interest Rates and Inflation. The Company's business performance can be negatively affected by the impact of inflation and the adverse effect inflation has on interest rates and the overall economic climate nationally and in the Company's markets.

     Inflation affects the Company in a number of ways including increasing the Company's cost of conduction business. Costs including land acquisition and development, materials and subcontractor labor, overhead and interest rates on floating rate credit facilities can all be adversely affected by inflation. In additional, inflation may reduce consumers' ability to purchase a new home, thereby adversely affecting the Company's new order flow. During 1996 and 1997, inflation has not significantly affected the performance of the Company. Only rising lumber costs and, to a lesser degree, increases in subcontractor costs in a number of the Company's markets due to tight labor markets has had an inflationary impact on the Company's performance.

     While inflation has not been a significant factor in 1996 or 1997, rising inflation in the future would likely have an adverse long-term impact on the Company's business performance.

                MARKET PRICES OF AND DIVIDENDS ON THE COMPANY'S
                  COMMON STOCK AND RELATED STOCKHOLDER MATTERS


     Price Range of Common Stock. The Common Stock has traded on the Nasdaq National Market since May 16, 1996. On February 17, 1998, the closing sale price of the Common Stock was $5.00 per share. The following table sets forth the range of high and low sale prices for the Common Stock, as reported on the Nasdaq National Market, for the period from May 16, 1996, the date of the Company's initial public offering, through the end of the fiscal year 1997.

FISCAL YEAR 1996,                                                                         HIGH      LOW
-----------------                                                                         -----    -----
Second fiscal quarter(1)...............................................................   $9.25    $8.75
Third fiscal quarter...................................................................   $9.00    $7.75
Fourth fiscal quarter..................................................................   $8.00    $4.56

FISCAL YEAR 1997,
-----------------
First fiscal quarter...................................................................   $6.88    $5.25
Second fiscal quarter..................................................................   $6.63    $4.88
Third fiscal quarter...................................................................   $6.50    $4.50
Fourth fiscal quarter..................................................................   $5.25    $4.00

------------------

(1) The Company's common stock commenced trading on May 16, 1996 at $9.00 per share.

     Approximate Number of Equity Security Holders. The number of record holders of the Common Stock as of January 14, 1998 was 87, which does not include beneficial owners who hold the Common Stock in street name.

     Dividends. In March 1997, the Company established a new dividend policy including the initiation of a cash dividend. The initial dividend policy is to pay a dividend of one cent per year paid quarterly. Pursuant to this policy, the Board subsequently declared a quarterly cash dividend of one-quarter cent per share on the Company's common stock for each of the fiscal quarters in 1997. The Company intends to increase the dividend in the future as the Company grows. The payment of dividends will be at the discretion of the Board and will depend upon, among other things, future earnings, the success of the Company's business activities, capital requirements, the dividend requirements of the Preferred Stock, the general financial condition of the Company and general business conditions. In addition, the Indenture restrict the amount of dividends payable by the Company.

                           DESCRIPTION OF THE COMPANY

INTRODUCTION

     The Company is a national homebuilding company engaged in designing, building and selling single family homes in the metropolitan areas surrounding a diversified group of cities in the United States. The Company offers high-quality, innovative homes, targeting a diverse range of market segments including the first-time, entry-level buyer, move-up buyer and executive/luxury home buyer. The Company markets a wide range of single family detached and attached homes ranging in size from 1,000 to 6,000 square feet at prices ranging generally from $70,000 to $800,000.

     The Company was formed in June 1995 to create a national homebuilding company through the simultaneous acquisition of four homebuilding companies and the Offerings. The acquisitions and the Offerings were completed in May 1996. The acquired companies became wholly-owned subsidiaries of the Company and as a group are referred to as the Combined Predecessor Companies or the Founding Builders. Substantially all of the former owners of the Founding Builders remain as senior managers of the Company. Each of the Founding Builders continues to be operated locally under its original name. In 1996, subsequent to closing on the acquisitions and the Offerings, the Company acquired two additional homebuilding companies; in 1997, an additional four companies were acquired.

     The Company's homebuilding operations are currently conducted in the following market areas:

STATES                            MARKET AREAS
------                            ------------
Arizona              Tucson
Colorado             Denver, Fort Collins
Florida              Jacksonville
Nevada               Las Vegas
North Carolina       Raleigh-Durham, Wilmington, Charlotte
Pennsylvania         Philadelphia
South Carolina       Myrtle Beach, Charleston
Texas                Austin, San Antonio
Wisconsin            Janesville, Madison, Milwaukee

OPERATING STRATEGY

     The Company believes it is positioned for continued success in the homebuilding industry because of (i) its established operations in attractive housing markets; (ii) its ability to enhance profitability through an improved capital structure and certain operating synergies; (iii) its management expertise both in homebuilding generally and its specific target and geographic markets; (iv) diversification of its geographic markets and products; (v) its conservative land acquisition policies; and (vii) its ability to expand both within its existing markets and through acquiring other local homebuilding companies located in other strong housing markets.

     Strong Market Positions in Attractive Housing Markets. The Company believes that it operates in some of the most attractive housing markets in the nation. Generally, the metropolitan areas where the Company conducts operations have experienced unemployment rates below the national average and population growth rates in excess of the national average for the past five years. Additionally, the Company believes that population and employment growth, as well as housing starts, will continue at levels above the national average through the year 1999. The Company believes that each of its local operations has developed a reputation within its respective market as a quality homebuilder with desirable products. Each local operation has targeted one or more specific niches within its market and has developed products which specifically target its customers. As a result, the Company believes that each of its local operations has established strong positions within its market.

     Reducing the Risk of Cyclicality Through Geographic and Product Diversification. In addition to focusing on growth markets, the Company's overall strategy also relies on the geographic diversification of its existing markets. Since local housing markets are cyclical and cycles depend, in part, on local and regional conditions, the Company believes that by operating in 11 distinct geographic markets it is less subject to the effects of local and regional economic cycles than homebuilders that operate in a single geographic market. Additionally, the

Company believes that its product diversification (which generally range in sales price from $70,000 to $800,000) and diversity of niche markets (which range from young families to 'empty-nesters') reduce risk in the event that existing national factors, such as interest rates, inflation, the general state of the economy or tax legislation, detrimentally affect particular income levels or demographic groups.

     Enhancing Profitability Through Improved Capital Structure and Operating Synergies. Management expects that the reduced cost of capital provided by the Offerings and future financing will directly contribute to the Company's profitability by reducing its subsidiaries' average financing cost. The Company believes that the financial strength of its local operations, coupled with the application of the proceeds from the Offerings and future financing, has enhanced the Company's competitive position, substantially reduced its overall costs associated with land acquisition and project construction, and provided the necessary capital to employ its strategies for expansion.

     Although the Company's most significant services and commodities are obtained on a local level, management believes that the Company's overall size and strength of operations will enable it to secure favorable terms from certain suppliers by purchasing in volume such items as appliances, plumbing fixtures and floor coverings. The Company also believes by integrating the administrative functions of each local operation, the Company will realize both cost savings and enhanced efficiency through the centralized management of insurance policies, employee benefits and certain other administrative functions. Additionally, the Company believes that each of its local operations can significantly benefit by understanding and employing those practices, policies and strategies, such as a market analysis, costing procedures and quality control, that have contributed to the success of the Company's other local operations.

     Combining Decentralized Operations with Experienced Management. The Company was founded on the belief that the homebuilding industry is localized and therefore homebuilders are most successful when managed by experienced and cycle-tested local managers who have developed in-depth market knowledge and strong local relationships. The Company believes that the senior management of each of its local operations has in-depth knowledge of the local markets where operations are conducted, thereby enabling the Company to better serve its customers and maximize each local operation's profitability. The senior management overseeing the Company's centralized corporate operations has over 100 years of combined experience in the national homebuilding industry and is responsible for formulating and implementing the Company's policies and procedures designed to make the operating subsidiaries achieve profitability and growth goals. The Company has implemented centralized financial controls and cash management policies as well as comprehensive planning and reporting systems that require approval by the corporate senior management team of, among other items, all projects and material capital commitments.

     Limiting the Company's Exposure to Real Estate-Related Risks. Management attempts to minimize risks associated with land ownership and to maximize return on invested capital by deferring, to the extent practical, substantial investment in land until the later phases of the land development and construction process. The Company attempts to control a two- to four-year supply of lots based on its expected absorption rates. In some markets, the Company generally acquires fully developed lots pursuant to options or purchase contracts in quantities sufficient to satisfy near-term demands. In other markets, the Company strives to control undeveloped land (through options or contingent purchase contracts) through most of the zoning and land development process, closing on such land as close as possible to the start of home construction. These acquisitions are generally limited to smaller tracts of entitled land that will yield 25 to 100 lots when developed. By limiting its land acquisitions and development activities generally to smaller parcels of land, the Company reduces the financial and market risks associated with owning land during the development period.

     Increase Market Share in Existing Markets. One of the Company's goals, subject to existing market conditions, such as the availability and cost of developable land, is to accelerate growth in the Company's current markets through the improved access to capital provided by the financial strength of the Company. The Company believes that each of its current markets has a strong economy and will provide certain opportunities for expansion. Most of the Company's existing markets encompass broad metropolitan areas surrounding major cities which have an extremely fragmented homebuilding industry. The Company believes that its improved access to capital will directly enable each local operation to pursue additional land acquisitions, have more communities under development and increase its backlog for future home sales. The Company believes that such internal expansion can be done conservatively while improving the Company's financial performance.

     Growth by New Markets and Acquisitions. Depending on existing market conditions, the Company intends to enter into one or more new markets each year. Recognizing the highly fragmented nature of the homebuilding industry, the Company intends to utilize an acquisition program whereby it will acquire established, local homebuilding companies that operate in new markets. The Company believes that it will be an attractive acquirer of other local homebuilding companies due to (i) the benefits afforded by being a part of a national, public homebuilding company, including an enhanced ability to compete in the local market through the Company's financial strength and improved access to capital; (ii) the Company's decentralized management strategy, which will enable existing local management to continue to oversee their local operations; and (iii) a team of senior executives with over 100 years of combined experience in the homebuilding industry who are responsible for all centralized Company operations and will be available to provide operational support and advice on an as-needed basis. In most instances, the Company expects to retain the management, employees and name of the acquired company while seeking to improve the acquired company's profitability by implementing the Company's business strategies and providing improved access to capital.

     In the event such new markets are in close proximity to one or more of the Company's existing markets, the expanded operations may be conducted under the management of the Company's existing operations currently operating in that area. Management believes that such expansion will provide the Company with valuable synergies and economies of scale which will increase the profitability of the local operation overseeing operations within the new market. The Company intends to reduce its risk when entering such new markets by thoroughly developing a marketing and overall strategy prior to commencing operations, acquiring land in a conservative manner and upon favorable terms and hiring local management who has developed an expertise in the marketplace.

     While the Company intends to make acquisitions which are accretive to earnings, there can be no assurance that any companies acquired in the future will be beneficial to the successful implementation of the Company's overall business strategy, or that such companies will ultimately produce returns that justify the investment therein. In addition, there can be no assurance that the Company will be able to profitably manage additional companies or successfully integrate such additional companies into the Company.

     The Company currently intends to finance future acquisitions by using available cash resources and shares of the Company's stock. The potential target companies' willingness to accept the Company's stock as part of the purchase price, as well as the availability of cash resources, will impact the Company's ability to continue its acquisition program. The Company's growth through acquisitions could be limited unless it can obtain the necessary funds through additional equity or debt financing.

MARKETS AND PRODUCTS

     Overview. The Company's operations serve the metropolitan areas surrounding the following cities: Raleigh-Durham, Wilmington, and Charlotte, North Carolina; Myrtle Beach and Charleston, South Carolina; Austin and San Antonio, Texas; Las Vegas, Nevada; Philadelphia, Pennsylvania; Denver and Fort Collins, Colorado; Tucson, Arizona; Janesville, Madison and Milwaukee, Wisconsin; and Jacksonville, Florida. The Company believes that each of these areas represents an attractive homebuilding market with significant opportunity for growth. The Company also believes that each of its local operations is well established in its market and has developed a reputation for building quality homes at competitive prices. The Company maintains the flexibility to tailor its product mix within a given market depending upon market conditions including demographic trends, demand for a particular type of product, margins, timing and the economic strength of the market.

     Raleigh-Durham, North Carolina. Raleigh is the state capital of North Carolina. The state government and the three major universities located in the area provide stable employment throughout the region. Employment growth in the region has been fueled by the high technology industry operating in and around the area's 'Research Triangle' (Raleigh-Durham-Chapel Hill). The long-term projection in this ear is for continued job growth and expansion, both from net immigration of business as well as from home-grown, high-tech, and biotechnology firms conceived, incubated, and launched at the Research Triangle Park.

     The Company believes that it is well positioned in the Raleigh-Durham market with its Raleigh-Durham operation building high-quality, innovative, single-family detached and attached homes that range in sales prices from approximately $115,000 to approximately $350,000 and targets entry-level and first- and second-time move-up buyers and retirees. Depending on the opportunity available within each community, the Company will either develop land which it controls under option or contract or purchase developed lots from developers or other homebuilders. As of September 30, 1997, the Company controlled approximately 1,246 optioned lots (including land anticipated to be subdivided into lots) in the Raleigh-Durham area for new home construction. The Company's North Carolina operation has received numerous marketing awards and has been selected as the Triangle Sales and Marketing Council's and the Raleigh-Wake County Homebuilders' Association's 'Builder of the Year' awards multiple times, most recently in 1994 and 1995, respectively.

     Austin, Texas. Austin is the state capital of Texas. The state government and the University of Texas provide stability to the region's employment base. Many of the trends in employment growth in the region have been fueled by the significant growth in the high technology industry operating in the Austin area. From 1998-1996, the Austin Metropolitan Statistical Area (MSA) averaged 21,450 new jobs annually.

     The Company has offices located in Austin and San Antonio, Texas and conducts operations in both of these metropolitan areas. Since its inception, the Company's Texas operation has closed the sale of over 2,500 homes in the Austin area. This local operation offers primarily single family detached homes to entry-level and first- and second-time move-up home buyers that generally range in sales price from $75,000 to approximately $250,000. This operation generally controls a significant number of lots, which it purchases after the lots are developed and available for the commencement of home construction. As of September 30, 1997, the Company controlled, through options, a supply of optioned lots for the construction of 862 homes in the Austin area.

     San Antonio, Texas. The Company's Texas Founding Builder entered the San Antonio market in September 1993 after extensive market and demographic research and offers primarily the same type of product as is sold in Austin. The San Antonio MSA owes a great deal of its strength to the medical industry, especially as it relates to medical research and biotechnology, and to the tourism industry. The area experienced strong net job formations in the early to mid-90s and appears to be reaching more moderate levels of job growth currently. Single housing permits peaked at approximately 6,900 single-family housing permits in 1996.

     The Company's office in Austin handles the administrative functions for its San Antonio operation. The Company believes that it is well positioned to take advantage of the dynamic growth in the San Antonio area housing market in the near and long term. As of September 30, 1997, the Company controlled, through options, a supply of optioned lots for the construction of 341 homes in the San Antonio area.

     Las Vegas, Nevada. Las Vegas has experienced strong growth in employment and in-migration due to the growth in the tourism and entertainment industries fueled by the gaming industry. It is estimated that every hotel room constructed in Las Vegas creates approximately 2.5 direct and indirect jobs. Relocation and expansion of major new businesses, primarily in manufacturing, finance, insurance, and real estate sectors, have bolstered the economic activity in the area. Additionally, the Las Vegas economy benefits by the growth in retirement living due to the lower cost of living, including lower housing costs and state taxes. The Las Vegas MSA has consistently outpaced the nation as a whole with a population growth rate of over 6%.


     The Company's Las Vegas operation specializes in the construction of homes in masterplanned communities which are self-contained, pre-planned communities consisting of governmental, commercial and residential areas, schools, parks and various other amenities such as swimming pools and golf courses. The Company believes that such masterplanned communities will continue to gain market share. Specifically, the Company's Las Vegas operation constructs single family detached and attached homes (with many of its communities located on golf courses) that range in sales price from approximately $180,000 to approximately $800,000, and targets luxury second- and third-time (or higher) move-up and second home buyers. The Company generally controls partially developed land which, as part of the masterplanned community, is fully entitled, and develops the land into finished lots ready for home construction. As of September 30, 1997, the Company controlled approximately 18 optioned lots in the Las Vegas area for new home construction and lot sales. In 1996, the Company's Las Vegas subsidiary was named Homebuilder of the Year by the Greater Las Vegas Association of Realtors and received several awards for home designs.

     Denver, Colorado. The economy of the Denver CMSA is diversified and fueled by a wide range of industries including financial services, telecommunications and technology services. Economic growth during 1996 and the first six months of 1997 offer a prelude to the area's future--that of moderated expansion from the strong growth evident during the previous two years. The rate of employment growth in the Denver area for all of 1997 is likely to continue through 1998 as the national economy cools down and the local telecommunications industry, which was largely responsible for Denver's explosive growth over the last four years, has begun to mature.

     The Company's Colorado operation offers a wide range of affordably priced, single family detached custom and semi-custom homes and single-family attached homes that range in sales price from approximately $130,000 to $350,000 and targets all move-up and 'custom' home buyers. The Company's Colorado operation has successfully established its reputation as a 'custom builder,' offering move-up buyers an opportunity to acquire homes with features that meet their lifestyle expectations by selecting from a wide variety of upgrades and options. The Company's Colorado operation currently conducts homebuilding operations in the Denver area, Fort Collins, Colorado and Tucson, Arizona and has a land development project in Oakland County, Michigan. Although the Company generally develops land in the Denver area, it has, from time to time, acquired developed lots in Tucson if a favorable price was obtained. As of September 30, 1997, the Company controlled approximately optioned 61 lots in the Denver area for new home construction and lot sales. In 1995, the Colorado operation was selected as the winner of the 'Gold Medal' by Builder magazine as the country's 'Best Builder,' constructing 100 to 500 homes. In 1996, Bob Short, President of the Company's Colorado operation, was awarded 'Builder of the Year' by the Metropolitan Denver Homebuilders' Association.

     Fort Collins, Colorado. Fort Collins is the home of Colorado State University. The University and the related service business provides the local economy significant stability in employment. This division offers products comparable to those offered in the Denver area, selling single-family detached homes targeting move-up and custom home buyers that range in sales price from approximately $130,000 to approximately $350,000. This subsidiary had one of its best years in 1997 and, in 1998, is introducing a condominium project in the area. As of September 30, 1997, the Company controlled approximately 80 optioned lots in the Fort Collins area for new home construction and lot sales.

     Tucson, Arizona. With a 13% increase in the Tucson metro population over the past five years, the housing market is more diversified than a few years ago. This division is shifting focus in this market from a semi-custom builder with a $170,000 to $350,000 to a production builder with homes under $120,000 in keeping with the area's market trends. The Company's subsidiary is approaching this new focus with a conservative enthusiasm. As the new program proves its success, the Company will expand its operations in this market range. As of September 30, 1997, the Company controlled approximately 141 optioned lots in the Tucson area for new home construction and lot sales.

     Wilmington, North Carolina. The Wilmington economy is driven by a wide range of industry including manufacturing, tourism, retirement living, and the University of North Carolina at Wilmington. Employment gains during 1998 are expected to approximate 3,500 with increases during the period from 1999 to 2002 to average 4,425 annually. Housing permits are anticipated to total approximately 3,400 units in 1998 slowing slightly to about 3,000 units in 1999. The Company entered the Wilmington market in August 1996 by virtue of its acquisition one of the largest homebuilding companies in southeastern North Carolina. This operating subsidiary, founded in 1988, builds single family and attached homes and targets entry, move-up, and luxury home buyers. Sales prices range from approximately $98,000 to $200,000. As of September 30, 1997, the Company controlled approximately 396 optioned lots in the Wilmington area for new home construction.

     Myrtle Beach, South Carolina. The two-county Myrtle Beach area receives an estimated 12 million visitors each year with an ever-increasing number of entertainment attractions, live music theatres, shopping centers, beach-front activities, and golf courses. This activity within the tourism industry has sparked plans for three more signature golf courses, eight new hotels, and renovation of the downtown area over the next few years. This is translating into expected nonfarm job additions of 4,000 annually over the 1999-2002 period, a level almost 16 percent ahead of the approximately 3,400 new jobs averaged since 1983. Additionally, the activities that have traditionally made Myrtle Beach a tourism destination (including golf, tennis, and boating) are also making Myrtle Beach a desirable retirement destination. Housing demand for both single family and multifamily projects are anticipated to be 3,500 in 1998 with a slow to 3,200 in 1999 before moving upward to an annual average of 4,200 homes through the 2000 to 2002 forecast period. The Company's Wilmington-based subsidiary is increasing its presence in the Myrtle Beach market.

     Janesville/Madison/Milwaukee, Wisconsin. With the acquisition of Brookstone Homes on December 31, 1996, the Company entered the Janesville/Madison/Milwaukee, Wisconsin area. The Madison area experienced a marked slow down in single-family construction during 1997 while maintaining approximately 2.5% job growth during the first three quarters of the year. The Company's Wisconsin operations are seeking to achieve additional growth through expansion of their operations in the Milwaukee area. Employing just over twenty percent of the area's workers, manufacturing is the cornerstone of the Milwaukee Primary Metropolitan Statistical Area's (PMSA) economy. This dependence on manufacturing has not fostered high levels of labor force in-migration; however, housing permit levels are expected to be stable. The Company's subsidiary has a continuum of base floorplans ranging from 1,040 to 2,400 square feet, in ranch, two story and split level layouts. Base prices range from approximately $95,000 to $150,000. As of September 30, 1997, the Company had options on approximately 662 lots in the Janesville/Madison/Milwaukee area for new home construction and lot sales.

     Jacksonville, Florida.  The Jacksonville Metropolitan Statistical Area
(MSA) is the dominant economy within the northeast Florida/southeast Georgia region. Though not heavily dependent on any one major employer or economic sector, the area has exhibited recent strength in information and employment services, warehousing and distribution, medical and health care products and services, sports and recreation activities and the military. In general, the Jacksonville MSA maintains a diversified economic base that is not dependent upon the tourist or retiree markets. At the end of February 1997, the Company acquired D.W. Hutson Construction Company, thereby entering the Jacksonville, Florida market. As of September 30, 1997, the Company controlled approximately 1,610 optioned lots in the Jacksonville area for new home construction and lot sales. The Company's Jacksonville builder was recently ranked the second busiest builder in the Jacksonville area by Builder magazine.

     Charlotte, North Carolina. During the last decade, the city of Charlotte has become the second largest financial center in the nation surpassed in banking resources by New York only. Wholesale trade, transportation and manufacturing have added significantly to form a strong economic base in the Charlotte area. The growth primarily in these industries period has created a market averaging annual employment increases of just under 20,000 new workers in the period from 1983 to 1996. This growth has supported single family housing permits of approximately 8,400 homes per year for the same period. Charlotte continues to be one of the more affordable metropolitan areas in the nation in terms of the cost of living and one of the more attractive metropolitan areas in the country for company relocations.

     The Company's Charlotte division focuses on delivering innovative single family homes to entry level and first and second move-up buyers with homes with average prices ranging from $110,000 to $197,000 for average square footage of 1,350 to 2,650 square feet. The Charlotte subsidiary hosts an annual golf tournament for charity which is supported by donations from subcontractors and benefits The Make-A-Wish Foundation. As of September 30, 1997, the Company controlled approximately 1,378 optioned lots in the Charlotte market for new home construction and lot sales.

     Charleston, South Carolina. The Company's Charlotte subsidiary also has operations in the Charleston, South Carolina market. Charleston's economic base with the largest containerized cargo port on the South Atlantic and Gulf coasts, a $2.3 billion tourism industry, an impressive medical hub, a well-established manufacturing industry and a large military presence. This diverse base appears to have assisted in Charleston's apparent recovery from the closing of a shipyard and a number of military bases. Housing permits in the area have been steady in the 2,200 to 2,400 range from 1994 to 1996. While the Company's subsidiary builds homes from the low $100's to $300's in the Charleston market, it focuses building in the $100,000 to $174,000 range. As of September 30, 1997, the Company controlled approximately 139 optioned lots in the Charleston market for new home construction and lot sales.

     Philadelphia, Pennsylvania. The Company's Philadelphia subsidiary has focused building in the Delaware, Chester, and Montgomery counties. These counties are considered the Philadelphia growth areas with higher population and job growth and lower unemployment rates when compared to the Philadelphia MSA, which includes Philadelphia County/City. The Philadelphia area boasts the nation's second largest concentration of health care resources in the nation with approximately 10% of the workforce employed in this industry. Research and development companies, particularly in the areas of engineering and scientific instruments and computers and data processing, and the 'Medical Mile,' with pharmaceutical companies, biomedical research companies, and medical surgical and dental instrument manufacturers, as well as government employment and have formed a strong economic base for the area. During the 1985 to 1995 period, the largest growth as a percentage of the economy was seen in the services and the finance, insurance and real estate sectors. Additionally, Philadelphia has a strong tourism trade with approximately 10.5 million visitors in 1994.

     The Company entered the Philadelphia market in October of 1997 with the acquisition of an established builder with over forty years experience in the area. The Company's Philadelphia subsidiary targets a large market audience with a wide array of products building townhomes, condominiums, duplex units, carriage homes, and detached homes. The product line varies from 900 to 2,700 square feet and ranges in price from approximately $90,000 to $265,000. The Philadelphia division offers award winning floorplans that incorporate enhanced exterior elevations and numerous interior design elements as well as pre-priced options.

LAND ACQUISITION AND DEVELOPMENT

     The Company's policies and strategies regarding land acquisition and development vary and are dictated by the specific market conditions where the Company conducts its operations. Overall, the Company's land acquisition and development practices include (i) acquiring and exercising options to purchase finished lots; (ii) purchasing finished lots; (iii) controlling (by option or conditional sales contract) fully entitled land; (iv) securing options to purchase land, which options are subject to the seller obtaining required entitlements; and (v) in some instances, controlling raw land and assuming the cost of obtaining the necessary entitlements. Generally, the Company seeks to minimize its overall land costs and the risks associated with developing unentitled land by, whenever possible, using options and other financing arrangements that allow the Company to control land through the entitlement process but defer the payment for such land until the entitlement process has been completed and the Company is prepared to commence construction. In these situations, the Company strives to negotiate land purchase contracts that allow the Company to purchase portions of a parcel as close as possible to the commencement of construction.

     Typically, the Company purchases land only after necessary entitlements have been obtained so that the Company has certain rights to begin development or construction as market conditions dictate. In some instances, however, the Company controls unentitled land where the Company perceives an opportunity to build on such property in a manner consistent with the Company's overall strategy. The term 'entitlements' refers to development agreements, preliminary maps or recorded plats, depending upon the jurisdiction within which the land is located. Entitlements generally give the developer the right to obtain building permits upon compliance with conditions that are usually within the developer's control. Even after entitlements are obtained, the Company is still required to obtain a variety of other governmental approvals and permits during the development process.

     The Company selects land for development based upon a variety of factors, including (i) internal and external demographic and marketing studies; (ii) financial review as to the feasibility of the proposed project, including projected profit margins, return on capital employed and the capital payback period; (iii) competition for the proposed project; (iv) the ability to secure governmental approvals and entitlements; (v) results of environmental and legal due diligence; (vi) proximity to concentrated job markets, quality school districts and local traffic corridors; (vii) infrastructure requirements for grading, drainage, utilities and streets; and (viii) management's judgment as to the real estate market, economic trends and the Company's experience in a particular market.

     To control its investment in land and land acquisition costs, the Company utilizes option arrangements or conditional purchase contracts as often as possible. These arrangements generally provide the Company with either the right to pursue the entitlement process directly or the right to direct the seller in its pursuit of entitlement and obligate the Company to take title to the land only when specified conditions relating to entitlements (such as a minimum density) have been obtained. Once the entitled land is purchased (or entitlements are obtained on previously unentitled land), the Company undertakes, where required, the development activities that include site planning and engineering, as well as constructing road, sewer, water, utilities, drainage and recreational facilities and other amenities.

     Due to the ready supply of finished lots in the Austin, San Antonio, Wilmington, and Charlotte markets, the Company's homebuilding operation purchases finished lots from land developers using rolling options which typically require that a specified number of lots are purchased each quarter. Failure to purchase the specified number of lots can result in the loss of the options scheduled for subsequent quarters. Although the Company's operations in Denver, Raleigh-Durham, Milwaukee-Madison, and Philadelphia also utilize rolling options on finished land where appropriate, each of these markets also provide the Company with significant opportunities to purchase undeveloped land and invest the time and resources into obtaining all necessary entitlements and developing the land itself. In these situations, the Company (i) realizes greater returns on its investment in land due to the significant value that is added once entitlements are obtained and the land is fully developed; (ii) is provided with a greater degree of involvement and control over the design and development process; and (iii) continues to minimize risk and capital investment since the purchase is not consummated until all necessary entitlements are obtained.

     Unlike the markets that exist in the previously discussed areas, the Company's strategy in Las Vegas is to build in masterplanned communities with homesites that are along, or close in proximity to, the major amenity which is generally a golf course. These masterplanned communities are designed and developed by a major land developer who develops groups of lots, commonly referred to as 'super pads,' which are sold to a single homebuilder. The Company typically purchases super pads containing between 60 and 100 fully entitled lots which are roughly graded and have all utilities and paving brought up to the boundaries of the super pad. The Company completes the development of each super pad by completing paving, final grading and installing all utilities. Similar to when the Company purchases raw land, the Company achieves enhanced profitability while minimizing the risk of holding excess land inventory.

     The Company (through its local operations) has occasionally used partnerships or joint ventures to purchase and develop land where such arrangements were necessary to acquire the land or appeared to be otherwise economically advantageous to the Company. The Company will continue to consider such partnership, joint venture and other financing arrangements with landowners where management perceives an opportunity to acquire land upon favorable terms, minimize risk and exploit opportunities presented through seller financing.

     The Company strives to develop a design and marketing concept for each of its communities based on the specific geographic and target market, which includes determination of size, style, price range of homes, layout of streets, size and layout of individual lots and overall community design. The development and construction of each project are managed by the Company's local operations. At the development stage, a project manager (who may be assigned to several ongoing projects) supervises the development of buildable lots. In addition, project superintendents are often utilized depending on the size of the development, and each local operation has one or more customer service and marketing representatives assigned to its communities.

     At September 30, 1997, the Company owned 1,494 finished lots and 393 lots under development. As of September 30, 1997, the Company also had under contract or option, subject to the satisfaction of the Company's purchase contingencies, 6,793 finished, undeveloped or partially developed lots.

CONSTRUCTION

     The Company's subsidiaries act as the general contractor for the construction of its homes and development of finished lots. The Company's project development operations are also controlled by its local operations, whose employees oversee the construction of each community, including coordinating activities of subcontractors and suppliers and insuring that all work is subject to quality and cost controls and complies with zoning and building codes. Subcontractors typically are retained on a subdivision-by-subdivision basis to complete construction at a fixed price. Agreements with the Company's subcontractors and materials suppliers are generally entered into after competitive bidding on an individual basis.

     The Company's management specifies that quality, durable materials be used in constructing the Company's homes. The Company does not maintain significant inventory of construction materials. Each of the Company's local operations maintains close contact with its respective subcontractors and suppliers and the Company

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believes that its relationship with its suppliers and subcontractors are good.
When possible, the Company negotiates price and volume discounts with manufacturers and suppliers on behalf of subcontractors to take advantage of its volume of production. Although the Company generally has made no long-term purchase commitments to materials suppliers in the past and although certain key materials and supplies are, and will continue to be, purchased at local/regional levels, the Company negotiates contractual terms with certain of its vendors to provide additional cost savings on a national basis. Generally, access to the Company's principal subcontracting trades, materials and supplies continue to be readily available in each of its markets; however, prices for these goods and services may fluctuate due to various factors, including supply and demand shortages which may be beyond the control of the Company or its vendors.

     Although policies may differ within each local operation and by project, the Company generally provides a one-year limited warranty of workmanship and materials with each of its homes. The Company's subcontractors generally provide the Company with an indemnity and a certificate of insurance prior to receiving payments for their work and therefore, claims relating to workmanship and materials are usually the primary responsibility of the Company's subcontractors. Historically, the Company's divisions have not incurred any material costs relating to any warranty claims or defects in construction.

SALES AND MARKETING

     Each of the Company's subsidiaries are directly responsible for the sales and marketing activities relating to each of their completed and planned communities. The Company makes extensive use of advertising and other promotional activities, including newspaper advertisements, brochures, direct mail and the placement of strategically located sign boards in the immediate areas of its developments. The Company believes that each of its local operations has an established reputation for developing high quality homes in the markets they serve, which helps generate interest in each new project.

     The Company believes that the effective use of model homes plays an integral part in demonstrating the competitive advantages of its home designs and features to prospective home buyers. The Company generally builds between one and six model homes for each active community, depending upon the number of homes to be built within each community and the products to be offered. Each of the Company's local operations generally employs, or contracts with, interior designers who are responsible for creating an attractive model home for each product line within a project designed to appeal to the preferences of potential home buyers.

     The Company's objective is to enter into sales contracts for all of its homes in advance of construction, thereby reducing the risk of unsold inventory upon completion of a project. From time to time, depending on market conditions and the specific project, the Company may build speculative homes in each of its entry-level and move-up subdivisions. Speculative homes are homes which are under construction or completed but for which the Company does not yet have sales contracts. These homes are often sold while under construction or soon after completion. The Company carefully reviews local market factors, such as new employment opportunities, significant job relocations and growing housing demand in determining how many speculative homes to build and keep in inventory. The construction of such homes is often necessary to supply homes to individuals who are relocating or to satisfy the requirements of independent brokers, who often represent customers who require a completed home within a short time period. The Company's sales contract for its homes generally provide for mortgage approval within a specified period. The Company attempts to minimize cancellations by requiring a nonrefundable cash deposit of on average 5% to 10% of the purchase price for buyers using conventional financing and by training its sales force to assess the qualification of potential home buyers.

BACKLOG

     The Company's homes are generally offered for sale in advance of their construction. The majority of the Company's homes sold subsequent to the Offerings were sold pursuant to standard sales contracts entered into prior to commencement of construction. Such sales contracts are usually subject to certain contingencies such as the buyer's ability to qualify for financing. Homes covered by such sales contracts are considered by the Company as its 'backlog.' As of September 30, 1997, the Company had backlog of $227 million (1,261 homes); and as of December 31, 1996, the Company had backlog of $96 million (512 homes). The Company

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
does not recognize revenue on homes covered by such contracts until the sales are closed and the risk of ownership has been legally transferred to the buyer.

CUSTOMER FINANCING

     In January 1997, the Company created a wholly-owned subsidiary, Fortress Mortgage, Inc., for the purpose of providing decentralized mortgage origination and centralized underwriting to the buyers of homes sold by the Company's subsidiaries. Fortress Mortgage, Inc. is approved by the Federal Housing Administration (FHA) and Veterans Administration (VA) as a qualified mortgage lender. The Company facilitates the sale of the Company's homes through the origination of first mortgage loans utilizing programs established by FHA, VA, GNMA (Government National Mortgage Association) and FHLMC (Federal Home Loan Mortgage Corporation). As a mortgage banker, this operation will complete the processing of loan applications, perform credit checks, process applications to underwrite loans and originate and thereafter sell the mortgage loans.

     Due to the sales prices of homes, the Colorado, Arizona and Las Vegas operations do not rely on home buyers who seek FHA and VA mortgage financing. However, the majority of the homes sold by the Company's Texas and Wisconsin operations and a significant number of the homes sold by the Company's North Carolina operation met the dollar limits published in FHA and VA guidelines. FHA and VA financing generally enables home buyers to purchase homes with lower down payments than the down payments required by conventional mortgage lenders, allowing a purchaser to borrow up to 90% to 95% of the value of the home. The Company believes that, when conventional lending rates are higher, the availability of FHA and VA financing broadens the group of potential purchasers for the Company's homes. Substantially all home buyers utilize long-term mortgage financing to purchase a home, and lenders generally make loans only to borrowers who earn three to four times the total amount of the monthly mortgage payment plus insurance and property taxes. As a result, economic conditions, increases in unemployment and high mortgage interest rates can eliminate a number of potential home buyers from the market.

     Prior to 1997, the Company did not provide customer financing to its home buyers. Rather, at each on-site office, sales employees provided prospective home buyers with information as to the qualifying criteria for mortgage financing. Either a mortgage lender was typically made available at the sales offices to assist prospective buyers in applying for mortgage financing or the Company acted as a mortgage broker and received a brokerage fee once the loan was originated.

CORPORATE OPERATIONS

     The Company's centralized corporate operations generally oversee all of the Company's local operations. The holding company's senior management has over 100 years of combined national homebuilding experience. This senior management group is primarily responsible for formulating and implementing the Company's policies and procedures to ensure the cohesiveness and direction of its local operations.

     Specifically, the Company's senior management (i) reviews and approves subsidiary capital requirements and requests, short and long range plans, project acquisition activity, and monitors all operational and financial performance as it relates to established objectives; (ii) evaluates and selects geographic markets; (iii) maintains relationships with various institutional lenders; (iv) performs accounting functions, establishes financial policies and regularly completes financial analyses both on a consolidated and subsidiary-by-subsidiary basis; (v) reviews and approves subsidiary capital requirements, short- and long-range plans, and land acquisition activity and monitors performance in regard to these activities; and (vi) secures and obtains capital resources. The corporate operations also provide for and encourage the flow of technical information and ideas among the senior management of its local operations.

     In fulfilling the duties set forth above, the senior management developed a Comprehensive Planning System whereby each local operation is required, among other things, to prepare an annual plan for the upcoming fiscal year, a three-year plan which is updated and revised each year and a project feasibility analysis for all land acquisitions. The annual plan includes a thorough review and analysis of the previous fiscal year, monthly detailed projections of all revenue and expenses, financial ratio projections such as return on assets and inventory turnover and operational changes to be instituted in the coming year. The three-year plan insures that the local managers continue to (i) plan for potential changes in their respective geographic and target markets; (ii) evaluate

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the present and future competition; and (iii) seek opportunities to further improve their operations. The project feasibility analysis, which is prepared by the local managers, is reviewed and approved before any land or lot acquisition is consummated. This pre-designed analysis requires the local managers to provide senior management with a myriad of information and projections such as a subdivision plan, product type, projected absorption rates, completion time, market analysis and rate of return ratios. The senior management ensures that the information presented in the project feasibility analysis satisfies the Company's established minimum criteria before a capital investment is approved.

     The Company allocates the necessary capital resources for new communities consistent with its overall strategy and utilizes anticipated return on capital, return of capital and profit margins as criteria for allocating capital. In addition to establishing certain pre-determined targets, the Company establishes its capital allocation policies based on the existing market, results of operations and other factors. All capital commitments are determined by the Finance Committee and the Project and Feasibility Review Committee of the Board of Directors.

     Structurally, the Company operates through separate subsidiaries, which are located within the areas in which they operate. Each subsidiary is managed by executives with substantial experience in the subsidiary's markets. Although formal approval of new communities are determined by committees of the Board, each subsidiary is fully equipped with the skills and resources to oversee all local operations including land acquisition, map processing, land development, construction, marketing, sales and product service.

     The Company's corporate office handles cash management functions for both corporate and subsidiary funds. Each operating subsidiary provides the corporate office with a three month cash flow projection by week updated monthly which allows the Company to efficiently manage its cash position. The Company utilizes a Comprehensive Reporting System (CRS) in order to ensure the timely and accurate flow of critical information between each operating subsidiary and the corporate office. The CRS requires preparation of periodic reports by each operating subsidiary including weekly sales, closing, traffic and backlog reports by subdivision. Each operating subsidiary also prepares detailed financial statements which include a narrative discussing trends, monthly performance and budgets.

CUSTOMER RELATIONS AND QUALITY CONTROL

     Management believes that strong customer relations and an adherence to tough quality control standards are fundamental to the Company's continued success. The Company believes that its commitment to customer relations and quality control has significantly contributed to its reputation as a quality builder in each of its local markets.

     Generally, for each development, Company representatives, a project manager or project superintendent and a customer relations representative, oversee compliance with the Company's quality control standards. These representatives allocate responsibility for (i) overseeing the entire project from land development through construction; (ii) overseeing performance by the Company's subcontractors and suppliers; (iii) reviewing the progress of each home and conducting formal inspections as specific stages of construction are completed; and (iv) regularly updating each buyer on the progress of their home.

COMPETITION AND MARKET FACTORS

     The development and sale of residential property is highly competitive and fragmented. The Company competes for residential sales with national, regional and local developers and homebuilders, resales of existing homes and, to a lesser extent, condominiums and available rental housing. The Company's competitors include a number of large national and regional homebuilding companies and small local homebuilding companies, some of which may have greater financial resources, easier access to capital markets and/or lower costs than the Company. Competition among both small and large residential homebuilders is based on a number of interrelated factors, including location, reputation, amenities, design, quality and price. The Company believes it compares favorably to other homebuilders in the markets in which it operates due primarily to (i) its experience within its specific geographic markets which allows it to develop and offer new products to potential home buyers which reflect, and adapt to, changing market conditions; (ii) its ability, from a capital and resource perspective, to

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
respond to market conditions and to exploit opportunities to acquire land upon favorable terms; and (iii) its respective subsidiaries' reputation for outstanding service and quality products.

     The homebuilding industry is cyclical and affected by consumer confidence levels, prevailing economic conditions in general and by job availability and interest rate levels in particular. A variety of other factors affect the homebuilding industry and demand for new homes, including changes in costs associated with home ownership such as increases in property taxes and energy costs, changes in consumer preferences, demographic trends and the availability of and changes in mortgage financing programs. In addition, homebuilders are subject to various risks often outside of their control, including weather conditions and natural disasters, construction delays, cost overruns, changes in governmental regulations, as well as availability and price fluctuations of land, labor and raw materials.

     The homebuilding industry is also subject to the potential for significant variability and fluctuations in real estate values. Although the Company believes the real estate assets currently reflected on the Company balance sheet are reasonable in amount given the size of the Company's business and are reflected at or below their fair value, no assurances can be given that write-downs to the net realizable value of some or all of the Company's assets will not occur if market conditions deteriorate, or that such write-downs, should they occur, will not be material in amount.

GOVERNMENT REGULATIONS AND ENVIRONMENTAL CONTROLS

     The Company is also subject to a variety of Federal, state and local statutes, ordinances, rules and regulations concerning protection of health and the environment. These laws may result in delays, cause the Company to incur substantial compliance costs and prohibit or severely restrict development in certain environmentally sensitive regions or areas. Prior to purchasing a parcel of land, the Company's local management evaluates such land for the presence of hazardous or toxic materials, wastes or substances. The Company generally engages independent environmental engineers to complete such an evaluation. The Company has not been materially adversely affected to date by the presence or potential presence of such materials. However, no assurance can be given that such a material adverse affect will not occur in the future.

     Whether the Company controls entitled or unentitled land, certain building and other permits, as well as approvals, are required to complete all residential developments. The ability of the Company to obtain necessary approvals and permits for its planned communities is often beyond the Company's control and could restrict or prevent the development of otherwise desirable property. The length of time necessary to obtain permits and approvals increases the carrying costs of unimproved land acquired for the purpose of development and construction. In addition, the continued effectiveness of permits already granted is subject to factors such as changes in policies, rules and regulations and their interpretation and application.

INTEREST RATES; MORTGAGE FINANCING

     Virtually all purchasers of the Company's homes finance their acquisitions through third-party lenders providing mortgage financing. In general, housing demand is adversely affected by increases in interest rates, unavailability of mortgage financing, increasing housing costs and unemployment levels. If mortgage interest rates increase and the ability of prospective buyers to finance home purchases is adversely affected, the Company's sales, gross margins and net income and the market price of the common stock may be adversely impacted. The Company's homebuilding activities are also dependent upon the availability and cost of mortgage financing for buyers of homes owned by potential customers so those customers ('move-up buyers') can sell their homes and purchase a home from the Company. In addition, the Company believes that the availability of FHA and VA mortgage financing is an important factor in marketing a number of its homes. Any limitation or restriction on the availability of such financing could adversely affect the Company's sales. Furthermore, changes in Federal income tax laws may affect demand for new homes. Recently, proposals have been publicly discussed to eliminate or limit the deductibility of mortgage interest for Federal income tax purposes and to eliminate or limit tax-free rollover treatment provided under current law where proceeds of the sale of a principal residence are reinvested in a new principal residence. Enactment of such proposals may have an adverse effect on the homebuilding industry in general, and demand for the Company's products in particular. No prediction can be made as to whether any such proposals will be enacted and, if enacted, the particular form such laws would take.

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
EMPLOYEES AND SUBCONTRACTORS

     As of September 30, 1997, the Company employed 568 (538 full-time and 30 part-time) persons, including corporate staff and other personnel involved in sales, construction management and customer service. Although none of the Company's employees are covered by collective bargaining agreements, many of the subcontractors and suppliers which the Company engages in various markets are represented by labor unions or are subject to collective bargaining agreements. The Company believes that its relations with its employees, subcontractors and suppliers are good.

     The Company's operations are dependent on the continued efforts of its executive officers and on senior management of the Company. In addition, the operations of each subsidiary are dependent upon the senior management of the acquired builders. If any of these people become unable to continue in their present roles, or if the Company is unable to attract and retain other skilled employees, the Company's business could be adversely affected.

ACQUISITIONS

     Founding Builders. Simultaneous with the closing of the Offerings, the Company acquired each of the Founding Builders through the merger of each Founding Builder with and into a newly formed wholly-owned subsidiary of the Company. The aggregate consideration paid by the Company in these transactions was as follows:

          (a) An aggregate of approximately $6.0 million in cash;

          (b) An aggregate of 6,233,875 shares of Common Stock, representing approximately 53% of the total shares of Common Stock outstanding after giving effect to the Offerings; and

          (c) An aggregate of 20,000 shares of Series A 11% Cumulative Convertible Preferred Stock of the Company.

     The consideration paid for the Founding Builders was determined through arm's length negotiations among the Company and representatives of the Founding Builders.

     The agreements governing each of the acquisitions (the Acquisition Agreements) provide piggyback registration rights to the Founding Builders' owners which allows them to register their shares of Common Stock under the federal securities laws, on a pro rata basis, to the extent allowable by the managing underwriter of such offering, in the event the Company consummates a 'follow-on' offering of the Common Stock for cash. Additionally, for a one-year period beginning November 1997, (i) the holders of at least one-third of the Common Stock then held by the Founding Builders' owners or (ii) all of the Founding Builders' owners of a particular Founding Builder who hold shares of Common Stock, have a one-time right to require the Company to effectuate a registration under the Federal securities laws of the shares of Common Stock held by the Founding Builders' owners which are then available for sale.

     Pursuant to each Acquisition Agreement, the Founding Builders' owners have agreed not to compete with the Company for two years following the closing of the acquisitions, within 100 miles of where the Company, the particular Founding Builder or any of the other Founding Builders conduct business. The Founding Builders' owners who are also parties to employment agreements with the Company have agreed to non-compete provisions which extend for a two-year period after termination of each respective employment period. The Acquisition Agreement provides that in the event a Founding Builder owner enters into an employment agreement with the Company, the terms of the non-compete provisions set forth in the applicable employment agreement shall control over the noncompetition provisions set forth in the Acquisition Agreement.

     The acquisition transactions included the following:

          Buffington. Under an acquisition agreement with Thomas Buffington, who became a director of the Company upon closing of the Offerings, Edward Kirkpatrick and James Giddens, the Company acquired by merger all of the issued and outstanding stock of Buffington. The consideration paid by the Company for Buffington was approximately $1.13 million in cash and 1,897,897 shares of Common Stock.

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
          Christopher. Under an acquisition agreement with J. Christopher Stuhmer, who became a director of the Company upon closing of the Offerings, the Company acquired by merger all of the issued and outstanding stock of Christopher. The consideration paid by Fortress for Christopher was approximately $179,000 in cash and 1,691,227 shares of Common Stock.

          Genesee. Under an acquisition agreement with Robert Short, who became a director of the Company upon closing of the Offerings, the Company acquired by merger all of the issued and outstanding stock of Genesee. The consideration paid by Fortress for Genesee was approximately $695,000 in cash, 1,729,495 shares of Common Stock and 20,000 shares of the Company's Series A 11% Cumulative Convertible Preferred Stock.

          Sunstar. Under an acquisition agreement with Lawrence Witek, who became a director of the Company upon closing of the Offerings, Lanold Caldwell and David Schmidt, the Company acquired by merger all of the issued and outstanding stock of Sunstar. The consideration paid by Fortress for Sunstar was approximately $3,876,000 in cash and 915,256 shares of Common Stock.

SUBSEQUENT ACQUISITIONS

     During 1996, the Company acquired certain assets and assumed related indebtedness of Landmark, and Brookstone on August 31, 1996 and December 31, 1996, respectively. The purchase price for the assets of Landmark and Brookstone totaled $6 million in cash and 60,000 shares of Common Stock with a stated value of $10 per share. The excess purchase price was allocated first to record inventory at fair value on the acquisition date; the remaining excess purchase price was recorded as goodwill. Cost of goods sold for the period May 21, 1996 through December 31, 1996 included $210,000 related to the allocation of the purchase price to inventory.

     In February 1997, the Company acquired the assets of Hutson, a Jacksonville, Florida homebuilder, for approximately $24.7 million to be paid $9.0 million in cash, $1.2 million in Series B preferred stock and approximately $8.5 million in assumed debt. Approximately $1 million in cash and $315,000 in preferred stock was returned to the Company based on the final accounting of the acquisition. Additional consideration of $6.0 million in Series C preferred stock is expected to be paid over a period not to exceed six years based upon the future performance of Hutson.

     Effective August 1, 1997, the Company acquired the stock of Galloway, a Charlotte, North Carolina and Charleston, South Carolina builder, for initial consideration of approximately $34.6 million ($5.0 million in cash, $5.0 million in a short-term note, 60,000 shares of Series D Convertible preferred stock with a $6.0 million liquidation value, and approximately $18.6 million in assumed debt). Additional consideration not to exceed $5.0 million is expected to be paid over a period not to exceed four years based upon the future performance of Galloway.

     On November 26, 1997, the Company completed the acquisition of Iacobucci, a homebuilder in the Philadelphia, Pennsylvania, area for $2,850,000 in cash, approximately $13,900,000 of assumed debt, and an earn-out to be paid through the year 2001. A portion of the proceeds from the First Closing was used to pay part of the purchase price of Iacobucci.

     On December 29, 1997, the Company executed an agreement to acquire the assets of WestBrook, a small Loudoun County, Virginia homebuilder, for approximately $325,000 in cash, $250,000 in Series E Convertible preferred stock, $3.0 million in assumed debt, and an earn-out to be paid through the year 2000.

EXECUTIVE OFFICERS OF THE COMPANY

     The Executive Officers of the Company are as follows:

NAME                                               AGE   POSITION
----                                               ---   --------
J. Marshall Coleman.............................   55    Chairman of the Board and Director
James J. Martell, Jr............................   47    President, Chief Executive Officer and Director
George C. Yeonas................................   43    Chief Operating Officer and Director
Jamie M. Pirrello...............................   39    Vice President and Chief Financial Officer

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
     J. Marshall Coleman has been a director of the Company since June 1995 and Chairman of the Board since May 1996. From August 1992 through April 1996, Mr. Coleman was an attorney with Katten Muchin & Zavis, a national law firm, and was the Managing Partner of its Washington office from 1994 until April 1996. From 1985 until 1992, Mr. Coleman was an attorney at the Washington, D.C. firm of Arent, Fox, Kintner, Plotkin and Kahn. Mr. Coleman was Attorney General of Virginia from 1978 to 1982. In 1975, Mr. Coleman was elected to the Virginia State Senate and also served as a United States Magistrate from 1970 to 1972. In 1972, Mr. Coleman was elected to the Virginia House of Delegates. From 1986 to 1993, Mr. Coleman was a director of NVR, a publicly traded homebuilding company.

     James J. Martell, Jr. is a founder of the Company and has been its President, Chief Executive Officer and a director since June 1995 and has more than 13 years in the homebuilding industry. Since 1992, Mr. Martell has been an advisor and consultant to various companies in the homebuilding and technology industries, including Canuso Homes, Joe Miller Homes and n-Vision. From 1991 to 1992, Mr. Martell served as Managing Director of Investment Banking at Credit International Bank as well as a member of its Board of Directors. From 1987 to 1991, Mr. Martell was a member of the board of directors of NVR and the Chief Executive Officer of its subsidiary, NVR Development, responsible for identifying new sources of capital and new business opportunities for NVR. From 1985 to 1986, Mr. Martell was the Chief Financial Officer of NVHomes which became a public company in 1986 and merged with Ryan Homes in 1987 to become NVR, a publicly traded national homebuilding company.

     George C. Yeonas joined the Company as Chief Operating Officer in September of 1997 and has over 20 years in the homebuilding industry. Prior to joining Fortress, Mr. Yeonas served for seven years as Vice President and General Manager of the Arvida Company's South Florida division. His responsibilities there included the management of the city of Weston, Florida's number one selling community. Prior to joining Arvida Mr. Yeonas served as Vice President of Development for NVR in Washington, DC, and as Divisional Partner for Trammell Crow in Tampa, Florida.

     Jamie M. Pirrello is a founder of the Company and has been the Vice President of Finance and Chief Financial Officer of the Company since June 1995 and has over 17 years of experience in the homebuilding industry. From November 1993 to January 1995, Mr. Pirrello was Executive Vice President of Miles Homes, Inc., a publicly traded company, and was in charge of the operations of two of its subsidiaries, Patwil Homes, Inc. and Miles Homes Services, Inc. From 1988 to 1993, Mr. Pirrello was Chief Executive Officer of H.R. Remington Properties, Inc. and Vice President of Finance of H.R. Remington Properties, L.P., both subsidiaries of NVR, a publicly traded company that is one of the largest homebuilding companies in the United States. From 1985 to 1989, Mr. Pirrello was the Corporate Controller of NVHomes (predecessor to NVR) and Controller in the Northern Virginia Division of Pulte Home Corporation.

                                   PROPERTIES

     The Company's principal executive offices are located at 1650 Tysons Boulevard, Suite 600, McLean, Virginia 22102. The Company leases approximately 7,400 square feet of office space for its corporate office in Virginia and leases an aggregate of approximately 75,000 square feet of space in 15 locations for its homebuilding and mortgage subsidiaries.

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
             PROPOSAL TO AUTHORIZE AN INCREASE IN THE COMMON STOCK
               SUBJECT TO THE COMPANY'S 1996 STOCK INCENTIVE PLAN

     The 1996 Stock Incentive Plan as amended (the '1996 Plan') currently authorizes the grant of stock options, stock appreciation rights, deferred stock and restricted stock with respect to a maximum of 1,125,000 shares of Common Stock, subject to certain antidilution adjustments.

     The purpose of the 1996 Plan is to promote the overall financial objectives of the Company and its stockholders by motivating those persons selected to participate in the Plan to achieve long-term growth in stockholder equity in the Company and by retaining the association of those individuals who are instrumental in achieving such growth. The persons eligible to participate are and will be directors, officers, employees, independent contractors and consultants of the Company or any of its subsidiaries who will be in a position to make contributions to the growth, management, protection and success of the Company and its subsidiaries. The Company believes that equity participation by its key employees is an important element in its overall compensation program.

     The 1996 Plan originally authorized the grant of stock options, stock appreciation rights, deferred stock and restricted stock with respect to a maximum of 575,000 shares of Common Stock. In order to continue its policy of providing equity participation to the Company's employees and to provide availability for the issuance of stock options in connection with the Company's acquisitions, the Board proposed that the 1996 Plan be amended to increase the shares of Common Stock available for grant under the 1996 Plan from 575,000 shares to 1,125,000 shares. Such proposal was approved at the annual meeting of stockholders on May 21, 1997. In light of the Transactions which will enable the Company to effect additional acquisitions of homebuilding companies (see 'The Transactions'), and in furtherance of the purposes of the Plan, the Board proposes that the 1996 Plan be further amended to increase the shares of Common Stock available for grant under the 1996 Plan from 1,125,000 shares to 1,550,000 shares.

     In May 1997 the Company, pursuant to the decision of the Board, reduced the exercise price of the stock options issued under the 1996 Plan to $6.00, from a weighted average exercise price of $8.92 per share, in order to increase the value of the options as an incentive to the option holders in furtherance of the purposes of the 1996 Plan. At that time, stock options to purchase 349,200 shares of Common Stock were outstanding of which stock options to purchase 149,200 shares of Common Stock were repriced.


     As of December 31, 1997, options for the purchase of a total of 518,189 shares of Common Stock at a weighted average of $5.92 per share were outstanding, 30,000 shares of restricted stock were awarded to be delivered by the Company in certain amounts and at certain dates, and approximately 320 persons were participating in the Plan. On February 17, 1998, the closing price of the Common Stock on the Nasdaq National Market was $5.00 per share.


     The 1996 Plan is administered by the Compensation Committee (the 'Committee'). The 1996 Plan authorizes the issuance of up to 1,125,000 shares of Common Stock pursuant to the grant or exercise of stock options, stock appreciation rights, restricted stock or deferred stock. Options granted to certain senior executives, management and other employees vest over varied periods which have been and will be determined at the time such options are granted. Directors who are not employees of the Company or any affiliate ('Non-Employee Directors') are automatically granted options to purchase 3,000 shares on the date of each annual stockholder's meeting, beginning in 1996.

     Stock Options may be either 'incentive stock options' (within the meaning of Section 422 of the Internal Revenue Code) or nonqualified stock options. The exercise price per share purchasable under a stock option is determined by the Committee except that the price with respect to Non-Employee Directors is the fair market value on the date of grant and except that options were repriced in May 1997 in accordance with the decision of the Board as described above. Generally, participants are given ten years in which to exercise a stock option, or a shorter period upon termination of employment. Payment may be made in cash, or, if approved by the Committee, in the form of unrestricted Common Stock the participant already owns, or by certain other forms of payment. At the Company's option it may provide a participant with a loan or guarantee of a loan for the exercise price of an option. The right to exercise an option may be conditioned upon the completion of a period of service or other conditions. Stock options are subject to certain restrictions as to transferability.

     Stock appreciation rights ('SAR's') entitle a participant, upon exercise, to receive an amount in cash, shares of Common Stock or both, equal in value to
(i) the excess of the fair market value per share of Common Stock over the exercise price per share specified in the related agreement multiplied by (ii) the number of shares to which the SAR relates. The right to exercise a SAR may be conditioned upon the completion of a period of service or other conditions. SAR's may be granted in conjunction with stock options or on a stand alone basis. Generally, participants will be given ten years in which to exercise a SAR, or a shorter period upon a termination of employment. SAR's are subject to certain restrictions as to transferability.

     Shares of restricted stock may also be awarded under the 1996 Plan, based on service or the attainment of specified performance goals by the participant or the Company or an affiliate (including a division or department of the Company or an affiliate) or such other criteria as the Committee may determine. Upon a participant's termination of employment, the restricted stock to the extent then subject to restriction generally will be forfeited by the participant. The Committee may waive these restrictions.

     Deferred stock is stock that can be awarded to a participant for receipt in the future, at a specified time and under specified conditions. The Committee will determine the participants to whom, and the time or times at which, any deferred stock will be awarded, the number of shares of deferred stock to be awarded to any participant, the duration of the period during which and the conditions under which receipt of the shares will be deferred and any other terms and conditions of the award. At the expiration of the deferral period, the Committee may elect to deliver Common Stock, cash equal to the fair market value of such Common stock, or a combination thereof, to the participant for the shares covered by such award. Upon a participant's termination of employment, the deferred stock to the extent then subject to restrictions generally will be forfeited by the participant. The Committee may waive the remaining deferral limitations.

     The 1,125,000 shares of Common Stock issuable under the 1996 Plan have been registered under the Securities Act pursuant to a Form S-8 Registration Statement filed with the SEC on September 5, 1997. If the proposal to authorize an increase in the Common Stock subject to the 1996 Plan is approved by the stockholders, the Company intends to file a Form S-8 Registration Statement to register the additional 425,000 shares of Common Stock which would be issuable under the Plan.

     The 1996 Plan is not limited as to its duration. The Board may amend, alter, or discontinue the 1996 Plan, subject to certain limitations. In the event of a Change in Control of the Company (as defined in the Plan):

          (a) any SARs and stock options outstanding as of the date of such Change in Control which are not then exercisable and vested will become fully exercisable and vested to the full extent of the original grant;

          (b) the restrictions and deferral limitations applicable to any shares of restricted stock and deferred stock will lapse, and such shares of restricted stock and deferred stock will become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

          (c) the performance goals and other conditions with respect to any outstanding award will be deemed to have been satisfied in full and such award will be fully distributable, if and to the extent provided by the Committee; and

          (d) the Committee will have discretion to (i) cause any award to be canceled on notice, (ii) provide that the securities of another entity be substituted under the 1996 Plan for the Common Stock and to make equitable adjustment with respect thereto, (iii) grant the participant the right to receive a specified amount of cash upon surrender of a stock-based award,
     (iv) require the assumption of the obligation of the Company under the Plan subject to appropriate adjustment; and (v) take any other action.

     A Change in Control includes, subject to certain exceptions: any transaction which would result in any person owning, directly or indirectly, 50% or more of the outstanding Common Stock or the voting power of the Company; certain changes in the members of the Board of Directors; certain reorganizations, mergers, consolidations or sales of substantially all of the Company's assets; and stockholders' approval of a complete liquidation or dissolution of the Company. The 1996 Plan was amended on September 30, 1997, to provide that Change in Control does not include any event resulting from or contemplated by, directly or indirectly, the Stock Purchase Agreement. The Company is in the process of requesting that the participants consent to such amendment with respect to the stock options that have been issued. As of the date of this Proxy Statement, the Company has received consents from more than 75% of the participants.

     Tax Consequences. A participant will not recognize taxable income upon the grant of a stock option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a nonqualified stock option or portion thereof, he will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock, and the Company will then be entitled to a corresponding deduction.

     A participant who exercises an incentive stock option will not be taxed at the time he exercises his option or a portion thereof. Instead, he will be taxed at the time he sells the Common Stock acquired pursuant to the option. The participant will be taxed on the difference between the sales price and the amount he paid for the stock. If the participant does not sell the stock prior to two years from the date of grant of the option and one year from the date he acquired the stock, the gain will be capital gain and the Company will not be entitled to a corresponding deduction. If the participant sells the stock at a gain prior to that time, the difference between the amount the participant paid for the stock and the lesser of the fair market value on the date of exercise or the sales price will be taxed as ordinary income and the Company will be entitled to a corresponding deduction. If the participant sells the stock for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the participant sells the stock for less than the amount he paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant's liability for, the alternative maximum tax.

     A participant generally will not recognize income upon the grant of a SAR. At the time a participant receives a SAR, he generally will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the Common Stock received, and the Company will be entitled to a corresponding deduction.

     A participant will not be taxed upon the grant of restricted stock or deferred stock if such stock is not transferable by the participant or is subject to a 'substantial risk of forfeiture,' as defined in the Internal Revenue Code. When the shares of Common Stock that are subject to the stock award are transferable by the participant and are no longer subject to a substantial risk of forfeiture, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company then will be entitled to a corresponding deduction. However, if a participant so elects at the time of receipt of a restricted stock or deferred stock award, he may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

     As of December 31, 1997, there were 576,811 shares available for issuance under the 1996 Plan. The Board has determined that the 1996 Plan should be amended to authorize the issuance of an additional 425,000 shares.

     In accordance with the Stockholders Agreement, Prometheus will vote the 11,700 shares of Class AA Preferred Stock it acquired at the First Closing (see 'The Transactions--Stock Purchase Agreement--First Closing'), which entitles it to cast 1,950,000 votes, in favor of the adoption of the proposal.

     The Board of Directors recommends that stockholders vote FOR the adoption of the proposal.

                       BENEFICIAL OWNERSHIP OF SECURITIES

OWNERSHIP BY PERSONS OWNING MORE THAN FIVE PERCENT

     The following table sets forth information with respect to persons known to the Company to be the beneficial owners of more than five percent of the outstanding Common Stock or preferred stock with voting rights. Other than the Class AA Preferred Stock held by Prometheus, all the stock set forth in the table is Common Stock.

                                                              AMOUNT AND    PERCENT OF OUTSTANDING
                                                              NATURE OF        SHARES OF COMMON       PERCENT OF VOTING
NAME AND ADDRESS OF                                           BENEFICIAL         STOCK AS OF              STOCK AS
BENEFICIAL OWNER                                              OWNERSHIP          RECORD DATE           OF RECORD DATE
-------------------                                           ----------    ----------------------    -----------------
Prometheus Homebuilders LLC................................      11,700 (a)            --                    14.4%
  c/o Lazard Freres Real Estate
  Investors, LLC
  Thirty Rockefeller Plaza
  63rd Floor
  New York, New York 10020

J. Christopher Stuhmer.....................................   1,691,727              14.6%                   12.5%
  9500 Hillwood Drive
  Suite 200
  Las Vegas, NV 89134

Robert Short...............................................   1,573,517 (b)          13.6%                   11.6%
  534 Commons Drive
  Golden, CO 80401

Thomas Buffington..........................................     948,949               8.2%                    7.0%
  8716 Mopac Expressway
  Suite 100
  Austin, TX 78759

Heartland Advisors, Inc....................................     752,500 (c)           6.5%                    5.5%
  790 North Milwaukee Street
  Milwaukee, WI 53202

Charles F. Smith...........................................     686,748 (d)           5.9%                    5.1%
  P.O. Box 9672
  McLean, VA 22102

J. Marshall Coleman........................................     651,585 (e)           5.6%                    4.8%
  1650 Tysons Boulevard
  Suite 600
  McLean, VA 22102

James J. Martell, Jr.......................................     624,423 (f)           5.4%                    4.6%
  1650 Tysons Boulevard
  Suite 600
  McLean, VA 22102

------------------

(a) 11,700 shares, having an initial liquidation value of $11,700,000, of Class AA Preferred Stock are issued and outstanding. Prometheus holds all such shares, which were issued at the First Closing. Such shares entitle Prometheus to cast 1,950,000 votes at the Special Meeting. Subject to the terms and conditions of the Stock Purchase Agreement, Prometheus has the right to acquire an aggregate of 40,000 shares, having an initial
                                              (Footnotes continued on next page)

(Footnotes continued from previous page) liquidation value of $40,000,000, of Class AA Preferred Stock (which includes the 11,700 shares acquired at the First Closing), 35,000 shares, having an initial liquidation value of $35,000,000, of Class AB Preferred Stock, Warrants for 1,000,000 shares of Common Stock and Contingent Warrants which potentially provide for the issuance of between 380,952 and 5,714,286 shares of Common Stock. In addition, Prometheus has the right to acquire approximately 900,000 shares of Common Stock from certain stockholders. Prometheus, which may be deemed to be the beneficial owner of the foregoing securities, disclaims beneficial ownership of all but the 11,700 shares of Class AA Preferred Stock it acquired at the First Closing.

(b) Of the 1,573,517 shares, Mr. Short's children own 4,000 shares.

(c) This information is based on a Schedule 13G dated February 12, 1997 which was filed by Heartland Advisors, Inc. According to such Schedule 13G, Heartland Advisors, Inc. has sole voting power over 747,000 shares of Common Stock.

(d) Of the 686,748, Mr. Smith's children own 39,805 shares.

(e) Of the 651,585 shares, Mr. Coleman owns 325,792.5 shares and Patricia A. Donnelly, his wife, owns 325,792.5 shares.

(f) Of the 624,423 shares, Mr. Martell owns 494,423 shares, Mary Ann Martell, his wife, owns 125,000 shares, and his children own 5,000 shares.

OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

     The following stock ownership information is furnished with respect to each director and each executive officer of the Company holding Common Stock.


                                                                            SHARES OF
                                                                             COMMON
                                                                          STOCK OF THE
                                                                             COMPANY             PERCENTAGE OF
                                                                          BENEFICIALLY        OUTSTANDING SHARES
                                                                           OWNED AS OF         COMMON        VOTING
POSITIONS AND NAME                     OFFICES WITH THE COMPANY          THE RECORD DATE        STOCK        STOCK
------------------------------  --------------------------------------   ---------------    -------------    ------
J. Marshall Coleman             Chairman of the Board of the Company          651,585(a)          5.5%         4.8%
James J. Martell, Jr.           President, Chief Executive Officer and        624,423(b)          5.3%         4.6%
                                  Director
George Yeonas                   Chief Operating Officer and Director           12,500               *            *
Thomas B. Buffington            Director                                      948,949             8.1%         6.9%
Robert Short                    Director                                    1,573,517            13.4%        11.5%
J. Christopher Stuhmer          Director                                    1,691,727            14.4%        12.3%
Lawrence J. Witek               Director                                      457,628             3.9%         3.3%
Mark L. Fine                    Director                                        7,000(c)            *            *
Edward J. Mathias               Director                                       16,000(c)            *            *
Steven D. Rivers                Director                                        6,000(c)            *            *
William A. Shutzer              Director                                       11,000(c)            *            *
Charles F. Smith                Director                                      686,748             5.8%         5.0%
Jamie M. Pirrello               Chief Financial Officer                        18,632               *            *
All Directors and Executive
  Officers as a group (13
  persons)                                                                  6,705,209            56.8%        48.8%


                                                        (Footnotes on next page)

(Footnotes from previous page)
------------------
* Less than 1%

(a) Of the 651,585 shares, Mr. Coleman owns 325,792.5 shares and Patricia A. Donnelly, his wife, owns 325,792.5 shares.


(b) Of the 624,423 shares, Mr. Martell owns 490,423 shares, Mary Ann Martell, his wife, owns 120,150 shares, and his children own 13,850 shares.


(c) Includes 6,000 shares that Messrs. Fine, Shutzer and Rivers have the right to acquire and 3,000 shares that Mr. Mathias has the right to acquire pursuant to the Company's Stock Option Plan.

                                  COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the fiscal year ended December 31, 1996 concerning the compensation of the Company's Chief Executive Officer and each of the Company's other executive officers whose total annual salary and bonus exceeded $100,000.

                              SUMMARY COMPENSATION

                                                                                   LONG TERM COMPENSATION
                                                                                 --------------------------
                                                                                   AWARDS
                                                                                 -----------      PAYOUTS
                                                        ANNUAL COMPENSATION        SHARES       -----------     ALL OTHER
NAME AND                                              -----------------------    UNDERLYING        LTIP        COMPENSATION
PRINCIPAL POSITION                                    SALARY ($)    BONUS ($)    OPTIONS (#)    PAYOUTS ($)        ($)
---------------------------------------------------   ----------    ---------    -----------    -----------    ------------
James J. Martell, Jr...............................     166,667      225,490(1)     -0-           -0-             75,078(3)
  President and Chief
  Executive Officer
Thomas B. Buffington...............................     306,250      161,350       100,000        -0-             -0-
  President of Buffington
  Homes, Inc., a subsidiary
  of the Company(2)
Jamie M. Pirrello, Chief...........................     106,667      112,745(1)     -0-           -0-             36,000(3)
  Financial Officer
Brian J. McGregor..................................     121,875       -0-           -0-           -0-             75,000(3)
  Former Chief Operating Officer

------------------

(1) Of the bonus paid to Mr. Martell and Mr. Pirrello, 20% was paid in the form of Common Stock, valued at $6.00 per share.

(2) Mr. Buffington served as the Company's Chief Operating Officer from January through August 1997.

(3) Except for Mr. Martell, the entire amount of other compensation represents payment for consulting services prior to the Company's initial public offering. Mr. Martell's total includes the above and an auto allowance in the amount of $3,078.

STOCK OPTIONS

     The Company's Employee Stock Option Plan provides for the grant of options with respect to the Common Stock. The table below sets forth information on option grants in fiscal 1996 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                       PERCENT OF
                                                                      TOTAL OPTIONS                               GRANT
                                                                       GRANTED TO                                  DATE
                                                         OPTIONS      EMPLOYEES IN     EXERCISE    EXPIRATION    PRESENT
NAME                                                    GRANTED(1)     FISCAL YEAR      PRICE         DATE       VALUE(2)
-----------------------------------------------------   ----------    -------------    --------    ----------    --------
James J. Martell, Jr.................................       0             0               0            0            0
Thomas B. Buffington.................................     100,000         28.4%        $ 6.00      12/23/06     $229,000
Jamie M. Pirrello....................................       0             0               0            0            0
Brian J. McGregor....................................       0             0               0            0            0

------------------
(1) All options vest 50% one year from the date of grant and the remainder on the second anniversary of the date of grant.
(2) The grant date present values are calculated based on the Black-Scholes model. The assumptions used in the calculations include an expected volatility of .30, a risk free rate of return of 6.138%, a dividend yield of .017% and a time to exercise of five years.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 1996 by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by such persons as of December 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                                           VALUE OF
                                                                                                          UNEXERCISED
                                                                                                          IN-THE-MONEY
                                                                               SHARES UNDERLYING          OPTIONS
                                             SHARES                           UNEXERCISED OPTIONS          AT FY-END
                                           ACQUIRED ON                           AT FY-END (#)                ($)
                                            EXERCISE         VALUE        ----------------------------    -----------
NAME                                           (#)        REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE
----                                       -----------    ------------    -----------    -------------    -----------
James J. Martell, Jr....................     -0-            -0-             -0-             -0-             -0-
Thomas B. Buffington....................     -0-            -0-             -0-             100,000         -0-
Jamie M. Pirrello.......................     -0-            -0-             -0-             -0-             -0-
Brian J. McGregor.......................     -0-            -0-             -0-             -0-             -0-

NAME                                      UNEXERCISABLE
----                                      -------------
James J. Martell, Jr....................    -0-
Thomas B. Buffington....................    -0-
Jamie M. Pirrello.......................    -0-
Brian J. McGregor.......................    -0-


EMPLOYMENT AGREEMENTS

     Messrs. Martell and Pirrello have employment agreements with the Company, effective April 15, 1996, and expiring in the year 2000. The agreements automatically renew for successive one-year periods, following the initial term, unless either the Company or employee provides written notice of its intent to terminate. As amended effective January 1, 1997, the agreements provide for various benefits including a base salary of $350,000 and $180,000, respectively. The agreements also provide for additional bonus compensation under the Company bonus program, which is tied to operational results.

     Under an agreement with Mr. Buffington, which was effective April 15, 1996 for a period of three years, Mr. Buffington was to be paid a salary of $250,000 annually as President of Buffington Homes, Inc., a subsidiary of the Company. In his capacity as Chief Operating Officer from January through August 1997, Mr. Buffington was paid an annual salary of $350,000. Mr. Buffington is eligible for additional bonus compensation under the Company bonus plan.

     Messrs. Martell, Buffington and Pirrello may be terminated for 'cause' as defined in the agreements, or without cause. If terminated for cause, the termination will be effective upon receipt of proper notice by the employee. If Messrs. Martell, Buffington or Pirrello are terminated for other than cause, the employee shall be entitled to his base salary for the remainder of the agreement term as well as a pro-rata share of his bonus, as determined by the Board of Directors.

COMPENSATION OF DIRECTORS

     Under the Company's standard arrangements, each non-employee director of the Company receives an annual director's fee of $20,000, payable $5,000 each quarter, and $1,000 for attendance at Board meetings. All directors are reimbursed for out-of-pocket expenses incurred to attend meetings. Employee directors of the Company do not receive any additional compensation for services as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are William A. Shutzer, Mark L. Fine and Edward Mathias. Prior to May 21, 1997 Steven D. Rivers was a member of the Compensation Committee and Mr. Mathias was not a member. Since May 21, 1997, Messrs. Shutzer and Fine have been members of the Executive Committee. None of the Compensation Committee members are or were officers or employees of the Company or any of its subsidiaries.

                              CERTAIN TRANSACTIONS

     The Company's Genesee subsidiary leases its administrative office space from Genesee Holdings Corporation, of which Mr. Short is the president. In 1996, the Company made lease payments of $108,960 to Genesee Holdings Corporation. The Company's Christopher Homes subsidiary leases its administrative office space from Towne Center L.P. Mr. Stuhmer is the president and sole shareholder of the general partner of this partnership. In 1996, the Company made lease payments of $149,728 to Towne Center L.P. The Company's Solaris subsidiary leased its administrative office space from Square LD, LLC, of which Mr. Witek is a partner. On September 5, 1996, Square LD, LLC sold the building to an unrelated party. Until that time, Sunstar made lease payments of $57,833 in 1996. The Company believes that the above referenced leases are at market rates.

     In July of 1996, the Company sold its Genesee Custom Homes division to an entity owned by Mr. Short, a director of the Company. The sale price was $4.9 million, and the Company took back a one-year note at 12% in the amount of $4.1 million. The note, which was initially due in July 1997 and was extended for six months at the borrower's option, carried a balance of $3.3 million at December 31, 1996. The sale price of the division was at a small premium over the book value as of June 30, 1996, of the assets sold.

     The Company also has a note receivable bearing interest at 13.75% from another director, Mr. Stuhmer, for approximately $460,000, net of accrued interest, which is secured by that director's shares in the Company.

     The Company has entered into a Consulting Agreement dated as of May 1, 1996 with Commonwealth Homes, Inc. ('Commonwealth'), a company owned by Mr. Coleman (the 'Consulting Agreement'). Pursuant to the Consulting Agreement, Commonwealth is engaged to provide mergers and acquisitions, financial advisory and strategic planning services. The Consulting Agreement has a term of three years and automatically renews for successive one-year periods unless either party provides notice within 90 days of termination stating that the agreement will be terminated. The Consulting Agreement provides for the payment of consulting fees, in amounts to be agreed upon, on a transaction-by-transaction basis in connection with acquisitions, joint ventures and similar arrangements and capital raising transactions. Such fees generally will be based upon a percentage of the value of the transaction and are required to be (i) approved as to fairness by a committee of disinterested directors, (ii) reasonable and customary in relation to the size and complexity of the transaction and (iii) contingent upon the completion of the subject transaction. The agreement also provides for reimbursement for reasonable and necessary out-of-pocket expenses and an annual fee of $350,000, which amount is to be taken into account in determining the transaction based fees. The Company paid $311,311 pursuant to the Consulting Agreement in 1996. In connection with the Second Closing, Prometheus may require, in its sole discretion, that the Consulting Agreement be replaced by an employment agreement with Mr. Coleman. Such employment agreement, if entered into, would have terms substantially similar to the Consulting Agreement and would also include customary non-competition provisions.

     Also during 1996, the Company paid fees for legal services to Katten Muchin & Zavis. Mr. Coleman was the former managing partner of Katten Muchin & Zavis' Washington D.C. office.

     During 1996, the Company paid fees to Furman Selz related to underwriting the Company's initial public offering. Mr. Shutzer, who was not a director of the Company at the time of the offering, is a director of Furman Selz. The Company will pay Furman Selz an investment banking fee in connection with the Transactions.

     The Company has and will continue to engage in transactions with affiliates. The terms of such transactions will be determined on a case by case basis. Under the bylaws amendments to be adopted by the Company and its subsidiaries, the Company and its subsidiaries will not be permitted to engage in certain actions or transactions without Supermajority Director Approval (81% of the Board) or Supermajority Executive Committee Approval (81% of the Executive Committee). The actions or transactions that are subject to Supermajority Director Approval or Supermajority Executive Committee Approval include entering into any transaction or materially amending any transaction in effect with any affiliate of the Company (other than between the Company and its subsidiaries or between its subsidiaries). The bylaws amendments will be adopted upon Stockholders Approval or prior thereto upon the request of Prometheus. See 'The Transactions--Certificate of Incorporation and Bylaws Amendments--Amendments to the Bylaws--Conduct of Business.'

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Price Waterhouse LLP served as the Company's independent public accountants for 1996 and was reappointed for 1997. A representative of Price Waterhouse LLP is expected to be present at the Special Meeting and will have the opportunity to make a statement if he desires to do so. The representative will be available to respond to appropriate questions.

OTHER PROPOSALS

     Neither the Company nor the members of the Board intend to bring before the Special Meeting any matters other than those set forth in the Notice of Special Meeting, and they have no present knowledge that any other matters will be presented for action at the meeting. If, however, any other matters are properly presented at the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          JAMES J. MARTELL, JR.
                                          President and Chief Executive Officer


February 19, 1998

                            THE FORTRESS GROUP, INC.
                         INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                             -----
INDEX TO FINANCIAL STATEMENTS.............................................................................     F-1
PRO FORMA FINANCIAL INFORMATION
  Introduction............................................................................................     F-4
  Pro Forma Consolidated Balance Sheet as of September 30, 1997...........................................     F-5
  Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996 (unaudited).........     F-6
  Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1997
     (unaudited)..........................................................................................     F-7
  Notes to Pro Forma Consolidated Financial Statements....................................................     F-8

THE FORTRESS GROUP, INC.
  Report of Price Waterhouse LLP, Independent Accountants.................................................    F-11
  Consolidated Balance Sheets as of December 31, 1996 and 1995............................................    F-12
  Consolidated Statement of Operations for the period May 21, 1996 through December 31, 1996..............    F-13
  Consolidated Statement of Shareholders' Equity for the period ended December 31, 1996...................    F-14
  Consolidated Statement of Cash Flows for the period May 21, 1996 through December 31, 1996..............    F-15
  Notes to Consolidated Financial Statements (fiscal year)................................................    F-16
  Consolidated Balance Sheets as of September 30, 1997 (unaudited) and December 31, 1996..................    F-27
  Consolidated Statements of Operations for the three months ended September 30, 1997 and 1996
     (unaudited)..........................................................................................    F-28
  Consolidated Statements of Operations for the nine months ended September 30, 1997 (unaudited), for the period May 21 through September 30, 1996 (unaudited), for the period January 1 through May 20, 1996
     (Combined Predecessor Companies) (unaudited), and for the nine months ended September 30, 1996
     (Combined) (unaudited)...............................................................................    F-29
  Consolidated Statements of Shareholders' Equity for the nine months ended September 30, 1997 (unaudited
     except for December 31, 1996 balances)...............................................................    F-30
  Consolidated Statements of Cash Flows for the nine months ended September 30, 1997 (unaudited) and for
     the period May 21 through September 30, 1996 (unaudited).............................................    F-31
  Notes to Consolidated Financial Statements (interim periods)............................................    F-32

WHITTAKER CONSTRUCTION, INCORPORATED AND AFFILIATES
  Report of Price Waterhouse LLP, Independent Accountants.................................................    F-38
  Combined Balance Sheets as of December 31, 1996 and 1995 (unaudited) and September 30, 1997
     (unaudited)..........................................................................................    F-39
  Combined Statements of Operations for the years ended December 31, 1996, 1995 (unaudited), and 1994
     (unaudited)..........................................................................................    F-40
  Combined Statements of Operations for the nine and three months ended September 30, 1997 (unaudited) and
     1996 (unaudited).....................................................................................    F-41
  Combined Statements of Changes in Stockholders' Equity for the periods ended September 30, 1997
     (unaudited) and December 31, 1996 and 1995 (unaudited)...............................................    F-42
  Combined Statements of Cash Flows for the years ended December 31, 1996, 1995 (unaudited), and 1994
     (unaudited)..........................................................................................    F-43
  Combined Statements of Cash Flows for the nine months ended September 30, 1997 (unaudited) and 1996
     (unaudited)..........................................................................................    F-44
  Notes to Combined Financial Statements..................................................................    F-45

                                                                                                             PAGE
                                                                                                             -----
DON GALLOWAY HOMES, INC. AND AFFILIATES
  Report of Price Waterhouse LLP, Independent Accountants.................................................    F-51
  Combined Balance Sheets as of December 31, 1996, June 30, 1997 (unaudited) and June 30, 1996
     (unaudited)..........................................................................................    F-52
  Combined Statements of Operations for the year ended December 31, 1996, for the six months ended June
     30, 1997 (unaudited) and 1996 (unaudited)............................................................    F-53
  Combined Statements of Changes in Stockholder's and Members' Equity as of December 31, 1996 and June 30,
     1997 (unaudited).....................................................................................    F-54
  Combined Statements of Cash Flows for the year ended December 31, 1996, for the six months ended June
     30, 1997 (unaudited) and 1996 (unaudited)............................................................    F-55
  Notes to Combined Financial Statements..................................................................    F-56

D.W. HUTSON CONSTRUCTION, INC.
  Report of Price Waterhouse LLP, Independent Accountants.................................................    F-61
  Balance Sheets as of December 31, 1996 and 1995.........................................................    F-62
  Statements of Income for the years ended December 31, 1996 and 1995.....................................    F-63
  Statements of Changes in Shareholders' Equity as of December 31, 1996...................................    F-64
  Statements of Cash Flows for the years ended December 31, 1996 and 1995.................................    F-65
  Notes to Financial Statements...........................................................................    F-66

LANDMARK HOMES, INC.
  Report of Price Waterhouse LLP, Independent Accountants.................................................    F-72
  Balance Sheet as of December 31, 1995, June 30, 1995 (unaudited) and 1996 (unaudited)...................    F-73
  Statement of Operations for the year ended December 31, 1995, for the six months ended June 30, 1995
     (unaudited) and 1996 (unaudited).....................................................................    F-74
  Statement of Shareholders' Equity as of December 31, 1995 and June 30, 1996 (unaudited).................    F-75
  Statement of Cash Flows for the year ended December 31, 1995 and for the six months ended June 30, 1995
     (unaudited) and 1996 (unaudited).....................................................................    F-76
  Notes to Financial Statements...........................................................................    F-77

COMBINED PREDECESSOR COMPANIES
  Report of Price Waterhouse LLP, Independent Accountants.................................................    F-82
  Combined Balance Sheets as of December 31, 1994 and 1995 and May 20, 1996...............................    F-83
  Combined Statements of Operations for the years ended December 31, 1994 and 1995 and the period January
     1, 1996 through May 20, 1996.........................................................................    F-84
  Combined Statements of Shareholders' Equity for the years ended December 31, 1994 and 1995 and for the
     period January 1, 1996 through May 20, 1996..........................................................    F-85
  Combined Statement of Cash Flows for the years ended December 31, 1994 and 1995 and the period January
     1, 1996 through May 20, 1996.........................................................................    F-86
  Notes to Combined Financial Statements..................................................................    F-87

BUFFINGTON HOMES, INC.
  Report of Price Waterhouse LLP, Independent Accountants.................................................    F-96
  Combined Balance Sheets as of December 31, 1994 and 1995 and May 20, 1996...............................    F-97
  Combined Statements of Operations for the years ended December 31, 1994 and 1995 and the period of
     January 1, 1996 through May 20, 1996.................................................................    F-98
  Combined Statements of Shareholders' Equity for the years ended December 31, 1994 and 1995 and the
     period of January 1, 1996 through May 20, 1996.......................................................    F-99
  Combined Statements of Cash Flows for the years ended December 31, 1994 and 1995 and the period January
     1, 1996 through May 20, 1996.........................................................................   F-100
  Notes to Combined Financial Statements..................................................................   F-101

                                                                                                             PAGE
                                                                                                             -----
CHRISTOPHER HOMES, INC.
  Report of Price Waterhouse LLP, Independent Accountants Combined........................................   F-106
  Balance Sheets as of December 31, 1994 and 1995 and May 20, 1996........................................   F-107
  Combined Statements of Operations for the years ended December 31, 1994 and 1995 and the period January
     1, 1996 through May 20, 1996.........................................................................   F-108
  Combined Statements of Shareholder's (Deficit) Equity for the years ended December 31, 1994 and 1995 and
     the period January 1, 1996 through May 20, 1996......................................................   F-109
  Combined Statements of Cash Flows for the years ended December 31, 1994 and 1995 and the period January
     1, 1996 through May 20, 1996.........................................................................   F-110
  Notes to Combined Financial Statements..................................................................   F-111

THE GENESEE COMPANY
  Report of Price Waterhouse LLP, Independent Accountants.................................................   F-117
  Report of Hein & Associates LLP, Independent Auditors...................................................   F-118
  Combined Balance Sheets as of December 31, 1994 and 1995 and May 20, 1996...............................   F-119
  Combined Statements of Operations for the years ended December 31, 1994 and 1995 and the period of
     January 1, 1996 through May 20, 1996.................................................................   F-120
  Combined Statements of Shareholder's Equity for the years ended December 31, 1994 and 1995 and the
     period January 1, 1996 through May 20, 1996..........................................................   F-121
  Combined Statements of Cash Flows for the years ended December 31, 1994 and 1995 and the period January
     1, 1996 through May 20, 1996.........................................................................   F-122
  Notes to Combined Financial Statements..................................................................   F-123

SOLARIS DEVELOPMENT CORPORATION
  Report of Price Waterhouse LLP, Independent Accountants.................................................   F-130
  Consolidated Balance Sheet as of May 20, 1996...........................................................   F-131
  Consolidated Statement of Income for the period January 1, 1996 through May 20, 1996....................   F-132
  Consolidated Statement of Shareholders' Equity for the period January 1, 1996 through May 20, 1996......   F-133
  Consolidated Statement of Cash Flows for the period January 1, 1996 through May 20, 1996................   F-134
  Notes to Consolidated Financial Statements..............................................................   F-135
  Report of Ernst & Young LLP, Independent Auditors.......................................................   F-140
  Consolidated Balance Sheets as of December 31, 1994 and 1995............................................   F-141
  Consolidated Statements of Income for the years ended December 31, 1994 and 1995........................   F-142
  Consolidated Statements of Shareholders Equity for the years ended December 31, 1994 and 1995...........   F-143
  Consolidated Statements of Cash Flows for the years ended December 31, 1994 and 1995....................   F-144
  Notes to Consolidated Financial Statements..............................................................   F-145

                            THE FORTRESS GROUP, INC.
                     PRO FORMA CONSOLIDATED FINANCIAL DATA

     The Fortress Group, Inc. ('Fortress' or the 'Company') was formed in June 1995 to create a national homebuilding company through the May 1996 initial public offering (Offering) and the simultaneous merger of four separate homebuilding companies ('Combined Predecessor Companies' or 'Founding Builders'). The unaudited pro forma financial statements included herein reflect the merger of the Combined Predecessor Companies, the sale effective July 1, 1996 of the Genesee Custom Homes Division (Genesee Custom), the purchase on August 31, 1996 of Landmark Homes, Inc. (Landmark), the purchase on February 28, 1997 of D.W. Hutson Construction Company (Hutson), and the purchase effective August 1, 1997 of Don Galloway Homes, Inc. and related interests (collectively, 'Galloway'), and the proposed purchase of Whittaker Construction, Inc. and affiliates (collectively, 'Whittaker'). Additionally, a balance sheet has been included to reflect the proposed acquisition of Whittaker as of September 30, 1997. (The other mergers, sale, and purchases were already reflected in Fortress's actual balance sheet as of September 30, 1997.)

     The unaudited pro forma statements of operations present pro forma results from operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997 as if the merger, the sale of Genesee Custom and the purchases of Landmark, Hutson, Galloway, and Whittaker had occurred on January 1, 1996. The pro forma adjustments reflect certain administrative costs of the Fortress corporate organization, the sale of Genesee Custom, amortization of goodwill and the increased provision for income taxes as if the Combined Predecessor Companies, Landmark, Hutson, Galloway, and Whittaker were combined and subject to the effective Federal statutory income tax rate throughout the period.

     The pro forma financial statements of The Fortress Group, Inc. are unaudited and are based upon historical information, preliminary estimates and certain assumptions management deems appropriate. The unaudited pro forma financial data presented herein are not necessarily indicative of the results of Fortress would have attained had such events occurred at the beginning of the period, nor are they indicative of the future results of Fortress. The unaudited pro forma financial data and notes thereto should be read in conjunction with the Company's 1996 consolidated financial statements and notes thereto.

                            THE FORTRESS GROUP, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                (UNAUDITED, IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                    HISTORICAL
                                                        ----------------------------------
                                                                            WHITTAKER
                                                        THE FORTRESS    CONSTRUCTION, INC.     PRO FORMA       PRO FORMA
                                                        GROUP, INC.       AND AFFILIATES      ADJUSTMENTS    BALANCE SHEET
                                                        ------------    ------------------    -----------    -------------
                       ASSETS
Cash and cash equivalents............................     $  3,483           $  3,176           $ 2,140(a)     $   8,799
Accounts receivable..................................        9,618                564                             10,182
Due from related parties.............................       16,730                                                16,730
Real estate inventories..............................      215,872             51,077             3,000(c)       269,949
Loans held for resale................................       11,497                                                11,497
Property and equipment, net..........................        7,735              2,509                             10,244
Prepaid expenses and other assets....................       29,700                135            (1,456)(a)       30,454
                                                                                                  2,075(f)
Goodwill, net........................................       19,514                                9,750(d)        29,264
                                                        ----------         ----------         ---------      -----------
  Total assets.......................................     $314,149           $ 57,461           $15,509        $ 387,119
                                                        ----------         ----------         ---------      -----------
                                                        ----------         ----------         ---------      -----------
        LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses................     $ 29,928           $  5,712           $ 2,075(f)     $  37,715
Notes and mortgages payable..........................      211,625             36,674                            248,299
Shareholder advances.................................                           3,546            (3,546)(e)
Due to related parties...............................        5,306                105                              5,411
Customer deposits....................................        6,895              1,560                              8,455
                                                        ----------         ----------         ---------      -----------
  Total liabilities..................................      253,754             47,597            (1,471)         299,880
                                                        ----------         ----------         ---------      -----------
Minority interest....................................          280                                                   280
Shareholders' equity
  Preferred stock of Fortress........................            1                                                     1
  Common stock of Fortress...........................          118                                                   118
  Common stock of Whittaker..........................                              41               (41)(b)
  Additional paid-in capital.........................       47,772                490            26,844(a)        75,116
                                                                                                   (490)(b)
                                                                                                    500(g)
  Retained earnings..................................       12,736              9,333            (9,333)(b)       12,736
  Treasury stock, at cost, 84,100 shares.............         (512)                                                 (512)
  Subscription receivable............................                                              (500)(g)         (500)
                                                        ----------         ----------         ---------      -----------
     Total shareholders' equity......................       60,115              9,864            16,980           86,959
                                                        ----------         ----------         ---------      -----------
     Total liabilities and shareholders' equity......     $314,149           $ 57,461           $15,509        $ 387,119
                                                        ----------         ----------         ---------      -----------
                                                        ----------         ----------         ---------      -----------

           See Notes to Pro Forma Consolidated Financial Statements.

                            THE FORTRESS GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
              (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   COMBINED         LANDMARK
                                                 PREDECESSORS/     HOMES, INC.     D.W. HUTSON         DON
                                                 THE FORTRESS     JAN. 1, 1996-    CONSTRUCTION     GALLOWAY       PRO FORMA
                                                  GROUP, INC.     AUG. 31, 1996      COMPANY       HOMES, INC.    ADJUSTMENTS
                                                 -------------    -------------    ------------    -----------    -----------
Revenue:
  Residential sales...........................     $ 265,705         $18,062         $ 79,471        $57,123        $(4,964)(a)
  Lot sales and other revenue.................        10,768                              244
                                                 -------------    -------------    ------------    -----------    -----------
    Total revenue.............................       276,473          18,062           79,715         57,123         (4,964)
Cost of sales.................................       233,812          15,308           65,721         46,205         (4,928)(a)
                                                 -------------    -------------    ------------    -----------    -----------
Gross profit..................................        42,661           2,754           13,994         10,918            (36)
Operating expenses:
  Selling.....................................        16,216             168            4,421          2,059           (163)(a)
  General and administrative..................        12,545           1,028            1,695          3,461           (121)(a)
                                                                                                                        157(b)
                                                                                                                        644(c)
                                                                                                                        396(d)
                                                                                                                        568(e)
                                                 -------------    -------------    ------------    -----------    -----------
    Net operating income......................        13,900           1,558            7,878          5,398         (1,517)
                                                 -------------    -------------    ------------    -----------    -----------
Other expense (income):
  Interest....................................           492              42              224            553
  Minority interest...........................           181                                                            (98)(f)
  Other, net..................................        (1,268)             (7)                           (154)
                                                 -------------    -------------    ------------    -----------    -----------
Income before provision for income taxes......        14,495           1,523            7,654          4,999         (1,419)
Provision for income taxes....................         5,013                                                            879(g)
                                                                                                                      2,773(h)
                                                                                                                      1,684(i)
                                                 -------------    -------------    ------------    -----------    -----------
Net income....................................     $   9,482         $ 1,523         $  7,654        $ 4,999        $(6,755)
                                                 -------------    -------------    ------------    -----------    -----------
                                                 -------------    -------------    ------------    -----------    -----------
Less cumulative preferred dividends...........
Net income available to common shareholders...
Net income per share..........................
Weighted average shares outstanding...........




                                                                WHITTAKER
                                                              CONSTRUCTION,
                                                                INC. AND        PRO FORMA
                                                PRO FORMA      AFFILIATES      ADJUSTMENTS    PRO FORMA
                                                ----------    -------------    -----------    ----------
Revenue:
  Residential sales...........................  $  415,397       $85,506                      $  500,903
  Lot sales and other revenue.................      11,012                                        11,012
                                                ----------    -------------    -----------    ----------
    Total revenue.............................     426,409        85,506                         511,915
Cost of sales.................................     356,118        70,479                         426,597
                                                ----------    -------------    -----------    ----------
Gross profit..................................      70,291        15,027                          85,318
Operating expenses:
  Selling.....................................      22,701         3,466                          26,167
  General and administrative..................      20,373         6,038         $   488(m)       26,899

                                                ----------    -------------    -----------    ----------
    Net operating income......................      27,217         5,523            (488)         32,252
                                                ----------    -------------    -----------    ----------
Other expense (income):
  Interest....................................       1,311           891                           2,202
  Minority interest...........................          83                                            83
  Other, net..................................      (1,429)         (277)                         (1,706)
                                                ----------    -------------    -----------    ----------
Income before provision for income taxes......      27,252         4,909            (488)         31,673
Provision for income taxes....................      10,349                         1,680(n)       12,029

                                                ----------    -------------    -----------    ----------
Net income....................................  $   16,903       $ 4,909         $(2,168)     $   19,644
                                                ----------    -------------    -----------    ----------
                                                ----------    -------------    -----------    ----------
Less cumulative preferred dividends...........       1,514(j)                      1,698(o)        3,212
                                                ----------                                    ----------
Net income available to common shareholders...  $   15,389                                    $   16,432
                                                ----------                                    ----------
                                                ----------                                    ----------
Net income per share..........................  $     1.31                                    $     1.40
                                                ----------                                    ----------
                                                ----------                                    ----------
Weighted average shares outstanding...........  11,743,004(k)                                 11,743,004
                                                ----------                                    ----------
                                                ----------                                    ----------

                  See Notes to Pro Forma Financial Statements.

                            THE FORTRESS GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
              (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                             D.W. HUTSON            DON
                                                                            CONSTRUCTION         GALLOWAY
                                                                               COMPANY          HOMES, INC.
                                                          THE FORTRESS       JANUARY 1-         JANUARY 1-       PRO FORMA
                                                          GROUP, INC.     FEBRUARY 28, 1997    JULY 31, 1997    ADJUSTMENTS
                                                          ------------    -----------------    -------------    -----------
Revenue:
  Residential sales....................................    $   289,394         $ 9,992            $39,507
  Lot sales and other revenue..........................          4,015
                                                          ------------         -------         -------------    -----------
    Total revenue......................................        293,409           9,992             39,507
Cost of sales..........................................        249,173           8,486             30,891
                                                          ------------         -------         -------------    -----------
Gross profit...........................................         44,236           1,506              8,616
Operating expenses:
  Selling..............................................         18,581             491              2,180
  General and administrative...........................         15,740             237              1,776         $    66(d)
                                                                                                                      331(e)
  Non-recurring acquisition abandonment................            335
  Model home reserve...................................            284
                                                          ------------         -------         -------------    -----------
    Net operating income...............................          9,296             778              4,660            (397)
                                                          ------------         -------         -------------    -----------
Other expense (income):
  Interest.............................................          2,422               4                261
  Minority interest....................................              6
  Other, net...........................................           (988)            (38)              (102)
                                                          ------------         -------         -------------    -----------
Income before provision for income taxes...............          7,856             812              4,501            (397)
Provision for income taxes.............................          3,016                                                288(h)
                                                                                                                    1,584(i)
                                                          ------------         -------         -------------    -----------
Net income.............................................    $     4,840         $   812            $ 4,501         $(2,269)
                                                          ------------         -------         -------------    -----------
                                                          ------------         -------         -------------    -----------
Less cumulative preferred dividends....................             86
                                                          ------------
Net income available to common shareholders............    $     4,754
                                                          ------------
                                                          ------------
Net income per share...................................    $       .38
                                                          ------------
                                                          ------------
Weighted average shares outstanding....................     12,466,591
                                                          ------------
                                                          ------------





                                                                         WHITTAKER
                                                                       CONSTRUCTION,
                                                                         INC. AND        PRO FORMA
                                                         PRO FORMA      AFFILIATES      ADJUSTMENTS    PRO FORMA
                                                         ----------    -------------    -----------    ----------
Revenue:
  Residential sales....................................  $  338,893       $66,592                      $  405,485
  Lot sales and other revenue..........................       4,015                                         4,015
                                                         ----------    -------------    -----------    ----------
    Total revenue......................................     342,908        66,592                         409,500
Cost of sales..........................................     288,550        55,134                         343,684
                                                         ----------    -------------    -----------    ----------
Gross profit...........................................      54,358        11,458                          65,816
Operating expenses:
  Selling..............................................      21,252         2,874                          24,126
  General and administrative...........................      18,150         4,191         $   366(m)       22,707

  Non-recurring acquisition abandonment................         335                                           335
  Model home reserve...................................         284                                           284
                                                         ----------    -------------    -----------    ----------
    Net operating income...............................      14,337         4,393            (366)         18,364
                                                         ----------    -------------    -----------    ----------
Other expense (income):
  Interest.............................................       2,687           804                           3,491
  Minority interest....................................           6                                             6
  Other, net...........................................      (1,128)         (183)                         (1,311)
                                                         ----------    -------------    -----------    ----------
Income before provision for income taxes...............      12,772         3,772            (366)         16,178
Provision for income taxes.............................       4,888                         1,294(n)        6,182

                                                         ----------    -------------    -----------    ----------
Net income.............................................  $    7,884       $ 3,772         $(1,660)     $    9,996
                                                         ----------    -------------    -----------    ----------
                                                         ----------    -------------    -----------    ----------
Less cumulative preferred dividends....................       1,136(j)                      1,274(o)        2,410
                                                         ----------                                    ----------
Net income available to common shareholders............  $    6,748                                    $    7,586
                                                         ----------                                    ----------
                                                         ----------                                    ----------
Net income per share...................................  $      .52                                    $      .58
                                                         ----------                                    ----------
                                                         ----------                                    ----------
Weighted average shares outstanding....................  13,067,515(l)                                 13,067,515
                                                         ----------                                    ----------
                                                         ----------                                    ----------

                  See Notes to Pro Forma Financial Statements.

                            THE FORTRESS GROUP, INC.
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--PRO FORMA BALANCE SHEET ADJUSTMENTS

     The pro forma balance sheet adjustments have been prepared to reflect the acquisition of Whittaker.

(a) Adjustment to reflect the second closing under the Stock Purchase Agreement with Prometheus under which the remaining Class AA convertible preferred stock (28,300 shares) was issued to Prometheus as required by the agreement. Proceeds from the second closing are to be used in part to fund the Whittaker acquisition. The gross equity is reduced by allocated issuance costs as follows:

                                                                                         PREFERRED
                                                                                           STOCK
                                                                                      ---------------

Gross amount issued................................................................       $28,300

Allocable issuance costs...........................................................        (1,456)
                                                                                      ---------------

Net equity.........................................................................       $26,844
                                                                                      ---------------
                                                                                      ---------------

(b) Adjustment to eliminate the shareholders' equity accounts of Whittaker.

(c) Adjustment to increase inventory of Whittaker to estimated fair value.

(d) Adjustment to reflect the excess purchase price over the fair value:

Whittaker historical book value as of September 30, 1997...........................   $ 9,864
  Adjusted by the repayment of loans from shareholders.............................     3,546
                                                                                      -------
Adjusted Whittaker historical book value...........................................    13,410
  Adjusted by the step-up of real estate inventory to fair value...................     3,000
                                                                                      -------
Fair value of Whittaker assets acquired............................................    16,410
Remaining negotiated premium over book value.......................................     9,750
                                                                                      -------
Purchase price based on September 30, 1997 adjusted book value.....................   $26,160
                                                                                      -------
                                                                                      -------

   The variance between the pro forma purchase price of $26.16 million and the anticipated purchased price of $25.75 million, as discussed in the 'Acquisition of Whittaker Companies' section included in this proxy statement, is a function of a negotiated premium ($12.75 million) over the adjusted net book value of Whittaker, determined on a GAAP basis, at the date of purchase. Based on the Whittaker Companies' anticipated earnings offset by shareholder distributions during the period from October 1, 1997 through the actual purchase date, the Company's management anticipates the adjusted net book value (before purchase accounting) to be $13 million at the time of closing.

(e) Adjustment to repay the current balance of loans from Whittaker's shareholders.

(f) Adjustment to accrue costs anticipated to be incurred in connection with the Prometheus agreement. These costs are expected to be incurred by the time of the Whittaker closing and will be allocated to subsequent issuances.

(g) Adjustment to record 5,000 shares of Series F Convertible Preferred Stock (Series F) to be issued to a certain senior officer of Whittaker at $100 per share with certain redemption provisions at the option of the Company (total liquidation value of $500,000) and a corresponding recourse loan to be made to the same officer in the same amount. Dividends on the Series F and interest on the loan will accrue at 6% per year.

NOTE 2--PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS

     The pro forma statements of operations adjustments have been prepared to reflect the merger of the Combined Predecessor companies, operating expenses of the Fortress corporate organization, the sale of Genesee

                            THE FORTRESS GROUP, INC.
       NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 2--PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS--(CONTINUED)
Custom, the acquisition of Landmark, the acquisition of Hutson, the acquisition of Galloway, and the acquisition of Whittaker.

(a) Adjustment to remove the results of operations of Genesee Custom due to the sale of the division with an effective date of July 1, 1996.

(b) Adjustment to record amortization of goodwill for the period January 1, 1996 through August 31, 1996 associated with the purchase of Landmark on a straight-line basis over fifteen years.

(c) Adjustment of $644,000 for the year ended December 31, 1996, to reflect increased expenses for corporate operating activities related to the newly formed public entity.

(d) Amortization of goodwill associated with the purchase of Hutson on a straight-line basis over fifteen years.

(e) Amortization of goodwill associated with the purchase of Galloway on a straight-line basis over twenty years.

(f) Adjustments to reduce minority interest expense by approximately $98,000 for the year ended December 31, 1996, as a result of the Company's buyout in May 1996 of the minority interest holding in one of its consolidated joint venture partnerships.

(g) Adjustments to calculate the provision for income taxes on the combined pro forma results at the effective statutory tax rates applicable for each of the Founding Builders and Landmark as if they had been subject to the effective Federal statutory income tax rate throughout the period.

(h) Adjustment to reflect the calculation of a provision for income taxes for Hutson resulting from pre-tax income net of pro forma adjustments at the effective statutory tax rates applicable for each adjustment.

(i) Adjustment to reflect the calculation of a provision for income taxes for Galloway resulting from pre-tax income net of pro forma adjustments at the effective statutory tax rates applicable for each adjustment.

(j) Adjustments to reduce net income to determine earnings per share as follows:

   (1) Reductions of $110,000 for the year ended December 31, 1996 and $82,500 for the nine months ended September 30, 1997 to reflect the 11% cumulative preferred dividend based on the net liquidation value of the 11% cumulative, convertible preferred stock issued at $100 per share ($.01 par value). The net liquidation value of $1 million reflects the Company's approval effective July 1, 1996, to redeem 10,000 shares of the originally issued and authorized 20,000 shares in connection with the sale of Genesee Custom. [See Note 1(a).]

   (2) Reductions of $1,404,000 for the year ended December 31, 1996 and $1,053,000 for the nine months ended September 30, 1997 to reflect the 12% cumulative preferred dividend based on the net liquidation value of the Class AA preferred stock issued at $1,000 per share ($.01 par value). The net liquidation value of $11,700,000 million reflects the Company's sale of 11,700 shares of Class AA preferred stock to Prometheus Builders to finance the Galloway transaction.

                            THE FORTRESS GROUP, INC.
       NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 2--PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS--(CONTINUED)
(k) The weighted average number of common shares outstanding used to calculate pro forma net income per share based on the estimated average number of shares of common stock and common stock equivalents of the pro forma consolidated company outstanding during the periods presented is as follows:

                                                                                       YEAR ENDED
                                                                                      DECEMBER 31,
                                                                                          1996
                                                                                    ----------------

Shares issued by Fortress prior to the Common Stock Offering.....................       2,230,500

Shares issued to the stockholders of the Founding Builders.......................       6,233,875

Weighted average outstanding shares issued to the public in the offerings........       1,990,089

Common stock equivalent of preferred shares issued in the Hutson and Galloway
  acquisitions...................................................................       1,288,540
                                                                                        ---------

                                                                                       11,743,004
                                                                                       ----------
                                                                                       ----------

(l) The weighted average number of common shares outstanding used to calculate pro forma net income per share based on the estimated average number of shares of common stock and common stock equivalents of the pro forma consolidated Company outstanding during the periods presented is as follows:

                                                                                  NINE MONTHS ENDED
                                                                                  SEPTEMBER 30, 1997
                                                                                  ------------------
Shares issued by Fortress prior to the Common Stock Offering...................        2,230,500
Shares issued to the stockholders of the Founding Builders.....................        6,233,875
Weighted average outstanding shares issued to the public in the offerings......        3,287,517
Weighted average restricted shares issued by the Company subsequent to the
  offerings....................................................................           27,083
Common stock equivalent of preferred shares issued in the Hutson and Galloway
  acquisitions.................................................................        1,288,540
                                                                                      ----------
                                                                                      13,067,515
                                                                                      ----------
                                                                                      ----------

(m) Amortization of goodwill associated with the purchase of Whittaker on a straight-line basis over twenty years.

(n) Adjustment to reflect the calculation of a provision for income taxes for Whittaker resulting from pre-tax income net of pro forma adjustments at the effective statutory tax rates applicable for each adjustment.

(o) Reductions to reflect the 6% cumulative preferred dividend based on the net liquidation value of the additional shares of Class AA preferred stock, issued at $1,000 per share ($.01 par value), to partially fund the Whittaker acquisition.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of The Fortress Group, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, shareholders' equity and of cash flows present fairly, in all material respects, the financial position of The Fortress Group, Inc. and its subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for the period May 21, 1996 through December 31, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Minneapolis, Minnesota
February 18, 1997

                            THE FORTRESS GROUP, INC.
                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                  DECEMBER 31,
                                                                                               ------------------
                                                                                                 1996       1995
                                                                                               --------    ------
                                           ASSETS
Cash and cash equivalents...................................................................   $ 16,212    $   25
Accounts receivable.........................................................................     10,700
Due from related parties....................................................................      5,176
Real estate inventories.....................................................................    144,106
Property and equipment, net.................................................................      3,543
Prepaid expenses and other assets...........................................................     10,355     2,121
Goodwill, net...............................................................................      3,641
                                                                                               --------    ------
     Total assets...........................................................................   $193,733    $2,146
                                                                                               --------    ------
                                                                                               --------    ------
                            LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and construction liabilities...............................................   $  8,526    $1,007
Notes and mortgages payable.................................................................    140,136
Due to related parties......................................................................         27     1,139
Accrued expenses............................................................................      8,525
Customer deposits...........................................................................      4,259
                                                                                               --------    ------
     Total liabilities......................................................................    161,473     2,146
                                                                                               --------    ------
Commitments and contingencies (Note 15)
Minority interest...........................................................................        274
                                                                                               --------    ------
Shareholders' equity
  Preferred stock, $.01 par value, 1 million shares authorized, 10,000 issued and outstanding ($1 million aggregate liquidation preference)
  Common stock, $.01 par value, 49 million and 25 million authorized, 11,762,675 and
     2,230,500 issued and outstanding.......................................................        118        22
  Additional paid-in capital................................................................     23,808       (22)
  Retained earnings.........................................................................      8,072
  Treasury stock, at cost, 1,700 shares.....................................................        (12)
                                                                                               --------    ------
     Total shareholders' equity.............................................................     31,986
                                                                                               --------    ------
     Total liabilities and shareholders' equity.............................................   $193,733    $2,146
                                                                                               --------    ------
                                                                                               --------    ------

   The accompanying notes are an integral part of these financial statements.

                            THE FORTRESS GROUP, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                                   FOR THE PERIOD
                                                                                                    MAY 21, 1996
                                                                                                       THROUGH
                                                                                                  DECEMBER 31, 1996
                                                                                                  -----------------
Revenue:
  Residential sales............................................................................      $   200,721
  Lot sales....................................................................................            9,239
  Other revenue................................................................................              394
                                                                                                     -----------
     Total revenue.............................................................................          210,354
Cost of sales..................................................................................          177,387
                                                                                                     -----------
Gross profit...................................................................................           32,967
Operating expenses:
  Selling expenses.............................................................................           11,527
  General and administrative expenses..........................................................            8,653
                                                                                                     -----------
     Net operating income......................................................................           12,787
Other expense (income):
  Interest.....................................................................................              429
  Minority interest............................................................................               92
  Other, net...................................................................................             (955)
                                                                                                     -----------
Income before provision for income taxes.......................................................           13,221
Provision for income taxes.....................................................................            5,013
                                                                                                     -----------
     Net income................................................................................      $     8,208
                                                                                                     -----------
                                                                                                     -----------
Net income per share...........................................................................      $       .69
                                                                                                     -----------
                                                                                                     -----------
Weighted average shares outstanding............................................................       11,701,587
                                                                                                     -----------
                                                                                                     -----------

   The accompanying notes are an integral part of these financial statements.

                            THE FORTRESS GROUP, INC.
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                          SHARES               AMOUNT         ADDITIONAL                            TOTAL
                                    ------------------   ------------------    PAID-IN     RETAINED   TREASURY   SHAREHOLDERS'
                                    PREFERRED   COMMON   PREFERRED   COMMON    CAPITAL     EARNINGS    STOCK        EQUITY
                                    ---------   ------   ---------   ------   ----------   --------   --------   ------------
Balance at December 31, 1995 and
  May 20, 1996 (See Note 1).......              2,231                 $ 22     $    (22)                                 --
  Issuance of preferred stock.....      20                                                                               --
  Issuance of common stock, net of
    related cost..................              9,534                   96       21,747                            $ 21,843
  Acquisition of Founding
    Builders' equity..............                                                8,927                               8,927
  Distributions to Founding
    Builders......................                                               (6,063)                             (6,063)
  Sale of Genesee Custom
    Division......................                                                  258                                 258
  Redemption of preferred stock...     (10)                                      (1,000)                             (1,000)
  Preferred stock dividends.......                                                          $ (136)                    (136)
  Purchase of treasury stock......                (62)                                                 $ (429)         (429)
  Reissuance of treasury stock....                 60                               (39)                  417           378
  Net income......................                                                           8,208                    8,208
                                       ----     ------   ---------   ------   ----------   --------   --------   ----------
Balance at December 31, 1996......      10      11,763    $           $118     $ 23,808     $8,072     $  (12)     $ 31,986
                                       ----     ------   ---------   ------   ----------   --------   --------   ----------
                                       ----     ------   ---------   ------   ----------   --------   --------   ----------

   The accompanying notes are an integral part of these financial statements.

                            THE FORTRESS GROUP, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                   FOR THE PERIOD
                                                                                                    MAY 21, 1996
                                                                                                       THROUGH
                                                                                                  DECEMBER 31, 1996
                                                                                                  -----------------
Cash flows from operating activities
  Net income...................................................................................        $  8,208
Adjustments to reconcile net income to net cash used in operating activities
     Depreciation and amortization.............................................................             741
     Minority interest.........................................................................              93
     Loss on sale of property and equipment....................................................              19
     Changes in operating assets and liabilities, net of effects from purchased companies
       Accounts receivable.....................................................................          (7,586)
       Due from related parties................................................................            (403)
       Real estate inventories.................................................................             829
       Prepaid expenses and other assets.......................................................          (2,164)
       Accounts payable and accrued construction liabilities...................................          (5,205)
       Accrued expenses........................................................................           1,539
       Customer deposits.......................................................................          (2,123)
                                                                                                       --------
          Net cash used in operating activities................................................          (6,052)
                                                                                                       --------
Cash flows from investing activities
  Acquisitions, net of cash acquired...........................................................          (6,049)
  Cash balances of Predecessor Companies at acquisition date...................................           3,013
  Sale of Genesee Custom Division..............................................................             253
  Purchase of property and equipment...........................................................          (1,979)
  Proceeds from sale of property and equipment.................................................              31
                                                                                                       --------
          Net cash used in investing activities................................................          (4,731)
                                                                                                       --------
Cash flows from financing activities
  Net proceeds from issuance of common stock...................................................          21,843
  Capital distributions to Predecessor Companies' stockholders.................................          (6,063)
  Deferred financing costs.....................................................................          (2,694)
  Borrowings under notes and mortgages payable.................................................         172,461
  Repayment of notes and mortgages payable.....................................................        (152,824)
  Repayment of related party borrowings........................................................          (2,941)
  Distributions to minority interest...........................................................          (1,274)
  Preferred stock redemption...................................................................          (1,000)
  Preferred stock dividend.....................................................................            (109)
  Purchase of treasury stock...................................................................            (429)
                                                                                                       --------
          Net cash provided by financing activities............................................          26,970
                                                                                                       --------
Net increase in cash and cash equivalents......................................................          16,187
Cash and cash equivalents, beginning of period.................................................              25
                                                                                                      ---------
Cash and cash equivalents, end of period.......................................................       $  16,212
                                                                                                      ---------
                                                                                                      ---------

   The accompanying notes are an integral part of these financial statements.

                            THE FORTRESS GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 1--BUSINESS AND ORGANIZATION

     The Fortress Group, Inc. ('Fortress' or the 'Company') was formed in June 1995 to create a national homebuilding company for the acquisition and development of land or improved lots and the construction of residential for-sale housing.

     Four homebuilding companies were acquired by Fortress simultaneous with the closing of its initial public offering on May 21, 1996 (the Offering) including Buffington Homes, Inc. (Buffington), doing business in Austin and San Antonio, Texas; Christopher Homes and Affiliates (Christopher), doing business in Las Vegas, Nevada; The Genesee Company (Genesee), doing business in Denver and Fort Collins, Colorado, and Tucson, Arizona; and the Solaris Development Corporation (Sunstar), doing business in Raleigh-Durham, North Carolina. The acquired companies as a group are referred to as the Founding Builders or, when combined with Fortress, as the Combined Predecessor Companies. When the Company was founded in June 1995, the Company issued 2,231,000 shares (par value of $.01 per share) of its founding common stock to its shareholders in exchange for the value of the intangible assets and activities of the stockholders. For financial reporting purposes, these founder shares have been recorded at par with an offsetting reduction to additional paid in capital.

     Prior to the Offering, Fortress was a nonoperating entity and principally incurred costs associated with the consummation of the Offering. Simultaneous with the closing of the Offering, Fortress acquired by merger each of the Predecessor Companies. The accompanying consolidated financial statements reflect the results of Fortress and its Predecessor Companies, now referred to as its wholly-owned subsidiaries, from May 21, 1996 through December 31, 1996. As a result of the substantial continuing interests in the Company of the former stockholders of the Predecessor Companies, the acquisitions have been accounted for on a historical cost basis. The assets and liabilities of the Predecessor Companies are reflected at their historical amounts and include joint ventures where the Company controls the management activities and holds a significant economic interest. In connection with the acquisition, Sunstar purchased the minority interest position related to one of its joint ventures for approximately $1.3 million in cash.

     In August 1996, the Company sold the Custom Home Division of Genesee (Genesee Custom) and purchased Landmark Homes, Inc., a Wilmington, North Carolina and Myrtle Beach, South Carolina homebuilder. On December 31, 1996, the Company purchased Brookstone Homes, Inc., a Janesville, Madison and Milwaukee, Wisconsin homebuilder.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of presentation

     The accompanying consolidated financial statements include the accounts of Fortress and its subsidiaries. All intercompany transactions have been eliminated in consolidation.

  Revenue recognition

     Residential and lot sales are recognized when all conditions precedent to closing have been fulfilled and title has passed to the buyer. The Company's homes are generally sold in advance of their construction. The Company's standard sales contract generally requires the customer to make an earnest money deposit which is recognized as a liability until the unit closes.

     Other revenue is primarily mortgage revenue. Other non-operating income includes interest income, a legal settlement, and outsourced design services provided by a Company subsidiary to parties unrelated to the Company and its customers.

                            THE FORTRESS GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1996 AND 1995

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Cash and cash equivalents

     For purposes of reporting cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

  Real estate inventories and cost of sales

     All real estate inventories which are held for sale are carried at cost which is less than fair value as measured in accordance with Statement of Financial Accounting Standards No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.' Costs incurred which are included in inventory consist of land, land development, direct and certain indirect construction costs, interest and real estate taxes, and direct model construction costs and related improvements.

     At the time of revenue recognition, cost of sales is charged with the actual construction costs incurred and any specifically identified estimate to complete, plus an allocation of the total estimated cost of land and land development, interest, real estate taxes and any other capitalizable common costs based on the relative sales value method of accounting.

     The Company generally provides a one-year limited warranty of workmanship and materials with each of its homes. Accordingly, a warranty reserve, based on the Company's historical experience, is provided as residential sales are closed; this reserve is reduced by the cost of subsequent work performed.

  Interest capitalization

     Interest and related debt issuance costs are capitalized to qualifying real estate inventories as incurred, in accordance with Statement of Financial Accounting Standards No. 34, 'Capitalization of Interest Cost,' and charged to cost of sales as revenue from residential sales is recognized. The interest and related debt issuance costs capitalized are determined by applying a weighted average capitalization rate to the accumulated qualified real estate expenditures. The capitalization rate is based on the Company's outstanding borrowings associated with the acquisition, development and construction of the qualified real estate inventory. The amount of financing costs capitalized does not exceed those costs incurred.

  Property and equipment

     Property and equipment are carried at cost less accumulated depreciation and are depreciated using the straight line method over the estimated useful lives of the assets which range from two to ten years. Costs incurred for common area model improvements and certain furnishings are amortized on a per unit basis as home sales in the related development are closed. Significant additions and improvements are capitalized, while expenditures for repairs and maintenance are charged to operations as incurred.

  Deferred financing costs

     Costs associated with the issuance of the Senior Notes are capitalized and being amortized using the straight-line method over the seven-year term of the related notes.

  Goodwill

     Goodwill represents the excess of the purchase price over the fair value of assets acquired and is being amortized over a 15-year period. Accumulated amortization at December 31, 1996 and amortization expense for the period May 21, 1996 through December 31, 1996 was $82,758. In the event that facts and circumstances indicate that the carrying value of goodwill may be impaired, an evaluation of recoverability would be

                            THE FORTRESS GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1996 AND 1995

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) performed. If an adjustment is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to fair value is required.

  Income taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), 'Accounting for Income Taxes.' The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. In estimating future tax consequences,

     SFAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates.

  Fair value of financial instruments

     The financial instruments of the Company consist of accounts receivable, due to and from related parties, accounts payable and construction liabilities and notes and mortgages payable. The fair value of the Company's Senior Notes at December 31, 1996, which are recorded at their carrying value of $100 million, is approximately $115 million based on quoted market prices. The fair value of the remainder of the financial instruments is equal to the recorded amounts due to the short-term nature of the instruments.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3--ACQUISITIONS

     During 1996, the Company acquired certain assets and assumed related indebtedness of Landmark Homes, Inc. and Brookstone Homes, Inc. (Acquired Companies) on August 31, 1996 and December 31, 1996, respectively. The purchase price for the assets of the Acquired Companies totaled $6 million in cash and 60,000 shares of common stock with a stated value of $10 per share. The excess purchase price was allocated first to record assets and liabilities at fair value on the acquisition date; the excess purchase price was recorded as goodwill. Cost of goods sold for the period May 21, 1996 through December 31, 1996 included $210,000 related to the allocation of the purchase price to inventory.

     The Acquired Companies are involved in homebuilding and land development. The Company has accounted for these acquisitions under the purchase method. The operations of the Acquired Companies are included in the Company's accompanying consolidated statement of operations since the acquisition date.

     The Company's unaudited pro forma summary consolidated results of operations, as if the acquisitions had occurred at January 1, 1995, are presented below. These results include the pro forma results of Combined Predecessor Companies. The pro forma results also include the application of the net proceeds from the Offering to refinance debt outstanding during the period, certain administrative costs of the Fortress corporate organization, the sale of Genesee Custom and the increased provision for income taxes as if the Combined Predecessor Companies, the Acquired Companies were C corporations. In preparing the pro forma information,

                            THE FORTRESS GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1996 AND 1995

NOTE 3--ACQUISITIONS--(CONTINUED)
various assumptions were made, and the Company does not purport this information to be indicative of what would have occurred had the acquisitions been made as of January 1, 1995.

                                                                              YEAR ENDED
                                                                             DECEMBER 31,
                                                                         --------------------
                                                                           1996        1995
                                                                         --------    --------
                                                                            (UNAUDITED, IN
                                                                          THOUSANDS, EXCEPT
                                                                          PER SHARE AMOUNTS)
Revenue...............................................................   $306,974    $228,271
Net income............................................................   $ 11,759    $  7,709
Net income per share..................................................   $   1.08    $    .81

NOTE 4--SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental disclosures of cash flow information are as follows (in thousands):

                                                           MAY 21, 1996
                                                             THROUGH
                                                        DECEMBER 31, 1996
                                                       --------------------
Cash paid for the following:
  Interest..........................................         $ 11,214
  Income taxes......................................         $  4,958

  Significant non-cash transactions:

     In connection with the acquisitions of the Founding Builders and Brookstone, the Company paid the following non-cash consideration in the form of shares of the Company's common stock (dollar amounts in thousands):

                                                                          SHARES      AMOUNT
                                                                        ----------    -------
Brookstone...........................................................       60,000    $   379
Buffington...........................................................    1,897,897     17,081
Christopher..........................................................    1,691,227     15,221
Genesee..............................................................    1,729,495     15,654
Sunstar..............................................................      915,256      8,237

     Additionally, in connection with the acquisition of Genesee, the Company issued 20,000 shares of Series A 11% Cumulative Convertible Preferred Stock.

     As part of the sale of the Genesee Custom, the Company received a $4.1 million note receivable from the buyer.

                            THE FORTRESS GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1996 AND 1995

NOTE 5--REAL ESTATE INVENTORIES

     Real estate inventories are summarized as follows (in thousands):

                                                               DECEMBER 31,
                                                                   1996
                                                               ------------
Work-in-progress............................................       83,216
Model homes.................................................       11,280
Finished lots...............................................       34,671
Land under development......................................       13,930
Unimproved land held for development........................        1,009
                                                                 --------
Total.......................................................     $144,106
                                                                 --------
                                                                 --------

     Model homes are constructed to assist in the marketing effort of a development. Work-in-progress includes sold homes and speculative homes, which represent non-model, completed or substantially completed homes which are not subject to a sales contract. In addition, model homes and work-in-progress include the allocation of land and development and other allocable costs.

NOTE 6--INTEREST

     Information regarding interest is as follows (in thousands):

                                                           MAY 21, 1996
                                                             THROUGH
                                                        DECEMBER 31, 1996
                                                       --------------------
During the period:
  Interest incurred.................................         $ 12,930
  Interest capitalized..............................          (12,314)
  Interest amortized to cost of sales...............            9,704
                                                             --------
  Total interest expensed in statement of
     operations.....................................         $ 10,320
                                                             --------
                                                             --------
At the end of the period:
  Capitalized interest in ending inventory..........         $ 12,159
                                                             --------
                                                             --------

NOTE 7--PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (in thousands):

                                                               DECEMBER 31,
                                                                   1996
                                                               ------------
Model home upgrades and furnishings.........................      $1,845
Equipment and furniture.....................................       2,564
Vehicles....................................................         468
Leasehold improvements......................................         725
                                                                  ------
                                                                   5,602
Less: Accumulated depreciation and amortization.............      (2,059)
                                                                  ------
                                                                  $3,543
                                                                  ------
                                                                  ------

                            THE FORTRESS GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1996 AND 1995

NOTE 8--NOTES AND MORTGAGES PAYABLE

     Notes and mortgages payable consist of the following (in thousands):

                                                               DECEMBER 31,
                                                                   1996
                                                               ------------
13.75% Senior Notes due 2003................................     $100,000
Project specific land, land development and construction
  loans.....................................................       38,613
Other loans.................................................        1,523
                                                                 --------
                                                                 $140,136
                                                                 --------
                                                                 --------

     The Company pays interest on the Senior Notes in arrears on May 15 and November 15 of each year at the rate of 13.75% per annum. The Senior Notes may not be redeemed, at any time prior to maturity. The Senior Notes are unsecured and rank pari passu with, or senior in right of payment to, all other existing and future unsecured indebtedness of the Company. The Senior Notes, however, are effectively subordinated to secured debt of the Company to the extent of any collateral, as well as to indebtedness of any guaranties by the Company's subsidiaries. The Company is required to maintain a consolidated tangible net worth of at least $15 million.

     The loan agreements for project specific land, land development and construction loans are secured by a lien on the applicable residential development project or a specific unit under construction. Repayment of the loans are generally due upon sale of the collateral property. The loans bear interest at annual variable rates ranging from .5% to 2% over prime rate (8.75% to 10.25% at December 31, 1996) or at fixed rates ranging from 9.00% to 9.75%.

     Other loans consist primarily of debt financed corporate insurance policies which bear interest at 6.9%.

     Principal maturities of the above indebtedness at December 31, 1996 are as follows (in thousands):

YEAR ENDED DECEMBER 31,
-----------------------
1997..........................................................  $   31,825
1998..........................................................       5,925
1999..........................................................       2,386
Thereafter....................................................     100,000
                                                                ----------
                                                                $  140,136
                                                                ----------
                                                                ----------

NOTE 9--MINORITY INTEREST

     The Company's Sunstar subsidiary is a participant in a real estate joint venture in which a party unrelated to the Company owns a minority interest. Joint venture profits are allocated to the Company and the other partners according to their respective ownership.

                            THE FORTRESS GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1996 AND 1995

NOTE 10--RELATED PARTY TRANSACTIONS

     Due from related parties consists of the following (in thousands):

                                                               DECEMBER 31,
                                                                   1996
                                                               ------------
Note receivable from sale of Genesee Custom.................      $3,309
Accounts receivable from sale of Genesee Custom.............         977
Note receivable from director...............................         487
Other.......................................................         403
                                                                  ------
                                                                  $5,176
                                                                  ------
                                                                  ------

     In connection with the sale of Genesee Custom to a director of the Company, the Company has a note receivable bearing interest at 12% from the director for approximately $3.3 million at December 31, 1996. The note is due in July of 1997 and is extendable for six months at the borrower's option. The related accounts receivable are non-interest bearing and are due on demand.

     The Company also has a note receivable bearing interest at 13.75% from another director for approximately $460,000, net of accrued interest, which is secured by that director's shares in the Company.

     Due to related parties at December 31, 1996 consists of preferred dividends of $27,000 payable to a director of the Company.

  Other Transactions

     A limited liability corporation (LLC) owned by two of the Company's directors and one of the Company's officers has provided consulting services related to the Company's formation and subsequent acquisitions. Total capitalized costs associated with this LLC during the period May 21, 1996 through December 31, 1996 are approximately $219,000.

     Immediate family members of certain shareholders of Buffington have an interest in a title insurance company which provides title services to Buffington's home buyers. It has been the business practice to normally pay closing costs and title insurance premiums to this title company on behalf of its customers as an inducement to purchase the Buffington product. Title insurance premiums are state regulated, and the fees charged to Buffington are consistent to those fees paid by unrelated customers. Fees in the approximate amount of $659,500 were paid by Buffington for the period May 21, 1996 through December 31, 1996.

     Landmark purchases landscaping and lot improvement services from an affiliated company. Expense related to these services was $198,740 from acquisition through December 31, 1996. Additionally, Landmark purchases developed land from an affiliated company at its estimated fair value. For the period from acquisition through December 31, 1996, Landmark acquired approximately $1,119,600.

NOTE 11--LEASES

     The Company is obligated under various noncancelable operating leases for office facilities and equipment expiring at various times through 2006. Rental expense under these agreements amounted to approximately $757,000 for the period May 21, 1996 through December 31, 1996. Included in this amount is rent paid to affiliated companies, under office and warehouse leases, totalling $290,000 for the same period.

                            THE FORTRESS GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1996 AND 1995

NOTE 11--LEASES--(CONTINUED)
     As of December 31, 1996, future minimum lease payments under noncancelable operating lease agreements are as follows (in thousands):

YEAR ENDED DECEMBER 31,
-----------------------
1997.............................................................     $1,065
1998.............................................................        790
1999.............................................................        715
2000.............................................................        596
2001.............................................................        404
Thereafter.......................................................      1,285
                                                                      ------
                                                                      $4,855
                                                                      ------
                                                                      ------

NOTE 12--SHAREHOLDER'S EQUITY

  Preferred stock

     The Company has authorized 2 million shares of $.01 par value preferred stock of which 20,000 shares were issued in 1996 as Series A 11% cumulative convertible non-voting preferred stock. The preferred stock is restricted from converting into common stock for the first two years that the shares are issued and outstanding. The conversion rate of the shares is the lesser of $9.00, the price of the common stock Offering, or 75% of the lowest closing price during the thirty days immediately preceding the date of conversion. The Company has the right to redeem all of the preferred stock prior to conversion at a redemption price equal to the liquidation value plus any accrued but unpaid dividends. Accrued dividends on the 10,000 outstanding shares at December 31, 1996 totaled $27,000.

  Common stock

     In May 1996, the Company completed an offering of 3,000,000 shares of common stock (300,000 additional shares were issued in June 1996 in the underwriter's overallotment) for total proceeds of approximately $21.8 million. The proceeds were used together with proceeds from the issuance of the Senior Notes (see Note 8) to retire borrowings of the subsidiaries as well as for general corporate purposes.

     In November 1996, the Company's Board of Directors approved a stock repurchase plan authorizing the purchase of up to 350,000 shares of the Company's currently outstanding common stock. Such repurchases, if completed, would be effected at various prices from time to time in the open market.

NOTE 13--EMPLOYEE BENEFIT AND INCENTIVE PLANS

  Bonus award plan

     The Company has a bonus award plan under which directors, officers, employees and key consultants of the Company may be awarded cash or common stock based upon the satisfaction of specific performance criteria. The plan provides for the grant of up to 575,000 shares of common stock. No awards have been made under the plan as of December 31, 1996.

                            THE FORTRESS GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1996 AND 1995

NOTE 13--EMPLOYEE BENEFIT AND INCENTIVE PLANS--(CONTINUED)
  Profit sharing plan

     The Company's profit sharing plan is a defined contribution plan qualified under the Internal Revenue Code. All employees who have completed one year of service with the Company may participate in the plan on the next January 1. A participant's interest in Company contributions vests 20% per year in each of the first five years of employment and is 100% vested thereafter. Contributions to the plan are entirely within the discretion of the Company's Board of Directors and are determined annually. No contributions have been made to the plan as of December 31, 1996.

  Stock purchase plan

     The Board of Directors of the Company has approved a stock purchase plan under which 500,000 shares of the Company's common stock are reserved for issuance and sale to employees of the Company at 85% of market value. The plan will be effective January 1, 1997, subject to approval of the stockholders.

  Stock incentive plan

     The Company has a stock incentive plan under which non-employee directors, officers, key employees and consultants of the Company may be granted options to purchase up to 575,000 shares of the Company's common stock. The stock incentive plan also allows for the award of stock appreciation rights, restricted stock and deferred stock. As of December 31, 1996, no stock appreciation rights, restricted stock or deferred stock were granted.

     The stock options granted may be either nonqualified or incentive stock options although only employees of the Company may be granted incentive stock options. The option price shall not be less than the fair market value of the Common Stock on the date of grant; options will expire ten years from the grant date. Options granted in 1996 become 50% vested on the first grant date anniversary and 100% vested on the second grant date anniversary.

     The Company accounts for its stock option plans under Accounting Principles Board Opinion No. 25, 'Accounting for Stock Issued to Employees.' Accordingly, as the option price equals the market price at the date of issuance, no compensation expense is recognized. The Company provides disclosure in accordance with Statement of Financial Accounting Standards No. 123 (SFAS 123), 'Accounting for Stock-Based Compensation.'

     The fair value of each stock option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for stock options granted in 1996: expected volatility of 30%, risk-free interest rate of 6.44%, and an expected life of 7.93 years. Expected dividends were estimated at one cent per share in accordance with the Company's dividend policy. The weighted-average fair value of the stock options granted in 1996 was approximately $548,000.

     Under the model, the total value of stock options granted in 1996 was approximately $989,000 which would be amortized ratably on a pro forma basis over the two-year vesting period. Had the Company determined the compensation cost for these plans in accordance with SFAS 123, the Company's pro forma net income would have been approximately $8,039,000 for the period May 21, 1996 through December 31, 1996 and the effect on earnings per share would be immaterial.

                            THE FORTRESS GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1996 AND 1995

NOTE 13--EMPLOYEE BENEFIT AND INCENTIVE PLANS--(CONTINUED)
     Option activity is summarized as follows:

                                                            SHARES AVAILABLE     NUMBER      WEIGHTED AVERAGE
                                                              FOR OPTIONS       OF SHARES      OPTION PRICE
                                                            ----------------    ---------    ----------------
Balance available at May 21, 1996........................        575,000
Grants...................................................       (351,500)        351,500          $ 8.94
Exercises
Cancellations............................................         34,700         (34,700)           9.00
                                                                 -------         -------          ------
Balance at December 31, 1996                                     258,200         316,800          $ 8.92
                                                                 -------         -------          ------
                                                                 -------         -------          ------
Options exercisable at:
December 31, 1996........................................              0
December 31, 1997........................................        155,050
December 31, 1998........................................        316,800

     The following table summarizes information about options outstanding at December 31, 1996:

                                                                 OPTIONS
                                                               OUTSTANDING
                                                            -----------------
                                                                 NUMBER             REMAINING
                                                             OUTSTANDING AT      CONTRACTUAL LIFE
EXERCISE PRICE                                              DECEMBER 31, 1996       (IN YEARS)
--------------                                              -----------------    ----------------
$6.00....................................................        200,000               9.98
$9.00....................................................        116,800               9.39
                                                                 -------
                                                                 316,800
                                                                 -------
                                                                 -------

NOTE 14--INCOME TAXES

     The provision for income taxes consists of the following (in thousands):

                                                               DECEMBER 31,
                                                                   1996
                                                               ------------
Current:
  Federal...................................................      $4,840
  State.....................................................         847
                                                                  ------
                                                                   5,687
Deferred:
  Federal...................................................        (619)
  State.....................................................         (55)
                                                                  ------
                                                                    (674)
                                                                  ------
Total.......................................................      $5,013
                                                                  ------
                                                                  ------

                            THE FORTRESS GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1996 AND 1995

NOTE 14--INCOME TAXES--(CONTINUED)
     The provision for income taxes differs from the amount computed by applying the Federal income tax statutory rate as follows:

                                                               DECEMBER 31,
                                                                   1996
                                                               ------------
Income tax computed at statutory rate.......................      $4,495
State income taxes, net of federal benefit..................         523
Other, net..................................................          (5)
                                                                  ------
Total.......................................................      $5,013
                                                                  ------
                                                                  ------

     Deferred tax assets relate principally to warranty reserves and differences in capitalization of inventory.

NOTE 15--COMMITMENTS AND CONTINGENCIES

     The Company is involved in various routine legal proceedings incidental to the conduct of its normal business operations. The Company's management believes that none of these legal proceedings will have a material adverse impact on the financial condition or results of operations of the Company.

NOTE 16--SUBSEQUENT EVENTS (UNAUDITED)

     In January 1997, the Company created a wholly-owned subsidiary, Fortress Mortgage, Inc. for the purpose of providing decentralized mortgage origination and centralized underwriting to the buyers of homes sold by the Company's subsidiary homebuilders. The Company made a capital contribution of $750,000 in exchange for 100 shares of $.01 par value common stock in Fortress Mortgage, Inc. In February 1997, the Company authorized 40,000 and 70,000 shares of $.01 par value, voting, noncumulative convertible Class B and Class C preferred stock. Class B preferred stock has liquidation value of $100 per share.

     In February 1997, the Company acquired the assets of D.W. Hutson Construction Company (Hutson), a Jacksonville, Florida homebuilder, for approximately $24.7 million to be paid $9.0 million in cash, $1.2 million in Class B preferred stock and approximately $8.5 million in assumed debt. Additional consideration of $6.0 million in Class C preferred stock is expected to be paid over a period not to exceed six years based upon the future performance of Hutson. This consideration will be accounted for as additional purchase price and, accordingly, increase the goodwill related to the acquisition and be amortized over the remaining amortization period.

                            THE FORTRESS GROUP, INC.
                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                       SEPTEMBER 30,    DECEMBER 31,
                                                                                           1997             1996
                                                                                       -------------    ------------
                                                                                        (UNAUDITED)
                                       ASSETS
Cash and cash equivalents...........................................................     $   3,483        $ 16,212
Accounts receivable.................................................................         9,618          10,700
Due from related parties............................................................        16,730           5,176
Real estate inventories.............................................................       215,872         144,106
Loans held for resale...............................................................        11,497
Property and equipment, net.........................................................         7,735           3,543
Prepaid expenses and other assets...................................................        29,700          10,355
Goodwill, net.......................................................................        19,514           3,641
                                                                                         ---------        --------
     Total assets...................................................................     $ 314,149        $193,733
                                                                                         ---------        --------
                                                                                         ---------        --------
                        LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued construction liabilities...............................     $  16,872        $  8,526
Notes and mortgages payable.........................................................       211,625         140,136
Due to related parties..............................................................         5,306              27
Accrued expenses....................................................................        13,056           8,525
Customer deposits...................................................................         6,895           4,259
                                                                                         ---------        --------
     Total liabilities..............................................................       253,754         161,473
                                                                                         ---------        --------
Minority interest...................................................................           280             274
                                                                                         ---------        --------
Shareholders' equity
  Preferred stock, $.01 par value, 1 million authorized.............................             1
     Class AA cumulative convertible (rate of 12% per annum decreases to 6% upon the second closing with Prometheus), 46,670 designated, 11,700 issued and outstanding ($11.7 million initial liquidation preference)
     Series A 11% cumulative convertible, 20,000 authorized, 10,000 issued and outstanding ($1 million aggregate liquidation preference)
     Series B convertible, 40,000 authorized, 8,854 issued and outstanding ($885,400 aggregate liquidation preference)
     Series C convertible, 70,000 authorized, 60,000 issuable (Note 8)
     Series D convertible, 67,500 authorized, 60,000 issued and outstanding
      ($6,000,000 aggregate liquidation preference)
  Common stock, $.01 par value, 49 million authorized, 11,745,275 and 11,762,675
     issued and outstanding.........................................................           118             118
Additional paid-in capital..........................................................        47,772          23,808
Retained earnings...................................................................        12,736           8,072
Treasury stock, at cost, 84,100 and 1,700 shares....................................          (512)            (12)
                                                                                         ---------        --------
     Total shareholders' equity.....................................................        60,115          31,986
                                                                                         ---------        --------
     Total liabilities and shareholders' equity.....................................     $ 314,149        $193,733
                                                                                         ---------        --------
                                                                                         ---------        --------

   The accompanying notes are an integral part of these financial statements.

                            THE FORTRESS GROUP, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
          (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                        FOR THE         FOR THE
                                                                                         THREE           THREE
                                                                                      MONTHS ENDED    MONTHS ENDED
                                                                                      SEPTEMBER 30,   SEPTEMBER 30,
                                                                                          1997            1996
                                                                                      ------------    ------------
Revenue:
  Residential sales................................................................    $  116,781      $   74,827
  Lot sales and other..............................................................           982           1,730
                                                                                       ----------      ----------
     Total revenue.................................................................       117,763          76,557
Cost of sales......................................................................        99,251          64,214
                                                                                       -----------     ----------
Gross profit.......................................................................        18,512          12,343
Operating expenses:
  Selling..........................................................................         7,074           4,463
  General and administrative.......................................................         6,208           3,489
  Model home reserve...............................................................          (126)
                                                                                       -----------     ----------
     Net operating income..........................................................         5,356           4,391
                                                                                       -----------     ----------
Other expense (income):
  Interest.........................................................................         1,551              95
  Minority interest................................................................             4               2
  Other, net.......................................................................          (423)           (329)
                                                                                       -----------     ----------
Income before provision for income taxes...........................................         4,224           4,623
Provision for income taxes.........................................................         1,634           1,776
                                                                                       -----------     ----------
Net income.........................................................................    $    2,590      $    2,847
                                                                                       -----------     ----------
                                                                                       -----------     ----------
Net income per share...............................................................    $      .20      $      .24
                                                                                       -----------     ----------
                                                                                       -----------     ----------
Weighted average shares outstanding................................................    12,840,772      11,764,375
                                                                                       -----------     ----------
                                                                                       -----------     ----------

   The accompanying notes are an integral part of these financial statements.

                           THE FORTRESS GROUP, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
          (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                            COMBINED
                                                                                          PREDECESSOR
                                                                THE COMPANY                COMPANIES          COMBINED
                                                      -------------------------------    --------------    --------------
                                                       FOR THE NINE    FOR THE PERIOD    FOR THE PERIOD     FOR THE NINE
                                                       MONTHS ENDED        MAY 21-         JANUARY 1-       MONTHS ENDED
                                                      SEPT. 30, 1997   SEPT. 30, 1996     MAY 20, 1996     SEPT. 30, 1996
                                                      --------------   --------------    --------------    --------------
Revenue:
  Residential sales.................................    $  289,394       $  115,723         $ 64,984          $180,707
  Lot sales and other revenue.......................         4,015            3,222            1,135             4,357
                                                        ----------       ----------         --------          --------
     Total revenue..................................       293,409          118,945           66,119           185,064
Cost of sales.......................................       249,173           99,932           56,425           156,357
                                                        ----------       ----------         --------          --------
Gross profit........................................        44,236           19,013            9,694            28,707
Operating expenses:
  Selling...........................................        18,581            6,326            4,689            11,015
  General and administrative........................        15,740            5,320            3,892             9,212
  Non-recurring acquisition abandonment.............           335
  Model home reserve................................           284
                                                        ----------       ------------       --------            ------
     Net operating income...........................         9,296            7,367            1,113             8,480
                                                        ----------       ------------       --------            ------
Other expense (income):
  Interest..........................................         2,422              131               63               194
  Minority interest.................................             6               17               89               106
  Other, net........................................          (988)            (387)            (313)             (700)
                                                        ----------       -----------        --------            ------
Income before provision for income taxes............         7,856            7,606         $  1,274            $8,880
                                                                                            --------            ------
                                                                                            --------            ------
Provision for income taxes (Note 2).................         3,016            2,901
                                                        ----------       ----------
Net income..........................................    $    4,840       $    4,705
                                                        ----------       ----------
                                                        ----------       ----------
Net income per share................................    $      .38       $      .40
                                                        ----------       ----------
                                                        ----------       ----------
Weighted average shares outstanding.................    12,466,591       11,680,916
                                                        ----------       ----------
                                                        ----------       ----------

   The accompanying notes are an integral part of these financial statements.

                            THE FORTRESS GROUP, INC.
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
        (UNAUDITED, EXCEPT FOR DECEMBER 31, 1996 BALANCES, IN THOUSANDS)

                                         SHARES               AMOUNT         ADDITIONAL                             TOTAL
                                   ------------------   ------------------    PAID-IN     RETAINED   TREASURY   SHAREHOLDERS'
                                   PREFERRED   COMMON   PREFERRED   COMMON    CAPITAL     EARNINGS    STOCK        EQUITY
                                   ---------   ------   ---------   ------   ----------   --------   --------   -------------
Balance at December 31, 1996.....      10      11,763                $118     $ 23,808    $ 8,072     $  (12)      $31,986
  Issuance of preferred stock....     144                 $   1                 23,955                              23,956
  Redemption of preferred
    stock........................      (3)                                        (315)                               (315)
  Preferred stock dividends......                                                             (86)                     (86)
  Issuance of common stock.......                 65                               322                                 322
  Dividends declared.............                                                             (90)                     (90)
  Purchase of treasury stock.....               (107)                                                   (642)         (642)
  Reissuance of treasury stock...                 24                                 2                   142           144
  Net income.....................                                                           4,840                    4,840
                                      ---      ------   ---------   ------   ----------   --------   --------   -------------
Balance at September 30, 1997....     151      11,745     $   1      $118     $ 47,772    $12,736     $ (512)      $60,115
                                      ---      ------   ---------   ------   ----------   --------   --------   -------------
                                      ---      ------   ---------   ------   ----------   --------   --------   -------------

   The accompanying notes are an integral part of these financial statements.

                            THE FORTRESS GROUP, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (UNAUDITED, IN THOUSANDS)

                                                                                      FOR THE NINE    FOR THE PERIOD
                                                                                      MONTHS ENDED        MAY 21-
                                                                                     SEPT. 30, 1997   SEPT. 30, 1996
                                                                                     --------------   --------------
Cash flows from operating activities
  Net income.......................................................................     $  4,840        $    4,705
  Adjustments to reconcile net income to net cash used in operating activities:
     Depreciation and amortization.................................................        3,058               287
     Minority interest.............................................................            6                17
     Loss on sale of property and equipment........................................           34                21
     Changes in operating assets and liabilities
       Accounts receivable.........................................................        2,791           (10,571)
       Due from related parties....................................................          147
       Real estate inventories.....................................................      (13,205)           (6,522)
       Loans held for resale.......................................................      (11,497)
       Prepaid expenses and other assets...........................................         (326)             (627)
       Accounts payable and accrued construction liabilities.......................         (777)           (3,687)
       Accrued expenses............................................................        3,208             5,566
       Customer deposits...........................................................          550            (1,570)
                                                                                        --------        ----------
          Net cash used in operating activities....................................      (11,171)          (12,381)
                                                                                        --------        ----------
Cash flows from investing activities
  Acquisition of homebuilders, net of acquired cash................................      (13,170)           (4,650)
  Sale of Genesee Custom Homes division............................................                            253
  Purchase of property and equipment...............................................       (3,791)             (813)
  Proceeds from sale of property and equipment.....................................          155                12
  Investment in limited partnerships...............................................       (8,523)
                                                                                        --------        ----------
          Net cash used in investing activities....................................      (25,329)           (5,198)
                                                                                        --------        ----------
Cash flows from financing activities
  Borrowings under notes and mortgages payable.....................................      220,653           132,974
  Repayment of notes and mortgages payable.........................................     (193,921)         (112,342)
  Related party borrowings.........................................................           45
  Repayments of related party borrowings...........................................         (341)           (4,470)
  Deferred financing costs.........................................................       (1,882)           (1,737)
  Capital distributions............................................................          (59)           (6,063)
  Distributions to minority interest...............................................                         (1,274)
  Preferred dividends..............................................................          (82)
  Purchase of treasury stock.......................................................         (642)
  Net proceeds from issuance of stock..............................................                         21,843
                                                                                        --------        ----------
          Net cash provided by financing activities................................       23,771            28,931
                                                                                        --------        ----------
Net (decrease) increase in cash and cash equivalents...............................      (12,729)           11,352
Cash and cash equivalents, beginning of period.....................................       16,212             3,028
                                                                                        --------        ----------
Cash and cash equivalents, end of period...........................................     $  3,483        $   14,380
                                                                                        --------        ----------
                                                                                        --------        ----------

   The accompanying notes are an integral part of these financial statements.

                              FORTRESS GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1--BUSINESS AND ORGANIZATION

     The Fortress Group, Inc. ('Fortress' or the 'Company') was formed in June 1995 to create a national homebuilding company for the acquisition and development of land or improved lots and the construction of residential for-sale housing.

     Four homebuilding companies were acquired by Fortress simultaneous with the closing of its initial public offering on May 21, 1996 (the Offering) including Buffington Homes, Inc. (Buffington), Christopher Homes and Affiliates (Christopher), The Genesee Company (Genesee), and Solaris Development Corporation (Sunstar). These companies as a group are referred to as the Predecessor Companies.

     Fortress has made additional acquisitions of Landmark Homes, Inc. (Landmark) on August 31, 1996; Brookstone Homes, Inc. (Brookstone) on December 31, 1996; D.W. Hutson Construction Company (Hutson) on February 28, 1997; Wilshire Homes (Wilshire) effective April 1, 1997; and Don Galloway Homes, Inc. (Galloway) effective August 1, 1997. On January 1, 1997, Fortress formed Fortress Mortgage Company, a fully-owned subsidiary providing mortgage services at several of the Company's builder subsidiaries.

     The accompanying consolidated financial statements of Fortress have been prepared by the Company. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes the disclosures made are adequate to make the information presented not misleading. However, the financial statements should be read in conjunction with the audited financial statements of the Company and notes thereto included herein.

     In the opinion of the Company, the accompanying consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of The Fortress Group, Inc. at September 30, 1997 and the results of operations for the three and nine months ended September 30, 1997, the three months ended September 30, 1996, and the period from May 21 through September 30, 1996 (actual) and cash flows for the nine months ended September 30, 1997 and the period from May 21 through September 30, 1996. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.

NOTE 2--BASIS OF PRESENTATION

     Due to the substantial continuing interests in the Company of the former stockholders of the Predecessor Companies, the acquisition in May 1996 of the Predecessor Companies has been accounted for on a historical cost basis. The acquisitions have been accounted for under the purchase method of accounting. The purchase price in excess of book value of each of the acquired companies were allocated first to record the assets and liabilities at fair value on acquisition date with any remaining balances recorded as goodwill.

     The consolidated balance sheet of the Company at December 31, 1996 consists of Fortress and its subsidiaries (the Predecessor Companies and the 1996 acquired companies, Landmark and Brookstone). The consolidated balance sheet at September 30, 1997 and the consolidated statements of operations, of shareholders' equity and of cash flows are unaudited and include the results of Fortress, inclusive of the Predecessor Companies and all of the acquisition companies subsequent to the initial public offering.

     The unaudited consolidated statements of operations for the three and nine months ended September 30, 1997 include the actual results of Fortress and its subsidiaries from the respective dates of their acquisitions.

     In the fourth quarter of 1996 and in 1997, the Company acquired limited partnership interests in certain land limited partnerships. These investments are accounted for under the equity method and are included in the balance sheet in 'other assets' in the 'Prepaid expenses and other assets' line item.

                              FORTRESS GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 2--BASIS OF PRESENTATION--(CONTINUED)

     The Company's unaudited pro forma net income and net income per share for 1996 as if the Predecessor Companies were combined and subject to the effective Federal statutory income tax rate throughout the period is presented below. This amount does not include any adjustment for additional corporate operating activities that the newly formed public entity would have incurred if it had existed as such for the entire period.

                                                                          COMBINED
                                                                        ------------
                                                                        FOR THE NINE
                                                                        MONTHS ENDED
                                                                         SEPT. 30,
                                                                            1996
                                                                        ------------
Unaudited pro forma data:
  Income before provision income taxes...............................   $     8,880
  Provision for income taxes.........................................         3,374
                                                                        ------------
  Net income.........................................................   $     5,506
                                                                        ------------
  Net income per share...............................................   $       .54
                                                                        ------------
                                                                        ------------
  Weighted average shares outstanding used in pro forma net income
     per share calculation...........................................    10,025,689
                                                                        ------------
                                                                        ------------

     As discussed, the unaudited pro forma net income for the nine months ended September 30, 1996 includes the actual results of the Company and the Predecessor Companies plus a pro forma adjustment to reflect the calculation of a provision for income taxes as if the Predecessor Companies were combined and subject to the effective Federal statutory income tax rate throughout the period.

     The unaudited statement of cash flows for the period from May 21 through September 30, 1996 includes the actual results of The Fortress Group, Inc. subsequent to the initial public offering.

     During the second quarter, the Company terminated discussions with a potential acquisition of significant size and, accordingly, wrote off the related accumulated acquisition costs.

NOTE 3--PRO FORMA SUMMARY CONSOLIDATED RESULTS OF OPERATIONS

     The Company's unaudited pro forma summary consolidated results of operations, as if the acquisitions of Hutson and Galloway had occurred at January 1, 1997 are presented below. In preparing the pro forma information, various assumptions were made, and the Company does not purport this information to be indicative of what would have occurred had these acquisitions been made as of January 1, 1997.

                                                                 NINE MONTHS ENDED
                                                                SEPTEMBER 30, 1997
                                                             -------------------------
                                                             (UNAUDITED, IN THOUSANDS,
                                                             EXCEPT PER SHARE AMOUNTS)
Revenue...................................................           $ 342,908
Net income................................................               7,884
Net income per share......................................                 .52

NOTE 4--SIGNIFICANT ACQUISITIONS

     In February 1997, the Company acquired the assets of Hutson for initial consideration of approximately $24.7 million ($9.0 million in cash, $1.2 million in Class B preferred stock, and approximately $8.5 million in assumed debt). Approximately, $1 million in cash and $315,000 of the preferred stock was returned to the Company based on the final accounting of the acquisition. Additional consideration of $6.0 million is expected to be paid over a period not to exceed six years based upon the future performance of Hutson.

                              FORTRESS GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 4--SIGNIFICANT ACQUISITIONS--(CONTINUED)


     Effective August 1, 1997, the Company acquired the stock of Galloway for initial consideration of approximately $34.6 million ($5.0 million in cash, $5.0 million in a short-term note, 60,000 shares of Series D convertible preferred stock with a $6.0 million liquidation value, and approximately $18.6 million in assumed debt). Additional consideration not to exceed $5.0 million is expected to be paid over a period not to exceed four years based upon the future performance of Galloway.


     In both acquisitions, the earnout consideration will be accounted for as additional purchase price and, accordingly, increase the goodwill related to the acquisitions and be amortized over the corresponding remaining amortization periods.

NOTE 5--REAL ESTATE INVENTORIES

     Real estate inventories are summarized as follows (in thousands):

                                                                                       SEPTEMBER 30,    DECEMBER 31,
                                                                                           1997             1996
                                                                                       -------------    ------------
                                                                                        (UNAUDITED)
Work-in-progress
  Sold homes........................................................................     $  81,933        $ 38,547
  Speculative.......................................................................        43,538          44,669
                                                                                         ---------        --------
     Total work-in-progress.........................................................       125,471          83,216
Land
  Finished lots.....................................................................        50,342          34,671
  Land under development............................................................        23,078          13,930
  Land held for development.........................................................         7,498           1,009
                                                                                         ---------        --------
     Total land.....................................................................        80,918          49,610
 Model homes........................................................................         9,483          11,280
                                                                                         ---------        --------
                                                                                         $ 215,872        $144,106
                                                                                         ---------        --------
                                                                                         ---------        --------

NOTE 6--INTEREST

     Information regarding interest is as follows (in thousands):

                                                                                            FOR THE NINE MONTHS
                                                                                            ENDED SEPTEMBER 30,
                                                                                       -----------------------------
                                                                                            1997       1996 COMBINED
                                                                                         -----------  --------------
                                                                                         (UNAUDITED)   (UNAUDITED)


During the periods:
  Interest incurred.................................................................    $  18,045        $ 12,625
  Interest capitalized..............................................................      (15,623)        (12,431)
  Interest amortized to cost of sales...............................................       11,959           8,599
                                                                                        ---------        --------
     Total interest expensed in statement of operations.............................    $  14,381        $  8,793
                                                                                        ---------        --------
                                                                                        ---------        --------
At the end of the periods:
  Capitalized interest in ending inventory..........................................    $  17,100        $ 11,363
                                                                                        ---------        --------
                                                                                        ---------        --------

NOTE 7--SIGNIFICANT NON-CASH TRANSACTIONS

     Effective September 30, 1997, the Company executed the first closing related to its agreement with Prometheus Homebuilders LLC (Prometheus), a subsidiary of Lazard Freres Strategic Realty Investors II L.P. In connection with this transaction, Prometheus purchased 11,700 shares having an initial liquidation value of

                              FORTRESS GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 7--SIGNIFICANT NON-CASH TRANSACTIONS--(CONTINUED)

$11,700,000 of Class AA Preferred Stock and 375,000 warrants for a puchase price of $11,700,000. The funding for this transaction occurred on October 2, 1997; accordingly, the receivable is included in 'Due from related parties' at September 30, 1997.

     In connection with the acquisition of Galloway, the Company paid (in addition to cash consideration) non-cash consideration of $5 million in the form of a note payable bearing interest at prime rate plus 1% and $6 million liquidation value of Series D preferred stock (60,000 shares) to Galloway's sole shareholder and assumed $18.6 million in debt. The note, included in 'Due to related parties' at September 30, 1997, was paid in full on October 2, 1997.

NOTE 8--NOTES AND MORTGAGES PAYABLE

     Notes and mortgages payable consist of the following (in thousands):

                                                                             SEPTEMBER 30,    DECEMBER 31,
                                                                                 1997             1996
                                                                             -------------    ------------
                                                                              (UNAUDITED)
13.75% Senior Notes due 2003..............................................     $ 100,000        $100,000
Project specific land, land development and construction loans............        99,616          38,613
Mortgage lines of credit..................................................         9,399
Other loans...............................................................         2,610           1,523
                                                                               ---------        --------
                                                                               $ 211,625        $140,136
                                                                               ---------        --------
                                                                               ---------        --------

     The Company pays interest on the Senior Notes in arrears on May 15 and November 15 of each year at the rate of 13.75% per annum. The Senior Notes may not be redeemed, at any time prior to maturity. The Senior Notes are unsecured and rank pari passu with, or senior in right of payment to, all other existing and future unsecured indebtedness of the Company. The Senior Notes, however, are effectively subordinated to secured debt of the Company to the extent of any collateral, as well as to the Company's subsidiaries' indebtedness. The Company is required to maintain a consolidated tangible net worth of at least $15 million and other financial covenants, as defined, in the Senior Note Indenture.

     The loan agreements for project specific land, land development and construction loans are secured by a lien on the applicable residential development project or a specific unit under construction. Repayment of the loans are generally due upon sale of the collateral property. The loans bear interest at annual variable rates ranging from 2.5% over the London InterBank Offered Rate (LIBOR) to 2% over prime rate and fixed rates from 7.8% to 18%.

     The Company's mortgage subsidiary has two warehouse lines of credit outstanding for the purpose of originating loans. The warehouse lines, totaling $10 million, are secured by the mortgage loans held for sale and are repaid upon sale of the mortgage loans. The line bears interest at variable rates ranging from 1.5% to 2.75% over the 30-day LIBOR. The lines of credit mature April 30, 1998 and August 31, 1998 but can be renewed at the Company's option.

     Other loans consist primarily of debt financed corporate insurance policies which bear interest at varying rates between 7.0% and 7.8%.

NOTE 9--CONVERTIBLE PREFERRED STOCK

     In connection with the Hutson acquisition, Fortress issued 12,000 shares (8,854 outstanding at September 30, 1997) of Series B convertible preferred stock with a liquidation value of $100 per share. These preferred shares are convertible into 10 shares of common stock for each preferred share until February 1998. Thereafter,

                              FORTRESS GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 9--CONVERTIBLE PREFERRED STOCK--(CONTINUED)

the Series B preferred stock is convertible into $100 value per share, payable in stock at 10 for 1 and additional shares or cash, at the option of Fortress, to equal $100 value.

     In addition, Fortress has also agreed to issue 60,000 shares (70,000 authorized) of Series C convertible preferred stock on an annual basis over a period not to exceed six years ($6 million liquidation preference). The amount of each annual issuance will be based upon future earnings of Hutson. The stock has been treated as outstanding for the purpose of calculating earnings per share; however, it will only be legally outstanding upon issuance. The Series C preferred stock is convertible into common stock based on $100 liquidation value per Series C share, payable in common shares, cash, or a combination of both, at the option of Fortress.

     In connection with the Galloway acquisition, Fortress has issued 60,000 shares of Series D convertible preferred stock with a liquidation value of $100 per share ($6 million aggregate liquidation preference). Each Series D share is convertible into 10 shares of common stock. Series D shares are redeemable at the option of the holder up to 25% each year, cumulative, over a four-year period. However, the shares can be redeemed in cash, common shares or a combination of both equal to the $100 per share liquidation value. The allocation between common shares and cash is at the sole option of Fortress.

NOTE 10--EARNINGS PER SHARE

     Earnings per share is calculated by dividing net income available to common shareholders by the weighted average number of common shares outstanding plus the weighted average number of common stock equivalents. Common stock equivalents consist of convertible preferred stock (under the if-converted method). The Company's intention upon conversion or redemption (as the case may
be) of Series B, C and D preferred stock (see Note 9) is to issue common stock on the basis of 10 for 1 conversion ratio contemplated in the respective agreements and to pay cash for the difference between the $100 liquidation value per share and the market value of the common stock converted at 10 for 1. Accordingly, the Company has included, in its calculation of earnings per share, additional common stock to be issued under the 'if converted' method at the 10-for-1 conversion ratio.

NOTE 11--MODEL HOME RESERVE

     On March 31, 1997, Genesee, a subsidiary of the Company, closed on a transaction pursuant to which it sold to a certain purchaser 11 model homes and concurrently leased back the model homes. Pursuant to the terms of the sale, Genesee was to receive cash and a note secured by a second mortgage on the model homes and by a lien on certain other collateral. Genesee recorded revenue of approximately $3 million and a gain of approximately $410,000 in the quarter ended March 31, 1997.

     During April, Genesee discovered that the title company handling the closing had recorded deeds conveying the model homes to the purchaser and recorded first mortgages securing indebtedness incurred by the purchaser in connection with the purchase of the model homes notwithstanding the fact that the purchaser had failed to deliver to the title company certain collateral required by the terms of the transaction to secure the purchaser's note issued to Genesee.

     A suit has been filed in the District Court for the City and County of Denver seeking a judicial determination of who is entitled to the proceeds of the transaction, and Genesee has also asserted claims in the suit against the purchaser, the title company, the brokers and a number of other participants in the transaction seeking damages. Pending a decision in such litigation, the remainder of the sale proceeds is being held by the court and in escrow by the title company. Also pending the outcome of the litigation, the purchaser, based upon Genesee's agreement to make the required payments on the first mortgage loan, has conveyed the title to the model homes to an affiliate of Genesee, subject to the first mortgage liens and the lease was canceled.

                              FORTRESS GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 11--MODEL HOME RESERVE--(CONTINUED)

     Given the events subsequent to the initial recording of the transaction, Genesee recorded a reserve in the second quarter equal to the full amount of profit recognized. During the third quarter, Genesee sold five of the 11 model homes and reversed a portion of the related reserve.

NOTE 12--SUBSEQUENT EVENTS

     Effective October 1, 1997, the Company acquired certain assets of The Iacobucci Organization, a homebuilding company with operations in the Philadelphia, Pennsylvania area, subject to certain requirements, for an initial purchase price of cash of $2.9 million plus debt assumption of approximately $13.9 million. The acquisition terms include earnout provisions based on the future operations of the acquired business. The earnout consideration will be accounted for as additional purchase price in the form of goodwill.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of Whittaker
Construction, Incorporated and Affiliates

     In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Whittaker Construction, Incorporated and Affiliates at December 31, 1996, and the results of their operations and their cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Washington, DC
January 14, 1998

              WHITTAKER CONSTRUCTION, INCORPORATED AND AFFILIATES
                            COMBINED BALANCE SHEETS

                                                                                               DECEMBER 31,
                                                                        SEPTEMBER 30,   --------------------------
                                                                            1997           1996           1995
                                                                        -------------   -----------    -----------
                                                                         (UNAUDITED)                   (UNAUDITED)
                               ASSETS
Cash and cash equivalents...........................................    $  3,176,002    $ 1,395,669    $ 2,493,446
Accounts receivable, net............................................         563,714         29,030        376,562
Due from related parties, net.......................................                         41,066
Building products inventories.......................................       2,273,311      2,081,938      2,149,936
Real estate inventories.............................................      48,803,578     49,107,187     33,588,490
Prepaid and other assets............................................         135,794        132,064        162,064
Property and equipment, net of accumulated depreciation of
  $2,554,362, $2,123,706 and $1,639,195, respectively...............       2,508,714      2,646,639      2,360,553
                                                                        ------------    -----------    -----------
          Total assets..............................................    $ 57,461,113    $55,433,593    $41,131,051
                                                                        ------------    -----------    -----------
                                                                        ------------    -----------    -----------
                LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses...............................    $  5,711,983    $ 5,120,275    $ 4,654,744
Due to related parties, net.........................................         105,266                        33,914
Notes payable.......................................................      36,674,356     38,180,127     24,967,543
Advances from stockholders..........................................       3,546,174      2,872,901      2,813,893
Customer deposits...................................................       1,559,534      1,173,237      1,377,770
                                                                        ------------    -----------    -----------
          Total liabilities.........................................      47,597,313     47,346,540     33,847,864
                                                                        ------------    -----------    -----------
Commitments and contingencies (Note 10)
Stockholders' equity:
     Common stock (Note 7)..........................................          41,000         41,000         41,000
     Additional paid-in capital.....................................         490,000        490,000        490,000
     Retained earnings..............................................       9,332,800      7,556,053      6,752,187
                                                                        ------------    -----------    -----------
          Total stockholders' equity................................       9,863,800      8,087,053      7,283,187
                                                                        ------------    -----------    -----------
               Total liabilities and stockholders' equity...........    $ 57,461,113    $55,433,593    $41,131,051
                                                                        ------------    -----------    -----------
                                                                        ------------    -----------    -----------

    The accompanying notes are an integral part of these combined financial statements.

              WHITTAKER CONSTRUCTION, INCORPORATED AND AFFILIATES
                       COMBINED STATEMENTS OF OPERATIONS

                                                                                YEAR ENDED DECEMBER 31,
                                                                       -----------------------------------------
                                                                           1996           1995           1994
                                                                       -----------    -----------    -----------
                                                                                      (UNAUDITED)    (UNAUDITED)
Sales...............................................................   $85,506,353    $89,627,635    $94,369,567
Cost of sales.......................................................    70,479,295     73,947,570     77,963,743
                                                                       -----------    -----------    -----------
Gross profit........................................................    15,027,058     15,680,065     16,405,824
Operating expenses:
     General and administrative.....................................     6,037,724      5,126,367      4,547,098
     Marketing and selling..........................................     3,466,275      3,472,079      3,401,521
                                                                       -----------    -----------    -----------
          Net operating income......................................     5,523,059      7,081,619      8,457,205
Other (income) expense:
     Interest income................................................      (129,671)      (106,794)       (80,461)
     Interest expense...............................................       891,210        511,506        448,555
     Other..........................................................      (147,346)      (254,700)      (155,539)
                                                                       -----------    -----------    -----------
          Total other (income) expense..............................       614,193        150,012        212,555
                                                                       -----------    -----------    -----------
Net income..........................................................   $ 4,908,866    $ 6,931,607    $ 8,244,650
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------
Unaudited pro forma provision for income taxes (Note 2).............    (1,865,369)    (2,634,010)    (3,132,967)
                                                                       -----------    -----------    -----------
Unaudited pro forma net income......................................   $ 3,043,497    $ 4,297,597    $ 5,111,683
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------

    The accompanying notes are an integral part of these combined financial statements.

              WHITTAKER CONSTRUCTION, INCORPORATED AND AFFILIATES
                       COMBINED STATEMENTS OF OPERATIONS

                                                           NINE MONTHS ENDED             THREE MONTHS ENDED
                                                             SEPTEMBER 30,                  SEPTEMBER 30,
                                                       --------------------------    ---------------------------
                                                           1997          1996            1997           1996
                                                        -----------   -----------    ------------    -----------
                                                        (UNAUDITED)   (UNAUDITED)    (UNAUDITED)     (UNAUDITED)
Sales...............................................   $66,591,820    $60,568,105    $ 26,463,806    $23,016,926
Cost of sales.......................................    55,133,422     49,907,950      21,001,602     19,118,589
                                                       -----------    -----------    ------------    -----------
Gross profit........................................    11,458,398     10,660,155       5,462,204      3,898,337
Operating expenses:
     General and administrative.....................     4,191,553      4,283,429       1,137,032      1,314,161
     Marketing and selling..........................     2,873,965      2,459,412       1,201,827        934,272
                                                       -----------    -----------    ------------    -----------
          Net operating income......................     4,392,880      3,917,314       3,123,345      1,649,904
Other (income) expense:
     Interest income................................       (86,457)       (93,000)        (27,138)       (18,832)
     Interest expense...............................       804,068        652,372         259,688        353,252
     Other..........................................       (96,478)      (157,995)        336,494         38,610
                                                       -----------    -----------    ------------    -----------
          Total other (income) expense..............       621,133        401,377         569,044        373,030
                                                       -----------    -----------    ------------    -----------
Net income..........................................   $ 3,771,747    $ 3,515,937    $  2,554,301    $ 1,276,874
                                                       -----------    -----------    ------------    -----------
                                                       -----------    -----------    ------------    -----------
Unaudited pro forma provision for income taxes (Note
  2)................................................    (1,433,264)    (1,336,056)       (970,634)      (485,212)
                                                       -----------    -----------    ------------    -----------
Unaudited pro forma net income......................   $ 2,338,483    $ 2,179,881    $  1,583,667    $   791,662
                                                       -----------    -----------    ------------    -----------
                                                       -----------    -----------    ------------    -----------

    The accompanying notes are an integral part of these combined financial statements.

              WHITTAKER CONSTRUCTION, INCORPORATED AND AFFILIATES
             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                                            TOTAL
                                                  COMMON                 ADDITIONAL        RETAINED     STOCKHOLDERS'
                                                  SHARES    AMOUNT     PAID-IN CAPITAL     EARNINGS        EQUITY
                                                  ------    -------    ---------------    ----------    -------------
Balance, December 31, 1994 (unaudited).........     300     $41,000       $ 490,000       $6,564,463     $ 7,095,463
  Distributions to stockholders (unaudited)....                                           (6,743,883)     (6,743,883)
  Net income (unaudited).......................                                            6,931,607       6,931,607
                                                  ------    -------    ---------------    ----------    -------------
Balance, December 31, 1995 (unaudited).........     300      41,000         490,000        6,752,187       7,283,187
  Distributions to stockholders................                                           (4,105,000)     (4,105,000)
  Net income...................................                                            4,908,866       4,908,866
                                                  ------    -------    ---------------    ----------    -------------
Balance at December 31, 1996...................     300      41,000         490,000        7,556,053       8,087,053
  Distributions to stockholders (unaudited)....                                           (1,995,000)     (1,995,000)
  Net income (unaudited).......................                                            3,771,747       3,771,747
                                                  ------    -------    ---------------    ----------    -------------
Balance, September 30, 1997 (unaudited)........     300     $41,000       $ 490,000       $9,332,800     $ 9,863,800
                                                  ------    -------    ---------------    ----------    -------------
                                                  ------    -------    ---------------    ----------    -------------

    The accompanying notes are an integral part of these combined financial statements.

              WHITTAKER CONSTRUCTION, INCORPORATED AND AFFILIATES
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                 YEAR ENDED DECEMBER 31,
                                                                        -----------------------------------------
                                                                           1996           1995           1994
                                                                        -----------    -----------    -----------
                                                                                       (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities:
     Net income......................................................   $ 4,908,866    $ 6,931,607    $ 8,244,650
     Adjustments to reconcile net income to net cash (used in)
       provided by operating activities:
     Depreciation and amortization expense...........................       516,378        355,376        347,989
     Changes in operating assets and liabilities:
          Decrease (increase) in:
          Accounts receivable........................................       347,532        709,598       (720,684)
               Real estate inventories...............................   (15,450,699)    (9,626,556)    (1,294,219)
               Prepaid and other assets..............................        30,000         (7,808)       (74,366)
          Increase (decrease) in:
               Accounts payable and accrued expenses.................       465,531       (879,924)    (1,027,666)
               Due to related parties................................       (74,980)      (116,402)      (110,114)
               Customer deposits.....................................      (204,532)      (259,641)       186,100
                                                                        -----------    -----------    -----------
               Net cash (used in) provided by operating
                 activities..........................................    (9,461,904)    (2,893,750)     5,551,690
                                                                        -----------    -----------    -----------
Cash flows from investing activities:
     Purchases of equipment and furniture............................      (802,465)      (432,759)    (1,275,864)
                                                                        -----------    -----------    -----------
          Net cash used in investing activities......................      (802,465)      (432,759)    (1,275,864)
                                                                        -----------    -----------    -----------
Cash flows from financing activities:
     Borrowings on notes payable.....................................    29,658,002     20,189,164      4,127,554
     Repayments of notes payable.....................................   (13,519,295)   (12,812,333)    (9,373,600)
     Line of credit activity, net....................................    (2,926,123)     2,467,830      3,041,208
     Advances from stockholders, net.................................        59,008        249,643      1,415,847
     Distributions to stockholders...................................    (4,105,000)    (6,743,882)    (3,465,000)
     Contributions from stockholders.................................            --             --        530,000
                                                                        -----------    -----------    -----------
          Net cash provided by (used in) financing activities........     9,166,592      3,350,422     (3,723,991)
                                                                        -----------    -----------    -----------
Net (decrease) increase in cash and cash equivalents.................    (1,097,777)        23,913        551,835
Cash and cash equivalents, beginning of period.......................     2,493,446      2,469,533      1,917,698
                                                                        -----------    -----------    -----------
Cash and cash equivalents, end of period.............................   $ 1,395,669    $ 2,493,446    $ 2,469,533
                                                                        -----------    -----------    -----------
                                                                        -----------    -----------    -----------

    The accompanying notes are an integral part of these combined financial statements.

              WHITTAKER CONSTRUCTION, INCORPORATED AND AFFILIATES
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                          NINE MONTHS ENDED
                                                                                            SEPTEMBER 30,
                                                                                      --------------------------
                                                                                         1997           1996
                                                                                      -----------    -----------
                                                                                      (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities:
     Net income....................................................................   $ 3,771,747    $ 3,515,937
     Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation and amortization expense....................................       430,656        337,840
          Changes in operating assets and liabilities:
               (Increase) decrease in:
                    Accounts receivable............................................      (534,684)       110,421
                    Real estate inventories........................................       112,236    (17,899,352)
                    Prepaid and other assets.......................................        (3,730)       (91,305)
               Increase in:
                    Accounts payable and accrued expenses..........................       591,707      2,427,608
                    Due to related party...........................................       146,332        103,493
                    Customer deposits..............................................       386,297        167,986
                                                                                      -----------    -----------
                         Net cash provided by (used in) operating activities.......     4,900,561    (11,327,372)
                                                                                      -----------    -----------
Cash flows from investing activities:
     Purchases of equipment and furniture..........................................      (292,730)      (530,703)
                                                                                      -----------    -----------
                         Net cash used in investing activities.....................      (292,730)      (530,703)
                                                                                      -----------    -----------
Cash flows from financing activities:
     Borrowings on notes payable...................................................    10,186,709     23,885,410
     Repayments of notes payable...................................................   (11,839,959)   (10,171,660)
     Line of credit activity, net..................................................       147,479     (1,884,027)
     Advances from stockholders, net...............................................       673,273      2,194,282
     Distributions to stockholders.................................................    (1,995,000)    (3,605,000)
                                                                                      -----------    -----------
                         Net cash (used in) provided by financing activities.......    (2,827,498)    10,419,005
                                                                                      -----------    -----------
Net increase (decrease) in cash and cash equivalents...............................     1,780,333     (1,439,070)
Cash and cash equivalents, beginning of period.....................................     1,395,669      2,493,446
                                                                                      -----------    -----------
Cash and cash equivalents, beginning of period.....................................   $ 3,176,002    $ 1,054,376
                                                                                      -----------    -----------
                                                                                      -----------    -----------

    The accompanying notes are an integral part of these combined financial statements.

                      WHITTAKER CONSTRUCTION, INCORPORATED
                                 AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

     The accompanying combined financial statements consist of the accounts of Whittaker Construction, Inc. (WCI), combined with its affiliates, RRKTG Lumber, Inc. (RKG), and Lewis and Clark Title Company (Lewis and Clark) (collectively, referred to as 'Whittaker'). These entities are related through common ownership and management; see Note 7 for additional discussion.

     WCI is engaged primarily in the construction and sale of single and multi-family residential property in St. Charles County, one of 11 counties included in the St. Louis, Missouri metropolitan area. WCI develops land and designs, builds, and sells single and multi-family houses on developed lots. RKG supplies WCI with various building products including lumber, windows and siding. Lewis and Clark facilitates the closing of WCI sales transactions, including the sale of title insurance to home buyers.

     On January 5, 1998, Whittaker's stockholders entered into a definitive agreement with The Fortress Group, Inc. (Fortress) pursuant to which the Company is intended to be acquired by Fortress on or about February 27, 1998. All outstanding shares of Whittaker will be exchanged for cash.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of combination

     The combined financial statements include the accounts of the entities described in Note 1. All significant intercompany accounts and transactions have been eliminated in combination.

  Estimates by management

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair value of financial instruments

     The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items. The carrying amount of the debt issued pursuant to the Whittaker's bank credit agreements and stockholder advances approximates fair value because the interest rates change with market interest rates. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

  Revenue recognition

     Revenues from residential sales are recognized when all conditions precedent to closing have been fulfilled and title has passed to the buyer. A contract for sale of a home is generally entered into in advance of construction of the home. Whittaker's standard sales contract generally requires the customer to make an earnest money deposit which is recognized as a liability until closing.

  Real estate inventories and cost of sales

     All real estate inventories which are held for sale are carried at cost, which is less than fair value as measured in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.' Fair value is measured based on the discounting of expected future cash flows of each of Whittaker's real estate developments. Costs incurred

                      WHITTAKER CONSTRUCTION, INCORPORATED
                                 AND AFFILIATES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

which are included in inventory consist of land, land development, direct and certain indirect construction costs, interest and real estate taxes, and model construction costs and related improvements. At the time of revenue recognition, cost of sales is charged with the actual construction costs incurred and any estimate to complete, plus an allocation of the total estimated cost of land and land development, interest, real estate taxes and any other capitalizable common costs. Work-in-progress includes the direct home construction costs and an allocation of certain indirect costs.

  Building products inventories

     Lumber, siding, windows and other building products are maintained in inventory at cost and on a first-in first-out (FIFO) basis. Cost has been adjusted for slow-moving and obsolete inventories.

  Interest capitalization

     Interest and related debt issuance costs are capitalized to qualifying real estate inventories as incurred, in accordance with SFAS No. 34, 'Capitalization of Interest Cost,' and charged to cost of sales as revenue from residential sales is recognized. The interest and related debt issuance costs capitalized are based on Whittaker's outstanding borrowings associated with the acquisition, development and construction of the qualified real estate inventory

  Property and equipment

     Property and equipment is carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to thirty-nine years. Significant additions and improvements are capitalized while expenditures for repairs and maintenance are charged to operations as incurred.

  Income taxes

     WCI, RKG, and Lewis and Clark have elected to be treated as Subchapter S corporations under the Internal Revenue Code. Accordingly, any income tax liabilities are the responsibility of the stockholders of each of the affiliated companies.

     The unaudited pro forma income tax information is presented in accordance with Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes,' as if Whittaker had been comprised of Subchapter C corporations subject to Federal and state income taxes for the periods presented.

  Cash and equivalents

     For purposes of reporting cash flows, Whittaker considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Included in cash equivalents are restricted amounts relating to development projects and self-insured workers compensation. At September 30, 1997, December 31, 1996, 1995 and 1994, restricted balances amounted to $587,145, $726,622, $821,791 and $196,403, respectively.

                      WHITTAKER CONSTRUCTION, INCORPORATED
                                 AND AFFILIATES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
     Supplemental disclosure of cash flow information for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 is as follows:

                                                                          CASH PAID
                                                                         FOR INTEREST
                                                                         ------------
Nine months ended September 30, 1997 (unaudited)......................    $ 2,676,963
Nine months ended September 30, 1996 (unaudited)......................      2,164,853
Year ended December 31, 1996..........................................      3,057,384
Year ended December 31, 1995 (unaudited)..............................      2,187,641
Year ended December 31, 1994 (unaudited)..............................      1,578,514

3. REAL ESTATE INVENTORIES

     Real estate inventories are summarized as follows:

                                                                                     DECEMBER 31,
                                                              SEPTEMBER 30,   --------------------------
                                                                  1997          1996           1995
                                                              -------------   -----------    -----------
                                                               (UNAUDITED)                   (UNAUDITED)
Work-in-progress:
Homes under construction and models.......................    $ 13,898,594    $14,824,644    $11,698,560
Land:
  Finished lots...........................................      25,937,919     25,598,696     16,122,613
  Land under development..................................       4,742,519      2,358,172      4,822,295
  Land held for development...............................       4,229,546      6,325,675        945,022
                                                              ------------    -----------    -----------
Total.....................................................    $ 48,808,578    $49,107,187    $33,588,490
                                                              ------------    -----------    -----------
                                                              ------------    -----------    -----------

4. INTEREST

     Interest incurred and capitalized is summarized below:

                                                                                INCURRED     CAPITALIZED
                                                                               ----------    -----------
Nine months ended September 30, 1997 (unaudited)............................   $2,656,843    $ 1,852,775
Nine months ended September 30, 1996 (unaudited)............................    2,223,292      1,570,920
Year ended December 31, 1996................................................    3,117,917      2,226,707
Year ended December 31, 1995 (unaudited)....................................    2,241,608      1,730,102
Year ended December 31, 1994 (unaudited)....................................    1,587,649      1,139,094

                      WHITTAKER CONSTRUCTION, INCORPORATED
                                 AND AFFILIATES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

5. PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:

                                                                                      DECEMBER 31,
                                                              SEPTEMBER 30,    --------------------------
                                                                  1997             1996           1995
                                                              -------------    -----------    -----------
                                                               (UNAUDITED)                    (UNAUDITED)
Land.......................................................    $    29,500     $    29,500    $    29,500
Equipment and furniture....................................      3,061,718       2,938,024      2,314,311
Motor vehicles.............................................      1,369,324       1,200,287      1,057,387
Buildings..................................................        602,534         602,534        598,550
                                                               ------------    -----------    -----------
                                                                 5,063,076       4,770,345      3,999,748
Less: Accumulated depreciation.............................     (2,554,362)     (2,123,706)    (1,639,195)
                                                               ------------    -----------    -----------
Total......................................................    $ 2,508,714     $ 2,646,639    $ 2,360,553
                                                               ------------    -----------    -----------
                                                               ------------    -----------    -----------

6. NOTES PAYABLE

     Notes payable are summarized as follows:

                                                                                    DECEMBER 31,
                                                           SEPTEMBER 30,    ----------------------------
                                                               1997             1996            1995
                                                           -------------    ------------    ------------
                                                            (UNAUDITED)                     (UNAUDITED)


Project-specific construction loans.....................   $   5,553,738    $  6,168,802    $  6,344,888
Land acquisition and development loans..................      29,319,656      30,730,884      16,527,073
Equipment loans.........................................         289,167         385,793         385,535
Lumber inventory and receivables........................       1,511,795         894,648       1,710,047
                                                           -------------    ------------    ------------
Total...................................................   $  36,674,356    $ 38,180,127    $ 24,967,543
                                                           -------------    ------------    ------------
                                                           -------------    ------------    ------------

     These loans are primarily from financial institutions and bear interest at annual rates ranging from prime to prime plus 25 basis points(the prime rate was 8.5% at September 30, 1997 and December 31, 1996) and at fixed rates ranging from 8 to 8.25%. Principal payments are normally made at the time of the sales of the related real estate properties and interest is paid monthly. The loan agreements include customary representations and restrictive covenants, including limitations on the maximum principal amount that can be outstanding at any time. Substantially all inventories are pledged as collateral for these loans, and substantially all of these loans are personally guaranteed by the stockholders.

     At September 30, 1997 (unaudited) and December 31, 1996, Whittaker has combined lines of credit available for borrowings up to approximately $8,500,000 and $7,000,000, respectively, with four financial institutions. Approximately $2,893,133 and $2,734,955 was outstanding at September 30, 1997 (unaudited) and December 31, 1996, respectively. These lines expire at various dates through 1998 and, in most cases, must be renewed annually.

     At December 31, 1996, future maturities of notes payable were as follows:

YEAR ENDED DECEMBER 31,
-----------------------
1997.......................................................    $ 4,784,191
1998.......................................................     30,251,063
1999.......................................................         14,000
2000.......................................................      3,014,000
2001 and after.............................................        116,873
                                                               -----------
                                                               $38,180,127
                                                               -----------
                                                               -----------

                      WHITTAKER CONSTRUCTION, INCORPORATED
                                 AND AFFILIATES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

6. NOTES PAYABLE--(CONTINUED)
     See Note 8 for additional information on borrowings from Whittaker's stockholders.

7. STOCKHOLDERS' EQUITY

     Authorized and outstanding common shares of the companies making up Whittaker is as follows at each of the three years ended December 31, 1996 and at September 30, 1997 (unaudited):

                                                                        SHARES        SHARES         PAR
COMPANY                                                               AUTHORIZED    OUTSTANDING     VALUE
-------                                                               ----------    -----------    -------
Whittaker Construction, Inc........................................     30,000          100        $ 1,000
RRKTG Lumber, Inc..................................................     30,000          100         10,000
Lewis and Clark Title Company, Inc.................................     30,000          100         30,000
                                                                      ----------        ---        -------
                                                                        90,000          300        $41,000
                                                                      ----------        ---        -------
                                                                      ----------        ---        -------

     While shares outstanding are owned by six stockholders, voting rights have been assigned to a voting trust for which one stockholder is trustee.

8. RELATED PARTY TRANSACTIONS

     Whittaker is a group of affiliated companies and has transactions and relationships with its stockholders and affiliates. Because of these relationships, it is possible that the terms of those transactions are not the same as those that would result from transactions with wholly unrelated parties.

     Advances from stockholders represent borrowings to fund home construction costs. These advances bear interest at 9%. Interest and principal payments are made at the time of sale of the related real estate properties. A commitment fee of 1% of the loan availability ($56,000 for 1996) is paid to the stockholders annually. Total interest incurred and paid on these advances is as follows:

                                                                                   INTEREST    INTEREST
                                                                                   INCURRED      PAID
                                                                                   --------    --------
Nine months ended September 30, 1997 (unaudited)................................   $231,000    $240,602
Year ended December 31, 1996....................................................    410,545     401,185
Year ended December 31, 1995 (unaudited)........................................    283,878     269,879
Year ended December 31, 1994 (unaudited)........................................    173,549     159,585

     WCI leases office space from a stockholder of Whittaker on a month-to-month basis. Total lease costs are as follows:

                                                                          LEASE COSTS
                                                                          -----------
Nine months ended September 30, 1997...................................     $58,950
Year ended December 31, 1996...........................................      64,650
Year ended December 31, 1995...........................................      60,000
Year ended December 31, 1994...........................................      53,280

     Whittaker provided construction services to stockholders which were repaid at 100% of cost. The cost of such services provided were reimbursed throughout the construction period and repaid in total and, accordingly, are not included in the accompanying statements of operations. Such services amounted to $289,317, $1,779,915, $993,144 and $412,230 for the nine months ended September
30, 1997 and the years ended December 31, 1996, 1995 and 1994, respectively.

     Whittaker provides construction services to certain entities owned by stockholders of Whittaker. Whittaker is reimbursed for direct costs plus 10 percent for indirect costs. Gross profit recognized in the statements of

                      WHITTAKER CONSTRUCTION, INCORPORATED
                                 AND AFFILIATES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

8. RELATED PARTY TRANSACTIONS--(CONTINUED) operations as of September 30, 1997, December 31, 1996 and 1995 for these services was $2,766, $6,372 and $280,284, respectively.

     During May 1997, Whittaker sold 70.2 acres of land to a related entity at a selling price of $256,000. A gain on this transaction of $192,000 has been recorded in the accompanying statement of operations for the nine months ended September 30, 1997.

     Whittaker has included a country club membership to Whitmoor Country Club
(WMCC), an affiliated entity, in certain home sale contracts. Whittaker pays WMCC a fee per membership. The membership is transferred to the homeowner, and the homeowner assumes responsibility for all club charges and dues. Payments to WMCC for memberships totaled $20,300, $85,000, $180,000 and $99,250 for the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994, respectively.

9. EMPLOYEE BENEFIT PLANS

     Whittaker maintains a profit sharing plan (the 'Plan') for all eligible employees. Non-union employees become eligible to participate after one year of service and enter the plan June 1 or January 1 following the first full year of service. Participants become 20% vested after one year as a plan participant and are fully vested after five years as a plan participant. Annual contributions are made at the discretion of Whittaker's stockholders and directors but cannot exceed 15% of qualifying salaries; employees are not allowed to contribute to the plan. Whittaker's contribution to the profit sharing plan amounted to $122,188, $191,451 and $181,981 for the years ended December 31, 1996, 1995 and
1994, respectively.

     Whittaker formed a qualified, defined-contribution, money purchase pension plan in 1995. Each year Whittaker funds a required contribution of 5% of qualifying salaries for eligible employees. Qualification for the money purchase plan is the same as for the profit sharing plan. All plan contributions are made by Whittaker. Whittaker contributed $97,045 and $98,658 for the years ended December 31, 1996 and 1995, respectively.

     The income statement for the nine months ended September 30, 1997 includes an accrual of $157,782 for the combined profit sharing plan and money purchase plan 1997 contributions.

10. COMMITMENTS AND CONTINGENCIES

     Whittaker operates within an area that represents a geographic concentration of risk within St. Charles County, Missouri. Whittaker's ability to make future sales and recover its costs included in real estate (primarily land) inventories is dependent upon the economic conditions within these areas. In management's opinion, this concentration represents a normal business risk.

     Whittaker is involved in various legal proceedings incidental to the conduct of its normal business operations. Whittaker's management believes that none of these legal proceedings will have a material adverse impact on the financial condition or results of operations of Whittaker.

     As of December 31, 1996, Whittaker had entered into a contingent contract to purchase undeveloped land from an unrelated party for $695,000. The purchase was completed in April 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder and Members of
Don Galloway Homes, Inc. and Affiliates

     In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of changes in stockholder's and members' equity and of cash flows present fairly, in all material respects, the financial position of Don Galloway Homes, Inc. and Affiliates at December 31, 1996, and the results of their operations and their cash flows for the year, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Charlotte, North Carolina
October 10, 1997

                    DON GALLOWAY HOMES, INC. AND AFFILIATES
                            COMBINED BALANCE SHEETS

                                                                       DECEMBER 31,      JUNE 30,       JUNE 30,
                                                                           1996           1997           1996
                                                                       ------------    -----------    -----------
                                                                                       (UNAUDITED)    (UNAUDITED)
                               ASSETS
Cash and cash equivalents...........................................   $  1,897,431    $ 1,503,946    $ 1,011,122
Accounts receivable.................................................        457,669      1,497,698         34,452
Due from related party..............................................        112,812             --        206,818
Real estate inventories.............................................     20,345,162     22,504,722     20,101,301
Prepaid assets......................................................         27,149         21,012         38,659
Equipment and furniture, net of accumulated depreciation of
  $225,801, $198,011 and $223,252, respectively.....................        108,940        222,533         75,770
Other assets........................................................        457,996        745,578        436,475
                                                                       ------------    -----------    -----------
                                                                       $ 23,407,159    $26,495,489    $21,904,597
                                                                       ------------    -----------    -----------
         LIABILITIES AND STOCKHOLDER'S AND MEMBERS' EQUITY
Accounts payable and accrued construction liabilities...............   $  3,449,074    $ 3,326,940    $ 2,557,434
Notes payable.......................................................     13,406,064     16,908,904     15,117,705
Customer deposits...................................................        607,735        631,813        548,309
Other accrued expenses..............................................        474,773        351,037        377,036
                                                                       ------------    -----------    -----------
          Total liabilities.........................................     17,937,646     21,218,694     18,600,484
                                                                       ------------    -----------    -----------
Commitments and contingencies (Note 9)
Stockholder's and members' equity:
     Common stock...................................................         21,807         23,807         21,807
     Paid-in capital................................................          4,500          2,500          4,500
     Retained earnings..............................................      5,443,206      5,250,488      3,277,806
                                                                       ------------    -----------    -----------
          Total stockholder's and members' equity...................      5,469,513      5,276,795      3,304,113
                                                                       ------------    -----------    -----------
                                                                       $ 23,407,159    $26,495,489    $21,904,597
                                                                       ------------    -----------    -----------
                                                                       ------------    -----------    -----------

   The accompanying notes are an integral part of these financial statements.

                    DON GALLOWAY HOMES, INC. AND AFFILIATES
                       COMBINED STATEMENTS OF OPERATIONS

                                                                       YEAR ENDED     FOR THE SIX     FOR THE SIX
                                                                      DECEMBER 31,    MONTHS ENDED    MONTHS ENDED
                                                                          1996        JUNE 30, 1997   JUNE 30, 1996
                                                                      ------------    -------------   ------------
                                                                                       (UNAUDITED)     (UNAUDITED)
Sales..............................................................   $ 57,123,396    $33,917,201     $25,804,154
Cost of sales......................................................     46,205,095     26,322,598      21,029,441
                                                                      ------------    ------------    ------------
Gross profit.......................................................     10,918,301      7,594,603       4,774,713
Operating expense:
  General and administrative expenses..............................      2,059,347      1,269,767       1,034,344
  Marketing and selling expenses...................................      3,460,950      1,876,673       1,587,924
                                                                      ------------    ------------    ------------
     Total operating expense.......................................      5,520,297      3,146,440       2,622,268
Other income/(expense):
  Interest income/(expense)........................................       (553,213)      (221,555)       (293,497)
  Other income/(expense)...........................................        153,752        105,674          24,318
                                                                      ------------    ------------    ------------
     Total other income/(expense)..................................       (399,461)      (115,881)       (269,179)
                                                                      ------------    ------------    ------------
                                                                      ------------    ------------    ------------
Net income.........................................................   $  4,998,543    $ 4,332,282     $ 1,883,266
                                                                      ------------    ------------    ------------
                                                                      ------------    ------------    ------------
Unaudited pro forma provision for income taxes (Note 2)............     (1,899,446)    (1,646,267)       (715,641)
                                                                      ------------    ------------    ------------
Unaudited pro forma net income.....................................   $  3,099,097    $ 2,686,015     $ 1,167,625
                                                                      ------------    ------------    ------------
                                                                      ------------    ------------    ------------

   The accompanying notes are an integral part of these financial statements.

                    DON GALLOWAY HOMES, INC. AND AFFILIATES
      COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S AND MEMBERS' EQUITY

                                                                   COMMON     PAID-IN     RETAINED
                                                                    STOCK     CAPITAL     EARNINGS        TOTAL
                                                                   -------    -------    -----------    ----------
Balance, December 31, 1995......................................   $21,807    $ 3,500    $ 2,945,411    $2,970,718
Contributions of capital........................................                1,000             --         1,000
Distributions to stockholder/members............................        --         --     (2,500,748)   (2,500,748)
Net income......................................................        --         --      4,998,543     4,998,543
                                                                   -------    -------    -----------    ----------
Balance, December 31, 1996......................................    21,807      4,500      5,443,206     5,469,513
(Unaudited)
Distributions to stockholder/members............................        --         --     (4,525,000)   (4,525,000)
Transfer of paid-in capital of Don Galloway Homes of North
  Carolina, LLC and Don Galloway Homes of South Carolina, LLC to
  members.......................................................        --     (2,000)            --        (2,000)
Issuance of 1,000 shares of Common Stock, $1.00 par and value, of Don Galloway Homes of North Carolina, Inc. and Don Galloway
  Homes of South Carolina, Inc., respectively...................     2,000         --             --         2,000
Net income......................................................        --         --      4,332,282     4,332,282
                                                                   -------    -------    -----------    ----------
Balance, June 30, 1997..........................................   $23,807    $ 2,500    $ 5,250,488    $5,276,795
                                                                   -------    -------    -----------    ----------

   The accompanying notes are an integral part of these financial statements.

                    DON GALLOWAY HOMES, INC. AND AFFILIATES
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                      YEAR ENDED     FOR THE SIX     FOR THE SIX
                                                                     DECEMBER 31,    MONTHS ENDED    MONTHS ENDED
                                                                         1996        JUNE 30, 1997   JUNE 30, 1996
                                                                     ------------    -------------   -------------
                                                                                     (UNAUDITED)     (UNAUDITED)
Cash flows from operating activities
  Net income......................................................   $  4,998,543    $  4,332,282    $  1,883,265
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization expense........................         33,215          24,938          16,180
     Gain on sale of equipment and furniture......................         (9,133)         (5,877)         (9,240)
     Changes in operating assets and liabilities:
       Decrease (increase) in:
          Due from related party..................................         38,376         112,812         (55,630)
          Accounts receivable.....................................       (452,746)     (1,040,029)        (29,529)
          Real estate inventories.................................       (825,543)     (2,159,559)       (581,682)
          Prepaid and other assets................................       (126,769)       (281,445)       (116,757)
       Increase (decrease) in:
          Accounts payable and accrued construction
            liabilities...........................................      1,585,024        (122,134)        693,384
          Other accrued expenses..................................         98,254        (123,736)            517
          Customer deposits.......................................        237,719          24,078         178,293
                                                                     ------------    ------------    ------------
          Net cash provided by operating activities...............      5,576,940         761,330       1,978,801
                                                                     ------------    ------------    ------------
Cash flows from investing activities
  Proceeds from sale of equipment and furniture...................         11,585          10,500          11,585
  Purchases of equipment and furniture............................        (63,779)       (143,155)         (6,156)
                                                                     ------------    ------------    ------------
          Net cash used in investing activities...................        (52,194)       (132,655)          5,429
                                                                     ------------    ------------    ------------
Cash flows from financing activities
  Borrowings under notes payable..................................     37,902,393      25,957,030      17,184,385
  Repayments of notes payable.....................................    (39,540,292)    (22,454,190)    (17,268,077)
  Distributions to shareholder/members............................     (2,400,000)     (4,525,000)     (1,300,000)
                                                                     ------------    ------------    ------------
          Net cash used in financing activities...................     (4,037,899)     (1,022,160)     (1,383,692)
                                                                     ------------    ------------    ------------
  Increase (decrease) in cash and cash equivalents................      1,486,847        (393,485)        600,538
  Cash and cash equivalents, beginning of year....................        410,584       1,897,431         410,584
                                                                     ------------    ------------    ------------
  Cash and cash equivalents, end of year..........................   $  1,897,431    $  1,503,946    $  1,011,122
                                                                     ------------    ------------    ------------

   The accompanying notes are an integral part of these financial statements.

                    DON GALLOWAY HOMES, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  General

     The accompanying combined financial statements consist of the accounts of Don Galloway Homes, Inc. combined with those of Don Galloway Homes of North Carolina, Inc. (formerly Don Galloway Homes of North Carolina, LLC), Don Galloway Homes of South Carolina, Inc. (formerly Don Galloway Homes of South Carolina, LLC), Don Galloway Land, LLC and Thornblade, LLC (collectively referred to as the 'Company'). These entities are related through common ownership and management. See Note 2 for additional discussion.

     The Company is engaged primarily in the construction and sale of single-family residential property in North Carolina and South Carolina. The Company designs, builds, and sells single-family houses on finished lots, which it purchases ready for home construction or which it develops. The Company also purchases undeveloped land to develop finished lots for future construction of single-family houses.

     Effective August 1, 1997, the Company and its stockholder entered into a definitive agreement with The Fortress Group, Inc. ('Fortress') pursuant to which the Company was acquired by Fortress (the 'Acquisition'). All outstanding shares of the Company were exchanged for cash and shares of Fortress' Preferred stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Combination

     The combined financial statements include the accounts of the entities described in Note 1. Don Galloway Homes, Inc. is owned by a sole stockholder (the 'Stockholder'). Don Galloway Homes of North Carolina, Inc., Don Galloway Homes of South Carolina, Inc. are 100% owned by Don Galloway Homes, Inc. Thornblade, LLC is 99% owned by the Stockholder. Don Galloway Land, LLC is 99% owned by Galloway Limited Partnership, which is owned by outside parties, including the Stockholder. All significant intercompany accounts and transactions have been eliminated in combination.

  Estimates by Management

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Revenues from residential sales are recognized when all conditions precedent to closing have been fulfilled and title has passed to the buyer. The Company's homes are generally sold in advance of their construction. The Company's standard sales contract generally requires the customer to make an earnest money deposit which is recognized as a liability until closing.

  Real Estate Inventories and Cost of Sales

     All real estate inventories which are held for sale are carried at cost, which is less than fair value as measured in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.' Fair value is measured based on the application of discounting expected future cash flows of each of the Company's real estate developments. Costs incurred which are included in inventory consist of land, land development, direct and certain indirect construction costs, interest and real estate taxes, and model construction costs and related improvements. At the time of revenue recognition, cost of sales is charged with the actual construction costs incurred and any estimate

                    DON GALLOWAY HOMES, INC. AND AFFILIATES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

to complete, plus an allocation of the total estimated cost of land and land development, interest, real estate taxes and any other capitalizable common costs.

  Interest Capitalization

     Interest and related debt issuance costs are capitalized to qualifying real estate inventories as incurred, in accordance with SFAS No. 34, 'Capitalization of Interest Cost,' and charged to cost of sales as revenue from residential sales is recognized. The interest and related debt issuance costs capitalized are based on the Company's outstanding borrowings associated with the acquisition, development and construction of the qualified real estate inventory. The amount of financing costs capitalized does not exceed those costs incurred for any year presented in the accompanying combined financial statements. Interest incurred and capitalized during the year was $1,526 and $879, respectively (in thousands).

  Equipment and Furniture

     Equipment and furniture are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from five to eight years. Significant additions and improvements are capitalized, while expenditures for repairs and maintenance are charged to operations as incurred.

  Other Assets

     Other assets include deposits paid on options to purchase developed lots of approximately $453,000 as discussed in Note 9.

  Income Taxes

     As of December 31, 1996, Don Galloway Homes, Inc. was a Subchapter S corporation and the remaining affiliates, as discussed in Note 1, were limited liability corporations ('LLC') for income tax purposes. Accordingly, any income tax liabilities are the responsibility of the Company's Stockholder and members. In connection with a change in tax laws, Don Galloway Homes of North Carolina, LLC and Don Galloway Homes of South Carolina, LLC were liquidated effective January 1, 1997. All of the assets and liabilities of the entities were transferred to their members, who concurrently contributed the assets into two new Subchapter S Corporations, wholly-owned by Don Galloway Homes, Inc. The entities' Subchapter S corporation and LLC status terminated on consummation of the Merger as disclosed in Note 1.

     The unaudited pro forma income tax information is presented in accordance with Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes,' as if the companies had been Subchapter C corporations subject to Federal and state income taxes for the periods presented.

  Cash and Equivalents

     For purposes of reporting cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     Supplemental disclosures of cash flow information are as follows (in thousands):

                                                                       YEAR ENDED
                                                                    DECEMBER 31, 1996
                                                                    -----------------
Cash paid for interest...........................................        $ 1,542

                    DON GALLOWAY HOMES, INC. AND AFFILIATES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

3. REAL ESTATE INVENTORIES

     Real estate inventories are summarized as follows (in thousands):

                                                                    DECEMBER 31, 1996
                                                                    -----------------
Work-in-progress:
  Speculative homes..............................................        $ 5,493
  Sold homes under construction..................................          8,632
                                                                         -------
                                                                          14,125
Land:
  Finished lots..................................................          2,499
  Land under development.........................................          2,006
                                                                         -------
                                                                           4,505
Models...........................................................          1,715
                                                                         -------
                                                                         $20,345
                                                                         -------
                                                                         -------

     Speculative homes and models include completed homes and homes under construction. Speculative construction represents homes which are not subject to a sales contract. Completed homes and work-in-progress include the allocation of land and development and other allocable costs.

4. EQUIPMENT AND FURNITURE

     During March 1996, the Company transferred its office building, in the form of non-cash distribution with a net book value of $400,748, to an affiliated entity controlled by the Stockholder.

     At December 31, 1996, furniture and equipment consisted of the following (in thousands):

                                                                    DECEMBER 31, 1996
                                                                    -----------------
Motor vehicles...................................................         $ 110
Equipment and furniture..........................................           225
                                                                          -----
                                                                            335
Less: Accumulated depreciation...................................          (226)
                                                                          -----
                                                                          $ 109
                                                                          -----
                                                                          -----

5. NOTES PAYABLE

     Notes payable are summarized as follows (in thousands):

                                                                    DECEMBER 31, 1996
                                                                    -----------------
Project specific construction loans..............................        $12,083
Conventional land acquisition and development loans..............          1,323
                                                                         -------
                                                                         $13,406
                                                                         -------
                                                                         -------

     Project specific construction loans consist of land and construction loans primarily from financial institutions. These loans bear interest at annual rates ranging from 1/2% to 1% over prime (the prime rate was 8.5% at December 31, 1996). Principal payments are normally made at the time the sales of the related real estate properties are closed, whereas interest is paid monthly. The loan agreements include customary representations and covenants, including limitations on the maximum principal amount that can be outstanding at any time. Substantially all inventories are pledged as collateral for these loans, and substantially all of these loans are personally guaranteed by the Stockholder.

                    DON GALLOWAY HOMES, INC. AND AFFILIATES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

5. NOTES PAYABLE--(CONTINUED)

     At December 31, 1996, the Company has combined lines of credit available for borrowings up to approximately $30,750,000 with five financial institutions, of which approximately $7,879,000 was outstanding. The Company also has a facility with another lender for pre-approved borrowings of approximately $19,000,000, of which approximately $4,204,000 was outstanding at December 31, 1996. These lines expire at various dates through December 1997 and, in most cases, must be renewed annually.

     At December 31, 1996, the Company also has combined land acquisition and development loans for borrowings of up to approximately $2,968,000 with two financial institutions and two individuals, of which approximately $1,323,000 was outstanding. These loans expire at various dates through June 1999.

     Maturities of notes payable at December 31, 1996 in future periods are as follows (in thousands):

YEAR ENDED DECEMBER 31,
-----------------------
1997...........................................................  $13,147
1998...........................................................      161
1999...........................................................       98
                                                                 -------
                                                                 $13,406
                                                                 -------
                                                                 -------

6. STOCKHOLDER'S EQUITY

     At December 31, 1996, Don Galloway Homes, Inc. had 100,000 shares of common stock authorized at $1.00 par value, of which 21,807 were issued and outstanding. Also at December 31, 1996, Don Galloway Homes of North Carolina, LLC and Don Galloway Homes of South Carolina, LLC, each had contributed capital of $1,000, while Don Galloway Homes, Inc. had paid-in capital of $500. Effective January 1, 1997, all of the assets of Don Galloway Homes of North Carolina, LLC and Don Galloway Homes of South Carolina, LLC were transferred to their members, who concurrently contributed the assets into two new Subchapter S Corporations wholly-owned by Don Galloway, Homes, Inc. At June 30, 1997, Don Galloway Homes of North Carolina, Inc. and Don Galloway Homes of South Carolina, Inc. each had 1,000 shares of $1.00 par value common stock authorized, issued and outstanding. At December 31, 1996 and at June 30, 1997, Don Galloway Land, LLC and Thornblade, LLC each had contributed capital of $1,000.

7. RELATED PARTY TRANSACTIONS

     As discussed in Note 4, the Company transferred its office building to the Stockholder in March 1996 and began making monthly lease payments in April 1996 of $9,900 in accordance with a lease agreement entered between the parties, which expires March 31, 2001. Estimated future minimum lease payments under this lease are as follows for fiscal years ending December 31:

1997..........................................................  $ 118,800
1998..........................................................    118,800
1999..........................................................    118,800
2000..........................................................    118,800
2001..........................................................     29,700
                                                                ---------
                                                                $ 504,900
                                                                ---------
                                                                ---------

     The accompanying financial statements include certain amounts due from Galloway Land, Inc., an entity affiliated through common ownership. Amounts outstanding at December 31, 1996 were approximately $112,800, which primarily represents amounts paid on behalf of Galloway Land, Inc. by the Company. These amounts were repaid in early 1997.

                    DON GALLOWAY HOMES, INC. AND AFFILIATES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

8. EMPLOYEE BENEFIT PLANS

     The Company maintains a profit sharing plan (the 'Plan') for all eligible employees. Employees become eligible to participate after one year of service. Participants become 20% vested in the Plan after two years of service and are fully vested after six years. Annual contributions are made at the discretion of the Board of Directors. The Company made no contributions to the Plan in 1996.

     The Company also has a 401(k) plan which became effective in July 1993. The Company matches a percentage of participant contributions based on years of service of each participant. The Company contributed approximately $15,000 to the 401(k) plan in 1996.

9. COMMITMENTS AND CONTINGENCIES

     As of December 31, 1996, the Company had various options and commitments to purchase approximately 1,000 developed lots for approximately $23,275,000 during 1997 and beyond. Failure to meet these commitments and option dates could result in forfeitures of deposits and option fees of up to approximately $453,000 and possible voiding of the contracts with the sellers for future purchases at the specified contract prices. Under certain agreements, sellers may force the purchase of all lots under contract.

     The Company operates within an area that represents a geographic concentration of risk within the states of North Carolina and South Carolina. The Company's ability to make future sales and recover its costs included in development inventories is dependent upon the economic conditions within these areas. In management's opinion, this concentration represents a normal business risk.

     The Company is involved in various routine legal proceedings incidental to the conduct of its normal business operations. The Company's management believes that none of these legal proceedings will have a material adverse impact on the financial condition or results of operations of the Company.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of D.W. Hutson Construction, Inc.

     In our opinion, the accompanying balance sheets and the related statements of income, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of D.W. Hutson Construction, Inc. at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Fort Lauderdale, Florida
April 24, 1997

                         D.W. HUTSON CONSTRUCTION, INC.

                                 BALANCE SHEETS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                                  DECEMBER 31,
                                                                                               ------------------
                                                                                                1996       1995
                                                                                               -------    -------
                                           ASSETS
Cash and cash equivalents...................................................................   $ 1,251    $   688
Restricted cash.............................................................................       546        761
Related party receivables...................................................................     6,055      3,797
Other receivables...........................................................................        10         83
Real estate inventories.....................................................................    14,652     13,997
Equipment and furniture, net of accumulated depreciation of $562 and $467, respectively.....       571        573
Deposits on land with related parties.......................................................     1,612      2,456
Prepaid expenses and other assets...........................................................       186        209
                                                                                               -------    -------
          Total assets......................................................................   $24,883    $22,564
                                                                                               -------    -------
                                                                                               -------    -------
                            LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued construction liabilities.......................................   $ 2,422    $ 2,509
Notes payable...............................................................................     8,486     10,389
Accrued expenses............................................................................       287        169
Customer deposits...........................................................................       628        620
                                                                                               -------    -------
          Total liabilities.................................................................    11,823     13,687
Commitments and contingencies (Note 6)......................................................        --         --
Shareholders' equity:
     Common stock, $1 par value, 25,000 shares authorized, issued and outstanding...........        25         25
     Retained earnings......................................................................    13,035      8,852
                                                                                               -------    -------
          Total shareholders' equity........................................................    13,060      8,877
                                                                                               -------    -------
          Total liabilities and shareholders' equity........................................   $24,883    $22,564
                                                                                               -------    -------
                                                                                               -------    -------

    The accompanying notes are an integral part of these combined financial statements.

                         D.W. HUTSON CONSTRUCTION, INC.
                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                                                   YEAR ENDED
                                                                                                  DECEMBER 31,
                                                                                               ------------------
                                                                                                1996       1995
                                                                                               -------    -------
Revenue:
     Residential sales......................................................................   $79,471    $60,531
     Lot sales..............................................................................       100         --
                                                                                               -------    -------
          Total revenue.....................................................................    79,571     60,531
Cost of sales...............................................................................    65,721     51,407
                                                                                               -------    -------
Gross profit................................................................................    13,850      9,124
Operating expenses
     Selling expenses.......................................................................     4,644      3,160
     General and administrative expenses....................................................     1,431      2,213
                                                                                               -------    -------
          Total operating expenses..........................................................     6,075      5,373
                                                                                               -------    -------
     Net operating income...................................................................     7,775      3,751
Other expense (income)
     Interest...............................................................................       225        274
     Other..................................................................................      (104)      (127)
                                                                                               -------    -------
          Total other expense...............................................................       121        147
                                                                                               -------    -------
Net income..................................................................................   $ 7,654    $ 3,604
                                                                                               -------    -------
                                                                                               -------    -------

    The accompanying notes are an integral part of these combined financial statements.

                         D.W. HUTSON CONSTRUCTION, INC.
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                COMMON                    TOTAL
                                                                                AMOUNT    RETAINED    SHAREHOLDERS'
                                                                                STOCK     EARNINGS       EQUITY
                                                                                ------    --------    -------------
Balance, December 31, 1994...................................................    $ 25     $  9,444       $ 9,469
  Distributions..............................................................      --       (4,196)       (4,196)
  Net income.................................................................      --        3,604         3,604
                                                                                -----     --------       -------
Balance, December 31, 1995...................................................      25        8,852         8,877
  Distributions..............................................................      --       (3,471)       (3,471)
  Net income.................................................................      --        7,654         7,654
                                                                                -----     --------       -------
Balance, December 31, 1996...................................................    $ 25     $ 13,035       $13,060
                                                                                -----     --------       -------
                                                                                -----     --------       -------

    The accompanying notes are an integral part of these combined financial statements.

                         D.W. HUTSON CONSTRUCTION, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                   YEAR ENDED
                                                                                                  DECEMBER 31,
                                                                                               ------------------
                                                                                                1996       1995
                                                                                               -------    -------
Cash flows from operating activities
     Net income.............................................................................   $ 7,654    $ 3,604
     Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation expense.................................................................       113        107
       Changes in operating assets and liabilities:
       Loss on sale of equipment and furniture..............................................        47         --
          Decrease (increase) in:
            Restricted cash.................................................................       215       (402)
            Related party receivables.......................................................    (2,258)     4,627
            Other receivables...............................................................        73        (62)
            Real estate inventories:
               Additions to real estate inventories.........................................   (65,445)   (54,294)
               Capitalized interest.........................................................      (931)      (954)
               Cost of sales................................................................    65,721     51,407
            Deposit on land with related parties............................................       844     (2,456)
            Prepaid expenses and other assets...............................................        23         37
          Increase (decrease) in:
            Accounts payable and accrued construction liabilities...........................       (87)       232
            Accrued expenses................................................................       118       (282)
            Customer deposits...............................................................         8        220
                                                                                               -------    -------
          Net cash provided by operating activities.........................................     6,095      1,784
                                                                                               -------    -------
Cash flows from investing activities
     Purchases of equipment and furniture...................................................      (277)      (128)
     Proceeds from sale of equipment and furniture..........................................       119         18
                                                                                               -------    -------
          Net cash used in investing activities.............................................      (158)      (110)
                                                                                               -------    -------
Cash flows from financing activities (Repayments) borrowings under notes payable,
  net.......................................................................................    (1,903)     2,141
     Distributions to shareholders..........................................................    (3,471)    (4,196)
                                                                                               -------    -------
          Net cash used in financing activities.............................................    (5,374)    (2,055)
                                                                                               -------    -------
Increase (decrease) in cash and cash equivalents............................................       563       (381)
Cash and cash equivalents, beginning of year................................................       688      1,069
                                                                                               -------    -------
Cash and cash equivalents, end of year......................................................   $ 1,251    $   688
                                                                                               -------    -------
                                                                                               -------    -------

    The accompanying notes are an integral part of these combined financial statements.

                         D.W. HUTSON CONSTRUCTION, INC.
                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

  General

     D.W. Hutson Construction, Inc. (the 'Company') is engaged primarily in the construction and sale of single-family residential housing units in northeastern Florida. The Company designs, builds and sells single-family houses on finished lots, which it purchases ready for home construction or which it develops.

     During 1996, the Company and its shareholders entered into negotiations with Fortress--Florida, Inc. (qualified to do business in Florida as Fortress--Jax Florida, Inc.) a wholly owned subsidiary of The Fortress Group, Inc. ('Fortress') pursuant to which certain assets of the Company were purchased and related liabilities were assumed by Fortress subsequent to December 31, 1996. (See Note 7)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Estimates by Management

     Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company is a member of a group of commonly owned Companies and, as disclosed in Note 5, has significant transactions and relationships with members of the group. Management believes values of these transactions approximates fair value.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, the Company considers all highly liquid investments with an original purchased maturity of three months or less to be cash equivalents.

     Supplemental disclosures of cash flow information are as follows (in thousands):

                                                              YEAR ENDED
                                                             DECEMBER 31,
                                                             ------------
                                                             1996    1995
                                                             ----    ----
Cash paid for interest, excluding amounts capitalized:
  Lines of credit with third parties......................   $205    $217
  Related parties.........................................     20      57

  Restricted Cash

     Restricted cash consists principally of escrow accounts representing customer deposits restricted as to use.

  Revenue Recognition

     Revenues from residential sales are recognized when all conditions precedent to closing have been fulfilled and title has passed to the buyer. The Company's homes are generally contracted for in advance of their construction. The Company's standard sales contract generally requires the customer to make an earnest money deposit which is recognized as a customer deposit liability until the unit closes.

  Real Estate Inventories and Cost of Sales

     All real estate inventories which are held for sale are carried at cost, which is less than fair value as measured in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. Fair value is measured based on

                         D.W. HUTSON CONSTRUCTION, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

the expected future cash flows of each of the Company's real estate developments. Costs incurred which are included in inventory consist of land, land development, direct and certain indirect construction costs, interest and real estate taxes, and model construction costs and related improvements.

     Cost of sales includes construction, land and land development costs incurred, interest, real estate taxes and other capitalizable common costs. Interest charged to cost of sales totaled $999,642 and $806,991 in 1996 and 1995, respectively, resulting primarily from loans from financial institutions. General and administrative expenses of $150,241 and $157,000 were capitalized to real estate inventories respectively, as of December 31, 1995 and 1996.

  Interest Capitalization

     Interest and related amortization of debt issuance costs are capitalized to qualifying real estate inventories, and are relieved from inventory to cost of sales as revenue from residential sales is recognized. Interest and related amortization of debt issuance costs are capitalized under the specific identification method to individual qualifying real estate inventory. The capitalization rate is based on the Company's outstanding borrowings for acquisition, development and construction of the qualified real estate inventory.

  Equipment and Furniture

     Equipment and furniture are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from 5 to 39 years. Significant additions and improvements are capitalized, while expenditures for repairs and maintenance are charged to operations as incurred.

  Prepaid Expenses and Other Assets

     Prepaid expenses and other assets include debt issue costs, other deposits and prepaid expenses.

  Deposits on Land

     Deposits on land include deposits held by a related party for future acquisitions of finished lots ready for home construction.

  Concentrations of Credit Risk

     The Company's operations are concentrated in the construction and sale of single-family residential property in northeastern Florida. Furthermore, the Company from time to time maintains cash balances at certain financial institutions in excess of Federally insured limits.

  Income Taxes

     The Company is a Subchapter S corporation for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the Company's shareholders. The Company's Subchapter S corporation status will terminate on the acquisition by Fortress as disclosed in Note 1. See Note 8 for information regarding the pro forma income tax disclosures.

                         D.W. HUTSON CONSTRUCTION, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

3. REAL ESTATE INVENTORIES

  Real estate inventories are summarized as follows (in thousands):

                                                                                                  DECEMBER 31,
                                                                                               ------------------
                                                                                                1996       1995
                                                                                               -------    -------
Work-in-progress:
  Sold homes under construction.............................................................   $ 8,063    $ 9,628
  Speculative homes.........................................................................     2,325      2,109
                                                                                               -------    -------
                                                                                                10,388     11,737
                                                                                               -------    -------
Land:
  Finished lots.............................................................................     2,359      1,805
  Land under development....................................................................     1,076         --
                                                                                               -------    -------
                                                                                                 3,435      1,805
Models:                                                                                            829        455
                                                                                               -------    -------
                                                                                               $14,652    $13,997
                                                                                               -------    -------
                                                                                               -------    -------

     Speculative homes and models include completed homes and homes under construction. Speculative construction represents homes built without an advance sales contract in order to accelerate closing. Completed homes include land, development, and other allocable costs.

4. NOTES PAYABLE

     Notes payable at December 31 are summarized as follows (in thousands):

                                                                   1996      1995
                                                                  ------    -------
Construction notes payable
  $11,000 Line of Credit.......................................   $3,785    $ 4,000
  $6,000 Line of Credit........................................    2,013      2,869
  $4,000 Line of Credit........................................    2,406      3,172
  $3,000 Line of Credit........................................      101        215
Other notes payable to related parties.........................      181        133
                                                                  ------    -------
                                                                  $8,486    $10,389
                                                                  ------    -------
                                                                  ------    -------

     Construction loans consist of four lines of credit with commercial banks for the purpose of financing acquisition of lot inventory and related single family home construction. The loans bear interest at annual rates ranging from
 .5% to 1% over the individual lender's prime rate, payable monthly. Fundings under the loans, together with unpaid accrued related interest, are due primarily upon sale of each completed home or upon demand.

     The lines of credit are secured by individual lots and related construction and certain lines of credit are secured by mortgages on property held by the Company's related parties. The lines of credit are individually guaranteed by a majority shareholder of the Company. The loan agreements include restrictive covenants, including financial ratio compliance, limitations on construction advances and the maximum outstanding principal balance.

     Other loans payable consist of three loans from current and former stockholders, all of which are unsecured, bear interest at annual rates ranging from 6.25% to 9.25%, and mature before December 31, 2006.

                         D.W. HUTSON CONSTRUCTION, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

4. NOTES PAYABLE--(CONTINUED)

     Maturities of loans payable at December 31, 1996 are as follows (in thousands):

YEAR ENDED DECEMBER 31,
-----------------------
1997.............................................................  $ 8,414
1998.............................................................        9
1999.............................................................        9
2000.............................................................        9
2001.............................................................        9
thereafter.......................................................       36
                                                                   -------
                                                                   $ 8,486
                                                                   -------
                                                                   -------

     Interest incurred and capitalized, excluding amortization of deferred loan costs during the years ended December 31, 1996 and 1995 aggregated approximately $931,000 and $954,000, respectively.

5. RELATED PARTY TRANSACTIONS

     The Company purchases substantially all of its finished lots under verbal agreements at fair value from related parties, Hutson Land Company, Inc., Hutson Land Group, Inc., Land Planners Development, Inc., and Heritage Land Group, Inc., which share common majority shareholders and are under common management. The Company also purchases land from its majority shareholders. During 1995 and 1996, the Company purchased approximately $14,763,000 and $15,238,000, respectively. The Company had deposits of $2,456,500 and $1,612,500, respectively at December 31, 1995 and 1996 with Hutson Land Group, Inc. for future acquisitions of finished lots ready for home construction.

     The Company pays a fee to shareholders based on the number of homes closed in a particular development as compensation. In 1995 and 1996, the Company paid approximately $459,000 and $570,000, respectively, in compensation to the shareholders.

     Hutson Land Company, Inc. develops certain land for future construction by the Company and is reimbursed for development costs incurred. During 1996, the Company reimbursed Hutson Land Company, Inc. approximately $134,000 for land development costs and capitalized these amounts to real estate inventories. The Company did not incur charges from Hutson Land Company, Inc. in conjunction with land development during 1995. Charges by Hutson Land Company, Inc. for land development services may not be necessarily indicative of that which would be negotiated with an independent third party.

     The Company contracted cabinetry and interior finish services from a related party, Southeastern Supply Company, Inc., an entity wholly owned by the Company's majority shareholder. During 1995 and 1996, the Company incurred fees of approximately $3,500,000 and $4,500,000, respectively, for these related party services. Charges by Southeastern Supply Company, Inc. for these services may not be necessarily indicative of that which would be negotiated with an independent third party.

     During 1995 and 1996, the Company sold models to shareholders at cost and recognized revenues and cost of sales of approximately $157,500 and $500,000, respectively. These sales are not the same as those which would result from transactions with an independent third party.

     The Company leased models from a related party, Hutson Rental Partnership which shares common ownership and is under common management, under varying cancelable verbal agreements and incurred rental expense of $121,060 and $176,231, respectively, for years ended December 31, 1995 and 1996, respectively. The Company also leases office space from the majority shareholder under a verbal agreement and incurred rental expense of $139,539, for years ended December 31, 1995 and 1996, respectively. Rental charges by Hutson Rental Partnership may not be necessarily indicative of that which would be negotiated with an independent third party.

                         D.W. HUTSON CONSTRUCTION, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

5. RELATED PARTY TRANSACTIONS--(CONTINUED)

     The Company provides financial and administrative services and is the employer of certain workers for five entities which share common majority shareholders. The Company is reimbursed by these related entities for costs incurred based upon time spent performing services on their behalf. For the years ended December 31, 1995 and 1996, the Company recognized management fee revenues of approximately $42,840 and $39,522, respectively, for services provided.

     The Company made home sales to several affiliates of the shareholders and to an employee during 1996, at cost and accordingly recognized revenues and cost of sales of approximately $655,888. Construction in progress includes $535,000 for a custom home being built for the majority shareholder at December 31, 1996. No home sales were made to affiliates of shareholders and/or employees during 1995.

     Receivables from related parties represent non-interest bearing advances and notes to the shareholders and related entities. Such amounts are generally due on demand or within one year.

6. COMMITMENTS AND CONTINGENCIES

     The Company is involved in various routine legal proceedings incidental to the conduct of its normal business operations. The Company's management believes that none of these legal proceedings will have a material adverse impact on the financial condition or results of operations of the Company.

     The Company may be responsible for funding certain homeowners associations activities in the ordinary course of business. The Company does not currently believe these obligations will have any material adverse effect on its financial position or results of operations.

7. SUBSEQUENT EVENTS

     On February 28, 1997, Fortress acquired certain assets of the Company and assumed certain related liabilities for $7,653,753 in cash, $1,200,000 of Fortress Class B convertible preferred stock, and future payments in the form of Class C convertible preferred stock totaling $6,000,000 at a minimum of $1,000,000 annually until 2002. The Fortress Class B and Class C convertible preferred stock issues have a par value of $.01 per share with a liquidation value of $100 and each share of preferred stock is convertible into 10 shares of Fortress Common Stock.

     In conjunction with the acquisition, Fortress entered into a purchase and sale agreement with Hutson Land Company, Inc. for $7,000,000 to acquire certain finished lots at estimated fair market value over a period expiring March 31, 2000. Fortress also entered into an agreement under which Hutson Land Company, Inc. will manage the development of a certain subdivision. The related fee will be based on the number of lots serviced. Fortress entered into an exclusive purchasing agreement for a period of five years to contract cabinetry and interior finish services with Southeastern Supply Company, Inc. at an initial price equal to the amount that the contractor charged the Company on the last date prior to the acquisition by Fortress. Fortress entered into an agreement with the majority shareholder of the Company, for a period of five years commencing March 1, 1997 under which Fortress is the exclusive builder and purchaser of lots developed by the shareholder and its affiliates.

                         D.W. HUTSON CONSTRUCTION, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

8. UNAUDITED PRO FORMA INCOME TAX INFORMATION

     The following unaudited pro forma income tax information is as if the Company had been a Subchapter C corporation subject to Federal and state income taxes for the year ended December 31, 1996 (in thousands).

                                                             YEAR ENDED
                                                          DECEMBER 31, 1996
                                                          -----------------
Earnings (loss) before pro forma adjustment, per
  statement of income..................................       $ 7,654
Provision for income taxes.............................        (3,062)
                                                             --------
Pro forma net income...................................       $ 4,592
                                                             --------
                                                             --------

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Landmark Homes, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Landmark Homes, Inc. (the 'Company') at December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Minneapolis, Minnesota
October 11, 1996

                              LANDMARK HOMES, INC.
                                 BALANCE SHEET
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                     JUNE 30,
                                                                                 DECEMBER 31,    -----------------
                                                                                     1995         1995      1996
                                                                                 ------------    ------    -------
                                                                                                    (UNAUDITED)
                                     ASSETS
Cash and cash equivalents........................................................    $   25      $  113    $   106
Accounts receivable..............................................................       293         247        446
Accounts receivable--related parties.............................................       787         747        701
Real estate inventories..........................................................     7,173       4,205      9,704
Property and equipment, net......................................................       204         182        182
Prepaid expenses and other assets................................................        16          10         --
                                                                                 ------------    ------    -------
          Total assets...........................................................    $8,498      $5,504    $11,139
                                                                                 ------------    ------    -------
                                                                                 ------------    ------    -------
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued construction liabilities............................    $1,361      $  488    $ 1,367
Customer deposits................................................................       144          90        136
Notes payable....................................................................     5,182       3,269      7,217
                                                                                 ------------    ------    -------
          Total liabilities......................................................     6,687       3,847      8,720
                                                                                 ------------    ------    -------
Shareholders' equity:
     Common stock, $1 par value; 100,000 shares authorized, 1,000 shares issued
       and outstanding...........................................................         1           1          1
     Additional paid-in capital..................................................       275         275        275
     Retained earnings...........................................................     1,535       1,381      2,143
                                                                                 ------------    ------    -------
          Total shareholders' equity.............................................     1,811       1,657      2,419
                                                                                 ------------    ------    -------
          Total liabilities and shareholders' equity.............................    $8,498      $5,504    $11,139
                                                                                 ------------    ------    -------
                                                                                 ------------    ------    -------

   The accompanying notes are an integral part of these financial statements.

                              LANDMARK HOMES, INC.
                            STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                              FOR THE SIX MONTHS
                                                                   FOR THE YEAR ENDED           ENDED JUNE 30,
                                                                      DECEMBER 31,       ----------------------------
                                                                          1995              1995              1996
                                                                   ------------------    -----------       ----------
                                                                                                 (UNAUDITED)
Revenue:
     Residential sales.............................................      $ 19,640          $10,043          $ 12,624
Cost of sales......................................................        16,950            8,624            10,718
                                                                      ----------         -----------       ----------
Gross profit.......................................................         2,690            1,419             1,906
Operating expenses:
     General and administrative expenses...........................         1,821              736               816
     Selling expenses..............................................           122               79                57
                                                                      ----------         -----------       ----------
     Net operating income..........................................           747              604             1,033
Other (income) expense:
     Interest, net.................................................           (10)              --                26
     Other.........................................................           (43)              --               (19)
                                                                      ----------         -----------       ----------
Net income.........................................................      $    800          $   604          $  1,026
                                                                      ----------         -----------       ----------
                                                                      ----------         -----------       ----------
Unaudited pro forma net income.....................................      $    496                           $    637
                                                                      ----------                           ----------
                                                                      ----------                           ----------

   The accompanying notes are an integral part of these financial statements.

                              LANDMARK HOMES, INC.
                       STATEMENT OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                              ADDITIONAL                    TOTAL
                                                                    COMMON     PAID-IN      RETAINED    SHAREHOLDERS'
                                                                    STOCK      CAPITAL      EARNINGS       EQUITY
                                                                    ------    ----------    --------    -------------
Balance at January 1, 1995.......................................     $1         $275        $1,820        $ 2,096
Net Income.......................................................                               800            800
Distributions to shareholders....................................                            (1,085)        (1,085)
                                                                      --
                                                                                 ----        ------        -------
Balance at December 31, 1995.....................................      1          275         1,535          1,811
Net income (unaudited)...........................................                             1,535          1,026
Distributions to shareholders (unaudited)........................                              (418)          (418)
                                                                      --
                                                                                 ----        ------        -------
Balance at June 30, 1996 (unaudited).............................     $1         $275        $2,143        $ 2,419
                                                                     ---         ----        ------        -------
                                                                     ---         ----        ------        -------

   The accompanying notes are an integral part of these financial statements.

                              LANDMARK HOMES, INC.
                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                               FOR THE SIX MONTHS
                                                                       FOR THE YEAR ENDED        ENDED JUNE 30,
                                                                          DECEMBER 31,       -----------------------
                                                                              1995            1995           1996
                                                                       ------------------    -------      ----------
                                                                                                   (UNAUDITED)
Cash flows from operating activities
     Net income.....................................................        $    800         $   604        $1,026
     Adjustments to reconcile net income to net cash used for
       operating activities:
          Depreciation..............................................              68              27            21
          Changes in operating assets and liabilities:
               Accounts receivable..................................            (651)           (564)          (65)
               Real estate inventories..............................          (2,886)         (1,203)       (2,531)
               Prepaid expenses and other assets....................               2              (4)           17
               Accounts payable and accrued construction
                 liabilities........................................             491            (372)            6
               Customer deposits....................................          (1,027)             43            (8)
                                                                          ----------         -------      ----------
Net cash used by operating activities...............................          (3,203)         (1,469)       (1,534)
                                                                          ----------         -------      ----------
Cash flows from investing activities
     Purchase of property and equipment.............................            (108)            (45)           (2)
                                                                          ----------         -------      ----------
               Net cash used by investing activities................            (108)            (45)           (2)
                                                                          ----------         -------      ----------
Cash flows from financing activities
     Proceeds from notes payable....................................          13,133           5,277         8,734
     Principal payments on notes payable............................          (8,868)         (2,925)       (6,699)
     Distributions to shareholders..................................          (1,085)           (881)         (418)
                                                                          ----------         -------      ----------
               Net cash provided by financing activities............           3,180           1,471         1,617
                                                                          ----------         -------      ----------
Net increase (decrease) in cash and cash equivalents................            (131)            (43)           81
Cash and cash equivalents, beginning of period......................             156             156            25
                                                                          ----------         -------      ----------
Cash and cash equivalents, end of period............................        $     25         $   113        $  106
                                                                          ----------         -------      ----------
                                                                          ----------         -------      ----------
Supplemental disclosures of cash flows information
     Cash payments for interest.....................................        $    268         $   140        $  277
                                                                          ----------         -------      ----------
                                                                          ----------         -------      ----------

   The accompanying notes are an integral part of these financial statements.

                              LANDMARK HOMES, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--BUSINESS ORGANIZATION

     Landmark Homes, Inc. (Landmark, the Company) was organized on January 1, 1989 as an S-Corporation and is engaged primarily in the construction and sale of single and multi-family residential property in North Carolina and South Carolina. The Company designs, builds and sells single and multi-family houses on finished lots, which it purchases ready for home construction. The Company has also purchased undeveloped land in South Carolina to develop finished lots for sale and future construction of single family.

     The Company's business, and the housing industry in general, are cyclical. The Company's operations are concentrated in North Carolina and South Carolina and are affected by local and regional factors such as local economies, demographic demand for housing, population growth, property taxes and energy costs. National factors such as short and long-term interest rates, federal mortgage financing programs, federal income tax policies and general economic trends also can impact the Company's operations. In addition, the Company is subject to various risks including availability and cost of land, conditions of supply and demand in local markets, weather conditions, delays in construction schedules and the entitlement process.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of presentation

     The accompanying balance sheet at June 30, 1996 and the statements of operations and cash flows for the six months ended June 30, 1996 and 1995 and the statement of shareholders' equity for the six months ended June 30, 1996, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting primarily of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of June 30, 1996 and the results of operations and cash flows for the six month period ended June 30, 1996 and 1995.

  Revenue recognition

     Revenue from the sale of homes is recognized when all conditions precedent to closing have been filled and title has passed to the buyer. The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts has been established. If accounts become uncollectible, the balances are charged to operations when that determination is made. The Company's standard sales contract generally requires the customer to make a deposit which is recognized as a liability until the home sale closes.

  Cash and cash equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  Real estate inventories and cost of sales

     Real estate inventories are carried at cost which is less than fair value as measured in accordance with Statement of Financial Accounting Standards No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.' Fair value is measured based on the application of discounting expected future cash flows of each of the Company's real estate projects. Costs incurred which are included in inventory consist of land, land development, direct and certain indirect construction costs, interest, real estate taxes, and direct model construction costs and related improvements. Costs incurred for common area model improvements are amortized on a per unit basis as home sales in the related development are closed.

     At the time of revenue recognition, cost of sales is charged with the actual construction costs incurred and any estimate to complete using the specific identification method.

                              LANDMARK HOMES, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Property and equipment

     Property and equipment is carried at cost less accumulated depreciation and is depreciated using either accelerated or straight-line methods over the estimated useful lives of the respective assets which range from five to seven years. Significant additions and improvements are capitalized while expenditure for repairs and maintenance are charged to operations as incurred.

  Income taxes

     The Company, with the consent of its shareholders, has elected, under the Internal Revenue Code and the laws of the State of North Carolina, to be an S corporation. In lieu of corporation income taxes, the shareholders of an S-Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision for federal or state income taxes has been included in these financial statements.

  Estimates by management

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3--REAL ESTATE INVENTORIES

     Real estate inventories are summarized as follows (in thousands):

                                                                                                     JUNE 30,
                                                                                DECEMBER 31,    ------------------
                                                                                    1995         1995        1996
                                                                                ------------    ------      ------
                                                                                                   (UNAUDITED)
Work-in-progress:
  Sold homes.................................................................      $3,028       $1,984      $4,337
  Speculative homes..........................................................       3,174        1,323       4,054
Land:
  Finished lots..............................................................          97          423          97
  Land under development.....................................................         469          353         604
Model homes..................................................................         405          122         612
                                                                                   ------       ------      ------
                                                                                   $7,173       $4,205      $9,704
                                                                                   ------       ------      ------
                                                                                   ------       ------      ------

     Speculative homes and model homes include completed homes and homes under construction. Speculative construction represents homes built without an advance sales contract in order to accelerate closing.

                              LANDMARK HOMES, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 4--PROPERTY AND EQUIPMENT

     Property and equipment is summarized as follows (in thousands):

                                                                                                       JUNE 30,
                                                                                    DECEMBER 31,    ---------------
                                                                                        1995        1995       1996
                                                                                    ------------    -----      ----
                                                                                                      (UNAUDITED)
Model home upgrades and furnishings..............................................       $ 10        $  44      $ 86
Equipment and furniture..........................................................        389          293       315
                                                                                        ----        -----      ----
                                                                                         399          337       401
Less: accumulated depreciation...................................................       (195)        (155)     (219)
                                                                                        ----        -----      ----
                                                                                        $204        $ 182      $182
                                                                                        ----        -----      ----
                                                                                        ----        -----      ----

NOTE 5--NOTES PAYABLE

     Notes payable are summarized as follows (in thousands):

                                                                                                     JUNE 30,
                                                                                DECEMBER 31,    ------------------
                                                                                    1995         1995        1996
                                                                                ------------    ------      ------
                                                                                                   (UNAUDITED)
Project specific construction loans..........................................      $4,790       $2,904      $6,839
Shareholders' notes payable..................................................         285          280         293
Equipment loans..............................................................         107           85          85
                                                                                   ------       ------      ------
                                                                                   $5,182       $3,269      $7,217
                                                                                   ------       ------      ------
                                                                                   ------       ------      ------

     Project specific construction loans are collateralized by homes under construction, are payable in monthly interest only installments and are due upon demand. These loans bear interest at the prime rate plus 0.25% to 0.50%, which ranged from 9.00% to 9.25% at December 31, 1995.

     Shareholders' notes payable are loans from the principals of the Company and are payable upon demand. These loans bear interest at 18%.

     Equipment loans are collateralized by the equipment, are payable in monthly interest only installments and are due upon demand. These loans bear interest at the prime rate plus .25% which was 9.00% at December 31, 1995.

     At December 31, 1995, the Company has approximately $5,100,000 in unused lines of credit available.

     The Company's management believes that recorded cost approximates fair value for notes payable at December 31, 1995.

     Maturities of notes payable are as follows (in thousands):

YEAR ENDED DECEMBER 31,
-----------------------
1996........................................................      $5,108
1997........................................................          --
1998........................................................          74
                                                                  ------
                                                                  $5,182
                                                                  ------
                                                                  ------

                              LANDMARK HOMES, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 6--RELATED PARTY TRANSACTIONS

     Accounts receivable--related parties are summarized as follows (in thousands):

                                                                                                       JUNE 30,
                                                                                    DECEMBER 31,    ---------------
                                                                                        1995        1995       1996
                                                                                    ------------    -----      ----
                                                                                                      (UNAUDITED)
Note receivable--Landmark Real Estate............................................       $416        $ 380      $478
Account receivable--Landmark Organization, Inc...................................        285          338       192
Shareholder receivable...........................................................         86           29        31
                                                                                        ----        -----      ----
                                                                                        $787        $ 747      $701
                                                                                        ----        -----      ----
                                                                                        ----        -----      ----

     Note receivable--Landmark Real Estate is receivable from a corporation owned by the principal shareholders of the Company. The unsecured note receivable bears interest at 8% annually and payment is due upon demand. Management of the Company has represented that this note is collectible and that the Company will receive payment as provided for in the note.

     Account receivable--Landmark Organization, Inc. is due from a corporation owned principally by the shareholders of the Company. Management has represented that this receivable is collectible.

     Shareholder receivable is an amount due from corporations owned principally by the shareholders of the Company and from shareholders of the Company, arising from transactions occurring in the normal course of business.

     Other miscellaneous related party transactions (in thousands) during the year ended December 31, 1995 include the following:

     Rental expense of $53 in 1995 was paid to a corporation owned principally by the shareholders of the Company for office space and rental of pagers.

     Management fee income and expense of $38 and $13, respectively, in 1995 was derived from transactions with various corporations owned principally by the shareholders of the Company.

     Salaries expense was reduced by $198 in 1995 for reimbursements for services rendered by employees of the Company to various corporations owned principally by the shareholders of the Company.

     Accounts payable and accrued construction liabilities at December 31, 1995 include $48 due to a partnership comprised of shareholders of the Company and a corporation owned principally by the shareholders of the Company.

     Real estate purchases of $3,733 were made in 1995 from corporations owned principally by the shareholders of the Company.

     Commissions of $596 were paid on sales of real estate in 1995 to a corporation owned principally by the shareholders of the Company.

     Development costs of $580 were paid in 1995 to a corporation owned principally by the shareholders of the Company.

     Interest income in the amount of $56 was collected on intercompany receivables in 1995 from corporations owned principally by the shareholders of the Company.

     Inventory at December 31, 1995 includes $60 for homes being built for an officer of the Company and an employee of a corporation owned principally by the shareholders of the Company.

                              LANDMARK HOMES, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 7--COMMITMENTS AND CONTINGENCIES

     The Company is involved in certain legal disputes arising in the normal course of business, generally relating to claims by customers for repairs on purchased homes. In the opinion of management, resolution of these claims will not have a material impact on the Company's financial position or results of operations.

NOTE 8--SUBSEQUENT EVENTS

     On August 31, 1996, the Company and its Shareholders (the Sellers) entered into an Asset Purchase Agreement (the Agreement) with The Fortress Group, Inc. (the Purchaser), whereby the Seller agreed to sell to the Purchaser substantially all of the assets of the Company in exchange for approximately $5,000,000 in cash and the assumption of approximately $8,200,000 in liabilities, as set forth in the Agreement.

     In connection with this Agreement, the Company entered into a Shared Services Agreement through December 31, 1997 with an affiliated corporation owned principally by the shareholders of the Company, Landmark Organization, Inc. (LOI). Beginning in September 1996, the Company will pay a monthly fee in consideration of certain services, use of equipment and office space provided by LOI to the Company.

NOTE 9--UNAUDITED PRO FORMA NET INCOME

     The following unaudited pro forma income tax information (in thousands) is presented in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, as if the Company had been a subchapter C corporation subject to federal income taxes for the year ended December 31, 1995 and the six months ended June 30, 1996.

                                                                                        FOR THE        FOR THE SIX
                                                                                       YEAR ENDED     MONTHS ENDED
                                                                                      DECEMBER 31,      JUNE 30,
                                                                                          1995            1995
                                                                                      ------------    -------------
Earnings before pro forma adjustment, per statement of operations..................       $800           $ 1,026
Provision for income taxes.........................................................        304               389
                                                                                          ----           -------
Pro forma net income...............................................................       $496           $   637
                                                                                          ----           -------
                                                                                          ----           -------

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of the Combined Predecessor Companies

     In our opinion, based upon our audits and the reports of other auditors, the accompanying combined balance sheets and the related combined statements of income, shareholders' equity and of cash flows present fairly, in all material respects, the financial position of the Combined Predecessor Companies (the 'Company') at May 20, 1996 and December 31, 1995 and 1994, and the results of their operations and their cash flows for the period January 1, 1996 through May 20, 1996 and each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the combined financial statements of The Genesee Company as of December 31, 1994 and for the year ended December 31, 1994, the consolidated financial statements of Solaris Development Corporation, as of December 31, 1995 and 1994 and for the two years in the period ended December 31, 1995 and the financial statements of Sunstar Mortgage Limited Liability Company as of December 31, 1995 and the period from March 1, 1995 (inception) to December 31, 1995. The financial statements which we did not audit reflect total assets of $16.4 million and $67.4 million at December 31, 1995 and 1994, respectively, and total revenues of $42.6 million and $78.6 million and $95.8 million for the years ended December 31, 1995 and 1994, respectively. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for The Genesee Company, Solaris Development Corporation and Sunstar Mortgage Limited Liability Company are based solely on the reports of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Minneapolis, Minnesota
February 20, 1997

                         COMBINED PREDECESSOR COMPANIES
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                  DECEMBER 31,
                                                                              --------------------
                                                                                1994        1995      MAY 20, 1996
                                                                              --------    --------    ------------
                                  ASSETS
Cash and cash equivalents..................................................   $  4,866    $  2,710      $  3,028
Related party and other receivables........................................        967       2,106         2,797
Real estate inventories....................................................    101,214     109,016       133,820
Property and equipment, net................................................      1,774       2,099         1,713
Deferred transaction costs.................................................         --       2,121         4,282
Prepaid expenses and other assets..........................................      2,582       3,614         4,298
                                                                              --------    --------      --------
          Total assets.....................................................   $111,403    $121,666      $149,938
                                                                              --------    --------      --------
                                                                              --------    --------      --------
                   LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued construction liabilities......................   $  9,685    $ 10,726      $ 14,645
Notes and mortgages payable................................................     83,161      87,604       112,004
Due to related parties.....................................................      2,320       2,495         3,062
Accrued expenses...........................................................      4,393       4,588         3,585
Customer deposits..........................................................      4,480       5,122         6,332
Commitments and contingencies (Note 11)....................................
                                                                              --------    --------      --------
          Total liabilities................................................    104,039     110,535       139,628
                                                                              --------    --------
Minority interests.........................................................      1,346       1,295         1,383
                                                                              --------    --------      --------
Shareholders' equity:
     Preferred Stock.......................................................
     Common Stock..........................................................        575         599           600
     Additional paid-in Capital............................................      1,861       2,606         3,070
     Retained earnings.....................................................      3,582       6,631         5,257
                                                                              --------    --------      --------
          Total shareholders' equity.......................................      6,018       9,836         8,927
                                                                              --------    --------      --------
          Total liabilities and shareholders' equity.......................   $111,403    $121,666      $149,938
                                                                              --------    --------      --------
                                                                              --------    --------      --------

   The accompanying notes are an integral part of these financial statements.

                         COMBINED PREDECESSOR COMPANIES
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                               YEAR ENDED          FOR THE PERIOD
                                                                              DECEMBER 31,         JANUARY 1, 1996
                                                                         ----------------------        THROUGH
                                                                           1994          1995       MAY 20, 1996
                                                                         --------      --------    ---------------
Revenue:
     Residential sales................................................   $170,377      $190,312        $64,984
     Lot sales........................................................      3,869         8,098          1,036
     Other revenue....................................................        469           619             99
                                                                         --------      --------        -------
          Total revenue...............................................    174,715       199,029         66,119
Cost of sales.........................................................    146,284       167,434         56,425
                                                                         --------      --------        -------
Gross profit..........................................................     28,431        31,595          9,694
Operating expenses:
     Selling expenses.................................................     11,840        13,152          4,689
     General and administrative expenses..............................     11,180        11,693          3,892
                                                                         --------      --------        -------
     Net operating income.............................................      5,411         6,750          1,113
Other expense (income):
     Interest.........................................................        136           120             63
     Minority interests...............................................        907           745             89
     Other, net.......................................................       (460)         (191)          (313)
                                                                         --------      --------        -------
Income before provision for income taxes..............................      4,828         6,076          1,274
Provision for income taxes............................................         83            21
                                                                         --------      --------        -------
Net income............................................................   $  4,745      $  6,055        $ 1,274
                                                                         --------      --------        -------
                                                                         --------      --------        -------
Unaudited pro forma net income (Note 13)..............................                                 $   764
                                                                                                       -------
                                                                                                       -------

   The accompanying notes are an integral part of these financial statements.

                         COMBINED PREDECESSOR COMPANIES
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                    COMMON      ADDITIONAL       RETAINED
                                                                    STOCK     PAID-IN CAPITAL    EARNINGS     TOTAL
                                                                    ------    ---------------    ---------    ------
Balance at December 31, 1993.....................................    $575         $ 1,371         $ 2,297     $4,243
     Capital contributions.......................................      --             490              --        490
     Distributions to shareholders...............................      --              --          (3,074)    (3,074)
     Redemption of common stock..................................      --              --            (386)      (386)
     Net income..................................................      --              --           4,745      4,745
                                                                    ------        -------         -------     ------
Balance at December 31, 1994.....................................     575           1,861           3,582      6,018
     Capital contributions.......................................      24             767             357      1,148
     Distributions to shareholders...............................      --             (22)         (3,363)    (3,385)
     Net income..................................................      --              --           6,055      6,055
                                                                    ------        -------         -------     ------
Balance at December 31, 1995.....................................     599           2,606           6,631      9,836
     Capital contributions.......................................       1             464              82        547
     Distributions to shareholders...............................      --              --          (2,730)    (2,730)
     Net income..................................................      --              --           1,274      1,274
                                                                    ------        -------         -------     ------
Balance at May 20, 1996..........................................    $600         $ 3,070         $ 5,257     $8,927
                                                                    ------        -------         -------     ------
                                                                    ------        -------         -------     ------

   The accompanying notes are an integral part of these financial statements.

                         COMBINED PREDECESSOR COMPANIES
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                              YEAR ENDED           FOR THE PERIOD
                                                                             DECEMBER 31,          JANUARY 1, 1996
                                                                        -----------------------        THROUGH
                                                                          1994          1995        MAY 20, 1996
                                                                        --------      ---------    ---------------
Cash flows from operating activities:
  Net income.........................................................   $  4,745      $   6,055       $   1,274
  Adjustments to reconcile net income to net cash (used in) provided by operating activities
     Equity in income from investment partnership....................         (4)
     Depreciation and amortization...................................        613            621             277
     Minority interest...............................................        907            745              89
     Changes in operating assets and liabilities:
       Real estate inventories.......................................    (35,308)        (8,155)        (24,803)
       Related party and other receivables...........................        101         (1,118)           (690)
       Prepaid expenses and other assets.............................       (974)        (1,299)           (256)
       Accounts payable and accrued construction liabilities.........      4,094            (35)          2,754
       Accrued expenses..............................................        (94)           919            (578)
       Customer deposits.............................................        893            513             981
                                                                        --------      ---------       ---------
          Net cash used in operating activities......................    (25,027)        (1,754)        (20,952)
                                                                        --------      ---------       ---------
Cash flows from investing activities:
  Purchase of property and equipment.................................       (849)          (962)           (330)
  Proceeds from sale of property and equipment.......................         10             26               8
                                                                        --------      ---------       ---------
          Net cash used in investing activities......................       (839)          (936)           (322)
                                                                        --------      ---------       ---------
Cash flows from financing activities:
  Borrowings under notes and mortgages payable.......................    101,789        115,740          52,839
  Repayments of notes and mortgages payable..........................    (72,373)      (111,298)        (33,689)
     Borrowings on line of credit....................................                                     7,477
     Repayments on line of credit....................................                                    (2,225)
     Repayment of bonds..............................................                                      (236)
  Related party borrowings...........................................      2,090          2,248           1,076
  Repayment of related party borrowings..............................     (1,013)        (2,073)           (510)
  Distributions to minority interest.................................       (340)          (791)
  Transaction costs..................................................                    (1,114)           (957)
  Capital contributions..............................................        490          1,123             547
  Capital distributions..............................................     (2,722)        (3,301)         (2,730)
                                                                        --------      ---------       ---------
          Net cash provided by financing activities..................     27,921            534          21,592
                                                                        --------      ---------       ---------
Net increase (decrease) in cash and cash equivalents.................      2,055         (2,156)            318
Cash and cash equivalents, beginning of period.......................      2,811          4,866           2,710
                                                                        --------      ---------       ---------
Cash and cash equivalents, end of period.............................   $  4,866      $   2,710       $   3,028
                                                                        --------      ---------       ---------
                                                                        --------      ---------       ---------

   The accompanying notes are an integral part of these financial statements.

                         COMBINED PREDECESSOR COMPANIES
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1--BUSINESS ORGANIZATION

     The Fortress Group, Inc. ('Fortress' or the 'Company') was founded in 1995 to create a national homebuilding company to be engaged in the acquisition and development of land or improved lots and the construction of residential for-sale housing.

     Fortress has entered into definitive agreements to acquire, simultaneously with the closing of an initial public offering (the Offering), four homebuilding companies, Buffington Homes, Inc. (Buffington), Christopher Homes and Affiliates (Christopher), The Genesee Company (Genesee), and Solaris Development Corporation (Solaris), and one mortgage company, Sunstar Mortgage Limited Liability Company (Sunstar) in exchange for common and preferred stock and cash. The four homebuilders and the mortgage company to be acquired by Fortress combined with the Fortress holding company are referred to herein as the 'Predecessor Companies.'

     The aggregate consideration to be paid by Fortress in these transactions is as follows:

          (a) An aggregate of $5,995,000 in cash;

          (b) An aggregate of 6,233,875 shares of common stock of the Company;
     and

          (c) An aggregate of 20,000 shares of Series A 11% Cumulative Convertible Preferred Stock of the Company, see Note 12.

     The allocation of the above to each of the Predecessor Companies is as follows:

                                                                                    COMMON      PREFERRED
                                                                                    SHARES        SHARES
                       PREDECESSOR COMPANY                             CASH       ALLOCATION    ALLOCATION
                       -------------------                          ----------    ----------    ----------
Buffington.......................................................   $1,129,000     1,897,897          --
Christopher......................................................      179,000     1,691,227          --
Genesee..........................................................      811,000     1,729,495      20,000
Solaris/Sunstar..................................................    3,876,000       915,256          --
                                                                    ----------    ----------      ------
                                                                    $5,995,000     6,233,875      20,000
                                                                    ----------    ----------      ------
                                                                    ----------    ----------      ------

     The consideration to be paid for the Predecessor Companies was determined through arm's length negotiations among the Company and representatives of the Predecessor Companies.

     Fortress completed the Offering and the acquisitions on May 20, 1996.

NOTE 2--BASIS OF PRESENTATION

     Simultaneously with the closing of the Offering, Fortress will acquire by merger each of the five operating businesses, Buffington, Christopher, Genesee, Solaris and Sunstar (the Mergers). The accompanying combined financial statements and related notes to the combined financial statements are presented on a combined basis without giving effect to the Mergers or the Offering. The assets and liabilities of the Predecessor Companies are reflected at their historical amounts and include accounts of joint ventures where the Company controls the management activities and holds a significant economic interest. All inter-company transactions have been eliminated.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Estimates by management

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         COMBINED PREDECESSOR COMPANIES
            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Revenue recognition

     Residential and lot sales are recognized when all conditions precedent to closing have been fulfilled and title has passed to the buyer. The Company generally enters into contracts of sale for its houses in advance of their construction. The Company's standard residential sales contract generally requires the customer to make an earnest money deposit which is recognized as a liability until the sale closes.

  Real estate inventories and cost of sales

     All real estate inventories which are held for sale are carried at cost which is less than fair value as measured in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.' Fair value is measured based on the application of discounting expected future cash flows of each of the Company's real estate developments. Costs incurred which are included in inventory consist of land, land development, direct and certain indirect construction costs, interest and real estate taxes, and direct model construction costs and related improvements.

     At the time of revenue recognition, cost of sales is charged with the actual construction costs incurred and any estimate to complete (specific identification), plus an allocation of the total estimated cost of land and land development, interest, real estate taxes and any other capitalizable common costs based on the relative sales value method of accounting.

     The Company generally provides a one year limited warranty of workmanship and materials with each of its homes. Accordingly, a warranty reserve, based on the Company's historical experience, is provided as residential sales are closed; this reserve is reduced by the cost of subsequent work performed.

  Interest capitalization

     Interest and related debt issuance costs are capitalized to qualifying real estate inventories as incurred, in accordance with SFAS No. 34, 'Capitalization of Interest Cost,' and charged to cost of sales as revenue from residential sales is recognized. The interest and related debt issuance costs capitalized are determined by applying a weighted average capitalization rate to the accumulated qualified real estate expenditures. The capitalization rate is based on the Company's outstanding borrowings associated with the acquisition, development and construction of the qualified real estate inventory. The amount of financing costs capitalized does not exceed those costs incurred for any year presented in the accompanying combined financial statements.

  Deferred transaction costs

     Transaction costs, which consist of costs incurred in conjunction with the Mergers and Offering, have been deferred and will be recorded as a reduction of equity when the Offering is completed.

  Property and equipment

     Property and equipment are carried at cost less accumulated depreciation and are depreciated using either straight line or accelerated depreciation methods over the estimated useful lives of the assets which range in years from 5 to 10. Costs incurred for common area model improvements and certain furnishings are amortized on a per unit basis as home sales in the related development are closed. Significant additions and improvements are capitalized, while expenditures for repairs and maintenance are charged to operations, as incurred.

  Income taxes

     Each of the Predecessor Companies was either a subchapter S corporation or partnership for income tax purposes for all periods presented and, accordingly, any income tax liabilities are the responsibility of the Predecessor Companies' respective shareholders or partners. The combined financial statements of Christopher

                         COMBINED PREDECESSOR COMPANIES
            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

are comprised of one subchapter S corporation, one limited partnership and two C corporations. Each of the Predecessor Companies subchapter S corporation or partnership status will terminate on consummation of the Merger, as disclosed in Notes 1 and 2. See Note 13 for information regarding the pro forma income tax disclosure.

     For the year ended 1994, no income tax benefit was recorded for the losses related to the C corporations of Christopher because there was no remaining taxable income in the three year carry back period. For 1995 and 1996, no income tax provision was recognized because the taxable income generated by the combined Christopher entities was primarily incurred by the S corporation. The tax provision for the years ended December 31, 1995 and 1994 represent the greater of income or equity component of Texas state franchise taxes.

     At December 31, 1994 and 1995 and May 20, 1996, no deferred taxes have been provided for the net operating losses and other temporary differences between the financial reporting basis and the income tax basis because the realization of the net deferred tax asset is unlikely. Net operating loss carry forwards available in 1995 aggregate approximately $325,000. The fiscal tax year ends for Christopher's C corporations are April 30 and June 30, respectively.

  Historical net income per share

     Historical net income per share has not been presented as it is not deemed to be a meaningful presentation as a result of the Mergers.

  Cash and cash equivalents

     For purposes of reporting cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Supplemental disclosures of cash flow information are as follows (in thousands):

                                                                        YEAR ENDED            PERIOD
                                                                       DECEMBER 31,       JANUARY 1, 1996
                                                                    ------------------        THROUGH
                                                                     1994        1995      MAY 20, 1996
                                                                    ------      ------    ---------------
Cash paid for:
     Interest....................................................   $6,163      $8,612        $ 2,826
                                                                    ------      ------        -------
Income taxes.....................................................   $  231      $   83        $     6
                                                                    ------      ------        -------
                                                                    ------      ------        -------

                         COMBINED PREDECESSOR COMPANIES
            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
     Supplemental disclosure of non-cash activities are summarized as follows (in thousands):

                                                                           YEAR ENDED          PERIOD
                                                                          DECEMBER 31,     JANUARY 1, 1996
                                                                         --------------        THROUGH
                                                                          1994     1995     MAY 20, 1996
                                                                         ------    ----    ---------------
Net assumption and assignment of Special Improvement District Bonds...   $  590    $623         $ (83)
Distribution of property to owners of Predecessor Companies...........      353      58
Redemption of common stock for notes payable..........................      386
Other.................................................................       45      35
                                                                         ------    ----         -----
     Total............................................................   $1,374    $716         $ (83)
                                                                         ------    ----         -----

NOTE 4--REAL ESTATE INVENTORIES

     Real estate inventories are summarized as follows (in thousands):

                                                                          DECEMBER 31,
                                                                      --------------------    MAY 20,
                                                                        1994        1995        1996
                                                                      --------    --------    --------
Work-in-progress:
     Sold homes....................................................   $ 38,177    $ 34,460    $ 53,355
     Speculative homes.............................................     17,275      24,208      34,423
                                                                      --------    --------    --------
                                                                        55,452      58,668      87,778
                                                                      --------    --------    --------
Land:
     Finished lots.................................................     24,496      28,219      34,029
     Land under development........................................     12,447      12,819         984
     Land and other costs..........................................        729         456       1,887
                                                                      --------    --------    --------
                                                                        37,672      41,494      36,900
                                                                      --------    --------    --------
Models.............................................................      8,090       8,854       9,142
                                                                      --------    --------    --------
     Total.........................................................   $101,214    $109,016    $133,820
                                                                      --------    --------    --------
                                                                      --------    --------    --------

     Models are constructed to assist in the marketing effort of a development and speculative construction represents non-model homes either under construction or substantially completed which are not subject to a sales contract.

NOTE 5--PROPERTY AND EQUIPMENT

     Property and equipment is summarized as follows (in thousands):

                                                                                DECEMBER 31,
                                                                              ----------------    MAY 20,
                                                                               1994      1995      1996
                                                                              ------    ------    -------
Model home upgrades and furnishings........................................   $1,559    $1,997    $1,435
Equipment and furniture....................................................      826     1,197     1,363
Vehicles...................................................................      279       266       250
Leasehold improvements.....................................................       44        44        36
Other......................................................................       67       108
                                                                              ------    ------    -------
                                                                               2,775     3,612     3,084
                                                                              ------    ------    -------
Less: Accumulated depreciation and amortization............................   (1,001)   (1,513)   (1,371)
                                                                              ------    ------    -------
                                                                              $1,774    $2,099    $1,713
                                                                              ------    ------    -------
                                                                              ------    ------    -------

                         COMBINED PREDECESSOR COMPANIES
            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 6--NOTES AND MORTGAGES PAYABLE

     Notes and mortgages payable are summarized as follows (in thousands):

                                                                             DECEMBER 31,
                                                                          ------------------     MAY 20,
                                                                           1994       1995        1996
                                                                          -------    -------    --------
Project specific land, land development and construction loans.........   $63,032    $66,629    $ 85,775
Demands for deed on sales-leasebacks...................................     2,370        230
Other loans............................................................     1,272      1,149       3,254
Subordinated investor notes and equity participation loans.............    16,487     19,596      22,975
                                                                          -------    -------    --------
                                                                          $83,161    $87,604    $112,004
                                                                          -------    -------    --------
                                                                          -------    -------    --------

     The loan agreements for project specific land, land development and construction loans are collateralized by a lien on the applicable residential development project or a specific unit under construction. Repayment of these loans are normally payable upon the closing of the encumbered unit. The method to determine the repayment amount varies depending on the specific loan agreement but is generally based on a specified per unit amount or as a percentage of the sale price of the sold unit. In addition, the loan agreements typically include a limitation on the total amount that can be borrowed or the amount that can be outstanding at any time. These loans bear interest at annual variable rates ranging from .5% to 2.0% over prime (8.75% to 10.25% at May 20, 1996) or a fixed rate of 9.0%. The shareholders of Genesee, Christopher and Sunstar have personally guaranteed the repayment of a significant amount of the outstanding project specific land, land development and construction loans.

     Demands for deed on sales-leaseback represent financing arrangements on certain finished model homes which are leased by Christopher for one to two years for marketing purposes. The demand for deed yields approximately 12% annually with a 3% commission paid upon the resale of the model home.

     Other loans consist of non-recourse notes payable secured by assets of the Company not related to its normal business operations of homebuilding. These loans bear interest at an annual rate of 2.0% over prime (10.25% at May 20, 1996) or a fixed rate of 6.0%. Repayment of these loans varies based on the terms of the respective loan agreements.

     Subordinated investor notes and equity participation loans generally consist of loans from third party investors which were used to facilitate the initial purchase of residential real estate to be held for development for certain Genesee and Christopher projects.

     The investor loans outstanding for Christopher are secured by a deed of trust, subordinated to the land acquisition and development loan. These notes are payable in monthly distributions equal to a 15% annualized return and a 10% fee due at the closing of each lot collateralized. The sole shareholder of Christopher has personally guaranteed the repayment of these obligations which at December 31, 1994 and 1995 and at May 20, 1996 was approximately $6.1 million, $9.2 million and $10.6 million, respectively.

     Genesee's subordinated seller notes are either unsecured or collateralized by a lien on its real estate inventories and are guaranteed by Genesee's sole stockholder. Genesee's outstanding obligation for these loans at December 31, 1994 and 1995 and May 20, 1996 was approximately $4.3 million, $5.9 million and $7.9 million, respectively. Generally, these loans bear interest at a fixed annual rate of 12%, paid monthly. The unsecured notes entitle the holder to receive an additional 6% interest per annum payable at maturity of the note. These notes generally have maturities of six months, at which time the principal and all unpaid interest are due.

     Genesee has entered into a series of equity participation agreements and related notes payable with one private investor. Under these agreements, Genesee has received advances from this equity participant totaling $6.1 million, $4.6 million and $4.5 million as of December 31, 1994 and 1995 and May 20, 1996, respectively, in the form of equity participation notes payable. The proceeds from these notes are used to acquire and develop various predetermined real estate properties and to construct homes in certain developments.

                         COMBINED PREDECESSOR COMPANIES
            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 6--NOTES AND MORTGAGES PAYABLE--(CONTINUED)

     In general, no interest is accrued on the principal balance of these notes, but rather, the note holder is entitled to a portion of the net profits of the development which collateralizes the note. However, at May 20, 1996, Genesee had two equity participation notes payable which require that the private investor receive the greater of some minimal rate of return or a portion of the net profits of the development. At May 20, 1996, Genesee has accrued approximately $289,000 in interest costs, all of which has been capitalized, related to these two notes since the developments which collateralize these notes are in the start-up stages and net profits earned as of May 20, 1996 have been less than the minimum rate of return guaranteed the investor. With respect to the other equity participation agreements, in the event of default, interest would be accrued at the rate of the greater of 3% over prime or 18%, retroactive to the origination date of the note. As of May 20, 1996, there have been no events of a default. Genesee periodically reviews the expected profits and cash flows of developments with equity participation notes payable and would accrue interest on the notes if it determined that an event of default was probable. In general, equity participation notes payable have maturities within two years of origination.

     Based upon the equity participation agreements, net profits of the individual developments are distributed, at Genesee's discretion, as follows: first, distributions are to repay the principal balance and interest, if applicable, of the equity participation note payable related to that development; and second, once the principal balance of the equity participation note payable for a development is repaid, net profits are distributed between the equity participant and Genesee.

     Maturities of notes and mortgages payable in future periods are as follows (in thousands):

YEAR ENDED DECEMBER 31,
-----------------------
1996....................................................................  $ 87,561
1997....................................................................    20,808
1998....................................................................     3,578
1999....................................................................        56
2000....................................................................         1
                                                                          --------
                                                                          $112,004
                                                                          --------
                                                                          --------

     The timing of repayments on these notes and mortgages payable may differ from the above schedule due to the actual closing pace of the units sold.

     Interest and related debt issuance costs incurred and capitalized aggregated approximately $11.7 million, $16.1 million and $5.2 million for the years ended December 31, 1994 and 1995 and the period January 1, 1996 through to May 20, 1996, respectively.

NOTE 7--ACCRUED EXPENSES

     Included in accrued expenses are Special Improvement District assessments which consist of special assessments issued by the city of Las Vegas to fund the acquisition and construction of certain public improvements specially benefiting property located in the City's Special Improvement District No. 404, the Summerlin area. The city-issued bonds are secured by the unpaid assessments on property within the district and are payable by the property owners. The assessments are due on April 1 and October 1 of each year until October 1, 2009. As property is sold, the balance of the assessment is assigned to, and the liability assumed by, the buyer of the property. For the years ended December 31, 1994 and 1995 and the period from January 1, 1996 through May 20, 1996, management believes that maturities of these obligations prior to buyer assumptions will not be material to these combined financial statements of the Predecessor Companies. The outstanding obligation for these assessments at December 31, 1994 and 1995 and May 20, 1996 is $2.3 million, $1.5 million and $1.3 million, respectively.

                         COMBINED PREDECESSOR COMPANIES
            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 8--MINORITY INTERESTS

     The minority interests at December 31, 1994 and 1995 and May 20, 1996 include Solaris' Village Lakes and Park Village ventures in which these partners hold a 50% non-controlling ownership interest and 34% ownership interest, respectively. The minority interest expense included in the accompanying combined financial statements includes the minority partners' interest in the profits generated by the real estate ventures based on the respective ownership interest.

NOTE 9--RELATED PARTY TRANSACTIONS

     Immediate family members of certain shareholders of Buffington have an interest in a title insurance company which provides title services to Buffington's home buyers. It has been the business practice to normally pay closing costs and title insurance premiums to this title company on behalf of its customers as an inducement to purchase the Buffington product. Title insurance premiums are state regulated and the fees charged to Buffington are consistent to those fees paid to unrelated customers. Fees in the approximate amount of $568,000, $674,000 and $315,000 were paid by Buffington for the years ended December 31, 1994 and 1995, and the period from January 1, 1996 through May 20, 1996, respectively.

     The owners of Buffington held an ownership interest in a residential mortgage origination company. Buffington paid origination fees to this affiliated company on behalf of its customers in the amount of $447,000, and $584,000 for the years ended December 31, 1994 and 1995. No origination fees were paid by Buffington to this related party in the period from January 1, 1996 through May 20, 1996.

     Genesee has entered into an agreement with a company (from which the sole shareholder receives compensation for management services) to perform certain marketing and management activities on behalf of Genesee. For the years ended December 31, 1994 and 1995, approximately $356,000 and $98,000 has been recorded under this agreement, respectively. This agreement was terminated as of January 1, 1996.

     Genesee is involved in a limited partnership in which its sole shareholder receives compensation for management services. The purpose of this partnership is to acquire and develop land for sale. Genesee receives management fees from the partners of this partnership for services performed which was approximately $102,000 and $6,000 for the years ended December 31, 1994 and 1995, respectively. No management fees were received in the period from January 1, 1996 through May 20, 1996. In addition, Genesee is entitled to a marketing fee, but it has allowed a company, from which the sole shareholder receives management compensation, to receive this fee directly from the partnership with no financial impact on these combined statements. With respect to this same partnership, Genesee has entered into several agreements to purchase land at its estimated fair market value. For the year ended December 31, 1994, Genesee acquired approximately $2.7 million. No land acquisitions from this partnership were made in 1995 or 1996.

     Genesee pays a fee to an entity owned by its sole shareholder which provides negotiation services in connection with the purchase of land. For the years ended December 31, 1994 and 1995, Genesee recognized in cost of sales related expense of $145,000 and $5,000, respectively. No such services were purchased during the period from January 1, 1996 through May 20, 1996.

     Genesee has made several home sales to its employees for which sales revenues and the related cost of sales have been included in the accompanying combined statements of income. For the year ended December 31, 1994, the sales revenue recognized was approximately $454,000, and cost of sales of $405,000. Genesee made no home sales to employees during the year ended December 31, 1995 or the period from January 1, 1996 through May 20, 1996.

     Christopher provides certain accounting services for related parties and in return receives a management fee, which was approximately $343,000 and $39,000 for the years ended December 31, 1994 and 1995, respectively. No fees were received in the period January 1, 1996 through May 20, 1996. Sales commissions paid by related parties to Christopher amounted to approximately $108,000 and $62,000 for the years ended December 31, 1994

                         COMBINED PREDECESSOR COMPANIES
            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 9--RELATED PARTY TRANSACTIONS--(CONTINUED)

and 1995, respectively. No sales commissions were paid to related parties in the period January 1, 1996 through May 20, 1996. In addition, Christopher paid rent during the years ended December 31, 1994 and 1995 and the period from January 1, 1996 through May 20, 1996 of approximately $34,000, $34,000 and $14,000, respectively, for office and warehouse space under a month-to-month lease to a related party.

     Solaris entered into an office lease with an affiliated company on November 1, 1995. Rent expense related to this lease was approximately $32,500 for the period January 1, 1996 through to May 20, 1996.

NOTE 10--EMPLOYEE BENEFIT PLANS

     Each of the Predecessor Companies excluding Christopher maintains a contributory profit sharing plan established pursuant to the provisions of
Section 401(k) of the Internal Revenue Code which provides retirement benefits for their eligible employees. The Predecessor Companies may make annual discretionary or matching contributions to the respective plans. Contributions were approximately $207,000, $156,000 and $38,000 for each of the years ended December 31, 1994 and 1995 and the period from January 1, 1996 through May 20, 1996, respectively.

NOTE 11--COMMITMENTS AND CONTINGENCIES

  Leases

     The Predecessor Companies lease various office space, models and equipment under noncancellable operating lease agreements which expire at various dates and on month-to-month lease arrangements. Rent expense under such leases aggregated approximately $673,000, $825,000 and $442,000 during the years ended December 31, 1994, 1995 and the period January 1, 1996 through May 20, 1996, respectively. Future minimum rental payments under fixed expiration term operating leases are as follows (in thousands):

YEAR ENDED DECEMBER 31,
-----------------------
1996........................................................................  $284
1997........................................................................   220
1998........................................................................   137
1999........................................................................   124
2000........................................................................    98
                                                                              ----
                                                                              $863
                                                                              ----
                                                                              ----

     Genesee leases certain office equipment classified as capital leases. These leases have a cost of $196,000, $206,000 and $207,000 and accumulated depreciation of approximately $52,000, $81,000 and $97,000 as of December 31, 1994 and 1995 and the period January 1, 1996 through May 20, 1996, respectively. The scheduled future minimum lease payments are $84,000.

  Other commitments

     On January 1, 1994 Solaris entered into a consulting contract with a former shareholder which requires Solaris to pay a fee for services rendered in the amount of $5,000 per month over a sixty month period.

     The Company is involved in various routine legal proceedings incidental to the conduct of its normal business operations. In the opinion of the Predecessor Companies' management, these matters are not anticipated to have a material adverse effect on the financial position or results of operations or cash flows of the Company.

     Christopher has signed a letter of intent to purchase a parcel of land for approximately $7.7 million in a master planned development in Las Vegas, Nevada.

                         COMBINED PREDECESSOR COMPANIES
            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 12--SHAREHOLDERS' EQUITY

     The Company has authorized 2 million shares (par value of $.01) of which 20,000 shares have been authorized as Series A 11% Cumulative Convertible Non-Voting Preferred Stock of which no shares were issued and outstanding as of May 20, 1996. The preferred stock is restricted from converting into common stock of Fortress for the first two years that such shares are issued and outstanding. The preferred stock has a liquidation preference of $100 per share ($2 million in the aggregate) and other terms, as defined in the Certificate of Designation. The conversion ratio of such shares is the lesser of the price of the common stock Offering or 75% of the lowest closing price during the thirty days immediately preceding the date of conversion.

     Effective January 1, 1994, Solaris redeemed 1,000 shares of common stock held by a shareholder and provided a note payable collateralized by the redeemed shares in the amount of $386,000, this transaction resulted in a decrease in retained earnings of $386,000 and no gain or loss. At December 31, 1994 the amount of the note payable outstanding was approximately $318,000.

     In 1995, Genesee adopted an incentive stock option plan for certain employees. The plan allows the grant of options to purchase up to 10,000 shares of Genesee's common stock. The exercise price is equal to the estimated fair value of the common stock at the date of grant. The options generally vest nine years after the date of grant, but the vesting period is accelerated upon a change of control or the occurrence of certain other events as specified in the plan agreement. The options are exercisable over periods of up to 10 years. During 1995, options to purchase 10,000 shares of Genesee's common stock were granted at an exercise price of $50.15 per share. All outstanding options were exercised on May 20, 1996.

NOTE 13--UNAUDITED PRO FORMA NET INCOME

     The following unaudited pro forma income tax information is presented in accordance with SFAS No. 109,'Accounting for Income Taxes', as if the Company had been a C Corporation subject to Federal and state income taxes for period from January 1, 1996 through May 20, 1996.

                                                                      FOR THE PERIOD
                                                                      JANUARY 1, 1996
                                                                          THROUGH
                                                                       MAY 20, 1996
                                                                      ---------------
Net income before pro forma adjustments, per statement of
  operations.......................................................    $ 1,274
Pro forma adjustment:
     Provision for income taxes at estimated effective rate of
       40%.........................................................        510
                                                                       -------
Pro forma net income...............................................    $   764
                                                                       -------
                                                                       -------

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Shareholders of Buffington Homes, Inc.

     In our opinion, the accompanying combined balance sheets and the related combined statements of operations, shareholders' equity and of cash flows present fairly, in all material respects, the combined financial position of Buffington Homes, Inc. (the 'Company') at May 20, 1996, December 31, 1995 and 1994, and the combined results of their operations and cash flows for the period January 1, 1996 through May 20, 1996 and each of the two years in the period ended December 31, 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 1, Buffington Homes, Inc. was acquired by The Fortress Group Inc. on May 20, 1996.

PRICE WATERHOUSE LLP

Austin, Texas
November 25, 1996

                             BUFFINGTON HOMES, INC.
                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                       DECEMBER 31,
                                                                                    ------------------    MAY 20,
                                                                                     1994       1995       1996
                                                                                    -------    -------    -------
                                     ASSETS
Cash and cash equivalents........................................................   $ 1,741    $   335    $   246
Receivables......................................................................       352        382        392
Real estate inventories..........................................................    12,083     16,587     24,721
Property and equipment, net......................................................       233        425        406
Prepaid and other assets.........................................................     1,355      1,547      1,899
                                                                                    -------    -------    -------
     Total assets................................................................   $15,764    $19,276    $27,664
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued construction liabilities............................   $ 1,643    $ 1,677    $ 2,131
Notes payable....................................................................     9,748     14,537     21,294
Other accrued expenses...........................................................       809        674        485
Customer deposits................................................................        69        130        563
                                                                                    -------    -------    -------
     Total liabilities...........................................................    12,269     17,018     24,473
                                                                                    -------    -------    -------
Commitments and contingencies--Note 9 Shareholders' equity:
  Common stock...................................................................        22         24         25
  Additional paid-in capital.....................................................       206        855        855
  Retained earnings..............................................................     3,267      1,379      2,311
                                                                                    -------    -------    -------
     Total shareholders' equity..................................................     3,495      2,258      3,191
                                                                                    -------    -------    -------
     Total liabilities and shareholders' equity..................................   $15,764    $19,276    $27,664
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------

   The accompanying notes are an integral part of these financial statements.

                             BUFFINGTON HOMES, INC.
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                YEAR ENDED         FOR THE PERIOD
                                                                               DECEMBER 31,        JANUARY 1, 1996
                                                                           --------------------        THROUGH
                                                                            1994         1995       MAY 20, 1996
                                                                           -------      -------    ---------------
Revenue:
  Sales.................................................................   $63,776      $52,488        $22,332
  Other revenue.........................................................       345          286            300
                                                                           -------      -------    -----------
     Total revenue......................................................    64,121       52,774         22,632
  Cost of sales.........................................................    53,523       44,186         18,063
                                                                           -------      -------    -----------
     Gross profit.......................................................    10,598        8,588          4,569

Operating expenses:
  Selling expenses......................................................     3,399        3,340          1,462
  General and administrative expenses...................................     5,246        5,401          1,508
                                                                           -------      -------    -----------
     Net operating income...............................................     1,953         (153)         1,599

Other expense (income):
  Interest expense......................................................        94           80             62
  Interest and other income.............................................      (101)         (71)
                                                                           -------      -------    -----------
     Income (loss) before provision for taxes...........................     1,960         (162)         1,537
                                                                           -------      -------    -----------
Provision for taxes.....................................................        83           21             --
                                                                           -------      -------    -----------
Net income (loss).......................................................   $ 1,877      $  (183)       $ 1,537
                                                                           -------      -------    -----------
                                                                           -------      -------    -----------
Unaudited pro forma net income (Note 10)................................                               $   922
                                                                                                   -----------
                                                                                                   -----------

   The accompanying notes are an integral part of these financial statements.

                             BUFFINGTON HOMES, INC.
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                          COMMON    ADDITIONAL
                                                                          STOCK      PAID-IN      RETAINED
                                                                          AMOUNT     CAPITAL      EARNINGS    TOTAL
                                                                          ------    ----------    --------    ------
Balance at December 31, 1993...........................................    $ 22        $106        $1,784     $1,912
  Capital contributions................................................      --         100            --        100
  Capital distributions................................................      --          --          (394)      (394)
  Net income...........................................................      --          --         1,877      1,877
                                                                          ------    --------      -------     ------
Balance at December 31, 1994...........................................      22         206         3,267      3,495
  Capital contributions................................................       2         649            --        651
  Capital distributions................................................      --          --        (1,705)    (1,705)
  Net loss.............................................................      --          --          (183)      (183)
                                                                          ------    --------      -------     ------
Balance at December 31, 1995...........................................      24         855         1,379      2,258
  Capital contributions................................................       1          --            --          1
  Capital distributions................................................      --          --          (605)      (605)
  Net income...........................................................      --          --         1,537      1,537
                                                                          ------    --------      -------     ------
Balance at May 20, 1996................................................    $ 25        $855        $2,311     $3,191
                                                                          ------    --------      -------     ------
                                                                          ------    --------      -------     ------

   The accompanying notes are an integral part of these financial statements.

                             BUFFINGTON HOMES, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                YEAR ENDED         FOR THE PERIOD
                                                                               DECEMBER 31,        JANUARY 1, 1996
                                                                           --------------------        THROUGH
                                                                            1994         1995       MAY 20, 1996
                                                                           -------      -------    ---------------
Cash flows from operating activities:
  Net income (loss).....................................................   $ 1,877      $  (183)       $ 1,537
  Adjustments to reconcile net income to net cash used by operating activities
     Depreciation and amortization......................................       129          207            105
     Increase in receivables............................................      (176)          (9)           (10)
     Increase in real estate inventories ...............................    (1,105)      (4,482)        (8,134)
     Increase in prepaid and other assets...............................      (861)        (293)          (352)
     (Decrease) increase in accounts payable, accrued construction
       liabilities and other and accrued expenses.......................      (639)        (101)           265
     Customer deposits..................................................      (105)          61            433
                                                                           -------      -------    -----------
       Net cash used by operating activities............................      (880)      (4,800)        (6,156)
                                                                           -------      -------    ------------
Cash flows from investing activities:
  Purchase of equipment.................................................      (210)        (399)           (86)
                                                                           -------      -------    ------------
  Net cash used in investing activities.................................      (210)        (399)           (86)
                                                                           -------      -------    ------------
Cash flows from financing activities:
  Stock contribution....................................................       100          651              1
  Net increase in notes payable.........................................     1,155        4,789          6,757
  Capital distribution..................................................       (41)      (1,647)          (605)
                                                                           -------      -------    ------------
       Net cash provided by financing activities........................     1,214        3,793          6,153
                                                                           -------      -------    ------------
Net increase (decrease) in cash.........................................       124       (1,406)           (89)
Cash and cash equivalents, beginning of period..........................     1,617        1,741            335
                                                                           -------      -------    ------------
  Cash and cash equivalents, end of period..............................   $ 1,741      $   335        $   246
                                                                           -------      -------    ------------
                                                                           -------      -------    ------------

   The accompanying notes are an integral part of these financial statements.

                             BUFFINGTON HOMES, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1--BUSINESS AND ORGANIZATION

     Buffington Homes, Inc. is primarily engaged in the construction of detached single-family homes in the central Texas area.

     The combined financial statements include the accounts of Buffington Homes, Inc., Buffington San Antonio, Buffington Development, Buffington Central Texas and Elements! which are wholly owned by the stockholders of Buffington Homes, Inc. The combined entities are hereafter referred to as the Company. All significant intercompany accounts and transactions have been eliminated in combination.

     Buffington Homes, Inc. is engaged in the construction of detached single family homes in the Austin, Texas area. It had 1,000,000 shares of $1.00 par value Common Stock authorized with 2,000 shares issued and outstanding for the years ended December 31, 1994, 1995 and the period January 1 through May 20, 1996. Buffington San Antonio was formed in 1993 and is engaged in the construction of homes in the San Antonio, Texas area. It had 1,000,000 shares of $.01 par value Common Stock authorized with 1,000,000 shares issued and outstanding for the years ended December 31, 1994, 1995 and the period January 1 through May 20, 1996. Elements! was formed in 1993 to provide interior design services to Buffington Homes, Inc. and unrelated buyers. Elements! had 1,000,000 shares of $.01 par value Common Stock authorized, issued and outstanding for the years ended December 31, 1994 and 1995 and the period January 1 through May 20, 1996. Buffington Development was incorporated in 1994 for the purpose of holding lot inventory in Austin, Texas. Buffington Development had 1,000,000 shares of $.01 par value Common Stock authorized with 10,000 shares issued and outstanding at December 31, 1994 and 1995 and 11,000 shares at May 20, 1996, respectively. In 1995, Buffington Central Texas was formed to build custom homes. Buffington Central Texas is structured as a limited partnership and was initially capitalized with a $2,000 contribution from the owners of Buffington Homes, Inc.

     Effective May 20, 1996, the Company and its shareholder executed a definitive agreement with the Fortress Group, Inc. (Fortress) pursuant to which the Company merged with Fortress (the Merger). All outstanding shares of the Company were exchanged for cash and shares of Fortress's common stock concurrent with the consummation of the initial public offering of Fortress.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Estimates by Management

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Residential sales are recognized when all conditions precedent to closing have been fulfilled and title has passed to the buyer. The Company's homes are generally sold in advance of their construction. The Company's standard sales contract generally requires the customer to make an earnest money deposit which is recognized as a liability until the unit closes.

  Real Estate Inventories and Cost of Sales

     All real estate inventories, which are held for sale, are carried at cost which is less than fair value as measured in accordance with Statement of Financial Accounting Standards (SFAS) No. 121 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.' Fair value is measured based on the application of discounting expected future cash flows of the Company's real estate developments. Costs incurred which are included in inventory consist of land, direct and certain indirect construction costs, interest and real estate taxes, certain selling incentives and direct model construction costs and related improvements.

                             BUFFINGTON HOMES, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
     At the time of revenue recognition, cost of sales is charged with the actual construction costs incurred and any estimate to complete (specific identification).

  Interest Capitalization

     Interest and related debt issuance costs are capitalized to qualifying real estate inventories as incurred, in accordance with SFAS No. 34, 'Capitalization of Interest Cost,' and charged to cost of sales when revenue from residential sales is recognized. The interest and related debt issuance costs capitalized are determined by applying a weighted average capitalization rate to the accumulated qualified real estate expenditures. The capitalization rate is based on the Company's outstanding borrowings associated with the acquisition, development and construction of the qualified real estate inventory. The amount of financing costs capitalized does not exceed those costs incurred for any year presented in the accompanying combined financial statements.

  Property and Equipment

     Property and equipment are carried at cost less accumulated depreciation and are depreciated using the straight line method over the estimated useful lives of the assets which is generally five years. Significant additions and improvements are capitalized, while expenditures for repairs and maintenance are charged to operations, as incurred.

  Selling Expenses

     Selling expenses includes all sales commissions paid, salaries paid to marketing personnel, the direct and indirect costs of sales offices and advertising expenses.

  Income Taxes

     Since January 1994, the Company has been a subchapter S corporation for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the Company's shareholders. The Company's subchapter S corporation status terminated on consummation of the Merger with Fortress disclosed in Note 1. The tax provision for the years ended December 31, 1994 and 1995 represent the greater of income or equity component of Texas state franchise taxes. See Note 10 for information regarding the pro forma income tax disclosure.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, the Company considers all highly-liquid investments with an original maturity of three months or less to be cash equivalents. Supplemental disclosures of cash flow information are as follows (in thousands):

                                                                         YEAR ENDED       FOR THE PERIOD
                                                                        DECEMBER 31,      JANUARY 1, 1996
                                                                      ----------------        THROUGH
                                                                      1994       1995      MAY 20, 1996
                                                                      ----      ------    ---------------
Cash paid for interest.............................................   $937      $1,049         $ 790
                                                                      ----      ------        ------
Cash paid for taxes................................................   $231      $   83         $   6
                                                                      ----      ------        ------
Distributions of property to owners................................   $353      $   58         $  --
                                                                      ----      ------        ------

     The Company secured a performance bond in the amount of $200,000 relating to one of the Company's contracts. This amount is considered restricted cash and is included in cash and cash equivalents at May 20, 1996.

                             BUFFINGTON HOMES, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3--REAL ESTATE INVENTORIES

     Real estate inventories are summarized as follows (in thousands):

                                                                             DECEMBER 31,
                                                                          ------------------    MAY 20,
                                                                           1994       1995       1996
                                                                          -------    -------    -------
Work in Progress:
  Sold homes (under construction)......................................   $ 6,110    $ 8,569    $13,227
  Speculative homes....................................................     2,465      3,336      6,828
                                                                          -------    -------    -------
                                                                            8,575     11,905     20,055
                                                                          -------    -------    -------
Land:
  Finished lots........................................................     2,231      3,041      2,892
                                                                          -------    -------    -------
Models.................................................................     1,277      1,641      1,774
                                                                          -------    -------    -------
Total..................................................................   $12,083    $16,587    $24,721
                                                                          -------    -------    -------
                                                                          -------    -------    -------

     Models and speculative construction include both completed homes and homes in progress. Speculative construction represents unsold homes which were built to accelerate closing. Capitalized interest included in real estate inventories aggregate $157,000 at December 31, 1994, $155,000 at December 31, 1995 and $214,000 at May 20, 1996.

NOTE 4--PROPERTY AND EQUIPMENT

     Property and equipment are summarized as follows (in thousands):

                                                                                 DECEMBER 31,
                                                                                 ------------    MAY 20,
                                                                                 1994    1995     1996
                                                                                 ----    ----    -------
Equipment and furniture.......................................................   $175    $425     $ 466
Vehicles......................................................................    112     112       119
Leasehold improvements........................................................     44      44        36
                                                                                 ----    ----    -------
                                                                                  331     581       621
Less: Accumulated depreciation and amortization...............................     98     156       215
                                                                                 ----    ----    -------
                                                                                 $233    $425     $ 406
                                                                                 ----    ----    -------
                                                                                 ----    ----    -------

     Depreciation expense recognized approximated $40,000, $58,000 and $41,000 for the years ended December 31, 1994 and 1995 and for the period January 1, 1996 through May 20, 1996, respectively.

NOTE 5--OTHER ASSETS

     Other assets are summarized as follows (in thousands):

                                                                                DECEMBER 31,
                                                                              ----------------    MAY 20,
                                                                               1994      1995      1996
                                                                              ------    ------    -------
Model home furniture (net).................................................   $  452    $  432    $  641
Lot option deposits........................................................      729       892     1,067
Architectural plans........................................................      138        91        83
Other......................................................................       36       133       108
                                                                              ------    ------    -------
                                                                              $1,355    $1,547    $1,899
                                                                              ------    ------    -------
                                                                              ------    ------    -------

     Deposits represent amounts paid to developers under lot option contracts. Option contracts generally require the payment of a cash deposit for the right to acquire lots during a specified period of time at a certain price. Under option contracts without specific performance obligations, the Company's liability is limited to forfeiture of the non-refundable deposits.

                             BUFFINGTON HOMES, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 5--OTHER ASSETS--(CONTINUED)
     Furniture for model homes is carried at cost less accumulated depreciation and is depreciated using the straight line method over the estimated useful life of the assets which is generally five years. Model home furniture totaled $626,000, $754,000 and $983,000 at December 31, 1994 and 1995 and May 20, 1996,
respectively. Accumulated depreciation totaled $174,000 and $323,000 at December 31, 1994 and 1995 and $342,000 at May 20, 1996, and depreciation expense totaled $89,000, $149,000 and $64,000 for the years ended December 31, 1994 and 1995 and for the period January 1, 1996 through May 20, 1996.

     Architectural plans are recorded at cost and amortized evenly over twelve months. Other assets also includes miscellaneous and prepaid expenses.

NOTE 6--NOTES PAYABLE

     Notes payable are summarized as follows (in thousands):

                                                                             DECEMBER 31,
                                                                           -----------------    MAY 20,
                                                                            1994      1995       1996
                                                                           ------    -------    -------
Conventional lot acquisition loans......................................   $1,947    $ 2,950    $ 2,012
Revolving project specific construction loans...........................    7,801     11,587     19,282
                                                                           ------    -------    -------
                                                                           $9,748    $14,537    $21,294
                                                                           ------    -------    -------
                                                                           ------    -------    -------

     Conventional lot acquisition loans are secured by land and include conventional loans totaling $653,000 and a non-recourse lot loan of $1,359,000. The conventional loans bear interest at both fixed and variable rates with the fixed rate being 10% per annum and variable rates ranging from 1% to 1.5% over the prime lending rate (9.25% to 9.75% at May 20, 1996). Fixed rate debt included in conventional loans outstanding at May 20, 1996 totaled $260,000. Conventional loans mature in 1996. The non-recourse lot acquisition loan bears interest at a fixed rate of 9% and matures in 1997.

     Revolving project specific construction loans are secured by the related homes and bear interest at variable rates at 1% over the prime rate as specified by the respective lender (9.25% at May 20, 1996). Loans generally mature as the underlying collateral project is completed. Interest incurred for the years ended December 31, 1994 and 1995 and the period January 1, 1996 through May 20, 1996 totaled $896,000, $1,002,000 and $704,000, respectively. Interest capitalized to the cost of homes for the years ended December 31, 1994 and 1995 and the period January 1, 1996 through May 20, 1996 totaled $802,000, $922,000 and $642,000, respectively.

NOTE 7--RELATED PARTY TRANSACTIONS

     Immediate family members of certain shareholders of the Company have an interest in a title insurance company which is not combined into Buffington Homes, Inc. which processes loan closings and issues title insurance as an intermediary to customers of Buffington Homes, Inc. Buffington Homes, Inc. normally pays closing costs and title insurance premiums to the title company on behalf of Buffington's customers. Title insurance premiums are regulated by the State of Texas. All fees charged to Buffington by the title company are the same as fees charged to unrelated customers. Fees in the approximate amount of $568,000, $674,000 and $315,000 were paid by Buffington to the title company in 1994, 1995 and the period January 1, 1996 through May 20, 1996, respectively.

     The owners of Buffington Homes, Inc. have an interest in Mortgage Acceptance Corporation (MAC), which provides mortgage loan origination services to customers of the Company. The Company pays origination fees to MAC on behalf of customers of Buffington Homes. Fees in the amount of $447,000, and $584,000 were paid to MAC on behalf of customers of Buffington Homes in 1994 and 1995. Buffington Homes, Inc. discontinued its relationship with MAC at the end of 1995.

                             BUFFINGTON HOMES, INC.
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 7--RELATED PARTY TRANSACTIONS--(CONTINUED)
     The Company had notes payable outstanding to certain owners and their immediate family members in the amount of $166,000, $330,000 and $260,000 at December 31, 1994 and 1995 and at May 20, 1996. These notes bear interest at 10% and mature in 1996.

NOTE 8--EMPLOYEE BENEFIT PLANS

     The Company has a profit sharing plan covering substantially all employees. The Company may contribute amounts as determined by the Board of Directors, not in excess of the lesser of the maximum deduction allowable for income tax purposes or a specified percentage of the operating profits of the Company, as defined in the plan. The Company accrued contributions totaling $126,000 for the year ended December 31, 1994. No contributions were made in 1995 or the period January 1, 1996 through May 20, 1996.

NOTE 9--COMMITMENTS AND CONTINGENCIES

     The Company currently leases its office space under a five year renewable lease. Certain equipment is also leased under non-cancelable operating leases. Rent expense under such leases aggregated $370,000, $378,000 and $105,000 during the years ended December 31, 1994 and 1995 and for the period from January 1, 1996 through May 20, 1996. Future minimum lease payments as of December 31, 1995 were $139,000 and $35,000 for the remainder of 1996 and 1997.

     The Company is involved in various routine legal proceedings incidental to the conduct of its normal business operations. The Company's management believes that none of these legal proceedings will have a material adverse impact on the financial condition or results of operations of the Company.

NOTE 10--UNAUDITED PRO FORMA NET INCOME

     The following unaudited pro forma income tax information is presented in accordance with SFAS No. 109, 'Accounting for Income Taxes,' as if the Company had been a C Corporation subject to Federal and state income taxes for period from January 1, 1996 through May 20, 1996.

                                                                      FOR THE PERIOD
                                                                      JANUARY 1, 1996
                                                                          THROUGH
                                                                       MAY 20, 1996
                                                                      ---------------
Net income before pro forma adjustments, per statement of
  operations.......................................................       $ 1,537
Pro forma adjustment:
  Provision for income taxes at estimated effective rate of 40%....           615
                                                                          -------
Pro forma net income...............................................       $   922
                                                                          -------
                                                                          -------

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Shareholder of Christopher Homes, Inc.

     In our opinion, the accompanying combined balance sheets and the related combined statements of operations, shareholder's equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Christopher Homes, Inc. and Affiliates (the 'Company') at May 20, 1996 and December 31, 1995 and 1994, and the results of their operations and their cash flows for the period January 1, 1996 through May 20, 1996 and for each of the two years in the period ended December 31, 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 1, Christopher Homes, Inc. was acquired by The Fortress Group Inc. on May 20, 1996.

PRICE WATERHOUSE LLP

Minneapolis, Minnesota
February 11, 1997

                     CHRISTOPHER HOMES, INC. AND AFFILIATES
                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                                  DECEMBER 31,
                                                                                    MAY 20,    ------------------
                                                                                     1996       1995       1994
                                                                                    -------    -------    -------
                                     ASSETS
Cash.............................................................................   $    98    $   495    $   379
Receivables......................................................................       508        710        338
Real estate inventories..........................................................    34,149     28,457     26,671
Property and equipment, net......................................................       623        517        495
Prepaid and other assets.........................................................       518        706        367
                                                                                    -------    -------    -------
     Total assets................................................................   $35,896    $30,885    $28,250
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------
                      LIABILITIES AND SHAREHOLDER'S EQUITY
Accounts payable and accrued construction liabilities............................   $ 4,950    $ 3,040    $ 2,885
Notes and mortgages payable......................................................    24,998     20,665     21,369
Special improvement district bonds...............................................     1,295      1,531      2,313
Related party payable............................................................        76        353        899
Other accrued expenses...........................................................       263        921        341
Customer deposits................................................................     3,769      3,660      3,006
                                                                                    -------    -------    -------
     Total liabilities...........................................................    35,351     30,170     30,813
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------
Commitments and contingencies--Note 9
Shareholder's equity (deficit)
  Common stock...................................................................       550        549        549
  Retained (deficit) earnings....................................................        (5)       166     (3,112)
                                                                                    -------    -------    -------
     Total shareholder's equity (deficit)........................................       545        715     (2,563)
     Total liabilities and shareholder's equity..................................   $35,896    $30,885    $28,250
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------

   The accompanying notes are an integral part of these financial statements.

                     CHRISTOPHER HOMES, INC. AND AFFILIATES
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                           FOR THE PERIOD          YEAR ENDED
                                                                           JANUARY 1, 1996        DECEMBER 31,
                                                                               THROUGH        --------------------
                                                                            MAY 20, 1996       1995         1994
                                                                           ---------------    -------      -------
Revenue:
  Residential sales.....................................................       $15,582        $34,726      $13,864
  Lot sales.............................................................           537          3,824          849
  Other revenue.........................................................            --             62          108
                                                                           -----------        -------      -------
     Total revenue......................................................        16,119         38,612       14,821
Cost of sales...........................................................        13,730         31,834       12,616
                                                                           -----------        -------      -------
Gross profit............................................................         2,389          6,778        2,205
Operating expenses:
  Selling expenses......................................................           850          2,008        1,512
  General and administrative expenses...................................           759          1,504        1,550
                                                                           -----------        -------      -------
     Net operating income (loss)........................................           780          3,266         (857)
Other (expense) income, net.............................................            12            120          359
                                                                           -----------        -------      -------
Net income (loss).......................................................       $   792        $ 3,386      $  (498)
                                                                           -----------        -------      -------
                                                                           -----------        -------      -------
Unaudited pro forma net income (Note 10)................................       $   475
                                                                           -----------
                                                                           -----------

   The accompanying notes are an integral part of these financial statements.

                     CHRISTOPHER HOMES, INC. AND AFFILIATES
                      COMBINED STATEMENTS OF SHAREHOLDER'S
                                (DEFICIT) EQUITY
                                 (IN THOUSANDS)

                                                                                               RETAINED
                                                                                     COMMON    (DEFICIT)
                                                                                     STOCK     EARNINGS     TOTAL
                                                                                     ------    --------    -------
Balance at January 1, 1993........................................................    $549     $(2,134)    $(1,585)
  Distributions to shareholder....................................................                (480)       (480)
  Net loss........................................................................      --        (498)       (498)
                                                                                     ------    --------    -------
Balance at December 31, 1994......................................................     549      (3,112)     (2,563)
  Contributions by shareholder....................................................                 357         357
  Distributions to shareholder....................................................                (465)       (465)
  Net income......................................................................      --       3,386       3,386
                                                                                     ------    --------    -------
Balance at December 31, 1995......................................................     549         166         715
  Contributions by shareholder....................................................       1          82          83
  Distributions to shareholder....................................................              (1,045)     (1,045)
  Net income......................................................................      --         792         792
                                                                                     ------    --------    -------
Balance at May 20, 1996...........................................................    $550     $    (5)    $   545
                                                                                     ------    --------    -------
                                                                                     ------    --------    -------

   The accompanying notes are an integral part of these financial statements.

                     CHRISTOPHER HOMES, INC. AND AFFILIATES
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                           FOR THE PERIOD          YEAR ENDED
                                                                           JANUARY 1, 1996        DECEMBER 31,
                                                                               THROUGH        --------------------
                                                                            MAY 20, 1996       1995         1994
                                                                           ---------------    -------      -------
Cash flows from operating activities
  Net income (loss).....................................................       $   792        $ 3,386      $  (498)
  Adjustments to reconcile net income to net cash (used in) provided by operating activities:
     Equity in income from investment partnership.......................                                        (4)
     Depreciation and amortization......................................            76            182          163
     Loss on disposition of property and equipment......................                                         6
     Basis of property and equipment included in cost of sales..........                                       169
     Changes in operating assets and liabilities:
       Real estate inventories..........................................        (5,693)        (2,409)     (10,805)
       Receivables......................................................           203           (373)         120
       Prepaid and other assets.........................................           188           (339)         (31)
       Accounts payable and accrued construction liabilities............         1,910            155        1,563
       Other accrued expenses...........................................          (658)           580           61
       Customer deposits................................................           109            654          705
                                                                           -----------        -------      -------
          Net cash (used in) provided by operating activities...........        (3,073)         1,836       (8,551)
                                                                           -----------        -------      -------
Cash flows from investing activities
  Proceeds from sale of land held for investment........................                                        76
  Purchase of property and equipment....................................          (182)          (203)        (384)
  Proceeds from sale of property and equipment..........................                                        10
                                                                           -----------        -------      -------
          Net cash used in investing activities.........................          (182)          (203)        (298)
Cash flows from financing activities
  Borrowings under notes and mortgages payable..........................        15,254         37,264       20,300
  Repayments of notes and mortgage payable..............................       (10,920)       (37,968)     (11,206)
Repayments of special improvement district bonds........................          (236)          (160)         (84)
  Net (repayments to) advances from related parties.....................          (278)          (545)         557
  Distributions to shareholder..........................................        (1,045)          (465)        (480)
  Contributions to shareholder..........................................            83            357
                                                                           -----------        -------      -------
          Net cash provided by (used in) financing activities...........         2,858         (1,517)       9,087
                                                                           -----------        -------      -------
Net increase in cash and cash equivalents...............................          (397)           116          238
Cash, beginning of period...............................................           495            379          141
                                                                           -----------        -------      -------
Cash, end of period.....................................................       $    98        $   495      $   379
                                                                           -----------        -------      -------
                                                                           -----------        -------      -------

   The accompanying notes are an integral part of these financial statements.

                     CHRISTOPHER HOMES, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1--BUSINESS AND ORGANIZATION

     Christopher Homes, Inc. and Affiliates (the Company) is a group of entities owned or controlled by J. Christopher Stuhmer primarily engaged in the construction of attached and detached single and multi-family homes in the Las Vegas metropolitan area.

     Effective May 20, 1996, the Company and its shareholder executed a definitive agreement with the Fortress Group, Inc. (Fortress) pursuant to which the Company merged with Fortress (the Merger). All outstanding shares of the Company were exchanged for cash and shares of Fortress's common stock concurrent with the consummation of the initial public offering of Fortress.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Combination

     The combined financial statements include the accounts of Christopher Homes, Inc. (CH), J. Christopher Stuhmer, Inc. (JCS), Christopher Homes Design Center (DC), Christopher Homes--Custom Home Division, Inc. (CHD), all of which are Nevada corporations, and Country Club Hills Limited Partnership (CCH), a Nevada Limited Partnership. CH, JCS and CHD are wholly owned by J. Christopher Stuhmer. CHD is the general partner of CCH. All significant intercompany accounts and transactions have been eliminated in combination.

     As of May 20, 1996, the following common stock was authorized, issued and outstanding:

     CH-- No par or stated value, 2,500 shares authorized, 1,000 shares issued and outstanding.

     JCS-- No par or stated value, 2,500 shares authorized, 100 shares issued and outstanding.

     DC--No par or stated value, 2,500 shares authorized, 500 shares issued and outstanding.

     CHD--No par or stated value, 2,500 shares authorized, 1,000 shares issued and outstanding.

  Estimates by Management

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Residential sales are recognized when all conditions precedent to closing have been fulfilled and title has passed to the buyer. The Company's homes are generally sold in advance of their construction. The Company's standard sales contract generally requires the customer to make an earnest money deposit which is recognized as a liability until the unit closes.

  Real Estate Inventories and Cost of Sales

     Real estate inventories are carried at cost which is less than fair value as measured in accordance with Statement of Financial Accounting Standards
(SFAS) No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.' Fair value is measured based on the application of discounting expected future cash flows of each of the Company's real estate developments. Costs incurred which are included in inventory consist of land, land development, direct and certain indirect construction costs, interest and real estate taxes, and direct model construction costs and related improvements. Costs incurred for common area model improvements and certain furnishings are amortized on a per unit basis as home sales in the related development are closed.

                     CHRISTOPHER HOMES, INC. AND AFFILIATES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
     At the time of revenue recognition, cost of sales is charged with the actual construction costs incurred and any estimate to complete, plus an allocation of the development's total estimated cost of land and land development, interest, real estate taxes and any other capitalizable common costs based on the relative sales value method of accounting.

     The Company generally provides a one or two year limited warranty of workmanship and materials with each of its homes. Accordingly, a warranty reserve based on the Company's historical experience is provided.

  Interest Capitalization

     Interest and related debt issuance costs are capitalized to qualifying real estate inventories as incurred, in accordance with SFAS No. 34, 'Capitalization of Interest Cost,' and charged to cost of sales as revenue from residential sales is recognized. The interest and related debt issuance costs capitalized are determined by applying a weighted average capitalization rate to the accumulated qualified real estate expenditures. The capitalization rate is based on the Company's outstanding borrowings associated with the acquisition, development and construction of the qualified real estate inventory. The amount of financing costs capitalized does not exceed those costs incurred for any year presented in the accompanying combined financial statements.

  Property and Equipment

     Property and equipment is carried at cost less accumulated depreciation and is depreciated using the declining balance method over the estimated useful lives of the assets which range from five to seven years. Significant additions and improvements are capitalized while expenditures for repairs and maintenance are charged to operations as incurred.

  Income Taxes

     Since 1987, CHD has been a subchapter S corporation and CCH has been a limited partnership for income tax purposes and, accordingly, any income tax liabilities were the responsibility of the respective company's shareholder or partners.

     DC was formed as a subchapter S corporation in 1996. CHD's subschapter S corporation status and CCH's limited partnership status will terminate on the consummation of the Merger as disclosed in Note 1.

     Both CH and JCS are subchapter C corporation for income tax purposes and had net operating loss carryforwards available at May 20, 1996. Both CH and JCS's subchapter C corporation status and the availability of the net operating loss carryfowards will terminate upon the completion of the Merger as disclosed in Note 1.

  Statement of Cash Flows

     Supplemental disclosures of cash flow information are as follows (in thousands):

                                                                      FOR THE PERIOD        YEAR ENDED
                                                                     JANUARY 1, 1996       DECEMBER 31,
                                                                         THROUGH         -----------------
                                                                       MAY 20, 1996       1995       1994
                                                                     ----------------    ------     ------
Cash paid for interest............................................         $503          $2,759     $1,916
Non-cash transactions:
  Net assumptions and assignment of Special Improvement District
     bonds........................................................          (83)            623        590

                     CHRISTOPHER HOMES, INC. AND AFFILIATES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3--REAL ESTATE INVENTORIES

     Real estate inventories are summarized as follows (in thousands):

                                                                                         YEAR ENDED
                                                                                        DECEMBER 31,
                                                                          MAY 20,    ------------------
                                                                           1996       1995       1994
                                                                          -------    -------    -------
Work-in-progress
  Sold homes under construction........................................   $20,673    $14,027    $ 9,784
  Speculative homes....................................................     8,109      4,068      2,504
                                                                          -------    -------    -------
                                                                           28,782     18,095     12,288
                                                                          -------    -------    -------
Land
  Finished lots........................................................     4,832      7,742      6,819
  Land under development...............................................         0        916      5,975
                                                                          -------    -------    -------
                                                                            4,832      8,658     12,794
                                                                          -------    -------    -------
Models.................................................................       535      1,704      1,589
                                                                          -------    -------    -------
     Total.............................................................   $34,149    $28,457    $26,671
                                                                          -------    -------    -------
                                                                          -------    -------    -------

NOTE 4--INVESTMENTS IN PARTNERSHIPS

     The Company was a managing partner with a 35% ownership in two partnerships which are accounted for under the equity method. The investment balance is included in other assets on the combined balance sheet.

     The investments in partnerships were not material to the December 31, 1994 and 1995, and May 20, 1996 combined balance sheets or to the combined statements of operations for the years ended December 31, 1994 and 1995 and the period from January 1, 1996 through May 20, 1996.

NOTE 5--PROPERTY AND EQUIPMENT

     Property and equipment is summarized as follows (in thousands):

                                                                                            DECEMBER 31,
                                                                                MAY 20,    --------------
                                                                                 1996      1995     1994
                                                                                -------    -----    -----
Equipment and furniture......................................................   $  330     $ 226    $ 223
Vehicles.....................................................................       74        98      117
Model home and sales office furnishings......................................      707       551      450
Other........................................................................                107       67
                                                                                -------    -----    -----
                                                                                 1,111       982      857
Less: Accumulated depreciation and amortization..............................     (488)     (465)    (362)
                                                                                -------    -----    -----
                                                                                $  623     $ 517    $ 495
                                                                                -------    -----    -----
                                                                                -------    -----    -----

                     CHRISTOPHER HOMES, INC. AND AFFILIATES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 6--NOTES AND MORTGAGES PAYABLE

     Notes and mortgages payable are summarized as follows (in thousands):

                                                                                        DECEMBER 31,
                                                                          MAY 20,    ------------------
                                                                           1996       1995       1994
                                                                          -------    -------    -------
Conventional land acquisition and development loans....................   $14,196    $11,081    $12,280
Subordinated investor notes............................................    10,573      9,181      6,091
Demands for deed on sales-leaseback....................................                  230      2,370
General revolving lines of credit......................................       200        120        590
Other..................................................................        29         53         38
                                                                          -------    -------    -------
                                                                          $24,998    $20,665    $21,369
                                                                          -------    -------    -------
                                                                          -------    -------    -------

     Conventional land acquisition and development loans are collateralized by property under construction, are payable in monthly interest only installments and are due on the earlier of the close of escrow on the related collateral or the due date. These loans bear interest at the prime rate plus 1.5% to 2% (9.75% to 10.25% at May 20, 1996).

     Subordinated investor notes are generally collateralized by deeds of trust subordinate to the conventional land acquisition and development loans. The notes are payable in monthly distributions equal to a 15% annualized return and a 10% fee due at the closing of the loan.

     Demands for deed on sales-leaseback represent financing arrangements on certain finished model homes which are leased by the Company for up to two years for marketing purposes. The demands for deed yield approximately 12% annually, with a 3% commission paid upon resale of the model home.

     General revolving lines of credit bear interest at the prime rate plus 2% (10.25% at May 20, 1996) and are due on demand.

     The Company's management believes that cost approximates fair value for notes and mortgages payable at December 31, 1994 and 1995 and May 20, 1996.

     Substantially all of the conventional land acquisition and development loans and subordinated investor notes are personally guaranteed by the sole shareholder of the Company and his spouse.

     Interest incurred and capitalized totaled approximately $1,976,000, $4,421,000, and $2,000,000 for the years ended December 31, 1994 and 1995 and for the period January 1, 1996 through May 20, 1996, respectively.

     At May 20, 1996, the Company has approximately $10,200,000 in unused lines of credit available for construction loans, which is subject to collateral requirements.

     Maturities of notes and mortgages payable in future years are as follows (in thousands):

YEAR ENDED DECEMBER 31,
-----------------------
1996.....................................................................   $22,642
1997.....................................................................     2,356
                                                                            -------
                                                                            $24,998
                                                                            -------
                                                                            -------

NOTE 7--SPECIAL IMPROVEMENTS

     Special Improvement District (SID) bonds payable were $2,313,032, $1,531,267 and $1,300,000 at December 31, 1994 and 1995 and May 20, 1996,
respectively.

     SID bonds consist of special assessments issued by the city of Las Vegas to fund the acquisition and construction of certain public improvements specifically benefiting property located in the City's Special Improvement District No. 404, the Summerlin area. The City-issued bonds are secured by the unpaid assessments

                     CHRISTOPHER HOMES, INC. AND AFFILIATES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 7--SPECIAL IMPROVEMENTS--(CONTINUED) on property within the district and are payable by the property owners. Interest rate assessments are due on April 1 and October 1 of each year until October 1, 2009. The bonds are due October 1, 2009, unless assumed by buyers of homes from the Company. Management believes that maturities of these obligations, prior to buyer assumptions thereof, are not material to the Company's combined financial statements.

NOTE 8--RELATED PARTY TRANSACTIONS

     Related party receivables as of December 31, 1994 and 1995 and May 20, 1996 were $105,920, $54,269 and $177,000, respectively, and are included in receivables on the combined balance sheets.

     JCS provided certain accounting services for related parties and in return received a management fee, which was $342,534, and $39,000 for the years ended December 31, 1994 and 1995, respectively. There were no such services provided or fees received in the period January 1, 1996 through May 20, 1996.

     Sales commissions paid by related parties to CHD amounted to $108,079 and $62,000 for the years ended December 31, 1994 and 1995, respectively. No sales commissions were earned or paid by related parties for the period January 1, 1996 through May 20, 1996.

     Home sales to related parties were $596,080 and $581,000 for the year ended December 31, 1995 and the period January 1, 1996 through May 20, 1996. No home sales were made to related parties in 1994.

     The Company paid rent during the years ended December 31, 1994 and 1995 and from January 1, 1996 through May 20, 1996 of $33,858, $34,431, and $14,000, respectively, for office and warehouse space under a month-to-month lease to a related party.

NOTE 9--COMMITMENTS AND CONTINGENCIES

     The Company is involved in various routine legal proceedings incidental to the conduct of its normal business operations. The Company's management believes that none of those legal proceedings will have a material adverse impact on the financial condition or results of operations of the Company.

     The Company rents model homes under cancelable and non-cancelable operating leases. All non-cancelable leases expire during 1996. Minimum lease payments on non-cancelable leases for the period January 1, 1996 through May 20, 1996 are approximately $65,000.

     Model home lease expense for the years ended December 31, 1994 and 1995 and the period January 1, 1996 through May 20, 1996 was $61,198, $204,365 and $175,000, respectively.

     The Company has signed a letter of intent to purchase a parcel of land for $7,695,000 in a master planned development in Las Vegas, Nevada.

                     CHRISTOPHER HOMES, INC. AND AFFILIATES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 10--UNAUDITED PRO FORMA NET INCOME

     The following unaudited pro forma income tax information is presented in accordance with SFAS No. 109, 'Accounting for Income Taxes,' as if the Company had been a C Corporation subject to Federal and state income taxes for period from January 1, 1996 through May 20, 1996.

                                                                      FOR THE PERIOD
                                                                      JANUARY 1, 1996
                                                                          THROUGH
                                                                       MAY 20, 1996
                                                                      ---------------
Net income before pro forma adjustments, per statement of
  operations.......................................................        $ 792
Pro forma adjustment:
  Provision for income taxes at estimated effective rate
     of 40%........................................................          317
                                                                          ------
Pro forma net income...............................................        $ 475
                                                                          ------
                                                                          ------

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of The Genesee Company

     In our opinion, the accompanying combined balance sheets and the related combined statements of operations, shareholder's equity and of cash flows present fairly, in all material respects, the financial position of The Genesee Company and Related Entities at May 20, 1996 and December 31, 1995, and the results of their operations and their cash flows for the period January 1, 1996 through May 20, 1996 and for the year ended December 31, 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 1, The Genesse Company and Related Entities were acquired by The Fortress Group Inc. on May 20, 1996.

PRICE WATERHOUSE LLP

Denver, Colorado
February 20, 1997

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
The Genesee Company
Golden, Colorado

     We have audited the accompanying combined balance sheet of The Genesee Company and related entities as of December 31, 1994, and the related combined statements of operations, shareholder's equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of The Genesee Company and related entities as of December 31, 1994, and the results of their operations and their cash flows for year then ended, in conformity with generally accepted accounting principles.

HEIN & ASSOCIATES LLP

December 12, 1995
Denver, Colorado

                    THE GENESEE COMPANY AND RELATED ENTITIES
                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                       DECEMBER 31,
                                                                                    ------------------    MAY 20,
                                                                                     1994       1995       1996
                                                                                    -------    -------    -------
                                     ASSETS
Cash and cash equivalents........................................................   $ 1,364    $   978    $ 1,455
Related party and other receivables..............................................       155        850      1,639
Real estate inventories..........................................................    47,676     49,673     56,232
Equipment and furniture, net of accumulated depreciation of
  $200, $215 and $227, respectively..............................................       227        241        229
Prepaid and other assets.........................................................     1,125      1,178      1,460
                                                                                    -------    -------    -------
     Total assets................................................................   $50,547    $52,920    $61,015
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------
                      LIABILITIES AND SHAREHOLDER'S EQUITY
Accounts payable and accrued construction........................................   $ 2,102    $ 3,409    $ 2,958
Notes payable....................................................................    41,175     41,393     50,184
Due to related parties...........................................................     1,422      1,003      1,382
Other accrued expenses...........................................................       930      1,462      1,542
Customer deposits................................................................     1,013        872      1,311
                                                                                    -------    -------    -------
     Total liabilities...........................................................    46,642     48,139     57,377
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------
Commitments and contingencies (Note 8)...........................................        --         --
Shareholder's Equity:
  Common stock...................................................................         3          3          3
  Additional paid-in capital.....................................................     1,655      1,770      2,234
  Retained earnings..............................................................     2,247      3,008      1,401
                                                                                    -------    -------    -------
     Total shareholder's equity..................................................     3,905      4,781      3,638
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------
  Total liabilities and shareholder's equity.....................................   $50,547    $52,920    $61,015
                                                                                    -------    -------    -------
                                                                                    -------    -------    -------

   The accompanying notes are an integral part of these financial statements.

                    THE GENESEE COMPANY AND RELATED ENTITIES
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                -------------------------------------
                                                                                   1994                       1995
                                                                                ----------                 ----------
Revenue:
  Residential sales....................................................          $  59,539                  $  60,534
  Lot sales............................................................              3,020                      4,274
  Other revenue........................................................                 --                        222
                                                                                ----------                -----------
                                                                                    62,559                     65,030
Cost of sales..........................................................            (53,887)                   (57,620)
                                                                                ----------                -----------
Gross profit...........................................................              8,672                      7,410
Operating expenses:
  Selling expenses.....................................................              4,184                      4,451
  General and administrative expenses..................................              2,620                      2,098
                                                                                ----------                -----------
Net income (loss)......................................................          $   1,868                  $     861
                                                                                ----------                -----------
                                                                                ----------                -----------
Unaudited pro forma net loss (Note 9)..................................

                                                                           FOR THE
                                                                            PERIOD
                                                                          JANUARY 1,
                                                                             1996
                                                                           THROUGH
                                                                         MAY 20, 1996
                                                                         ------------
Revenue:
  Residential sales....................................................    $ 15,323
  Lot sales............................................................         499
  Other revenue........................................................          56
                                                                         -----------
                                                                             15,878
Cost of sales..........................................................      14,768
                                                                         ----------
Gross profit...........................................................       1,110
Operating expenses:
  Selling expenses.....................................................       1,379
  General and administrative expenses..................................         900
                                                                         ----------
Net income (loss)......................................................    $ (1,169)
                                                                         ----------
                                                                         ----------
Unaudited pro forma net loss (Note 9)..................................    $(12,637)
                                                                         ----------
                                                                         ----------

   The accompanying notes are an integral part of these financial statements.

                    THE GENESEE COMPANY AND RELATED ENTITIES
                  COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY
                                 (IN THOUSANDS)

                                                                              ADDITIONAL                    TOTAL
                                                                    COMMON     PAID-IN      RETAINED    SHAREHOLDER'S
                                                                    STOCK      CAPITAL      EARNINGS        EQUITY
                                                                    ------    ----------    --------    --------------
Balance at January 1, 1994.......................................     $3        $1,265      $ 1,814        $  3,082
  Stock option exercise..........................................     --           390           --             390
  Distributions..................................................     --            --       (1,435)         (1,435)
  Net income.....................................................     --            --        1,868           1,868
                                                                              ---------     --------    ------------
Balance at December 31, 1994.....................................      3         1,655        2,247           3,905
  Capital contributions..........................................     --           115           --             115
  Distributions..................................................     --            --         (100)           (100)
  Net income.....................................................     --            --          861             861
                                                                              ---------     --------    ------------
Balance at December 31, 1995.....................................      3         1,770        3,008           4,781
  Capital contributions..........................................                  464                          464
  Distributions..................................................                              (438)           (438
  Net loss.......................................................     --            --       (1,169)         (1,169)
                                                                              ---------     --------    ------------
Balance at May 20, 1996..........................................     $3        $2,234      $ 1,401        $  3,638
                                                                              ---------     --------    ------------
                                                                              ---------     --------    ------------

   The accompanying notes are an integral part of these financial statements.

                    THE GENESEE COMPANY AND RELATED ENTITIES
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                --------------------------------------
                                                                                   1994                       1995
                                                                                -----------                -----------
Cash flows from operating activities
  Net income (loss)....................................................          $   1,868                  $     861
  Adjustments to reconcile net income to net cash used in operating activities:
     Depreciation expense..............................................                 72                         78
     Changes in operating assets and liabilities:
       Decrease (increase) in:
          Related party and other receivables..........................                252                       (695)
          Real estate inventories......................................            (16,037)                    (1,997)
          Prepaid and other assets.....................................               (418)                       (53)
       Increase (decrease) in:
          Accounts payable and accrued construction....................                301                      1,307
          Other accrued expenses.......................................                (72)                       497
          Customer deposits............................................                188                       (141)
                                                                               -----------                 ----------
          Net cash used in operating activities........................            (13,846)                      (143)
                                                                               -----------                 ----------
Cash flows from investing activities
  Purchases of equipment and furniture.................................                (53)                       (57)
                                                                               -----------                 ----------
          Net cash used in investing activities........................                (53)                       (57)
                                                                               -----------                 ----------
Cash flows from financing activities
  Borrowings under notes payable.......................................             50,226                     39,846
  Repayments of notes payable..........................................            (34,802)                   (39,628)
  Related party borrowings.............................................              1,533                      1,109
  Repayments of related party borrowings...............................             (1,013)                    (1,528)
  Distributions to shareholder.........................................             (1,435)                      (100)
  Stock option exercis.................................................                390                        115
                                                                               -----------                 ----------
          Net cash provided by (used in) financing activities..........             14,899                       (186)
                                                                               -----------                 ----------
Increase (decrease) in cash and cash equivalents.......................              1,000                       (386)
Cash and cash equivalents, beginning of period.........................                364                      1,364
                                                                               -----------                 ----------
Cash and cash equivalents, end of period...............................          $   1,364                  $     978
                                                                               -----------                 ----------
                                                                               -----------                 ----------

                                                                           FOR THE
                                                                            PERIOD
                                                                          JANUARY 1,
                                                                             1996
                                                                           THROUGH
                                                                         MAY 20, 1996
                                                                         ------------
Cash flows from operating activities
  Net income (loss)....................................................    $ (1,169)
  Adjustments to reconcile net income to net cash used in operating activities:
     Depreciation expense..............................................          23
     Changes in operating assets and liabilities:
       Decrease (increase) in:
          Related party and other receivables..........................        (789)
          Real estate inventories......................................      (6,559)
          Prepaid and other assets.....................................        (282)
       Increase (decrease) in:
          Accounts payable and accrued construction....................        (451)
          Other accrued expenses.......................................          80
          Customer deposits............................................         439
                                                                         ------------
          Net cash used in operating activities........................      (8,708)
                                                                         ------------
Cash flows from investing activities
  Purchases of equipment and furniture.................................         (11)
                                                                         ------------
          Net cash used in investing activities........................         (11)
                                                                         ------------
Cash flows from financing activities
  Borrowings under notes payable.......................................      15,789
  Repayments of notes payable..........................................      (6,998)
  Related party borrowings.............................................         611
  Repayments of related party borrowings...............................        (232)
  Distributions to shareholder.........................................        (438)
  Stock option exercis.................................................         464
                                                                         ------------
          Net cash provided by (used in) financing activities..........       9,196
                                                                         ------------
Increase (decrease) in cash and cash equivalents.......................         477
Cash and cash equivalents, beginning of period.........................         978
                                                                         ------------
Cash and cash equivalents, end of period...............................    $  1,455
                                                                         ------------
                                                                         ------------

   The accompanying notes are an integral part of these financial statements.

                    THE GENESEE COMPANY AND RELATED ENTITIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1--BUSINESS AND ORGANIZATION

     The combined financial statements consist of the accounts of The Genesee Company combined with those of The Genesee Company/Castle Pines, Ltd., The Genesee Company of Michigan, Ltd., Genesee Venture Corporation (dba The Genesee Company Building Group, Inc.) and, subsequent to December 31, 1994, those of Genesee Communities I, Inc., Genesee Communities II, Inc. and Genesee Development Company (collectively referred to as the Company). These entities are related through common ownership and management.

     The Company is engaged primarily in the construction and sale of single-family residential property in Colorado and Arizona. The Company designs, builds, and sells single-family homes on finished lots, which it purchases ready for home construction or which it develops. The Company also purchases undeveloped land to develop finished lots for sale to others.

     Effective May 20, 1996, the Company and its shareholder executed a definitive agreement with the Fortress Group, Inc. (Fortress) pursuant to which the Company merged with Fortress (the Merger). All outstanding shares of the Company were exchanged for cash and shares of Fortress's common stock concurrent with the consummation of the initial public offering of Fortress.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Combination

     The combined financial statements include the accounts of the entities described in Note 1, all of which are 100% owned by the same shareholder. Intercompany accounts and transactions have been eliminated in combination.

  Estimates by Management

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Revenues from residential sales are recognized when all conditions precedent to closing have been fulfilled and title has passed to the buyer. The Company's homes are generally sold in advance of their construction. The Company's standard sales contract generally requires the customer to make an earnest money deposit which is recognized as a liability until the unit closes.

  Real Estate Inventories and Cost of Sales

     All real estate inventories which are held for sale are carried at cost, which is less than fair value as measured in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.' Fair value is measured based on the application of discounting expected future cash flows of each of the Company's real estate developments. Costs incurred which are included in inventory consist of land, land development, direct and certain indirect construction costs, interest and real estate taxes, and model construction costs and related improvements.

     At the time of revenue recognition, cost of sales is charged with the actual construction costs incurred and any estimate to complete, plus an allocation of the total estimated cost of land and land development, interest, real estate taxes and any other capitalizable common costs.

                    THE GENESEE COMPANY AND RELATED ENTITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
     Interest charged to cost of sales is as follows (in thousands):

                                                                                                                   FOR THE PERIOD
                                                                          YEAR ENDED DECEMBER 31,                  JANUARY 1, 1996
                                                             --------------------------------------------------        THROUGH
                                                                      1994                       1995               MAY 20, 1996
                                                             -----------------------    -----------------------    ---------------
Interest on loans from financial institutions.............           $ 1,848                    $ 2,328                $   589
Profit sharing interest under equity participation
  agreements..............................................             1,084                      1,224                    239
Interest on subordinated notes............................               926                        981                    534
                                                                     -------                    -------                -------
                                                                     $ 3,858                    $ 4,533                $ 1,362
                                                                     -------                    -------                -------
                                                                     -------                    -------                -------

  Interest Capitalization

     Interest and related debt issuance costs are capitalized to qualifying real estate inventories as incurred, in accordance with SFAS No. 34, 'Capitalization of Interest Cost', and charged to cost of sales as revenue from residential sales is recognized. The interest and related debt issuance costs capitalized are determined by applying a weighted average capitalization rate to the accumulated qualified real estate expenditures. The capitalization rate is based on the Company's outstanding borrowings associated with the acquisition, development and construction of the qualified real estate inventory. The amount of financing costs capitalized does not exceed those costs incurred for any year presented in the accompanying combined financial statements.

  Equipment and Furniture

     Equipment and furniture are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range in years from five to ten. Significant additions and improvements are capitalized, while expenditures for repairs and maintenance are charged to operations as incurred.

  Other Assets

     Other assets includes costs incurred for common area model improvements and certain furnishings. These costs are amortized on a per unit basis as home sales in the related development are closed.

  Concentrations of Credit Risk

     The Company's operations are concentrated in the construction and sale of single-family residential property in Colorado and Arizona. Furthermore, the Company from time to time maintains cash balances at certain financial institutions in excess of Federally insured limits.

  Income Taxes

     The Company is a Subchapter S corporation for income tax purposes, and accordingly, any income tax liabilities are the responsibility of the Company's shareholder. The Company's Subchapter S corporation status will terminate on consummation of the Merger as disclosed in Note 1. See Note 9 for information regarding the unaudited pro forma net loss tax information.

                    THE GENESEE COMPANY AND RELATED ENTITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Cash and Equivalents

     For purposes of reporting cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     Supplemental disclosures of cash flow information are as follows (in thousands):

                                                                                                                   FOR THE PERIOD
                                                                          YEAR ENDED DECEMBER 31,                  JANUARY 1, 1996
                                                             --------------------------------------------------        THROUGH
                                                                      1994                       1995               MAY 20, 1996
                                                             -----------------------    -----------------------    ---------------
Cash paid for interest:
  Related parties.........................................           $   114                    $   140                $    47
  Other...................................................             2,548                      3,605                  1,157
Office equipment acquired through capital leases..........                45                         35

NOTE 3--REAL ESTATE INVENTORIES

     Real estate inventories are summarized as follows (in thousands):

                                                                                  DECEMBER 31,
                                                                          ----------------------------    MAY 20,
                                                                              1994            1995         1996
                                                                          ------------    ------------    -------
Work-in-progress:
  Sold homes under construction........................................     $   16,039      $    7,507    $10,790
  Speculative homes....................................................          9,863          15,627     15,447
                                                                          ------------    ------------    -------
                                                                                25,902          23,134     26,237
                                                                          ------------    ------------    -------

Land:
  Finished lots........................................................         15,446          17,436     23,687
  Land under development...............................................          2,100            5,48
  Land and other costs.................................................            729              --      1,403
                                                                          ------------    ------------    -------
                                                                                18,275          22,923     25,090
                                                                          ------------    ------------    -------
Models:................................................................          3,499           3,616      4,905
                                                                          ------------    ------------    -------
     Total.............................................................     $   47,676      $   49,673    $56,232
                                                                          ------------    ------------    -------
                                                                          ------------    ------------    -------

     Speculative homes and models include completed homes and homes under construction. Speculative construction represents homes built without an advance sales contract in order to accelerate closing. Completed homes include the allocation of land and development and other allocable costs. At May 20, 1996, the real estate inventories balance includes approximately $430,000 of capitalized general and administrative costs.

NOTE 4--NOTES PAYABLE

     Notes payable are summarized as follows (in thousands):

                                                                                  DECEMBER 31,
                                                                          ----------------------------    MAY 20,
                                                                              1994            1995         1996
                                                                          ------------    ------------    -------
Project specific construction loans....................................     $   20,639      $   16,685    $25,855
Conventional land acquisition and development loans....................         10,140          13,746     11,331
Subordinated notes and equity participation loans......................         10,396          10,416     12,402
Unsecured lines of credit..............................................             --             546        596
                                                                          ------------    ------------    -------
                                                                            $   41,175      $   41,393    $50,184
                                                                          ------------    ------------    -------
                                                                          ------------    ------------    -------

                    THE GENESEE COMPANY AND RELATED ENTITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 4--NOTES PAYABLE--(CONTINUED)
     Project specific construction loans and conventional land acquisition and development loans consist of land, land development, and construction loans primarily from financial institutions. These loans bear interest at annual rates ranging from 1% to 2% over prime (9.25% to 10.25% at May 20, 1996) and both principal and interest are normally paid at the time the related real estate properties are sold. The loan agreements include customary representations and covenants, including limitations on the maximum principal amount that can be outstanding at any time. All outstanding indebtedness under these facilities is collateralized by a lien on the related real estate inventories, and all of these loans are personally guaranteed by the Company's sole shareholder. At May 20, 1996, the Company was not in compliance with the reporting requirements of certain loan agreements with one of their financial institutions. As a result, this financial institution may, at its option, demand immediate payment of amounts outstanding under the respective loan agreement. However, the financial institution continued to advance additional funds to the Company and by December 31, 1996, the company was in compliance with these covenants.

     Subordinated notes consist of notes from private investors, some of which are unsecured and some of which are collateralized by a lien on the Company's real estate inventories, and all of which are personally guaranteed by the Company's sole shareholder. Generally, these loans bear interest at a fixed annual rate of 12%, paid monthly. The unsecured notes entitle the holder to receive an additional 6% interest per annum payable at maturity of the note. These notes generally have maturities of six months, at which time the principal and all unpaid interest are due.

     The Company has entered into a series of equity participation agreements and related notes payable with one private investor. Under these agreements, the Company had outstanding advances from this equity participant totaling approximately $6,097,000, $4,559,000 and $4,479,000 as of December 31, 1994 and
1995 and May 20, 1996, respectively, in the form of equity participation notes payable. The proceeds from these notes are used to acquire and develop various predetermined real estate properties and to construct homes in these developments.

     In general, no interest is accrued on the principal balance of these notes, but rather, the note holder is entitled to a portion of the net profits of the development which collateralizes the note payable. However, at May 20, 1996, the Company had one equity participation note payable which requires that the private investor receive the greater of some minimal rate of return or a portion of the net profits of the development. At May 20, 1996, the Company has accrued approximately $289,000 in interest costs, all of which has been capitalized, related to this note since the development is in the start-up stage and net profits earned as of May 20, 1996 have been less than the minimum rate of return guaranteed the investor. Other than this note, only in the event of default in principal payment at maturity would interest be accrued at the rate of the greater of 3% over prime or 18%, retroactive to the origination date of the note. As of May 20, 1996, there have been no instances in which interest has been accrued on an equity participation note payable due to an event of default. The Company periodically reviews the expected profits and cash flows of developments with equity participation notes payable and would accrue interest on the notes if it determines that an event of default is probable. In general, equity participation notes payable have maturities within two years of origination.

     Based upon the equity participation agreements, net profits of the individual developments are distributed, at the Company's discretion, as follows: (i) distributions are to repay the principal balance and interest, if applicable, of the equity participation note payable related to that development; and (ii) once the principal balance of the equity participation note payable for a development is repaid, net profits are distributed between the equity participant and the Company.

                    THE GENESEE COMPANY AND RELATED ENTITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 4--NOTES PAYABLE--(CONTINUED)
     Maturities of notes payable at May 20, 1996 in future periods are as follows (in thousands):

YEAR ENDED DECEMBER 31,
-----------------------
1996.....................................................................   $31,165
1997.....................................................................    16,249
1998.....................................................................     2,770
                                                                            -------
                                                                            $50,184
                                                                            -------
                                                                            -------

     The timing of repayments on these notes may differ from the above schedule due to the repayment of terms of these notes, described above, some of which may require earlier repayment.

     Interest incurred and capitalized during the years ended December 31, 1994, 1995 and the period from January 1, 1996 to May 20, 1996 aggregated approximately $4,746,000, $6,597,000, and $2,183,000 respectively.

NOTE 5--SHAREHOLDER'S EQUITY

     The following is a summary of the authorized, issued and outstanding shares of the combined entities:

                                                                                                  SHARES ISSUED
                                                                                                 AND OUTSTANDING
                                                                                                   DECEMBER 31,
                                                                   FAIR       SHARES      ------------------------------    MAY 20,
                                                                  VALUE     AUTHORIZED        1994             1995          1996
                                                                  ------    ----------    -------------    -------------    -------
The Genesee Company............................................   No par      100,000         2,000               90,000    90,000
The Genesee Company/Castle Pines, Ltd..........................   $ 1.00       10,000         1,000                1,000     1,000
Genesee Company of Michigan, Ltd...............................   No par       10,000         1,000                1,000     1,000
Genesee Venture Corporation....................................   $ 1.00       10,000           100                  100       100
Genesee Communities I, Inc.....................................   $ 1.00       10,000            --                   --        --
Genesee Communities II, Inc....................................   $ 1.00       10,000            --                   --        --
Genesee Development Company....................................   $ 1.00       10,000            --                   --        --

     In 1995, the Company adopted an incentive stock option plan for certain employees. The plan allows the grant of options to purchase up to 10,000 shares of the Company's common stock. The exercise price is equal to the estimated fair value of the common stock at the date of grant. The options generally vest nine years after the date of grant, but the vesting period is accelerated upon a change in control or the occurrence of certain other events as specified in the plan agreement. No options were granted during the period ended May 20, 1996. Of the 10,000 options outstanding at December 31, 1995, 9,250 options were exercised on May 20, 1996 and 750 options were forfeited.

     During 1995, options to purchase 10,000 shares of the Company's common stock were granted at an exercise price of $50.15 per share. All outstanding options were exercised on May 20, 1996.

     SFAS No. 123, 'Accounting for Stock-Based Compensation,' issued in October 1995, established financial accounting and reporting standards for stock-based employee compensation plans. As permitted by SFAS No. 123, the Company elected to continue to use Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations, in accounting for its incentive stock option plan.

     If the Company had elected to recognize compensation expense based on the fair value of the options granted as well as the vesting provisions of the options, net income for 1995 would have been reduced by $16,800. The fair value of the stock options on the date of grant was estimated using the Black-Scholes option pricing model with the following assumptions: no volatility, a risk free rate of 5.36%, an expected life of 7.5 months, and no dividend payouts.

                    THE GENESEE COMPANY AND RELATED ENTITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 6--RELATED PARTY TRANSACTIONS

     The Company has entered into an agreement with a company (from which the sole shareholder receives compensation for management services) to perform certain marketing and management activities on behalf of the Company. The Company pays a management fee consisting of a fixed monthly fee, plus an additional fee of 0.5% of gross sales, as defined in the management agreement. For the years ended December 31, 1994 and 1995 the Company has recorded approximately $356,000 and $98,000 in management fees for services performed under this agreement. The marketing and management services provided pursuant to the agreement were terminated as of January 1, 1996.

     The Company provides management services for three entities owned by the sole shareholder of the Company. The Company is compensated by these related entities based upon time spent performing services on their behalf. For the years ended December 31, 1994 and 1995, the Company recognized management fee revenues of approximately $13,000 and $25,000, respectively, for services provided. No such services were provided during 1996.

     In 1991, the Company became a general partner in a limited partnership to purchase and develop land for resale. The Company had a 10% interest in the partnership prior to the transfer of its interest in the partnership at book value effective January 1, 1993, to a company from which the sole shareholder receives compensation for management services. The Company receives a monthly management fee from the partners for work performed on behalf of the partnership. The Company recognized approximately $90,000 in 1994 in management fees under this agreement. No fees were recognized in 1995 and 1996.

     During 1993, the Company began receiving a two-part management fee from the partnership for oversight of the development of a land parcel on behalf of the partnership. The Company is entitled to a management fee equal to 4% of the cost of developing the parcel, plus an additional fee equal to 1 1/2% of gross sales of lots on this parcel. In 1994, 1995 and 1996, the Company recognized approximately $12,000, $6,000 and $3,000, respectively, in management fee income under these arrangements. The Company is also entitled to a marketing fee of 4% of gross sales of lots on this parcel, but the Company has allowed a company, which actually markets the lots and from which the sole shareholder receives compensation for management services, to receive this fee directly from the partnership with no impact on the combined financial statements of the Company.

     The Company has also entered into several agreements to purchase land from the limited partnership at estimated fair market value. During 1994, the Company purchased approximately $2,702,000 in land from the partnership for future home construction. No land was purchased under these agreements during 1995 or 1996.

     The Company pays a fee to an entity owned by the sole shareholder of the Company based on the number of homes closed in a particular development as compensation for assistance in negotiations related to the purchase of the land for the development. In 1994, 1995 and 1996, the Company paid approximately $145,000, $5,000 and $0, respectively, in compensation to this entity which has been recognized as a cost of sales in the combined financial statements of the Company.

     Receivables from related parties represent non-interest bearing advances and notes to the shareholder and related entities. Such amounts are generally due on demand or within one year.

     The Company has made home sales to several employees, for which sales revenue and the related cost of sales have been included in the accompanying combined Statements of Operations. For the years ended December 31, 1994, 1995 and the period January 1, 1996 through May 20, 1996, the Company has recognized revenues of approximately $454,000, $0 and $443,000, respectively, and cost of sales of approximately $405,000, $0 and $363,000, respectively, in connection with these sales.

NOTE 7--EMPLOYEE BENEFIT PLAN

     The Company maintains a contributory profit sharing plan established pursuant to the provisions of Section 401(k) of the Internal Revenue Code, which provides retirement benefits for eligible employees of the

                    THE GENESEE COMPANY AND RELATED ENTITIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 7--EMPLOYEE BENEFIT PLAN--(CONTINUED)
Company. The Company may make annual discretionary contributions to the plan. Discretionary contributions of $150,000 were made in December 31, 1994. No discretionary contributions were made by the Company for the year ended December 31, 1995 and the period from January 1, 1996 through May 20, 1996.

NOTE 8--COMMITMENTS AND CONTINGENCIES

     The Company leases office space at one of its locations on a month-to-month basis from a company wholly-owned by the sole shareholder. Office rent expense under this lease aggregated $94,000, $102,000 and $42,000 for the years ended December 31, 1994, 1995 and the period from January 1, 1996 through May 20, 1996, respectively. The Company also leases office space at two other locations from non-related parties; office rent expense under these leases aggregated approximately $17,000, $20,000 and $10,000 for the years ended December 31, 1994, 1995 and the period from January 1, 1996 through May 20, 1996, respectively. Total minimum rental commitments at May 20, 1996 are approximately $78,000 and $7,000 for the remainder of 1996 and 1997, respectively.

     The Company leases certain office equipment under agreements classified as capital leases. Office equipment under these leases has a cost of $196,000, $206,000 and $207,000 and accumulated depreciation of approximately $52,000, $81,000 and $97,000 as of December 31, 1994 and 1995 and as of May 20, 1996,
respectively. The following is a schedule of future minimum lease payments (in thousands) under capital leases at May 20, 1996:

YEAR ENDED DECEMBER 31,
------------------------
1996..........................................................................   $31
1997..........................................................................    24
1998..........................................................................     9
                                                                                 ---
                                                                                 $64
                                                                                 ---
                                                                                 ---

     The Company is involved in various routine legal proceedings incidental to the conduct of its normal business operations. The Company's management believes that none of these legal proceedings will have a material adverse impact on the financial condition or results of operations of the Company.

NOTE 9--UNAUDITED PRO FORMA NET LOSS

     The following unaudited pro forma income tax information is presented in accordance with SFAS No. 109, 'Accounting for Income Taxes,' as if the Company had been a C Corporation subject to Federal and state income taxes for period from January 1, 1996 through May 20, 1996.

                                                                                          FOR THE PERIOD
                                                                                          JANUARY 1, 1996
                                                                                              THROUGH
                                                                                           MAY 20, 1996
                                                                                          ---------------
Net loss before pro forma adjustments, per statement of operations.....................       $(1,169)
Pro forma adjustment:
  Provision for income taxes at estimated effective rate of 40%........................           468
                                                                                          ------------
Pro forma net loss.....................................................................       $(1,637)
                                                                                          ------------
                                                                                          ------------

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Solaris Development Corporation

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Solaris Development Corporation at May 20, 1996 and the results of their operations and their cash flows for the period January 1, 1996 through May 20, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     As discussed in Note 1, Solaris Development Corporation was acquired by The Fortress Group, Inc. on May 20, 1996.

PRICE WATERHOUSE LLP

Raleigh, North Carolina
December 11, 1996

                        SOLARIS DEVELOPMENT CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                                                          MAY 20,
                                                                                                           1996
                                                                                                          -------
                                                ASSETS
Housing inventory (Note 3).............................................................................   $18,717
Cash...................................................................................................     1,214
Related party accounts receivable (Note 7).............................................................       241
Other assets, net of accumulated amortization of $14,207...............................................       207
Property and equipment, net............................................................................       455
                                                                                                          -------
          Total assets.................................................................................   $20,834
                                                                                                          -------
                                                                                                          -------
                                 LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and other liabilities.................................................................   $ 2,395
Lines of credit (Note 5)...............................................................................     1,358
Notes payable (Note 4).................................................................................    13,457
Customer deposits......................................................................................       688
                                                                                                          -------
          Total liabilities............................................................................    17,898
Minority interest......................................................................................     1,383

Shareholders' equity:
     Common stock, no par value, 100,000 shares authorized, 3,000 shares issued and outstanding........         1
     Retained earnings.................................................................................     1,552
                                                                                                          -------
          Total shareholders' equity...................................................................     1,553
                                                                                                          -------
Commitments (Note 8)
          Total liabilities and shareholders' equity...................................................   $20,834
                                                                                                          -------
                                                                                                          -------

   The accompanying notes are an integral part of these financial statements.

                        SOLARIS DEVELOPMENT CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                                 (IN THOUSANDS)

                                                                                                    FOR THE PERIOD
                                                                                                    JANUARY 1, 1996
                                                                                                        THROUGH
                                                                                                     MAY 20, 1996
                                                                                                    ---------------
Revenue:
  Residential homebuilding revenue...............................................................       $11,747
  Other revenue..................................................................................            43
                                                                                                    ------------
          Total revenue..........................................................................        11,790
Cost and expenses:
  Cost of sales..................................................................................         9,863
  General and administrative.....................................................................           725
  Selling and marketing..........................................................................           999
                                                                                                    ------------
                                                                                                         11,587
                                                                                                    ------------
          Income before minority interest........................................................           203
Other expenses:
  Minority interest in income of joint ventures..................................................            89
                                                                                                    ------------
Net income.......................................................................................       $   114
                                                                                                    ------------
                                                                                                    ------------
Unaudited pro forma net income (Note 11).........................................................       $    68
                                                                                                    ------------
                                                                                                    ------------

   The accompanying notes are an integral part of these financial statements.

                        SOLARIS DEVELOPMENT CORPORATION
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                                           TOTAL
                                                                                 COMMON    RETAINED    SHAREHOLDERS'
                                                                                 STOCK     EARNING         EQUITY
                                                                                 ------    --------    --------------
Balance at December 31, 1995..................................................     $1       $2,080         $2,081
  Net income..................................................................     --          114            114
  Distributions to shareholders...............................................     --         (642)          (642)
                                                                                 ------    --------       -------
Balance at May 20, 1996.......................................................     $1       $1,552         $1,553
                                                                                 ------    --------       -------
                                                                                 ------    --------       -------

   The accompanying notes are an integral part of these financial statements.

                        SOLARIS DEVELOPMENT CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                    FOR THE PERIOD
                                                                                                    JANUARY 1, 1996
                                                                                                        THROUGH
                                                                                                     MAY 20, 1996
                                                                                                    ---------------
Cash flows from operating activities
  Net income.....................................................................................       $   114
  Adjustments to reconcile net income to net cash used in operating activities:
     Depreciation and amortization...............................................................            73
     Minority interest...........................................................................            89
     Gain on sale of asset.......................................................................            --
     Changes in operating assets and liabilities:
       Related party accounts receivable.........................................................           (77)
       Other assets..............................................................................           404
       Land under development and improved lots..................................................         2,786
       Homes under construction..................................................................        (7,204)
       Accounts payable and other liabilities and customer deposits..............................         1,031
       Related party payables....................................................................            --
                                                                                                    -------------
     Net cash used in operating activities.......................................................        (2,784)
Cash flows from investing activities
  Purchases of property and equipment............................................................           (51)
  Proceeds from sale of property and equipment...................................................            10
                                                                                                    -------------
     Net cash used in investing activities.......................................................           (41)
Cash flows from financing activities
  Payments on bank lines of credit...............................................................        (2,225)
  Proceeds from bank lines of credit.............................................................           718
  Payments on notes payable......................................................................       (15,771)
  Proceeds from notes payable....................................................................        21,083
  Investment in mortgage company.................................................................
  Distributions to shareholders..................................................................          (642)
  Distributions to minority interest.............................................................            --
  Return of capital to minority interest.........................................................            --
                                                                                                    -------------
     Net cash provided by financing activities...................................................         3,163
                                                                                                    -------------
  Net increase in cash...........................................................................           338
  Cash, beginning of period......................................................................           876
                                                                                                    -------------
  Cash, end of period............................................................................       $ 1,214
                                                                                                    -------------
                                                                                                    -------------
Supplemental disclosure of cash flows information:
  Cash paid during the period for interest.......................................................       $   329
                                                                                                    -------------
                                                                                                    -------------

   The accompanying notes are an integral part of these financial statements.

                        SOLARIS DEVELOPMENT CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BUSINESS AND ORGANIZATION

     Solaris Development Corporation (the Company) was formed in 1985 for the purpose of developing land and building subdivisions featuring affordable custom built homes in the Raleigh, Durham, Chapel Hill region of North Carolina. The consolidated financial statements include the accounts of the Company, the Company's interest in the Village Lakes and the Park Village joint ventures. These entities are related through common ownership and management.

     The Company and its shareholders have entered into a definitive agreement with The Fortress Group, Inc. (Fortress) pursuant to which the Company merged with Fortress (the Merger) on May 20, 1996. All outstanding shares of the Company were exchanged for cash and shares of Fortress's common stock concurrent with the consummation of the initial public offering of Fortress Group. Subsequent to the merger, the Company purchased the remaining 34% interest in the Park Village joint venture and repaid most outstanding notes payable and lines of credit using proceeds received from Fortress.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The consolidated financial statements include the accounts of entities described in Note 1. All significant intercompany accounts and transactions have been eliminated in consolidation. As of May 20, 1996, the Company owned a 50% interest in the Village Lakes joint venture and a 66% interest in the Park Village joint venture. All significant intercompany balances and transactions have been eliminated in consolidation. The Company consolidates its 50% interest in the Village Lakes joint venture since it is the managing partner of the venture. Solaris has full responsibility and complete discretion in the management and control of the business of the venture and makes all decisions regarding the management and affairs of the venture.

     Minority interest as of May 20, 1996 includes the 50% interest in the Village Lakes joint venture and the 34% interest in the Park Village joint venture owned by various other parties.

  Revenue Recognition

     Residential home sales are recognized when all conditions precedent to closing have been fulfilled and title has passed to the buyer. The Company generally enters into contracts of sale for its houses in advance of their construction. The Company's standard residential sales contract generally requires the customer to make an earnest money deposit which is recognized as a liability until the sale closes.

  Other Assets

     Other assets consist of earnest money deposits, land options, organizational costs, deferred offering costs and other deposits. The organizational costs are amortized using the straight-line method over a five year period.

  Property and Equipment

     Property and equipment are carried at cost less accumulated depreciation and are depreciated using the straight line method over the estimated useful lives of the assets which range from three to five years. Significant additions and improvements are capitalized, while expenditures for repairs and maintenance are changed to operations as incurred.

  Income Taxes

     The Company has elected S Corporation status. All federal and state income tax liabilities are accordingly the responsibility of the shareholders rather than the Company and are, therefore, not recorded at the Company level. The Company's S Corporation status will terminate on consummation of the Merger disclosed in Note 1. See Note 11 for information regarding the pro forma income tax disclosure.

                        SOLARIS DEVELOPMENT CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Risks and Uncertainties

     As of May 20, 1996, the Company had incurred and capitalized approximately $484,000 in costs related to a planned urban development, the future development of which is contingent upon the Company securing financing to exercise its land purchase option and obtaining appropriate infrastructure and regulatory approvals. These costs are recorded as 'housing inventory' in the accompanying balance sheet. Management expects this development project to proceed as planned. However, should financing and other contingencies not be successfully resolved, the Company may not recover its capitalized costs.

  Advertising Expense

     The cost of advertising is expensed as incurred. The Company incurred approximately $201,000 in advertising costs during the period from January 1 through May 20, 1996.

  Reclassifications

     Certain prior amounts in the financial statements have been reclassified to conform with current classifications. These reclassifications did not result in any changes in net income or shareholders' equity as previously reported.

NOTE 3--REAL ESTATE INVENTORIES

     Real estate inventories are summarized as follows (in thousands):

                                                                                                       MAY 20, 1996
                                                                                                       ------------
Work-in-progress
  Sold homes........................................................................................     $  8,664
  Speculative homes.................................................................................        4,039
                                                                                                       -----------
                                                                                                           12,703
                                                                                                       -----------
Land
  Finished lots.....................................................................................        2,618
  Land under development............................................................................          984
  Land and other costs..............................................................................          484
                                                                                                       -----------
                                                                                                            4,086
Model homes.........................................................................................        1,928
                                                                                                       -----------
     Total..........................................................................................     $ 18,717
                                                                                                       -----------
                                                                                                       -----------

     Models are constructed to assist in the marketing effort of a development and speculative construction represents non-model homes either under construction or completed which are not subject to a sales contract.

                        SOLARIS DEVELOPMENT CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTES 4--NOTES PAYABLE AND CONSTRUCTION LOANS

     Notes payable and construction and development loans consist of the following (in thousands):

                                                                                                       MAY 20, 1996
                                                                                                       ------------
Construction and development payable Notes payable to financial institution collateralized by a deed of trust on real property with interest at prime plus 1% (9.25% at May 20, 1996). Interest and
  principal are due on demand.......................................................................     $  2,481
Notes payable to bank, collateralized by a deed of trust on real property and personal guarantees by the shareholders of the Company with interest at prime plus 3/4% (9% at May 20, 1996). Interest
  and principal are due on demand...................................................................        2,288
Notes payable to bank, collateralized by a deed of trust on real property and personal guarantees by the shareholders of the Company with interest at prime plus 1/2% (8.75% at May 20, 1996). Interest and principal are due on demand.
Other notes payable.................................................................................        8,331
Notes payable to former shareholder, collateralized by a 25% equity interest in the Company with
  interest at 6%, due in quarterly installments of $22,496 through January 1999.....................          227
Other notes payable.................................................................................          130
                                                                                                       ------------
                                                                                                         $ 13,457
                                                                                                       ------------
                                                                                                       ------------

     Principal maturities of the above indebtedness during the remainder of 1996 and subsequent years are as follows (in thousands):

YEAR ENDED DECEMBER 31,
-----------------------
1996.....................................................................   $13,188
1997.....................................................................       113
1998.....................................................................       119
1999.....................................................................        36
2000.....................................................................         1
                                                                            -------
                                                                            $13,457
                                                                            -------
                                                                            -------

     The Company incurred interest costs of approximately $359,099 from January 1, 1996 through May 20, 1996. Of this amount approximately $80,300 was capitalized to land under development and improved lots and approximately $278,800 was capitalized to homes under construction for the period January 1, 1996 through May 20, 1996, respectively.

NOTE 5--PROPERTY AND EQUIPMENT

     Property and equipment is summarized as follows (in thousands):

                                                                                                 MAY 20,
                                                                                                  1996
                                                                                                 -------
Automobiles...................................................................................    $  57
Computer equipment............................................................................       12
Office equipment and furniture................................................................       99
Model home furniture displays.................................................................      728
                                                                                                 -------
                                                                                                    896
                                                                                                 -------
Less accumulated depreciation.................................................................     (441)
                                                                                                 -------
                                                                                                  $ 455
                                                                                                 -------
                                                                                                 -------

                        SOLARIS DEVELOPMENT CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 6--LINES OF CREDIT

     During 1994, the Company obtained a $4 million revolving line of credit from a bank for land development in the Park Village subdivision. This line of credit extends through the completion of the development of the entire tract, and bears interest at a rate of the bank's prime rate plus 3/4% (9.0% at May 20, 1996). Interest is payable monthly. Under this line of credit, the Company had outstanding at May 20, 1996, borrowings of $450,021. The line of credit is collateralized by first and second deeds of trust on the land, guarantees of the Company, and limited personal guarantees of the individual owners in the joint venture.

     During 1995, the Company obtained two additional lines of credit for $2 million and $2.1 million from banks for land development in the Preston Oaks and Lake Ridge Subdivisions. The lines of credit extend through the completion of the development of these subdivisions. The Preston Oaks line bears interest at prime plus 1/2% and the Lake Ridge line bears interest at prime plus 3/4% (9.0% at May 20, 1996). At May 20, 1996, the Company had outstanding borrowings of $400,900 and $507,144 for the Preston Oaks and Lake Ridge Subdivisions, respectively. The lines of credit are collateralized by deeds of trust on the land and personal guarantees by the shareholders of the Company.

NOTE 7--RELATED PARTY TRANSACTIONS

     The Company conducts transactions with companies affiliated through investments in joint ventures. The Company records these related party transactions through its due to/due from accounts, which have been eliminated in consolidation.

     As of May 20, 1996, accounts receivable from related parties were $240,916. Of this amount, $102,904, was due from a partner in one of the Company's joint ventures. The remainder of the balance of approximately $138,012 is due from Fortress for reimbursement of expenses incurred by the Company on their behalf. These receivables represent verbal agreements between the entities and are payable on demand.

     The Company entered into an office lease agreement with an affiliated company on November 1, 1995. Rent expense related to this agreement was approximately $32,500 from January 1, 1996 through May 20, 1996.

NOTE 8--EMPLOYEE BENEFIT PLANS

     The Company participates in a 401(k) plan under which employees can, after one-half year of service, contribute a percentage of their gross salary up to a maximum of $9,500 for 1996. The Company made a matching contribution of $37,900 to the Plan during the period January 1, 1996 through May 20, 1996. The Company did not incur any plan administrative expenses during 1996, as these expenses were offset against forfeitures.

NOTE 9--LEASES

     The Company rents its facilities and certain office equipment under operating leases. Future minimum lease payments under the leases, which have remaining terms in excess of one year, are as follows:

MAY 21 - DECEMBER 31, 1996
YEAR ENDED DECEMBER 31,
---------------------------
1997..................................................................................   $114
1998..................................................................................    158
1999..................................................................................    123
2000..................................................................................     98
                                                                                         ----
                                                                                         $622
                                                                                         ----
                                                                                         ----

     Total rent expense from January 1, 1996 through May 20, 1996 was $96,000.

                        SOLARIS DEVELOPMENT CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 10--COMMON STOCK

     Effective January 1, 1994, the Company redeemed all 1,000 shares of common stock, held by a shareholder resulting in a decrease in retained earnings of $386,228. In conjunction with this transaction, the Company incurred a note payable to the former shareholder collateralized by the redeemed stock in the amount of $386,228, of which $226,560 is outstanding as of May 20, 1996, respectively. This transaction did not result in any gain or loss for the Company.

     On January 1, 1994, the Company entered into a contract with this same former shareholder whereby the Company agreed to pay the individual a consulting fee in the amount of $300,000 payable in sixty monthly installments of $5,000.

NOTE 11--UNAUDITED PRO FORMA NET INCOME

     The following unaudited pro forma income tax information is presented in accordance with SFAS No. 109, 'Accounting for Income Taxes,' as if the Company had been a C Corporation subject to Federal and state income taxes for the period from January 1, 1996 through May 20, 1996.

                                                                                                    FOR THE PERIOD
                                                                                                    JANUARY 1, 1996
                                                                                                        THROUGH
                                                                                                     MAY 20, 1996
                                                                                                    ---------------
Net income before pro forma adjustment, per statement of income..................................        $ 114
Pro forma adjustment:
  Provision for income taxes at estimated effective rate of 40%..................................          (46)
                                                                                                        ------
Pro forma net income.............................................................................        $  68
                                                                                                        ------

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of
Solaris Development Corporation

     We have audited the accompanying consolidated balance sheets of Solaris Development Corporation as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Solaris Development Corporation as of December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Raleigh, North Carolina
February 10, 1996

                        SOLARIS DEVELOPMENT CORPORATION
                          CONSOLIDATED BALANCE SHEETS

                                                                                             DECEMBER 31,
                                                                                      --------------------------
                                                                                         1994           1995
                                                                                      -----------    -----------
                                      ASSETS
Housing inventories:
  Homes under construction (Note 2)................................................   $10,411,366    $ 7,427,620
  Land under development and improved lots.........................................     4,372,496      6,415,701
  Land options for future development and related costs............................            --        456,084
                                                                                      -----------    -----------
                                                                                       14,783,862     14,299,405
Cash...............................................................................     1,380,851        873,686
Restricted cash....................................................................       141,860        440,366
Related party accounts receivable (Note 5).........................................       122,417        163,490
Other assets, net of accumulated amortization of $12,633 and $13,652,
  respectively.....................................................................        46,347        171,528
Property and equipment:
  Automobiles......................................................................        50,204         56,590
  Computer equipment...............................................................         4,711         12,388
  Office equipment and furniture...................................................        63,690         93,265
  Model home furniture and sales displays..........................................       483,422        691,878
                                                                                      -----------    -----------
                                                                                          602,027        854,121
  Less accumulated depreciation....................................................      (234,698)      (368,801)
                                                                                      -----------    -----------
                                                                                          367,329        485,320
                                                                                      -----------    -----------
          Total assets.............................................................   $16,842,666    $16,433,795
                                                                                      -----------    -----------
                                                                                      -----------    -----------
                       LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and other liabilities.............................................   $ 3,055,595    $ 1,591,351
Line of credit (Note 4)............................................................     1,626,199      2,863,759
Notes payable (Note 3).............................................................     9,242,932      8,145,313
Customer deposits..................................................................       391,671        460,224
                                                                                      -----------    -----------
          Total Liabilities........................................................    14,316,397     13,060,647
Minority interest..................................................................     1,346,273      1,294,632
Shareholders' equity
  Common stock, no par value, 100,000 shares authorized, 3,000 shares issued and
     outstanding December 31, 1994 and 1995........................................         1,000          1,000
  Retained earnings................................................................     1,178,996      2,077,516
                                                                                      -----------    -----------
          Total shareholders' equity...............................................     1,179,996      2,078,516
Commitments (Note 8)
          Total liabilities and shareholders' equity...............................   $16,842,666    $16,433,795
                                                                                      -----------    -----------
                                                                                      -----------    -----------

                            See accompanying notes.

                        SOLARIS DEVELOPMENT CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                      --------------------------
                                                                                         1994           1995
                                                                                      -----------    -----------
Revenue:
  Residential homebuilding revenue.................................................   $33,197,542    $42,563,554
  Interest income..................................................................        16,133         36,891
                                                                                      -----------    -----------
                                                                                       33,213,675     42,600,445
Costs and expenses:
  Cost of sales....................................................................    26,258,391     33,792,304
  General and administrative.......................................................     1,763,897      2,684,718
  Selling and marketing............................................................     2,744,734      3,353,012
  Interest.........................................................................        41,923         39,623
                                                                                      -----------    -----------
                                                                                       30,808,945     39,869,657
                                                                                      -----------    -----------
Income before minority interest....................................................     2,404,730      2,730,788
Minority interest in (loss) income of subsidiaries.................................       906,672        745,457
                                                                                      -----------    -----------
Net income.........................................................................   $ 1,498,058    $ 1,985,331
                                                                                      -----------    -----------
                                                                                      -----------    -----------
Unaudited pro forma net income (Note 9)............................................                  $ 1,191,199
                                                                                                     -----------
                                                                                                     -----------

                            See accompanying notes.

                        SOLARIS DEVELOPMENT CORPORATION
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS EQUITY

                                                                                                         TOTAL
                                                                             COMMON     RETAINED     SHAREHOLDERS'
                                                                             STOCK      EARNINGS         EQUITY
                                                                             ------    ----------    --------------
Balance at December 31, 1993..............................................   $1,000    $  832,756      $  833,756
  Net income..............................................................      --      1,498,058       1,498,058
  Distributions to shareholders...........................................      --       (765,590)       (765,590)
  Redemption of common stock (Note 8).....................................      --       (386,228)       (386,228)
                                                                             ------    ----------    --------------
Balance at December 31, 1994..............................................   1,000      1,178,996       1,179,996
  Net income..............................................................      --      1,985,331       1,985,331
  Distributions to shareholders...........................................      --     (1,086,811)     (1,086,811)
                                                                             ------    ----------    --------------
Balance at December 31, 1995..............................................   $1,000    $2,077,516      $2,078,516
                                                                             ------    ----------    --------------
                                                                             ------    ----------    --------------

                            See accompanying notes.

                        SOLARIS DEVELOPMENT CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                     ----------------------------
                                                                                         1994            1995
                                                                                     ------------    ------------
OPERATING ACTIVITIES
Net income........................................................................   $  1,498,058    $  1,985,331
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
  Depreciation and amortization...................................................         82,298         155,819
  Minority interest...............................................................        906,672         745,457
  Gain on sale of asset...........................................................             --          (2,483)
  Changes in operating assets and liabilities:
     Accounts receivable from related parties.....................................        (94,879)        (41,073)
     Other assets.................................................................         15,811        (126,200)
     Land under development and improved lots.....................................     (2,685,168)     (2,499,289)
     Homes under construction.....................................................     (4,495,241)      2,983,746
     Accounts payable and other liabilities and customer deposits.................      2,942,414      (1,395,691)
     Related party payables.......................................................        (73,105)             --
                                                                                     ------------    ------------
Net cash (used in) provided by operating activities...............................     (1,903,140)      1,805,617
INVESTING ACTIVITIES
Change in restricted cash.........................................................        165,140        (298,506)
Purchases of property and equipment...............................................       (207,964)       (302,297)
Proceeds from sale of property and equipment......................................             --          25,631
                                                                                     ------------    ------------
Net cash used in investing activities.............................................        (42,824)       (575,172)
FINANCING ACTIVITIES
Payments on bank line of credit...................................................     (1,777,400)     (2,l75,6l9)
Proceeds from bank line of credit.................................................      3,403,599       3,413,179
Payments on notes payable.........................................................    (24,587,820)    (31,525,538)
Proceeds from notes payable.......................................................     26,704,477      30,427,919
Distributions to shareholders.....................................................       (765,590)     (1,086,811)
Distributions to minority interest................................................       (339,810)       (437,140)
Return of capital to minority interest............................................             --        (353,600)
                                                                                     ------------    ------------
Net cash provided by (used in) financing activities...............................      2,637,456      (1,737,610)
                                                                                     ------------    ------------
Increase (decrease) in cash.......................................................        691,492        (507,165)
Cash at beginning of period.......................................................        689,359       1,380,851
                                                                                     ------------    ------------
Cash at end of period.............................................................   $  1,380,851    $    873,686
                                                                                     ------------    ------------
                                                                                     ------------    ------------

Supplemental disclosure of cash flow information
Cash paid during the period for interest..........................................   $    647,900    $  1,058,581
                                                                                     ------------    ------------
                                                                                     ------------    ------------

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES

     Excluded from the consolidated 1994 statement of cash flows was the effect of a non-cash transaction in which the Company incurred $386,228 of notes payable to a former shareholder in conjunction with the redemption of this individual's 1,000 shares of common stock. (Note 8)

                        SOLARIS DEVELOPMENT CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1.  BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

  Business of the Company

     Solaris Development Corporation (the 'Company') was formed in 1985 for the purpose of developing land and building subdivisions featuring affordable custom built homes in the Raleigh, Durham, Chapel Hill region of North Carolina.

     The Company and its shareholders have entered into a definitive agreement with the Fortress Group pursuant to which the Company will merge with the Fortress Group (the 'Merger'). All outstanding shares of the Company will be exchanged for cash and shares of The Fortress Group's common stock concurrent with the consummation of the initial public offering of the common stock of the Fortress Group and subordinated debt.

  Basis of Presentation

     The consolidated financial statements include the accounts of the Company and joint ventures in which it was involved during the years ended December 31, 1994 and 1995. The Company owns a 50% interest in the Village Lakes joint venture and a 66% interest in the Park Village joint venture. All significant intercompany balances and transactions have been eliminated in consolidation. The Company consolidates its 50% interest in the Village Lakes joint venture since it is the managing partner of the venture. Solaris has full responsibility and complete discretion in the management and control of the business of the venture, and makes all decisions regarding the management and affairs of the venture.

     Minority interest as of December 31, 1994 and 1995 includes the 50% interest in the Village Lakes joint venture and the 34% interest in the Park Village joint venture owned by various other parties.

  Residential Home-building Revenue

     The Company is primarily engaged in the construction and sale of residential housing. Revenue is recognized at the time of the closing of a sale, when title to and possession of the property transfer to the buyer.

  Other Assets

     Other assets consist of earnest money deposits, land options, organizational costs, deferred offering costs and other deposits. The organizational costs are amortized using the straight-line method over a five year period.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed primarily using accelerated methods with useful lives ranging from five to seven years.

  Restricted Cash

     When a sales contract is signed, the Company receives a deposit from the buyer which is restricted until the transaction is closed. As of December 31, 1994 and 1995, the restricted cash held in an escrow account was $141,860 and $440,366, respectively.

  Income Taxes

     The Company has elected S Corporation status. All federal and state income tax liabilities are accordingly the responsibility of the shareholders rather than the Company and are therefore not recorded at the Company level. The Company's S Corporation status will terminate on consummation of the Merger disclosed above. See Note 9 for information regarding the pro forma income tax disclosures.

                        SOLARIS DEVELOPMENT CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Risks and Uncertainties

     As of December 31, 1995, thc Company had incurred and capitalized approximately $456,000 in costs related to a planned urban development, the future development of which is contingent upon the Company securing financing to exercise its land purchase option and obtaining appropriate infrastructure and regulatory approvals. These costs are recorded as 'land options for future development and related costs' in the accompanying balance sheet. Management expects this development project to proceed as planned. However, should financing and other contingencies not be successfully resolved, the Company would need to write-off these capitalized costs.

  Advertising Expense

     The cost of advertising is expensed as incurred. The Company incurred approximately $242,000 and $261,000 in advertising costs during 1994 and 1995, respectively.

  Reclassifications

     Certain 1994 amounts in the financial statements have been reclassified to conform with 1995 classifications. These reclassifications did not result in any changes in net income or shareholders' equity as previously reported.

2.  HOUSING INVENTORIES

     Housing inventories consist principally of homes under construction, land under development, improved lots, and land options and other costs related to future development. Inventories are stated at the lower of cost or net realizable value. In addition to direct land acquisition, land development and housing construction costs, inventory costs include interest, real estate taxes, the cost of real estate options, related legal fees, and certain administrative costs which are capitalized in inventory during the development and construction periods. All other costs are charged to expense as incurred. Net realizable value estimates are based on management's present plans and intentions of undiscounted sale prices less development and disposition costs, assuming that disposition occurs in the normal course of business.

     Homes under construction are summarized as follows:

                                                                          DECEMBER 31,
                                                                    -------------------------
                                                                       1994           1995
                                                                    -----------    ----------
Work in progress.................................................   $ 6,243,536    $4,356,776
Models...........................................................     1,725,115     1,893,560
Speculative construction.........................................     2,442,715     1,177,284
                                                                    -----------    ----------
                                                                    $10,411,366    $7,427,620
                                                                    -----------    ----------
                                                                    -----------    ----------

     Models are constructed to assist in the marketing effort of a development and speculative construction represents non-model homes either under construction or completed which are not subject to a sales contract.

                        SOLARIS DEVELOPMENT CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

3.  NOTES PAYABLE AND CONSTRUCTION LOANS

     Notes payable and construction and development loans consist of the following:

                                                                           DECEMBER 31,
                                                                     ------------------------
                                                                        1994          1995
                                                                     ----------    ----------
Construction and development loans payable:
  Notes payable to financial institution collateralized by a deed of trust on real property with interest at prime plus 1%
     (Prime was 8.65% at December 31, 1995). Interest and
     principal are due on demand..................................   $5,160,054    $1,513,737
  Notes payable to bank, collateralized by a deed of trust on real property and personal guarantees by the shareholders of the
     Company with interest at prime plus 3/4% (Prime was 8.65% at
     December 31, 1995). Interest and principal are due on
     demand.......................................................    1,743,560     2,068,096
  Notes payable to bank, collateralized by a deed of trust on real property and personal guarantees by the shareholders of the
     Company with interest at prime plus 1% (Prime was 8.65% at
     December 31, 1995). Interest and principal are due on
     demand.......................................................    1,695,350     3,910,096
  Notes payable to bank, collateralized by a deed of trust on real property and personal guarantees by the shareholders of the
     Company with interest at prime plus 1/2% (Prime was 8.65% at
     December 31, 1995). Interest and principal are due on
     demand.......................................................           --       224,390
Other notes payable:
  Notes payable to former shareholder, collateralized by a 25%
     equity interest in the Company with interest at 6%, due in
     quarterly installments of $22,496 through January 1999.......      317,898       245,376
  Other notes payable.............................................      326,070       183,618
                                                                     ----------    ----------
                                                                     $9,242,932    $8,145,313
                                                                     ----------    ----------
                                                                     ----------    ----------

     Principal maturities of the above indebtedness during the years immediately following December 31, 1995 are as follows:

1996..................................................................   $7,876,500
1997..................................................................      113,428
1998..................................................................      118,463
1999..................................................................       35,767
2000..................................................................        1,155
                                                                         ----------
                                                                         $8,145,313
                                                                         ----------
                                                                         ----------

     The Company incurred interest costs of approximately $647,900 in 1994 and $1,058,581 in 1995. Of these amounts approximately $77,000 and $171,503 were capitalized to land under development and improved lots and approximately $529,200 and $847,455 were capitalized to homes under construction for the years ended December 31, 1994 and 1995, respectively.

                        SOLARIS DEVELOPMENT CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

4.  LINE OF CREDIT

     During 1994, the Company obtained a $4 million revolving line of credit from a bank for land development in the Park Village Subdivision. This line of credit extends through the completion of the development of the entire tract, and bears interest at a rate of the bank's prime rate plus 3/4%. Interest is payable monthly. Under this line of credit, the Company had outstanding at December 31, 1994 and 1995, borrowings of $1,626,199 and $1,537,964, respectively. The line of credit is collateralized by first and second deeds of trust on the land, guarantees of the Company, and limited personal guarantees of the individual owners in the joint venture.

     During 1995, the Company obtained two additional lines of credit for $2 million and $2.1 million from banks for land development in the Preston Oaks and Lake Ridge Subdivisions. The lines of credit extend through the completion of the development of these subdivisions. The Preston Oaks line bears interest at prime plus 1/2% and the Lake Ridge line bears interest at prime plus 3/4%. Under these lines of credit, the Company had outstanding at December 31, 1995, borrowings of $693,700 and $632,095 for the Preston Oaks and Lake Ridge Subdivisions, respectively. The lines of credit are collateralized by deeds of trust on the land and personal guarantees by the shareholders of the Company.

5.  RELATED PARTY TRANSACTIONS

     The Company conducts transactions with companies affiliated through investments in joint ventures. The Company records these related party transactions through its due to/due from accounts, which have been eliminated in consolidation.

     As of December 31, 1994 and 1995, accounts receivable from related parties were $122,417 and $163,490, respectively. Of this amount, $107,512 and $93,312 at December 31, 1994 and 1995, respectively, was due from a partner in one of the Company's joint ventures. The remainder of the 1995 balance of approximately $70,000 is due from an affiliated company for reimbursement of expenses incurred by the Company on their behalf. These receivables represent verbal agreements between the entities and are payable on demand.

     The Company entered into an office lease agreement with an affiliated company on November 1, 1995. Rent expense related to this agreement was approximately $13,000 for the year ended December 31, 1995.

6.  401(K) PLAN

     The Company participates in a 401(k) plan under which employees can, after one half year of service, contribute a percentage of their gross salary up to a maximum of $9,240 for 1994 and $9,500 for 1995. The Company made matching contributions totaling $30,827 and $29,786 to the Plan during the years ended December 31, 1994 and 1995, respectively. The Company did not incur any plan administrative expenses during 1994 or 1995, as these expenses were offset against forfeitures.

7.  LEASES

     The Company rents its facilities and certain office equipment under operating leases. Future minimum lease payments under the leases, which have remaining terms in excess of one year, are as follows:

1996....................................................................   $161,776
1997....................................................................    133,532
1998....................................................................    108,515
1999....................................................................    102,507
2000....................................................................     80,008
                                                                           --------
                                                                           $586,338
                                                                           --------
                                                                           --------

                        SOLARIS DEVELOPMENT CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7.  LEASES--(CONTINUED)
     Total rent expense for years ended December 31, 1994 and 1995 was $96,901 and $148,444, respectively.

8.  REDEMPTION OF COMMON STOCK

     Effective January 1, 1994, the Company redeemed all 1,000 shares of common stock, held by a shareholder resulting in a decrease in retained earnings of $386,228. In conjunction with this transaction, the Company incurred a note payable to the former shareholder collateralized by the redeemed stock in the amount of $386,228, of which $317,898, and $245,376 is outstanding as of December 31, 1994 and 1995, respectively. This transaction did not result in any gain or loss for the Company.

     On January 1, 1994, the Company entered into a contract with this same former shareholder whereby the Company agreed to pay the individual a consulting fee in the amount of $300,000 payable in sixty monthly installments of $5,000.

9.  UNAUDITED PRO FORMA NET INCOME

     The following unaudited pro forma income tax information is presented in accordance with Statement of Financial Accounting Standard No. 109 (SFAS 109) as if the Company had been a C Corporation subject to federal and state income taxes for the year ended December 31, 1995.

                                                     Year ended
                                                    December 31,
                                                        1995
                                                    ------------

     Earnings before pro forma adjustments, per
       statement of income.........................  $1,985,331
     Pro forma adjustment:
       Provision for income taxes at estimated
         effective rate of 40%.....................     794,132
                                                     ----------
     Pro forma net income..........................  $1,191,199
                                                     ==========

                            THE FORTRESS GROUP, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                        SPECIAL MEETING OF STOCKHOLDERS

                                 MARCH 6, 1998

     James J. Martell, Jr. and J. Marshall Coleman, and each of them, are hereby authorized to represent and vote the stock of the undersigned at the Special Meeting of Stockholders to be held March 6, 1998, at 8:00 a.m., local time, at the offices of The Fortress Group, Inc., 1650 Tysons Boulevard, Suite 600, McLean, Virginia 22102 and at any adjournments thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 ON THE REVERSE SIDE HEREOF.

                                ------------------------------------------------
                                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                                       PROMPTLY IN THE ENCLOSED ENVELOPE.
                                ------------------------------------------------

                                     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON
                                THIS PROXY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.

                                                                                                      FOR       AGAINST
1.  Proposal to approve certain investment transactions involving the purchase by an affiliate        / /         / /
    of Lazard Freres Real Estate Investors, LLC of up to $100,000,000 of the Company's newly issued convertible securities and amendments to the Company's certificate of incorporation which, among other things, would increase the Company's authorized common stock and would require the affirmative vote of more than 81% of the Company's board of directors or executive committee for the Company to engage in certain significant actions or transactions.

2.  Proposal to authorize an increase in the common stock subject to the Company's 1996 Stock         / /         / /
    Incentive Plan.

3.  In their discretion, the proxies are authorized to vote upon any other matter that may            / /         / /
    properly come before the meeting.

                                                                                                  WITHHOLD
1.  Proposal to approve certain investment transactions involving the purchase by an affiliate       / /
    of Lazard Freres Real Estate Investors, LLC of up to $100,000,000 of the Company's newly issued convertible securities and amendments to the Company's certificate of incorporation which, among other things, would increase the Company's authorized common stock and would require the affirmative vote of more than 81% of the Company's board of directors or executive committee for the Company to engage in certain significant actions or transactions.
2.  Proposal to authorize an increase in the common stock subject to the Company's 1996 Stock        / /
    Incentive Plan.
3.  In their discretion, the proxies are authorized to vote upon any other matter that may           / /
    properly come before the meeting.

The undersigned hereby acknowledges receipt of the notice of said Special Meeting of Stockholders and the proxy statement relating thereto.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such stock, and hereby ratifies and confirms all that said attorneys and proxies, or other substitutes, may do by virtue hereof. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all the powers of said attorneys and proxies.

The signature of shareholder should correspond exactly with the name stenciled hereon. Joint owners should sign individually. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

--------------------------------------------------------------------------------
SHAREHOLDER SIGN HERE        DATE                  CO-OWNER SIGN HERE       DATE